Exhibit 10.3

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

among

TWIN EAGLE RESOURCE MANAGEMENT, LLC and TWIN EAGLE RESOURCE MANAGEMENT CANADA, LLC,
as Borrowers, and
The Several Lenders
from time to time Parties Hereto, and
MUFG BANK, LTD.,
as Administrative Agent and as Collateral Agent,

MUFG BANK, LTD., COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, ING CAPITAL LLC, WELLS FARGO SECURITIES, LLC, NATIXIS, NEW YORK BRANCH and SOCIÉTÉ GÉNÉRALE,
as Joint Lead Arrangers and Joint Bookrunners,

BANK OF CHINA, NEW YORK BRANCH and INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,
as Co-Documentation Agents,

and

THE OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO

Dated as of May 16, 2025

THIS AGREEMENT PROVIDES FOR AN UNCOMMITTED TRANCHE. ALL ADVANCES AND ISSUANCES OF LETTERS OF CREDIT
UNDER SUCH UNCOMMITTED TRANCHE ARE DISCRETIONARY
ON THE PART OF THE LENDERS IN THEIR SOLE AND ABSOLUTE DISCRETION.

TABLE OF CONTENTS

SECTION 1    DEFINITIONS
1.1    Defined Terms    7
1.2    Other Definitional Provisions    89
1.3    Rounding    90
1.4    Exchange Rates; Currency Equivalents    90
1.5    Interest Rates    91
1.6    Classification    91
1.7    Letter of Credit Amounts    91

SECTION 2    AMOUNT AND TERMS OF THE LOANS, COMMITMENTS AND UNCOMMITTED TRANCHE PORTIONS
2.1    Revolving Credit Loans    92
2.2    Daylight Overdraft Loans    93
2.3    Swing Line Loans    93
2.4    Procedure for Borrowing    95
2.5    Refunding of Swing Line Loans    97
2.6    Refunding of Daylight Overdraft Loans    100
2.7    Commitment Fees    101

SECTION 3    LETTERS OF CREDIT
3.1    Letters of Credit    101
3.2    Procedure for Issuance and Amendments of Letters of Credit    102
3.3    General Terms of Letters of Credit    104
3.4    Fees, Commissions and Other Charges    108
3.5    L/C Participations    108
3.6    Reimbursement Obligations of the Borrowers    110
3.7    Obligations Absolute    111
3.8    Role of the Issuing Lenders    112
3.9    Letter of Credit Request    112
3.10    Issuing Lender Resignation    112

SECTION 4    GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT
4.1    Termination, Reduction or Increase of the Facility    113
4.2    Interest Rates and Payment Dates.    117
4.3    Conversion and Continuation Options    118
4.4    Minimum Amounts of Tranches; Maximum Number of Tranches    119
4.5    Repayment of Loans; Evidence of Debt    119
4.6    Optional Prepayments    120
4.7    Mandatory Prepayments    121
4.8    Computation of Interest and Fees    123
4.9    Pro Rata Treatment and Payments    124
4.10    Requirements of Law    125

4.11    Taxes    127
4.12    Lending Offices    130
4.13    Credit Utilization Reporting    130
4.14    Indemnity    130
4.15    Inability to Determine Interest Rate    131
4.16    Illegality    131
4.17    Replacement of Lenders    131
4.18    Defaulting Lender    133
4.19    Benchmark Replacement Setting    135
4.20    Election of Approving Lenders to Continue Funding    136

SECTION 5    REPRESENTATIONS AND WARRANTIES
5.1    Financial Condition    138
5.2    No Change    138
5.3    Existence; Compliance with Law    138
5.4    Power; Authorization; Enforceable Obligations    138
5.5    No Legal Bar    139
5.6    No Material Litigation    139
5.7    No Default    139
5.8    Ownership of Property; Liens    139
5.9    Intellectual Property    140
5.10    No Burdensome Restrictions    140
5.11    Taxes    140
5.12    Federal Regulations    140
5.13    ERISA    140
5.14    Investment Company Act; Other Regulations    141
5.15    Subsidiaries    141
5.16    Security Documents    141
5.17    Accuracy and Completeness of Information    142
5.18    Labor Relations.    142
5.19    Insurance    142
5.20    Solvency    143
5.21    Use of Letters of Credit and Proceeds of Loans    143
5.22    Environmental Matters    144
5.23    AML Laws; Anti-Corruption Laws and Sanctions    145
5.24    Beneficial Ownership Certification    145
5.25    EEA Financial Institution    145

SECTION 6    CONDITIONS PRECEDENT
6.1    Conditions to Closing Date    145
6.2    Conditions to Each Credit Extension    149

SECTION 7    AFFIRMATIVE COVENANTS
7.1    Financial Statements    150
7.2    Certificates; Other Information    151

7.3    Payment of Obligations    152
7.4    Conduct of Business and Maintenance of Existence    153
7.5    Maintenance of Property; Insurance    153
7.6    Inspection of Property; Books and Records; Discussions    153
7.7    Notices    153
7.8    Environmental Laws    155
7.9    Periodic Review of Borrowing Base Assets    155
7.10    Risk Management Policy    155
7.11    Collections of Accounts Receivable    155
7.12    Taxes    156
7.13    Additional Collateral; Closing Date Collateral    156
7.14    Use of Proceeds    158
7.15    Cash Management    158
7.16    Post-Closing Covenant    158

SECTION 8    NEGATIVE COVENANTS
8.1    Financial Condition Covenants    159
8.2    Limitation on Indebtedness    159
8.3    Limitation on Liens    160
8.4    Limitation on Fundamental Changes    161
8.5    Restricted Payments    162
8.6    Limitation on Sale of Assets    162
8.7    Limitation on Capital Expenditures    163
8.8    Limitation on Investments, Loans and Advances    163
8.9    Limitation on Optional Payments and Modifications of Documents        164
8.10    Limitation on Transactions with Affiliates    164
8.11    Accounting Changes    164
8.12    Limitation on Negative Pledge Clauses    164
8.13    Limitation on Lines of Business    165
8.14    Governing Documents    166
8.15    Limitation on Modification of Risk Management Policy; Adherence with Risk Management Policy    166
8.16    (Reserved)    166
8.17    (Reserved)    166
8.18    Use of Proceeds    166

SECTION 9    EVENTS OF DEFAULT
9.1    Events of Default    166
9.2    Right to Cure    169
9.3    Application of Proceeds    170
9.4    Credit Bidding; Single Action Rule    170

SECTION 10    THE AGENTS
10.1    Appointment and Authority    171
10.2    Delegation of Duties    172

10.3    Exculpatory Provisions    172
10.4    Reliance by Agents    173
10.5    Notice of Default    173
10.6    Non-Reliance on Agents and Other Lenders    174
10.7    Indemnification    174
10.8    Agent in Its Individual Capacity    175
10.9    Resignation of Administrative Agent    175
10.10    Collateral and Guarantee Matters    176
10.11    The Joint Lead Arrangers; the Co-Documentation Agents; the Joint Bookrunners    177
10.12    Collateral Sharing Provisions    177
10.13    Quebec Security    177
10.14    Administrative Agent May File Proofs of Claim    178
10.15    Certain ERISA Matters    178
10.16    Erroneous Payments    179

SECTION 11    MISCELLANEOUS
11.1    Amendments and Waivers    181
11.2    Notices    183
11.3    No Waiver; Cumulative Remedies    186
11.4    Survival of Representations and Warranties    186
11.5    Release of Collateral and Guarantee Obligations    186
11.6    Payment of Expenses and Taxes; Indemnity    188
11.7    Successors and Assigns; Participations and Assignments    189
11.8    Adjustments; Set-off    192
11.9    Counterparts    193
11.10    Severability    193
11.11    Integration    193
11.12    Governing Law; Jurisdiction    193
11.13    Acknowledgements    194
11.14    WAIVERS OF JURY TRIAL    194
11.15    Confidentiality    194
11.16    Specified Laws    196
11.17    Joinder        196
11.18    Filing Authorization    196
11.19    The Borrowers’ Agent        196
11.20    Joint and Several Liability    196
11.21    Contribution and Indemnification among the Borrowers; Subordination    197
11.22    Express Waivers by Borrowers in Respect of Cross Guaranties and Cross Collateralization    198
11.23    Limitation on Obligations of Borrowers    199
11.24    Effect of Amendment and Restatement    199
11.25    Keepwell    199
11.26    Acknowledgment and Consent to Bail-In of Affected Financial Institutions    200
11.27    Judgment Currency    200
11.28    Service of Process; Appointment of Agent for Service of Process    201

11.29    DISCRETIONARY FACILITY    201
11.30    Acknowledgement Regarding Any Supported QFCs    201

SCHEDULES

Schedule 1.0        Lenders, Commitments, Uncommitted Tranche Portions, and Applicable Lending Offices
Schedule 1.1(A)    Tier 1 Counterparty Credit Exposure Limits [Omitted.]
Schedule 1.1 (B)    Tier 2 Counterparty Credit Exposure Limits [Omitted.]
Schedule 1.1 (C)    Tier 3 Counterparty Credit Exposure Limits [Omitted.]
Schedule 1.1(D)    Approved Inventory Location [Omitted.]
Schedule 1.1(E)    Independent Entity Schedule [Omitted.]
Schedule 1.1(F)    Eligible Foreign Counterparties [Omitted.]
Schedule 1.1(G)    Additional Permitted Jurisdiction Eligibility Criteria [Omitted.]
Schedule 1.1(H)    Maximum Qualified Counterparty Swap Amounts [Omitted.]
Schedule 1.1(I)    Additional Foreign Eligible Overcollateralized Asset Eligibility Criteria [Omitted.]
Schedule 1.1(J)    (Reserved)
Schedule 1.1(K)    Issuance Caps [Omitted.]
Schedule 1.1(L)    Swing Line Caps [Omitted.]
Schedule 2.2(A)    Wire Instructions for Revolving Credit Loans and Swing Line Loans [Omitted.]
Schedule 2.2(B)    Bank Account for Daylight Overdraft Loans [Omitted.]
Schedule 5.4        Consents and Authorizations [Omitted.]
Schedule 5.9        Intellectual Property [Omitted.]
Schedule 5.15        Subsidiaries [Omitted.]
Schedule 5.16        Filing Jurisdictions [Omitted.]
Schedule 5.19        Insurance [Omitted.]
Schedule 5.22        Environmental Matters [Omitted.]
Schedule 7.16        Post-Closing Covenant [Omitted.]
Schedule 8.2        Existing Indebtedness [Omitted.]
Schedule 8.3        Existing Liens [Omitted.]
Schedule 8.8        Investments [Omitted.]

EXHIBITS [Omitted.]

Exhibit A-1    Form of Committed Revolving Credit Note
Exhibit A-2    Form of Uncommitted Revolving Credit Note
Exhibit A-3    Form of Committed Swing Line Note
Exhibit A-4    Form of Uncommitted Swing Line Note
Exhibit A-5    Form of Daylight Overdraft Note
Exhibit B-1    Form of U.S. Security Agreement
Exhibit B-2    Form of Canadian Security Agreement
Exhibit C    Form of Pledge Agreement
Exhibit D    Form of Section 4.11 Certificate
Exhibit E    Form of Secretary’s Certificate
Exhibit F    Form of Assignment and Acceptance
Exhibit G    Form of Borrowing Base Report
Exhibit H    Form of Subordination Agreement
Exhibit I    Form of Intercompany Subordination Agreement
Exhibit J    (Reserved)
Exhibit K    Form of Declining Lender Notice
Exhibit L    (Reserved)
Exhibit M    Form of Position, Exposure and Marked-to-Market Report
Exhibit N    Form of Guarantee
Exhibit O    Form of Compliance Certificate
Exhibit P    Form of Increase and New Lender Agreement
Exhibit Q    Form of Perfection Certificate
Exhibit R    (Reserved)
Exhibit S    Form of Qualified Counterparty Joinder
Exhibit T    Form of REC Inventory Worksheet
Exhibit U    Form of Additional Account Party Authorization

ANNEXES [Omitted.]

Annex I-A    Form of Borrowing Notice
Annex I-B    Form of Letter of Credit Request
Annex II    Form of Continuation/Conversion Notice
Annex III    Form of Notice of Prepayment
Annex IV    Form of Credit Utilization Summary
Annex V    Form of Maximum Amount Election Notice

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 16, 2025, among TWIN EAGLE RESOURCE MANAGEMENT, LLC, a limited liability company organized under the Laws of Delaware (“TERM”) and TWIN EAGLE RESOURCE MANAGEMENT CANADA, LLC, a limited liability company organized under the laws of Texas (“TERM Canada”, together with TERM, each, a “Borrower” and collectively, the “Borrowers”), MUFG BANK, LTD. (“MUFG”), as administrative agent (together with any successor administrative agent appointed pursuant to Section 10.9, in such capacity the “Administrative Agent”), as collateral agent (together with any successor collateral agent appointed pursuant to Section 10.9, in such capacity the “Collateral Agent”), and each other bank or financial institution party from time to time to this Agreement in the capacity as a lender (collectively, the “Lenders”).
RECITALS
WHEREAS, the Borrowers are party to that certain Fourth Amended and Restated Credit Agreement, dated as of May 23, 2023 (as amended, restated, amended and restated, supplemented, extended or restated, or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrowers, the several lenders from time to time parties thereto, MUFG, as administrative agent and collateral agent, pursuant to which the Lenders and the Issuing Lenders (each as defined in the Existing Credit Agreement, and as used herein, the “Existing Lenders” and “Existing Issuing Lenders”, respectively) have made Loans available to the Borrowers (the “Existing Loans”) and issued Letters of Credit for the account of the Borrowers (the “Existing Letters of Credit”) for certain purposes as set forth therein;

WHEREAS, the Borrowers have requested that the Existing Lenders and the Existing Issuing Lenders amend and restate the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement) to make such other modifications as are set forth below and in the Loan Documents (as defined below), and the Existing Lenders and the Existing Issuing Lenders are willing to agree to such amendment and restatement, in each case on the terms and subject to the conditions of this Agreement; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree that the Existing Credit Agreement is hereby amended and restated as follows:

SECTION 1.    DEFINITIONS
1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Acceptable Investment Grade Credit Enhancement”: (i) a letter of credit issued by a bank which is Investment Grade and which letter of credit does not terminate earlier than twenty (20) days after the date of the most recent calculation of the Borrowing Base; provided, that, unless otherwise agreed by the Administrative Agent, with respect to each letter of credit described in this clause (i), the applicable Borrowing Base Party shall have (A) assigned the proceeds of such letter of credit to the Collateral Agent, (B) caused the issuing bank of such letter of credit to consent to such assignment and (C) such letter of credit shall be advised by the Collateral Agent, or (ii) a guarantee, credit default swap, credit insurance or other customary credit support, in each case, provided by any Person who is Investment Grade.
“Accommodation Back-Up Credit”: as defined in Section 3.3(k).
“Accommodation Credit”: as defined in Section 3.3(k).
“Accommodation Credit Issuer”: as defined in Section 3.3(k).
“Account”: as defined in Section 9-102 of the New York Uniform Commercial Code.
“Account Control Agreements”: with respect to any Deposit Account, Commodity Account or Securities Account of a Grantor, an account control agreement in form and substance reasonably acceptable to the applicable Grantor and the Collateral Agent.
“Account Debtor”: a Person who is obligated to a Borrowing Base Party under an Account Receivable or Exchange Receivable of such Borrowing Base Party.
“Account Receivable”: an Account or Payment Intangible of a Borrowing Base Party.
“Accounting Standards”: (i) at all times from the Closing Date until the IFRS Effective Date (if any), GAAP and (ii) from and after the IFRS Effective Date (if any), IFRS. For purposes of this definition, the term “IFRS Effective Date” shall mean the date (if any) on which the Required Lenders provide approval of the Loan Parties’ proposed change in Accounting Standards from GAAP to IFRS following delivery of notice thereof in accordance with Section 7.7(m).
“Actual Knowledge”: when applied to any Loan Party, the actual knowledge of a Responsible Person of such Loan Party; “Actually Known” or other similar terms shall have correlative meanings.
“Additional Account Party”: as defined in Section 3.1(a).
“Additional Account Party Authorization”: as defined in Section 3.3(l)(i).
“Additional Account Party Letter of Credit”: a Letter of Credit issued in whole or in part to support the payment of obligations of an Additional Account Party in accordance with Section 3.3(l). For the avoidance of doubt, the term “Additional Account Party Letter of Credit” shall include any Project Letter of Credit that is issued in whole or in part to support the payment obligations of an Additional Account Party.

“Additional Account Party Letter of Credit Limit”: as defined in Section 3.3(l)(ix).
“Adjusted Consolidated Tangible Net Worth”: as of any date of determination, the Consolidated Tangible Net Worth of the Loan Parties minus an amount, not less than zero, equal to the sum of (i) the aggregate Marked-to-Market Value, without duplication, of all Forward Contracts of the Loan Parties, plus (ii) any reserves associated with the Forward Contracts described in the preceding clause (i).
“Adjusted Term SOFR”: for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Adjusted Total Uncommitted Tranche Portion”: as of any date, the sum of the Total Uncommitted Tranche Portion plus the aggregate sum of all then outstanding Uncommitted Extensions of Credit of all Declining Lenders as of such date.
“Adjusted Uncommitted Tranche Percentage”: with respect to any Uncommitted Lender as of any date, the Uncommitted Tranche Percentage of such Uncommitted Lender adjusted for the aggregate Uncommitted Extensions of Credit of all Declining Lenders as of such date, if any, as determined below:
(a)    prior to the first Conversion to Approving Lenders Date, with respect to any Uncommitted Lender as of any date, such Uncommitted Lender’s Uncommitted Tranche Percentage as of such date,
(b)    thereafter: (i) for the purpose of determining such Uncommitted Lender’s percentage with respect to any Uncommitted Swing Line Loan as of such date, such Uncommitted Lender’s Uncommitted Tranche Percentage (as determined at the time such Uncommitted Swing Line Loan was made and as may be adjusted pursuant to an Assignment and Acceptance); (ii) for the purpose of determining such Uncommitted Lender’s percentage with respect to any then outstanding Uncommitted Revolving Credit Loan as of such date, the percentage equivalent of the quotient (rounded to the ninth decimal place) obtained by dividing the aggregate principal amount of such Uncommitted Lender’s then outstanding portion of such Uncommitted Revolving Credit Loan by the aggregate principal amount of such Uncommitted Revolving Credit Loan; (iii) for the purpose of determining such Uncommitted Lender’s percentage with respect to any then outstanding Uncommitted L/C Obligations as of such date, the percentage equivalent of the quotient (rounded to the ninth decimal place) obtained by dividing the principal or face amount of such Uncommitted Lender’s participation in such Uncommitted Letters of Credit or Uncommitted L/C Obligations, as applicable, by the aggregate principal or face amount of such Uncommitted Letters of Credit or Uncommitted L/C Obligations, as applicable (in each case, determined as of the date the applicable Uncommitted Letter of Credit was issued or made); provided, that with respect to any Uncommitted Letters of Credit or Uncommitted L/C Obligations for which such Uncommitted Lender is the Uncommitted Issuing Lender, such Uncommitted Lender’s participation in such Uncommitted Letters of Credit or Uncommitted L/C Obligations shall be deemed to be the maximum available amount under the applicable Uncommitted Letters of Credit as of such date minus the aggregate sum of the participation amounts in such Uncommitted Letters of Credit or Uncommitted L/C Obligations of all other Uncommitted Lenders as of the close of business on the date immediately prior to the determination date; (iv) and for the purpose of determining such Uncommitted Lender’s percentage for purposes of Section 10.7 as of such date, the percentage equivalent of the quotient (rounded to the ninth decimal place) obtained by dividing such Uncommitted Lender’s Uncommitted Extensions of Credit by the Total Uncommitted Extensions of Credit (or, if no Uncommitted Extensions of Credit are then outstanding, such Uncommitted Lender’s Uncommitted Tranche Percentage).
“Administrative Agent”: as defined in the introductory paragraph of this Agreement.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate”: as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person (including, with its correlative meanings, “controlled by” and “under common control with”) means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or, if such Person is not a corporation, similar governing Persons) of such Person or (b) direct or cause the direction of the general management and policies of such Person, whether by contract or otherwise.
“Affiliate Creditor”: as of any date of determination, with respect to any Affiliate Pair, each entity, if any, with a negative Qualified Counterparty Swap Amount.
“Affiliate Debtor”: as of any date of determination, with respect to any Affiliate Pair, each entity, if any, with a positive Qualified Counterparty Swap Amount.
“Affiliate Pair”: any two affiliated Qualified Counterparties that are separate legal entities.
“Affiliate Pair Netting Lien”: any perfected pledge by any Loan Party in favor of an Affiliate Creditor of general intangibles or receivables due from such Affiliate Creditor’s Affiliate Debtor pursuant to Commodity OTC Agreements and/or Financial Hedging Agreements between such Borrower and such Affiliate Debtor securing only obligations owed to such Affiliate Creditor by any Borrower under Commodity OTC Agreements and/or Financial Hedging Agreements.
“Agents”: the Administrative Agent and the Collateral Agent, and “Agent” means each of them, as the context requires.
“Agent-Related Person”: as defined in Section 10.3(a).
“Aggregate Eligible Foreign Long Term In the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount, not to be less than zero, equal to the aggregate Marked-to-Market Value After Applicable Netting of all Eligible Foreign Forward Contracts and Eligible Additional Foreign Forward Contracts of the Borrowing Base Parties with a positive value to the extent of obligations thereunder with a final cash or physical settlement that is during the period exceeding twenty-four (24) months but no greater than thirty-six (36) months after such Borrowing Base Date.
“Aggregate Eligible Foreign Medium Term In the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount, not to be less than zero, equal to the aggregate Marked-to-Market Value After Applicable Netting of all Eligible Foreign Forward Contracts and Eligible Additional Foreign Forward Contracts of the Borrowing Base Parties with a positive value to the extent of obligations thereunder with a final cash or physical settlement that is during the period exceeding twelve (12) months but no greater than twenty-four (24) months after such Borrowing Base Date.
“Aggregate Eligible Foreign Short Term In the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount, not to be less than zero, equal to the aggregate Marked-to-Market Value After Applicable Netting of all Eligible Foreign Forward Contracts and Eligible Additional Foreign Forward Contracts of the Borrowing Base Parties with a positive value to the extent of obligations thereunder with a final cash or physical settlement that is during the period ending twelve (12) months after such Borrowing Base Date.
“Aggregate Eligible U.S. and Specified Foreign Long Term In the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount, not to be less than zero, equal to the aggregate Marked-to-Market Value After Applicable Netting of all Eligible U.S. Forward Contracts, Eligible Additional U.S. Forward Contracts, Eligible Specified Foreign Forward Contracts and Eligible Additional Specified Foreign Forward Contracts of the Borrowing Base Parties with a positive value to the extent of obligations thereunder with a final cash or physical settlement that is during the period exceeding twenty-four (24) months but no greater than thirty-six (36) months after such Borrowing Base Date.
“Aggregate Eligible U.S. and Specified Foreign Medium Term In the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount, not to be less than zero, equal to the aggregate Marked-to-Market Value After Applicable Netting of all Eligible U.S. Forward Contracts, Eligible Additional U.S. Forward Contracts, Eligible Specified Foreign Forward Contracts and Eligible Additional Specified Foreign Forward Contracts of the Borrowing Base Parties with a positive value to the extent of obligations thereunder with a final cash or physical settlement that is during the period exceeding twelve (12) months but no greater than twenty-four (24) months after such Borrowing Base Date.
“Aggregate Eligible U.S. and Specified Foreign Short Term In the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount, not to be less than zero, equal to the aggregate Marked-to-Market Value After Applicable Netting of all Eligible U.S. Forward Contracts, Eligible Additional U.S. Forward Contracts, Eligible Specified Foreign Forward Contracts and Eligible Additional Specified Foreign Forward Contracts of the Borrowing Base Parties with a positive value to the extent of obligations thereunder with a final cash or physical settlement that is during the period ending twelve (12) months after such Borrowing Base Date.
“Aggregate Foreign Long Term Out of the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount equal to the absolute value of the aggregate Marked-to-Market Value After Applicable Netting of all Foreign Forward Contracts of the Loan Parties with a negative value to the extent of obligations thereunder with a final cash or physical settlement that is during the period exceeding twenty-four (24) months but no greater than thirty-six (36) months after such Borrowing Base Date.
“Aggregate Foreign Medium Term Out of the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount equal to the absolute value of the aggregate Marked-to-Market Value After Applicable Netting of all Foreign Forward Contracts of the Loan Parties with a negative value to the extent of obligations thereunder with a final cash or physical settlement that is during the period exceeding twelve (12) months but no greater than twenty-four (24) months after such Borrowing Base Date.
“Aggregate Foreign Residual Out of the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount equal to the absolute value of the aggregate Marked-to-Market Value After Applicable Netting of all Foreign Forward Contracts of the Loan Parties with a negative value to the extent of obligations thereunder with a final cash or physical settlement that is during the period exceeding thirty-six (36) months after such Borrowing Base Date.
“Aggregate Foreign Short Term Out of the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount equal to the absolute value of the aggregate Marked-to-Market Value After Applicable Netting of all Foreign Forward Contracts of the Loan Parties with a negative value to the extent of obligations thereunder with a final cash or physical settlement that is during the period ending twelve (12) months after such Borrowing Base Date.
“Aggregate In the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount, not to be less than zero, equal to the aggregate Marked-to-Market Value of all Forward Contracts of the Borrowing Base Parties with such Forward Contract Counterparty with a positive value, minus, the absolute value of the aggregate Marked-to-Market Value of all Forward Contracts of the Borrowing Base Parties with such Forward Contract Counterparty with a negative value.
“Aggregate U.S. and Specified Foreign Long Term Out of the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount equal to the absolute value of the aggregate Marked-to-Market Value After Applicable Netting of all U.S. Forward Contracts and Specified Foreign Forward Contracts of the Loan Parties with a negative value to the extent of obligations thereunder with a final cash or physical settlement that is during the period exceeding twenty-four (24) months but no greater than thirty-six (36) months after such Borrowing Base Date.

“Aggregate U.S. and Specified Foreign Medium Term Out of the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount equal to the absolute value of the aggregate Marked-to-Market Value After Applicable Netting of all U.S. Forward Contracts and Specified Foreign Forward Contracts of the Loan Parties with a negative value to the extent of obligations thereunder with a final cash or physical settlement that is during the period exceeding twelve (12) months but no greater than twenty-four (24) months after such Borrowing Base Date.
“Aggregate U.S. and Specified Foreign Residual Out of the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount equal to the absolute value of the aggregate Marked-to-Market Value After Applicable Netting of all U.S. Forward Contracts and Specified Foreign Forward Contracts of the Loan Parties with a negative value to the extent of obligations thereunder with a final cash or physical settlement that is during the period exceeding thirty-six (36) months after such Borrowing Base Date.
“Aggregate U.S. and Specified Foreign Short Term Out of the Money Forward Contract Amount”: as of any Borrowing Base Date, with respect to the Borrowing Base Parties and any Forward Contract Counterparty, an amount equal to the absolute value of the aggregate Marked-to-Market Value After Applicable Netting of all U.S. Forward Contracts and Specified Foreign Forward Contracts of the Loan Parties with a negative value to the extent of obligations thereunder with a final cash or physical settlement that is during the period ending twelve (12) months after such Borrowing Base Date.
“Agreement”: this Fifth Amended and Restated Credit Agreement as amended, supplemented and otherwise modified from time to time.
“Agreement Currency” : as defined in Section 11.27.
“AML Laws”: all Laws applicable to any Lender, any Loan Party or any of any Loan Party’s Subsidiaries from time to time concerning or relating to anti-money laundering.
“Anti-Corruption Laws”: all Laws applicable to any Loan Party or any Loan Party’s Subsidiaries from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the UK Bribery Act 2010.
“Applicable L/C Fee Rate”: on any date with respect to (a) any Trade Letter of Credit (other than any Long Term Trade Letter of Credit), a rate per annum equal to 1.25% and (b) all other Letters of Credit, a rate per annum equal to 1.375%.
“Applicable Lender”: at any time, (a) with respect to the Committed Tranche, a Committed Lender that has a Commitment, a Committed Revolving Credit Loan or a participation interest in a Committed Letter of Credit, Committed Swing Line Loan or Daylight Overdraft Loan at such time, and (b) with respect to the Uncommitted Tranche, an Uncommitted Lender that has an Uncommitted Tranche Portion, an Uncommitted Revolving Credit Loan or a participation interest in an Uncommitted Letter of Credit or Uncommitted Swing Line Loan at such time.

“Applicable Lending Office”: for each Lender and for each Type and Currency of Loan and/or participation in any Reimbursement Obligation, the lending office of such Lender designated on Schedule 1.0 (or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto) for such Type and Currency of Loan and/or participation in any Reimbursement Obligation (or any other lending office from time to time notified to the Administrative Agent by such Lender) as the office at which its Loans and/or participation in any Reimbursement Obligation of such Type and Currency are to be made and maintained. Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement and such Loan shall be deemed to have been made by such Lender for all purposes under the Loan Documents.
“Applicable Limit”: at any time, in connection with any applicable Extension of Credit, the following:
(a)    with respect to Daylight Overdraft Loans, the requirement that the aggregate principal amount of Daylight Overdraft Loans outstanding at such time does not exceed the Daylight Overdraft Loan Limit;
(b)    with respect to Swing Line Loans, the requirement that the aggregate principal amount of Swing Line Loans outstanding at such time does not exceed the Swing Line Loan Limit;
(c)    with respect to Special Purpose Letters of Credit, the requirement that the aggregate amount, without duplication, of L/C Obligations with respect to Special Purpose Letters of Credit outstanding at such time does not exceed the Special Purpose Letter of Credit Limit;
(d)    with respect to Long Term Trade Letters of Credit, the requirement that the aggregate amount, without duplication, of L/C Obligations with respect to Long Term Trade Letters of Credit outstanding at such time does not exceed the Long Term Trade Letter of Credit Limit;
(e)    with respect to Multi-purpose Letters of Credit, the requirement that the aggregate amount, without duplication, of L/C Obligations with respect to Multi-purpose Letters of Credit outstanding at such time does not exceed the Multi-purpose Letter of Credit Limit;
(f)    with respect to Performance Letters of Credit, the requirement that the aggregate amount, without duplication, of L/C Obligations with respect to Performance Letters of Credit outstanding at such time does not exceed the Performance Letter of Credit Limit;
(g)    with respect to Mexican Letters of Credit, the requirement that the U.S. Dollar Equivalent of the face amount of all Mexican Letters of Credit, together with the U.S. Dollar Equivalent of the sum of the then outstanding L/C Obligations in respect of Mexican Letters of Credit, may not at any time exceed the Mexican Letter of Credit Limit;

(h)    with respect to Project Bid Letters of Credit, the requirement that the aggregate amount, without duplication, of L/C Obligations with respect to Project Bid Letters of Credit outstanding at such time does not exceed the Project Bid Letter of Credit Limit;
(i)    with respect to Contracted Bid Letters of Credit, the requirement that the aggregate amount, without duplication, of L/C Obligations with respect to Contracted Bid Letters of Credit outstanding at such time does not exceed the Contracted Bid Letter of Credit Limit;
(j)    with respect to Project Letters of Credit, the requirement that the aggregate amount, without duplication, of L/C Obligations with respect to Project Letters of Credit outstanding at such time does not exceed the Project Letter of Credit Limit; and
(k)    with respect to Additional Account Party Letters of Credit (excluding Additional Account Party Letters of Credit that are also Project Letters of Credit), the requirement that the aggregate amount, without duplication, of L/C Obligations with respect to such Additional Account Party Letters of Credit outstanding at such time does not exceed the Additional Account Party Letter of Credit Limit.
For the avoidance of doubt, an Extension of Credit may be subject to one or more of the above limits at the same time.
“Applicable Margin”: on any date with respect to any (i) Term SOFR Loans or Cost of Funds Loans, a rate per annum equal to 1.75% and (ii) Base Rate Loans, a rate per annum equal to 0.75%.
“Applicable Termination Date”: with respect to the Committed Tranche, the Committed Tranche Termination Date and with respect to the Uncommitted Tranche, the Uncommitted Tranche Termination Date, as the context requires.
“Approved Accounts Receivable Discounting Program”: any Accounts Receivable discounting program offered by a Receivables Purchaser, at times and upon terms and conditions specified in the documentation related to said program, that meets the following conditions:
(a)    such Receivables Purchaser has agreed pursuant to such program to purchase no less than a 75% undivided percentage interest (except for adjustments from a provisional invoice to a final invoice where the undivided interest purchased in the provisional invoice was no less than 75%, but such undivided interest in the final invoice after adjustment is less than 75%) in certain unpaid Accounts Receivable from any Loan Party by concurrent tender of the purchase price thereof in cash;
(b)    such Receivables Purchaser has irrevocably agreed to deposit the purchase price for such Accounts Receivable into a Controlled Account;
(c)    such program (including any financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to such Loan Party;
(d)    such program shall not contain any recourse to such Loan Party other than recourse customary in an Accounts Receivable discounting program for (i) breaches of representations, warranties, covenants or agreements, (ii) the bankruptcy or insolvency of such Loan Party, (iii) other objections to payment based on the relationship between the receivables obligor and the applicable Loan Party, (iv) sanctions by any Governmental Authority or seizures or legal actions by creditors of such Loan Party or (v) the failure of a guarantor of an Account Receivable subject to such program to perform its obligations under the guaranty thereof, other than by reason of such guarantor’s bankruptcy or insolvency;
(e)    (i) if such program is entered into with a Lender, such Lender is not a Defaulting Lender at the time of entrance into such program and (ii) if such program is entered into with an Affiliate of a Lender, such Lender is not a Defaulting Lender at the time of entrance into such program;
(f)    at the time of, and after giving effect to, the sale of any Account Receivable pursuant to such program (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrowers shall be in compliance with the covenants set forth in Section 8.1 calculated on a pro forma basis and (iii) the Total Extensions of Credit shall not exceed the Borrowing Base on a pro forma basis; and
(g)    such Loan Party shall not have selected the Accounts Receivable for inclusion in such program in a manner so as to materially and adversely affect the Secured Parties; provided, that the aggregate face amount outstanding of Accounts Receivable subject to Approved Accounts Receivable Discounting Programs shall not be in excess of 20% of the Maximum Amount then in effect.
“Approved Fund”: (a) with respect to any Lender, any Bank CLO of such Lender, and (b) with respect to any Lender that is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate or Subsidiary of such investment advisor.
“Approved Inventory Location”: any pipeline, third-party carrier or storage facility that (a) has been notified of, and has been requested to acknowledge, the Collateral Agent’s Perfected First Lien on the inventory owned by any Borrowing Base Party located in or at such pipeline, third-party carrier or storage facility, substantially in the form of Annex E to the U.S. Security Agreement, or pursuant to another notice having substantially the same effect, (b) with respect to any natural gas inventory, is a facility or location regulated by (i) the FERC, (ii) the United States Department of Energy or (iii) other similar Canadian or Mexican federal or provincial or United States federal or state governmental administration acceptable to the Administrative Agent in its sole discretion and (c)(i) has been approved as of the Closing Date and set forth on Schedule 1.1(D) as an Approved Inventory Location or (ii) been approved by the Administrative Agent, in its sole discretion, in writing, from time to time after the Closing Date. Schedule 1.1 (D) shall be deemed amended to include such Approved Inventory Locations without further action immediately upon the Administrative Agent’s approval.
“Approved Projects”: each capital project that the Administrative Agent may approve from time to time in its sole discretion.
“Approving Lender”: as defined in Section 4.20(a).

“Assignee”: as defined in Section 11.7(c).
“Assignment and Acceptance”: as defined in Section 11.7(c).
“Assignment of Claims Act”: the Federal Assignment of Claims Act of 1940 as amended from time to time (31 U.S.C. §3727 et seq.) and any similar foreign, state or local laws, together with all rules, regulations or interpretations related thereto.
“Auto-Renewal Letter of Credit”: as defined in Section 3.3(c).“Availability Certification”: as defined in Section 6.2(e).
“Available Commitment”: as to any Committed Lender at any time, an amount equal to the excess, if any, of (i) the amount of such Committed Lender’s Commitment at such time over (ii) such Committed Lender’s Committed Extensions of Credit outstanding at such time.
“Available Contribution Basket Amount”: as of any date, an amount equal to the sum, without duplication, of: (i) the net cash proceeds from any sale or issuance of Capital Stock or receipt of any capital contribution by a Loan Party after the Closing Date (other than net cash proceeds received by a Loan Party from such sale or issuance of Capital Stock by such Loan Party to a Loan Party or a capital contribution made to a Loan Party by a Loan Party), minus (ii) the cumulative amount of the Available Contribution Basket Amount used by a Loan Party pursuant to Section 8.7(b) or Section 8.8(j).
“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.19(d).
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank CLO”: as to any Lender, any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate or Subsidiary of such Lender.
“Base Rate”: for any day, the rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds

Rate in effect on such day plus ½ of 1% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.50%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective as of the opening of business on the day such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR becomes effective, respectively. Notwithstanding the foregoing, if the Base Rate as so determined shall ever be less than the Floor, then the Base Rate shall be deemed to be the Floor.
“Base Rate Loans”: Loans the rate of interest of which is based upon a Base Rate.
“Base Rate Term SOFR Determination Day”: as defined in the definition of “Term SOFR” in this Section 1.1.
“Benchmark”: initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.19(a).
“Benchmark Replacement”: with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for United States Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for United States Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date”: the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date”: in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period”: the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.19 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.19.
“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefited Lender”: as defined in Section 11.8(a).
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Board of Directors”: with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the sole member, the sole manager or the board of managers of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Borrower”: as defined in the introductory paragraph of this Agreement.
“Borrowers’ Agent”: as defined in Section 11.19(a).

“Borrowing Base”: on any date, solely with respect to the assets of the Borrowing Base Parties:
(i)    100% of Eligible Cash and Cash Equivalents; plus
(ii)    90% of Eligible Net Liquidity in Futures Accounts; plus
(iii)    90% of Eligible Tier 1 Accounts Receivable; plus
(iv)    85% of Eligible Unbilled Tier 1 Accounts Receivable; plus
(v)    85% of Eligible Tier 2 Accounts Receivable; plus
(vi)    90% of Eligible Hedged Inventory; plus
(vii)    85% of Eligible Add-Back for Unused Trade Letters of Credit; plus
(viii)    80% of Eligible Unbilled Tier 2 Accounts Receivable; plus
(ix)    80% of Eligible Tier 3 Accounts Receivable; plus
(x)    65% of Eligible Unbilled Tier 3 Accounts Receivable; plus
(xi)    80% of Eligible Exchange Receivables; plus
(xii)    80% of Eligible Unhedged Inventory; plus
(xiii)    70% of Eligible Overcollateralized Assets; plus
(xiv)    70% of Eligible Hedged Line Fill/Tank Bottom Inventory; plus
(xv)    65% of Eligible Unhedged Line Fill/Tank Bottom Inventory; plus
(xvi)    50% of Eligible Environmental Products; plus
(xvii)    80% of Eligible Add-Back for Unused Multi-purpose Letters of Credit; plus
(xviii)    80% of Eligible Add-Back for Unused Performance Letters of Credit; plus
(xix)    80% of Eligible U.S. and Specified Foreign Short Term Unrealized Forward Gains; plus
(xx)    75% of Eligible U.S. and Specified Foreign Medium Term Unrealized Forward Gains; plus
(xxi)    65% of Eligible U.S. and Specified Foreign Long Term Unrealized Forward Gains; plus
(xxii)    75% of Eligible Foreign Short Term Unrealized Forward Gains; plus
(xxiii)    70% of Eligible Foreign Medium Term Unrealized Forward Gains; plus
(xxiv)    60% of Eligible Foreign Long Term Unrealized Forward Gains; plus
(xxv)    90% of Eligible Add-Back for Unused Margin Letters of Credit; plus
(xxvi)    50% of Eligible Net REC Inventory; less

(xxvii)    100% of the First Purchaser Lien Amount; less
(xxviii)    100% of tax liabilities, including Excise Taxes; less
(xxix)    115% of the Swap Amounts due to Qualified Counterparties; less
(xxx)    100% of the Overcollateralization Amount; less
(xxxi)    100% of the Negative Net Liquidity in Futures Accounts.
Any amounts described in categories (i) through (xxxi) above which may fall into more than one of such categories shall be counted only once under the category with the highest applicable advance rate percentage, when making the calculation under this definition. In calculating the Borrowing Base, the following adjustments shall be made:
(A)    (x) in no event shall the value of that portion of the Borrowing Base described in clauses (v), (viii), (ix) and (x) above exceed 25.0% of the Borrowing Base then in effect; and (y) in no event shall the value of the portions of the Borrowing Base described in clauses (ix) and (x) exceed, in the aggregate, 5.0% of the Borrowing Base then in effect;
(B)    in no event shall that portion of the Borrowing Base described in clauses (xix) - (xxiv) above exceed, in the aggregate, 30.0% of the Borrowing Base then in effect; provided that (1) such cap shall be increased to 32.5% of the Borrowing Base then in effect if (a) at least 55% (as calculated on a post-advance rate basis) of such portion are Eligible U.S. and Specified Foreign Short Term Unrealized Forward Gains and/or Eligible Foreign Short Term Unrealized Forward Gains and (b) no more than 40% of all Unrealized Forward Gains as of the applicable Borrowing Base Date are from electricity-related Forward Contracts to the extent of obligations thereunder with a final cash or physical settlement that is no greater than thirty-six (36) months after such date; provided that, in no event shall such portion, that is in excess of 30.0% of the Borrowing Base, exceed 15% of all Unrealized Forward Gains as of the applicable Borrowing Base Date that are from Forward Contracts to the extent of obligations thereunder with a final cash or physical settlement date that is greater than thirty-six (36) months after such date, (2) in no event shall such portion attributable to Eligible Additional Forward Contracts that are not Eligible Forward Contracts exceed, in the aggregate, 7.5% of the Borrowing Base then in effect at any time; (3) in no event shall such portion attributable to Storage/Transportation Contracts that (a) would fail to satisfy paragraph (j) of the definition of “Eligible Additional Forward Contract” or paragraph (i) of the definition of “Eligible Forward Contract”, as applicable (as if such paragraph applied to such Storage/Transportation Contracts) and (b) permit the obligations thereunder of a party thereto to be closed-out, liquidated or otherwise terminated, either automatically or by a party thereto, without providing the defaulting party not less than thirty (30) days to cure any default, termination event or other similar event thereunder, exceed, in the aggregate, 7.5% of the Borrowing Base then in effect at any time; and (4) in no event shall such portion described solely in clauses (xxii), (xxiii) and (xxiv) exceed, in the aggregate, 15% of the Borrowing Base then in effect at any time;
(C)    any category of the Borrowing Base shall be calculated taking into account any elimination and reduction related to any potential contra, offset, set off, counterclaim, dispute, defense, claim, trade or any other payables, accrued liabilities or obligations of the Loan Parties with the applicable counterparty including, without limitation, amounts payable to such counterparty, to such asset category without duplication; provided, that:
(1) the value of any Aggregate U.S. and Specified Foreign Short Term Out of the Money Forward Contract Amount applicable to such counterparty shall be applied to reduce (until, in each case, zero) the value of assets included in the Borrowing Base with respect to such counterparty in the following order:
(a)    first, from Eligible U.S. and Specified Foreign Short Term Unrealized Forward Gains,
(b)    second, from Eligible Foreign Short Term Unrealized Forward Gains,
(c)    third, from Eligible U.S. and Specified Foreign Medium Term Unrealized Forward Gains,
(d)    fourth, from Eligible Foreign Medium Term Unrealized Forward Gains,
(e)    fifth, from Eligible U.S. and Specified Foreign Long Term Unrealized Forward Gains,
(f)    sixth, from Eligible Foreign Long Term Unrealized Forward Gains, and
(g)    seventh, to the extent any such amount remains outstanding, to the value attributable to such counterparty in respect of other asset categories in the order of the category with the highest advance rate to the category with the lowest advance rate;
(2)    the value of any Aggregate U.S. and Specified Foreign Medium Term Out of the Money Forward Contract Amount applicable to such counterparty shall be applied to reduce (until, in each case, zero) the value of assets included in the Borrowing Base with respect to such counterparty in the following order:
(a)    first, from Eligible U.S. and Specified Foreign Medium Term Unrealized Forward Gains,
(b)    second, from Eligible Foreign Medium Term Unrealized Forward Gains,
(c)    third, from Eligible U.S. and Specified Foreign Short Term Unrealized Forward Gains,
(d)    fourth, from Eligible Foreign Short Term Unrealized Forward Gains,
(e)    fifth, from Eligible U.S. and Specified Foreign Long Term Unrealized Forward Gains,
(f)    sixth, from Eligible Foreign Long Term Unrealized Forward Gains, and
(g)    seventh, to the extent any such amount remains outstanding, to the value attributable to such counterparty in respect of other asset categories in the order of the category with the highest advance rate to the category with the lowest advance rate;

(3)    the value of any Aggregate U.S. and Specified Foreign Long Term Out of the Money Forward Contract Amount applicable to such counterparty shall be applied to reduce (until, in each case, zero) the value of assets included in the Borrowing Base with respect to such counterparty in the following order:
(a)    first, from Eligible U.S. and Specified Foreign Long Term Unrealized Forward Gains,
(b)    second, from Eligible Foreign Long Term Unrealized Forward Gains,
(c)    third, from Eligible U.S. and Specified Foreign Short Term Unrealized Forward Gains,
(d)    fourth, from Eligible Foreign Short Term Unrealized Forward Gains,
(e)    fifth, from Eligible U.S. and Specified Foreign Medium Term Unrealized Forward Gains,
(f)    sixth, from Eligible Foreign Medium Term Unrealized Forward Gains, and
(g)    seventh, to the extent any such amount remains outstanding, to the value attributable to such counterparty in respect of other asset categories in the order of the category with the highest advance rate to the category with the lowest advance rate;
(4)    the value of any Aggregate U.S. and Specified Foreign Residual Out of the Money Forward Contract Amount applicable to such counterparty shall be applied to reduce (until, in each case, zero) the value of assets included in the Borrowing Base with respect to such counterparty in the following order:
(a)    first, from Eligible U.S. and Specified Foreign Short Term Unrealized Forward Gains,
(b)    second, from Eligible Foreign Short Term Unrealized Forward Gains,
(c)    third, from Eligible U.S. and Specified Foreign Medium Term Unrealized Forward Gains,
(d)    fourth, from Eligible Foreign Medium Term Unrealized Forward Gains,
(e)    fifth, from Eligible U.S. and Specified Foreign Long Term Unrealized Forward Gains,
(f)    sixth, from Eligible Foreign Long Term Unrealized Forward Gains, and
(g)    seventh, to the extent any such amount remains outstanding, to the value attributable to such counterparty in respect of other asset categories in the order of the category with the highest advance rate to the category with the lowest advance rate;
(5)    the value of any Aggregate Foreign Short Term Out of the Money Forward Contract Amount applicable to such counterparty shall be applied to reduce (until, in each case, zero) the value of assets included in the Borrowing Base with respect to such counterparty in the following order:

(a)    first, from Eligible Foreign Short Term Unrealized Forward Gains,
(b)    second, from Eligible U.S. and Specified Foreign Short Term Unrealized Forward Gains,
(c)    third, from Eligible Foreign Medium Term Unrealized Forward Gains,
(d)    fourth, from Eligible U.S. and Specified Foreign Medium Term Unrealized Forward Gains,
(e)    fifth, from Eligible Foreign Long Term Unrealized Forward Gains,
(f)    sixth, from Eligible U.S. and Specified Foreign Long Term Unrealized Forward Gains, and
(g)    seventh, to the extent any such amount remains outstanding, to the value attributable to such counterparty in respect of other asset categories in the order of the category with the highest advance rate to the category with the lowest advance rate;
(6)    the value of any Aggregate Foreign Medium Term Out of the Money Forward Contract Amount applicable to such counterparty shall be applied to reduce (until, in each case, zero) the value of assets included in the Borrowing Base with respect to such counterparty in the following order:
(a)    first, from Eligible Foreign Medium Term Unrealized Forward Gains,
(b)    second, from Eligible U.S. and Specified Foreign Medium Term Unrealized Forward Gains,
(c)    third, from Eligible Foreign Short Term Unrealized Forward Gains,
(d)    fourth, from Eligible U.S. and Specified Foreign Short Term Unrealized Forward Gains,
(e)    fifth, from Eligible Foreign Long Term Unrealized Forward Gains,
(f)    sixth, from Eligible U.S. and Specified Foreign Long Term Unrealized Forward Gains, and
(g)    seventh, to the extent any such amount remains outstanding, to the value attributable to such counterparty in respect of other asset categories in the order of the category with the highest advance rate to the category with the lowest advance rate;
(7)    the value of any Aggregate Foreign Long Term Out of the Money Forward Contract Amount applicable to such counterparty shall be applied to reduce (until, in each case, zero) the value of assets included in the Borrowing Base with respect to such counterparty in the following order:
(a)    first, from Eligible Foreign Long Term Unrealized Forward Gains,
(b)    second, from Eligible U.S. and Specified Foreign Long Term Unrealized Forward Gains,

(c)    third, from Eligible Foreign Short Term Unrealized Forward Gains,
(d)    fourth, from Eligible U.S. and Specified Foreign Short Term Unrealized Forward Gains,
(e)    fifth, from Eligible Foreign Medium Term Unrealized Forward Gains,
(f)    sixth, from Eligible U.S. and Specified Foreign Medium Term Unrealized Forward Gains, and
(g)    seventh, to the extent any such amount remains outstanding, to the value attributable to such counterparty in respect of other asset categories in the order of the category with the highest advance rate to the category with the lowest advance rate;
(8)    the value of any Aggregate Foreign Residual Out of the Money Forward Contract Amount applicable to such counterparty shall be applied to reduce (until, in each case, zero) the value of assets included in the Borrowing Base with respect to such counterparty in the following order:
(a)    first, from Eligible Foreign Short Term Unrealized Forward Gains,
(b)    second, from Eligible U.S. and Specified Foreign Short Term Unrealized Forward Gains,
(c)    third, from Eligible Foreign Medium Term Unrealized Forward Gains,
(d)    fourth, from Eligible U.S. and Specified Foreign Medium Term Unrealized Forward Gains,
(e)    fifth, from Eligible Foreign Long Term Unrealized Forward Gains,
(f)    sixth, from Eligible U.S. and Specified Foreign Long Term Unrealized Forward Gains, and
(g)    seventh, to the extent any such amount remains outstanding, to the value attributable to such counterparty in respect of other asset categories in the order of the category with the highest advance rate to the category with the lowest advance rate; and
(9)    any other such amounts with respect to such counterparty shall be applied to the value attributable to such counterparty in respect of the asset categories in the Borrowing Base in the order of the category with the highest advance rate to the category with the lowest advance rate; provided, further, that for purposes of this clause (C), any reference to a counterparty shall include all Subsidiaries and Affiliates of such counterparty which affiliation is known by the Loan Parties, except for a counterparty that holds itself out as an independent credit and separate legal entity with respect to its Subsidiaries and Affiliates and is listed on the Independent Entity Schedule;
(D)    the Administrative Agent may, in its reasonable discretion, determine that one or more assets described in clauses (ii) - (v), (viii) - (xi) and (xix) – (xxiv) does not meet the eligibility requirements for inclusion in the Borrowing Base, and any such assets shall not be included in the Borrowing Base;

(E)    notwithstanding anything herein to the contrary, no asset shall be eligible in whole or in part for inclusion in the Borrowing Base to the extent such asset is in violation of the Risk Management Policy;
(F)    at no time shall the portion of the Borrowing Base attributable to Fee-Based Receivables included in the Borrowing Base exceed $10,000,000;
(G)    (reserved);
(H)    at no time shall that portion of the Borrowing Base described in clauses (xiv) and (xv) above exceed, in the aggregate, $50,000,000 at any time;
(I)    at no time shall that portion of the Borrowing Base described in clause (xvi) above exceed 5.0% of the Borrowing Base then in effect;
(J)    at no time shall that portion of the Borrowing Base described in clauses (xvii) and (xviii) above exceed, in the aggregate, 10.0% of the Borrowing Base then in effect;
(K)    the calculation of the value of the assets described in clauses (vi), (xii), (xiv) and (xv) shall be reduced by storage and pipeline demand charges for the 60-day period following the applicable Borrowing Base Date not secured by a letter of credit or other form of collateral acceptable to the Administrative Agent; and
(L)    the amount of the Borrowing Base at any time shall be the amount of the Borrowing Base, as of the applicable Borrowing Base Date;
(M)    in no event shall that portion of the Borrowing Base described in clauses (xxi) and (xxiv) above exceed, in the aggregate, 10.0% of the Borrowing Base then in effect;
(N)    at no time shall that portion of the Borrowing Base described in clause (xxvi) above exceed, in the aggregate, the lesser of (I) 10.0% of the Borrowing Base then in effect and (II) $25,000,000;
(O)    at no time shall that portion of the Borrowing Base described in clause (xiii) above exceed, in the aggregate, the lesser of (x) $15,000,000 or (y) 5.0% of the Borrowing Base then in effect;
(P)    at no time shall that portion of the Borrowing Base described in clauses (vii), (xvii), (xviii) and (xxv) include any Additional Account Party Letters of Credit;
(Q)    at no time shall that portion of the Borrowing Base described in clause (xii) above exceed 15.0% of the Borrowing Base then in effect; and
(R)    in no event shall the portion of the Borrowing Base described in clauses (xvi) and (xxvi) above include any assets constituting or relating to RECs or any other Environmental Product in respect of which a Governmental Authority purporting to have jurisdiction over a Lender has made or issued a Law or directive (whether or not having the force of law) that, in the reasonable determination of such Lender, has made it unlawful, illegal or prohibited for such Lender to make, maintain or fund Extensions of Credit secured by such RECs or other Environmental Product, to the extent such Lender has provided written notice thereof to the Borrowers’ Agent, through the Administrative Agent.

“Borrowing Base Availability”: at any time, the excess of, at such time, (a) the lesser of (x) the Borrowing Base and (y) the Total Commitments plus the Total Uncommitted Tranche Portions over (b) the Total Extensions of Credit at such time.
“Borrowing Base Date”: the most recent of (i) the date as of which the Borrowers’ Agent has based the Borrowing Base Report most recently delivered by the Borrowers’ Agent pursuant to Section 7.2(c) or (ii) the date of the most recently received Availability Certification delivered by the Borrowers’ Agent pursuant to Section 6.2(e).
“Borrowing Base Party”: any Borrower and any other Loan Party which is a Guarantor and a Grantor.
“Borrowing Base Reconciliation Date”: as defined in Section 4.7(a)(i).
“Borrowing Base Report”: a report certified by a Responsible Person of the Borrowers’ Agent, substantially in the form of Exhibit G, with appropriate insertions and schedules, showing the Borrowing Base, as of the date set forth therein and the basis on which it was calculated, together with the following detailed supporting information:
(i)    for Eligible Cash and Cash Equivalents and Eligible Net Liquidity in Futures Accounts, copies of summary account statements issued by the bank, brokerage and futures accounts where such assets are held, as of the applicable Borrowing Base Date, and for Eligible Net Liquidity in Futures Accounts, additional statements for each commodities futures account that account for any (x) discounted face value of any U.S. Treasury Securities held in such account that are zero coupon securities issued by the United States of America and (y) unearned interest on such U.S. Treasury Securities;
(ii)    a schedule of each Eligible Tier 1 Accounts Receivable, Eligible Tier 2 Accounts Receivable, Eligible Tier 3 Accounts Receivable, Eligible Unbilled Tier 1 Accounts Receivable, Eligible Unbilled Tier 2 Accounts Receivable, Eligible Unbilled Tier 3 Accounts Receivable, Eligible U.S. and Specified Foreign Short Term Unrealized Forward Gains, Eligible U.S. and Specified Foreign Medium Term Unrealized Forward Gains, Eligible U.S. and Specified Foreign Long Term Unrealized Forward Gains, Eligible Foreign Short Term Unrealized Forward Gains, Eligible Foreign Medium Term Unrealized Forward Gains and Eligible Foreign Long Term Unrealized Forward Gains, in each case, listing the amount, the Currency, the counterparty, the time outstanding, the time past due, if applicable, the contra account balance thereof and, if applicable, the marked-to-market net-off calculation resulting from any elimination or reduction required thereto pursuant to the terms hereof, all margin monies received and/or paid and the details of any related letters of credit;
(iii)    for Eligible Inventory and Eligible Line Fill/Tank Bottom Inventory, (x) a schedule of (A) inventory locations and (B) Market Value and inventory volumes by location and type of Eligible Commodity, net of exchange payable offset, (y) a listing of all new inventory storage locations where Eligible Inventory has been located since the date of the most recent Borrowing Base Report and (z) inventory volume as per either third party volume reconciliations, if available, or, if not, per the Borrowers’ records;

(iv)    a schedule of Eligible Exchange Receivables, which shall present the net amount of Eligible Exchange Receivables for each counterparty, together with the contra account balance thereof and, if applicable, the marked-to-market net-off calculation resulting from any elimination or reduction required thereto pursuant to the terms hereof;
(v)    with respect to Eligible Foreign Forward Contracts and Eligible Additional Foreign Forward Contracts, a summary list of the jurisdictions of governing Law for such Forward Contracts so included in Eligible Foreign Short Term Unrealized Forward Gains, Eligible Foreign Medium Term Unrealized Forward Gains or Eligible Foreign Long Term Unrealized Forward Gains;
(vi)    for Eligible Add-Back for Unused Trade Letters of Credit, Eligible Add-Back for Unused Multi-purpose Letters of Credit, and Eligible Add-Back for Unused Performance Letters of Credit, (i) a schedule listing each Letter of Credit giving rise to Eligible Add-Back for Unused Trade Letters of Credit, Eligible Add-Back for Unused Multi-purpose Letters of Credit, and Eligible Add-Back for Unused Performance Letters of Credit, as the case may be, together with the name of the applicant, the expiration date of the related Letter of Credit and the face value thereof (or, if applicable, the maximum value of such Letter of Credit after giving effect to any tolerance included therein, and the amount of such tolerance) and (ii) a calculation supporting the value of physical volume delivered and the liability owed by the Loan Parties to the beneficiary of the Letter of Credit in connection herewith versus each Letter of Credit issuance amount and (iii) a calculation, by type (mark-to-market loss, exchange payables, tariff liabilities, etc.), supporting the value of any other liabilities owed by the Loan Parties to the beneficiary of the Letter of Credit versus each Letter of Credit issuance amount;
(vii)    a schedule of the First Purchaser Lien Amount, setting forth the holder of each First Purchaser Lien and the aggregate First Purchaser Lien Amount of such holder;
(viii)    a schedule showing the Excise Tax liability report for the Loan Parties;
(ix)    a schedule of each Commodity OTC Agreement and Financial Hedging Agreement listed by counterparty, together with the Marked-to-Market Value of such Commodity OTC Agreements and Financial Hedging Agreement;
(x)    for the Overcollateralization Amounts, a schedule listing by counterparty of the amount and type of cash collateral posted by such counterparty, and the application of such cash collateral to Accounts Receivable and Exchange Receivables of the Loan Parties;
(xi)    a schedule of each Financial Hedging Agreement listed by counterparty, together with the Marked-to-Market Value of each Financial Hedging Agreement;
(xii)    for Eligible Net REC Inventory, a schedule substantially in the form of Exhibit T hereto or a schedule in a form otherwise acceptable to the Administrative Agent;
(xiii)    a summary report showing the total amount outstanding under each type of Extension of Credit;

(xiv)    a summary report showing the Accounts Receivable released pursuant to Section 11.5(d) since the date of the last Borrowing Base Report, listing the counterparty, the tenor, the amount and the Borrowing Base classification (if any) of the Accounts Receivable so released;
(xv)    for the Eligible Overcollateralized Assets, a schedule listing by counterparty of the amount and type of cash collateral posted by the applicable Borrowing Base Party to such counterparty and any obligations of the Borrowing Base Parties to such counterparty that could be offset against such cash collateral; and
(xvi)    a summary report showing exposure and related collateral under each Permitted Prepayment Financing Bilateral Facility.
“Borrowing Date”: any Business Day specified (i) in a Borrowing Notice as a date on which a Loan requested by any Borrower is to be made or (ii) in a Letter of Credit Request as a date on which a Letter of Credit requested by any Borrower is to be issued, amended or renewed.
“Borrowing Notice”: as defined in Section 2.4(a).
“Brokerage Account Deducts”: amounts in a Commodity Account which are subject to a Permitted Borrowing Base Lien or any customary lien of an Eligible Broker in connection with any indebtedness of a Loan Party to the broker maintaining such account (including, but not limited to, any right of such broker to close out open positions of such Loan Party without prior demand for additional margin and without prior notice).
“Business”: as defined in Section 5.22(b).
“Business Day”: any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close; provided, that solely for purposes of (x) Section 2.4(a), Section 2.5(a), Section 2.6(a), Section 3.6(b) and clause (i) of the definition of Borrowing Date, in each case, solely with respect to Revolving Credit Loans, and (y) Section 3.5(e), the term “Business Day” shall not include any day on which banking institutions in Toronto are authorized or required by Law to close.
“Canadian Dollars”: dollars in the lawful currency of Canada.
“Canadian Security Agreement”: the Fourth Amended and Restated Canadian Security Agreement to be executed and delivered on the Closing Date by TERM Canada and such other Loan Parties as may be required hereunder, substantially in the form of Exhibit B-2.
“Capital Expenditures”: for any period with respect to any Person, all expenditures made by such Person during such period that, in accordance with the Accounting Standards, should be classified as a capital expenditure.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, all membership interests in a limited liability company, all partnership interests in a limited partnership, or any and all similar ownership interests in a Person (other than a corporation, limited liability company or limited partnership) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateral”: with respect to any Letter of Credit, cash or deposit account balances denominated in the Currency of such Letter of Credit that have been pledged to the Collateral Agent for the ratable benefit of the Secured Parties to secure repayment of obligations with respect to such Letters of Credit.
“Cash Collateralize”: to deposit in a Controlled Account or to pledge and deposit with or deliver to the Collateral Agent, for the ratable benefit of the Secured Parties, Cash Collateral as collateral for the Obligations in an amount equal to 105% of the undrawn face amount of such Letter of Credit plus unpaid fees associated with such Letter of Credit (including any letter of credit commissions) then due and payable or to be owed with respect to such Letter of Credit for the period from the time such Cash Collateral is deposited as collateral until the expiration date of such Letter of Credit, pursuant to documentation reasonably satisfactory to the Collateral Agent. With respect to any Accommodation Credit, “Cash Collateralize” shall mean to pledge and deposit with or deliver to the applicable issuer of the related Accommodation Back-Up Credit cash or deposit account balances denominated in the Currency in which such Accommodation Credit was issued in an amount equal to 105% of the undrawn face amount of such Accommodation Credit plus unpaid fees associated with such Accommodation Credit (including any letter of credit commissions) then due and payable or to be owed with respect to such Accommodation Credit for the period from the time such Cash Collateral is deposited as collateral until the expiration date of such Accommodation Credit, pursuant to documentation reasonably satisfactory to the issuer of such Accommodation Credit.
“Cash Equivalents”: (a) securities with maturities of twelve (12) months or less from the date of acquisition or acceptance which are issued or fully guaranteed or insured by the United States, or any agency or instrumentality thereof, (b) bankers’ acceptances, certificates of deposit and time deposits with maturities of nine (9) months or less from the date of acquisition and overnight bank deposits, in each case, of any Lender or of any international or national commercial bank with commercial paper rated, on the day of such purchase, at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s, (c) commercial paper, variable rate or auction rate securities, or any other short-term, liquid investment having ratings, on the date of purchase, of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and that matures or resets not more than nine (9) months after the date of acquisition, (d) obligations of any U.S. state or a division, public instrumentality or taxing authority thereof, having on the date of purchase a rating of at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s, and (e) investments in money market funds, mutual funds or other pooled investment vehicles acceptable to the Administrative Agent in its sole discretion the assets of which are comprised solely of securities of the types described in clauses (a), (b), (c) or (d) above.
“Cash Management Account”: a Deposit Account or a Securities Account of any Loan Party maintained with any Cash Management Bank.
“Cash Management Bank”: MUFG Bank, Ltd., or any other bank from time to time designated by the Borrowers’ Agent as a bank at which any Loan Party or any of its Restricted Subsidiaries maintains any Deposit Accounts, Securities Accounts or Commodity Accounts and which is acceptable to the Administrative Agent.

“Change of Control”: the occurrence of any of the following events: (a) Five Point shall cease to own and control, of record and beneficially, directly or indirectly, at least 45.0% of the outstanding Capital Stock of Twin Holdings free and clear of all Liens or shall cease to own at least 50.1% of the total voting power of Voting Stock of Twin Holdings (determined on a fully diluted basis), measured by voting power rather than number of shares, (b) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 or any successor provisions thereto) of persons, excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the total voting power of the Voting Stock of Twin Holdings (determined on a fully diluted basis), measured by voting power rather than number of shares, (c) Twin Holdings shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of TERM free and clear of all Liens, other than Permitted Liens or (d) TERM shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of each other Loan Party, free and clear of all Liens, other than Permitted Liens.
“Change of Control Affiliate”: as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition and the definitions of “Permitted Investors” and “Five Point”, “control” of a Person (including, with its correlative meanings, “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the general management and policies of such Person, whether by contract or otherwise.
“Chapter 11 Debtor”: an Account Debtor, a Forward Contract Counterparty or an Overcollateralized Asset Holder that is a debtor under Chapter 11 of the United States Bankruptcy Code or other similar bankruptcy law.
“Class”: when used in reference to (a) any Loan, refers to whether such Loan is a Committed Revolving Credit Loan, Uncommitted Revolving Credit Loan, Committed Swing Line Loan, Uncommitted Swing Line Loan or Daylight Overdraft Loan and (b) any Letter of Credit, refers to whether such Letter of Credit is a Committed Letter of Credit or Uncommitted Letter of Credit.
“Closing Date”: the date on which the conditions precedent set forth in Section 6.1 shall be satisfied or waived.
“Co-Documentation Agents”: Bank of China, New York Branch and Industrial and Commercial Bank of China Limited, New York Branch.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Collateral”: all property and interests in property of the Borrowers and the other Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
“Collateral Agent”: as defined in the introductory paragraph of this Agreement.

“Commitment”: at any date, as to any Committed Lender, the obligation of such Committed Lender to make Committed Revolving Credit Loans to the Borrowers pursuant to Section 2.1 and to participate in Committed Swing Line Loans, Daylight Overdraft Loans and Committed Letters of Credit in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Committed Lender’s name on Schedule 1.0 under the caption “Commitment” or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as such amount may be changed from time to time in accordance with the terms of this Agreement. As of the Closing Date, the aggregate amount of the Commitments is $700,000,000.
“Commitment Fee Rate”: 0.325% per annum.
“Commitment Percentage”: as to any Committed Lender at any time, the percentage which such Committed Lender’s Commitment then constitutes of the Total Commitment (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of Committed Revolving Credit Loans made by such Committed Lender plus the amount of the undivided interest of such Committed Lender in any then-outstanding Committed Letters of Credit issued, and Committed Swing Line Loans and Daylight Overdraft Loans made, at that time constitutes of the Total Committed Extensions of Credit at such time).
“Commitment Period”: the period from and including the date hereof to but not including the Committed Tranche Termination Date or such earlier date on which the Commitments shall terminate as provided herein.
“Committed Extensions of Credit”: at any date, as to any Committed Lender at any time, an amount equal to the sum of (a) the U.S. Dollar Equivalent amount of the aggregate principal amount of all Committed Revolving Credit Loans made by such Committed Lender then outstanding, plus (b) the U.S. Dollar Equivalent amount of the amount of such Committed Lender’s participation (to the extent of its Commitment Percentage) in the Committed L/C Obligations then outstanding, plus (c) the U.S. Dollar Equivalent amount of the amount of such Committed Lender’s Commitment Percentage of the aggregate principal amount of Committed Swing Line Loans then outstanding plus (d) the U.S. Dollar Equivalent amount of the amount of such Committed Lender’s Commitment Percentage of the aggregate principal amount of Daylight Overdraft Loans then outstanding; provided, however, that for purposes of calculating Available Commitment solely for the purposes of Section 2.7, the amounts referred to in clauses (c) and (d) above shall be deemed to be zero.
“Committed Issuing Lender”: collectively, MUFG, Société Générale, Natixis, New York Branch, Wells Fargo Bank, N.A., Coöperatieve Rabobank U.A., New York Branch, ING Capital LLC and each other Lender from time to time designated by the Borrowers’ Agent as an Issuing Lender with the prior consent of the Administrative Agent (such consent not to be unreasonably withheld) and such other Lender, each in its capacity as an issuer of any Committed Letters of Credit.
“Committed L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate maximum undrawn amount of the then outstanding Committed Letters of Credit and (b) the aggregate amount of drawings under Committed Letters of Credit that have not then been reimbursed or converted into a Loan pursuant to Section 3.6(b).
“Committed L/C Participant”: with respect to any Committed Letter of Credit, all of the Committed Lenders other than the Issuing Lender thereof.
“Committed Lenders”: each Committed Lender that has a Commitment or that is the holder of Committed Revolving Credit Loans or a participation interest in any Committed Swing Line Loans, Daylight Overdraft Loans or Committed Letters of Credit, as identified on Schedule 1.0 or as identified by an Assignment and Acceptance pursuant to which such Lender became a Committed Lender.
“Committed Letters of Credit”: as defined in Section 3.1(a).
“Committed Letter of Credit Request”: a request by any Borrower (including a request on behalf of another Loan Party or, pursuant to the terms of Section 3.3(e), an Additional Account Party) for a new Committed Letter of Credit or an amendment to an existing Committed Letter of Credit, in each case pursuant to Section 3.1, which request for a new Committed Letter of Credit or an amendment shall be substantially in the form of Annex I-B or another form reasonably satisfactory to the relevant Committed Issuing Lender and the Administrative Agent.
“Committed Loan”: any Committed Revolving Credit Loan, Committed Swing Line Loan or Daylight Overdraft Loan, as the context requires.
“Committed Revolving Credit Loans”: as defined in Section 2.1(a).
“Committed Revolving Credit Note”: as defined in Section 4.5(e).
“Committed Revolving Lender”: each Committed Lender except for the Swing Line Lenders (acting in such capacity) and the Daylight Overdraft Lender (acting in such capacity).
“Committed Swing Line Lender”: each Swing Line Lender, in its capacity as the maker of Committed Swing Line Loans hereunder.
“Committed Swing Line Loan”: as defined in Section 2.3(a).
“Committed Swing Line Note”: as defined in Section 4.5(e).
“Committed Swing Line Participation Amount”: as defined in Section 2.5(a)(ii).
“Committed Tranche”: the Commitments and the Committed Revolving Credit Loans, Committed Swing Line Loans, Daylight Overdraft Loans and Committed Letters of Credit made or issued thereunder.
“Committed Tranche Increase Amount”: as defined in Section 4.1(b)(ii)(B).
“Committed Tranche Increase Effective Date”: as defined in Section 4.1(b)(iii).
“Committed Tranche Maximum Amount”: with respect to the Committed Tranche, (a) as of the Closing Date, $700,000,000 and (b) after the Closing Date, an amount equal to the whole integral multiple of $1,000,000 equal to or not greater than the Total Commitment then in effect as elected by Borrowers’ Agent from time to time by delivery to the Administrative Agent of a written notice substantially in the form of Annex V hereto (which the Administrative Agent shall promptly forward to each Lender); provided that, both immediately before and after giving effect to such election, the Loan Parties shall be in compliance, on a pro forma basis, with (x) each covenant in Section 8.1 (as determined by the most recent monthly financial statements received pursuant to Section 7.1(b)) and (y) each Applicable Limit; provided further, that the Committed Tranche Maximum Amount shall at no time exceed the Total Commitment. Borrowers’ Agent’s election of a Committed Tranche Maximum Amount shall become effective (i) if such election notice was delivered to the Administrative Agent at or prior to 11:00 a.m., New York City time, on any Business Day, on the second Business Day thereafter, and (ii) if such election notice was delivered to the Administrative Agent after 11:00 a.m., New York City time, on any Business Day, on the third Business Day thereafter, or as otherwise agreed with the Administrative Agent.
“Committed Tranche Termination Date”: May 16, 2027, or, if such date is not a Business Day, the immediately preceding Business Day.
“Commodity Account”: as defined in Section 9-102 of the New York Uniform Commercial Code.
“Commodity Contract”: (a) any Physical Commodity Contract, (b) any Commodity OTC Agreement or (c) any Storage/Transportation Contract.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Commodity OTC Agreement”: (i) any forward commodity contracts (including any Forward Contract which is a Physical Commodity Contract), swaps, options, collars, caps, or floor transactions, in each case based on Eligible Commodities and (ii) any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing.
“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes a Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, for purposes of the Code, Section 414(m) or (o) of the Code.
“Compliance Certificate”: as defined in Section 7.2(b).
“Conduit Lender”: any special purpose entity organized and administered by any Lender (or an affiliate of such Lender) for the purpose of making Loans required to be made by such Lender or of funding such Lender’s participation in any unpaid Reimbursement Obligation and designated as its Conduit Lender by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan or a participation in any unpaid Reimbursement Obligation under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan or participation in any unpaid Reimbursement Obligation, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 4.10 or 11.6 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any commitment hereunder.
“Confidential Information”: as defined in Section 11.15.
“Confidentiality Related Parties”: with respect to any Person, such Person’s Affiliates and Subsidiaries and the partners, directors, officers, employees, agents, trustees, administrators, managers, accountants, legal counsel, insurance providers and their reinsurers, advisors and representatives of such Person and of such Person’s Affiliates and Subsidiaries.
“Conforming Changes”: with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.14 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Current Assets”: as of any date of determination, all assets of each Loan Party and its Restricted Subsidiaries that, in accordance with the Accounting Standards then in effect adjusted on an Economic Basis, would be classified as current assets on a combined, consolidated balance sheet of the Loan Parties and their Restricted Subsidiaries, excluding, for the avoidance of doubt, any Investment in any Unrestricted Subsidiary.
“Consolidated Current Liabilities”: as of any date of determination, all liabilities of each Loan Party and its Restricted Subsidiaries that, in accordance with the Accounting Standards then in effect adjusted on an Economic Basis, would be classified as current liabilities on a combined, consolidated balance sheet of the Loan Parties and their Restricted Subsidiaries; provided that, all Loans outstanding hereunder from time-to-time shall be deemed to be Consolidated Current Liabilities.
“Consolidated Leverage Ratio”: as of any date of determination, the ratio (expressed as a decimal) of (a) Consolidated Total Liabilities as of such date (minus any Subordinated Indebtedness of the Loan Parties and their Restricted Subsidiaries up to, but not to exceed, 50.00% of the Consolidated Total Liabilities as of such date) to (b) Consolidated Tangible Net Worth as of such date.
“Consolidated Net Working Capital”: as of any date of determination, (a) (i) Consolidated Current Assets as of such date plus (ii) the aggregate outstanding principal amount of

Subordinated Indebtedness included in Consolidated Current Liabilities as of such date (not to exceed an amount equal to 50.00% of Consolidated Current Liabilities as of such date) minus (b) Consolidated Current Liabilities as of such date; provided, that there shall be excluded in the calculation of Consolidated Net Working Capital all amounts included in Consolidated Current Assets due from Affiliates (who are not Loan Parties) or Unrestricted Subsidiaries, except an aggregate amount not exceeding $5,000,000, but only to the extent that (A) such amounts due from Affiliates (who are not Loan Parties) or Unrestricted Subsidiaries are outstanding not more than sixty (60) days from the date of creation of such amounts due, (B) such amounts due from Affiliates (who are not Loan Parties) or Unrestricted Subsidiaries are for services performed in the ordinary course of business and (C) no Loan Party believes, in good faith, that such Affiliates (who are not Loan Parties) or Unrestricted Subsidiaries will not have the ability to pay such amounts when due; provided, that the Administrative Agent can reject the value of any such amount from the calculation of Consolidated Net Working Capital if it reasonably believes that the applicable Affiliate or Unrestricted Subsidiary will not have the ability to pay such amounts when due.
“Consolidated Tangible Net Worth”: as of any date of determination, (a) the shareholders’, members’ or partners’ equity as shown on the combined, consolidated balance sheet of the Loan Parties and their Restricted Subsidiaries in accordance with the Accounting Standards then in effect adjusted on an Economic Basis as of such date (including Investments in joint ventures, but not including any Investment in any Unrestricted Subsidiary) plus (b) the aggregate outstanding principal amount of Subordinated Indebtedness of the Loan Parties and their Restricted Subsidiaries as of such date (not to exceed an amount equal to 50.00% of Consolidated Tangible Net Worth as of such date), minus (c) all goodwill and intangible assets of each Loan Party and its Restricted Subsidiaries, determined, in each of the clauses (a) through (c) above, on a combined, consolidated basis in accordance with the Accounting Standards then in effect adjusted on an Economic Basis; provided, that there shall be excluded in the calculation of Consolidated Tangible Net Worth all amounts included in the shareholders’, members’ or partners’ equity as shown on the balance sheet of the Loan Parties and their Restricted Subsidiaries due from Affiliates (who are not Loan Parties) or Unrestricted Subsidiaries, except an aggregate amount not exceeding $5,000,000, but only to the extent that (A) such amounts due from Affiliates (who are not Loan Parties) or Unrestricted Subsidiaries are outstanding not more than sixty (60) days from the date of creation of such amounts due, (B) such amounts due from Affiliates (who are not Loan Parties) or Unrestricted Subsidiaries are for services performed in the ordinary course of business and (C) no Loan Party believes, in good faith, that such Affiliates (who are not Loan Parties) or Unrestricted Subsidiaries will not have the ability to pay such amounts when due; provided, that the Administrative Agent can reject the value of any such amount from the calculation of Consolidated Tangible Net Worth if it reasonably believes that the applicable Affiliate or Unrestricted Subsidiary will not have the ability to pay such amounts when due.
“Consolidated Total Liabilities”: as of any date of determination, all liabilities of each Loan Party and its Restricted Subsidiaries that, in accordance with the Accounting Standards then in effect adjusted on an Economic Basis, would be included in determining total liabilities on a combined, consolidated balance sheet of the Loan Parties and their Restricted Subsidiaries as of such date.

“Continuation/Conversion Notice”: an irrevocable notice of an election to Continue or Convert a Revolving Credit Loan in the form attached hereto as Annex II.
“Continue”, “Continuation” and “Continued”: the continuation of a Term SOFR Loan or Cost of Funds Loan, as applicable, from one Interest Period to the next Interest Period.
“Contracted Bid Letter of Credit”: a standby Letter of Credit issued for the purpose of supporting contracted Approved Projects prior to the close of the project financings related thereto, including projects of Unrestricted Subsidiaries or joint ventures of Loan Parties or Unrestricted Subsidiaries.
“Contracted Bid Letter of Credit Limit” : $20,000,000.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Controlled Account”: each Pledged Account that is subject to an Account Control Agreement as to which the Collateral Agent has been provided with online access, acceptable to Collateral Agent, to the balance and activity of such Pledged Account and each other Pledged Account for which the Administrative Agent has determined in its sole discretion that an Account Control Agreement (including any Collateral Account (as defined in the U.S. Security Agreement)) or such access is not required for the Collateral Agent to have a Perfected First Lien over such Pledged Account and is not customary under local practice in the jurisdiction where such Pledged Account is located.
“Conversion to Approving Lenders Date”: with respect to any Declining Lender Notice, the Business Day on which the Administrative Agent receives such Declining Lender Notice; provided that if the Administrative Agent receives a Declining Lender Notice (x) after the time specified in Section 4.20 or (y) on any day that is not a Business Day, in the case of each clause (x) and (y), the “Conversion to Approving Lenders Date” for such Declining Lender Notice shall be deemed to be the immediately succeeding Business Day.
“Convert”, “Conversion” and “Converted”: a conversion of Revolving Credit Loans from one Type to another Type, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Revolving Credit Loan from one Applicable Lending Office to another.
“Cost of Funds Loan”: Revolving Credit Loans for which the applicable rate of interest is based upon the Cost of Funds Rate.
“Cost of Funds Rate”: for any Interest Period applicable to any Loan, the rate per annum quoted by MUFG (or if MUFG is unable to provide such rate, a replacement reference bank reasonably acceptable to the Borrowers and the Required Lenders) (the “Reference Bank”), at or about the commencement of such Interest Period as its cost of funds for a Loan for such Interest Period, as determined solely by the Reference Bank in its reasonable discretion which determination may include, without limitation, such factors as the Reference Bank shall deem appropriate from time to time, including, without limitation, market, regulatory and liquidity conditions. Notwithstanding the foregoing, should the relevant Cost of Funds Rate as determined pursuant to the preceding sentence be less than the Floor, then such Cost of Funds Rate shall be deemed to be the Floor.
“CRD IV”: Directive 2013/36/EU of the European Parliament and Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC, and Regulation (EU) No 575/2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.
“Credit Utilization Summary”: as defined in Section 4.13.
“Critical Status”: with respect to any Multiemployer Plan, the condition that such plan is in critical status within the meaning of Section 305(b) of ERISA.
“Cure Amount”: as defined in Section 9.2(a).
“Cure Right”: as defined in Section 9.2(a).
“Currency”: United States Dollars, Canadian Dollars and Mexican Pesos.
“Currency Equivalent”: at any time, with respect to any amount denominated in United States Dollars, the equivalent amount thereof in the applicable Currency (other than United States Dollars) as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of such Currency with United States Dollars.
“Daylight Overdraft Lender”: none.
“Daylight Overdraft Loan”: as defined in Section 2.2(a).
“Daylight Overdraft Loan Limit”: at any time of determination, an amount equal to $0.
“Daylight Overdraft Participation Amount”: as defined in Section 2.6(b).
“Daylight Overdraft Rate”: for any day, a rate equal to the sum of the Base Rate plus 0.25% per annum.
“Debtor Relief Laws”: the United States Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Declining Lender” and “Declining Lenders”: as defined in Section 4.20(a).
“Declining Lender Accordion Actual Participation Period” means, with respect to any increase to the Uncommitted Tranche Portion pursuant to Section 4.1(c), the number of days from (and including) the applicable Requested Uncommitted Tranche Increase Effective Date to (but excluding) the date of receipt by the Administrative Agent of a Declining Lender Notice with respect to the relevant Declining Lender.
“Declining Lender Accordion Applicable Period” means, for any Declining Lender, with respect to any increase to the Uncommitted Tranche Portion pursuant to Section 4.1(c), the applicable

Declining Lender Accordion Indicated Participation Period of such Declining Lender less the applicable Declining Lender Accordion Actual Participation Period of such Declining Lender.
“Declining Lender Accordion Indicated Participation Period” means, with respect to any increase to the Uncommitted Tranche Portion pursuant to Section 4.1(c), the number of days from (and including) the applicable Requested Uncommitted Tranche Increase Effective Date to (but excluding) the Applicable Termination Date.
“Declining Lender Accordion Participation Percentage” means, for any Declining Lender, with respect to any increase to the Uncommitted Tranche Portion pursuant to Section 4.1(c), the applicable Declining Lender Accordion Applicable Period of such Declining Lender divided by the applicable Declining Lender Accordion Indicated Participation Period of such Declining Lender, expressed as a percentage.
“Declining Lender Accordion Refundable Portion” means, with respect to any increase to the Uncommitted Tranche Portion pursuant to Section 4.1(c), an amount equal to the applicable Declining Lender Accordion Upfront Fee multiplied by the applicable Declining Lender Accordion Participation Percentage.
“Declining Lender Accordion Upfront Fee” means, with respect to any Declining Lender, the portion of any upfront fee or similar fee paid, pursuant to any fee letter entered into between the Borrowers’ Agent and the Administrative Agent in connection with any increase to the Uncommitted Tranche Portion pursuant to Section 4.1(c), to the Administrative Agent for the account of such Declining Lender and paid by the Administrative Agent to such Declining Lender on or around the applicable Requested Uncommitted Tranche Increase Effective Date.
“Declining Lender Closing Date Actual Participation Period” means the number of days from (and including) the Closing Date to (but excluding) the date of receipt by the Administrative Agent of a Declining Lender Notice with respect to the relevant Declining Lender.
“Declining Lender Closing Date Applicable Period” means, for any Declining Lender, the Declining Lender Closing Date Indicated Participation Period of such Declining Lender less the Declining Lender Closing Date Actual Participation Period of such Declining Lender.
“Declining Lender Closing Date Indicated Participation Period” means the number of days from (and including) the Closing Date to (but excluding) the Applicable Termination Date.
“Declining Lender Closing Date Participation Percentage” means, for any Declining Lender, the Declining Lender Closing Date Applicable Period of such Declining Lender divided by the Declining Lender Closing Date Indicated Participation Period of such Declining Lender, expressed as a percentage.
“Declining Lender Closing Date Refundable Portion” means an amount equal to the Declining Lender Closing Date Upfront Fee multiplied by the Declining Lender Closing Date Participation Percentage.
“Declining Lender Closing Date Upfront Fee” means, with respect to any Declining Lender, the portion of the Upfront Fee (as defined in the Fee Letter) paid to the Administrative Agent for the account of such Declining Lender and paid by the Administrative Agent to such Declining Lender on or around the Closing Date.
“Declining Lender Notice”: a notice substantially in the form of Exhibit K.
“Default”: any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Defaulting Lender”: at any time, any Lender that (a) has failed to fund any portion of any Revolving Credit Loan, Swing Line Loan, Refunded Swing Line Loan, Swing Line Participation Amount, Daylight Overdraft Loan, Refunded Daylight Overdraft Loan, Daylight Overdraft Participation Amount or L/C Participation Obligation (or any participation in the foregoing) within one (1) Business Day of when due to, as applicable, any Borrower, the Administrative Agent, the Daylight Overdraft Lender, any Swing Line Lender or any Issuing Lender required pursuant to the terms of this Agreement to be funded by such Lender, or has notified the Administrative Agent that it does not intend to do so; or (b) notified the Borrowers’ Agent, any Borrower, the Administrative Agent, any Issuing Lender, or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, generally; or (c) failed, within one (1) Business Day after request by the Administrative Agent or the Borrowers’ Agent, to confirm that it will comply with the terms of this Agreement relating to any of its obligations to fund prospective Revolving Credit Loans, Swing Line Loans, Refunded Swing Line Loans, Swing Line Participation Amounts, Daylight Overdraft Loans, Refunded Daylight Overdraft Loans, Daylight Overdraft Participation Amounts or L/C Participation Obligations; or (d) otherwise failed to pay over to the Administrative Agent, any Issuing Lender, or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute; or (e) (i) has become or is insolvent or has a parent company that has become or is insolvent, (ii) other than pursuant to an Undisclosed Administration, has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) has become the subject of a Bail-In Action; provided, that a Lender shall not become a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or exercise of control over such Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Deposit Account”: as defined in Section 9-102 of the New York Uniform Commercial Code.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “dispose” and “disposed of” shall have correlative meanings.
“Domestic”: with respect to a Person, that such Person is incorporated or otherwise organized or existing under the Laws of the United States or any political subdivision thereof.
“Economic Basis”: the Accounting Standards then in effect, adjusted to include, as applicable and to the extent not already included in the calculation of such Accounting Standards then in effect at such time, (a) the positive after-tax Market Value of inventory in respect of transactions that do not qualify for hedging treatment under the Accounting Standards then in effect and other forward type contracts such as storage and transportation contracts, (b) the positive or negative after-tax Marked-to-Market Value of Forward Contracts, including, but not limited to, forward physical purchase and sales contracts, that do not qualify as derivatives under the Accounting Standards then in effect, such as storage and transportation; provided that, the preceding clauses (a) and (b) shall be limited to the intrinsic value of the underlying contracts, net of any demand charges and (c) other marked-to-market changes or adjustments as determined by the Borrowers’ Agent and approved by the Administrative Agent; provided that in its reasonable discretion the Administrative Agent may require a vote of the Required Lenders.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Account Receivable”: with respect to any Borrowing Base Party as of any Borrowing Base Date, an Account Receivable as to which the following requirements have been fulfilled:
(a)    such Account Receivable relates either to a Commodity Contract or to a Financial Hedging Agreement, and with respect to fee-based accounts receivable (“Fee-Based Receivables”), such accounts receivable result from services provided by such Borrowing Base Party relating to Commodity Contracts relating to Eligible Commodities;
(b)    such Borrowing Base Party has lawful and absolute title to such Account Receivable subject only to Permitted Borrowing Base Liens or Liens in favor of the Collateral Agent for the benefit of the Secured Parties under the Loan Documents; provided that, the amount of the Eligible Account Receivable, if any, included in the Borrowing Base shall be net of the aggregate amount secured by such Permitted

Borrowing Base Lien (except Liens in favor of the Collateral Agent under the Loan Documents);
(c)    with respect to any such Account Receivable relating to a Financial Hedging Agreement, the amount of such Account Receivable payable by the Account Debtor thereof has been determined;
(d)    such Account Receivable is a valid, legally enforceable obligation of the party who is obligated under such Account Receivable;
(e)    the amount of such Account Receivable included as an Eligible Account Receivable shall have been reduced by any portion that is, or which any Loan Party has a reasonable basis to believe may be, subject to any dispute, offset, counterclaim or other claim or defense on the part of the Account Debtor (including any elimination or reduction required thereto pursuant to the terms hereof specific to such counterparty, trade or any other payables, contra, accrued liabilities, net exchange payables and marked-to-market losses) or to any claim on the part of the Account Debtor denying payment liability under such Account Receivable; provided, however, that in the event that the amount that is subject to any such dispute, counterclaim or other claim or defense is secured with cash margin or Acceptable Investment Grade Credit Enhancement, such portion secured by the cash margin or Acceptable Investment Grade Credit Enhancement will not be excluded from eligibility so long as such Loan Party determines it is has a reasonable likelihood of success in such dispute, counterclaim or other claim or defense;
(f)    such Account Receivable is not evidenced by any chattel paper, promissory note or other instrument unless such chattel paper, promissory note or other instrument is subject to a Perfected First Lien and delivered to the Collateral Agent for the benefit of the Secured Parties;
(g)    such Account Receivable is subject to a Perfected First Lien, and such Account Receivable is not subject to any Liens other than Perfected First Liens or Permitted Borrowing Base Liens;
(h)    (i)(A) such Account Receivable has been fully earned as of the applicable Borrowing Base Date and (B) such Account Receivable has been invoiced on or prior to (x) with respect to the Borrowing Base for any Borrowing Base Report dated as of the final day of any month, or within three (3) Business Days prior thereto, as required to be delivered pursuant to Section 7.2(c), the date which is three (3) Business Days after such Borrowing Base Date or (y) otherwise, such Borrowing Base Date (in the case of each of (x) and (y), if the issuance of such an invoice is a condition precedent to the Account Debtor’s obligation to pay) or (ii) payment of the Account Receivable is otherwise due and payable as of a date consistent with clause (1) of the following proviso; provided that, (1) such Account Receivable shall have a maximum due date of no more than sixty (60) days from the applicable Borrowing Base Date and (2) such Account Receivable shall qualify as an Eligible Account Receivable only (A) if such Account Receivable arises from the sale of Eligible Commodities under a Physical Commodity Contract, not more than five (5) Business Days have elapsed after the due date specified in the original invoice, which such five (5) Business Days may be extended by the relevant Borrowing Base Party by up to three (3) days if such Account Receivable has been paid during the period of such extension, (B) if such Account Receivable arises from a Financial Hedging Agreement, not more than five (5) Business Days have elapsed after the date on which the payment of the Account Receivable is required to be paid under the terms of such Financial Hedging Agreement, which such five (5) Business Days may be extended by the relevant Borrowing Base Party by up to three (3) days if such Account Receivable has been paid during the period of such extension or (C) for any other Account Receivable not covered by clauses (A) and (B), not more than thirty (30) days have elapsed after the due date specified in the original invoice , which such thirty (30) days may be extended by the relevant Borrowing Base Party by up to three (3) days if such Account Receivable has been paid during the period of such extension;
(i)    such Account Receivable complies with all applicable Laws and regulations to which the Borrowing Base Parties are subject;
(j)    such Account Receivable is reduced by any prepayment or cash collateral;
(k)    if the Account Debtor of such Account Receivable is a Chapter 11 Debtor, such Account Receivable arose after the Petition Date of such Account Debtor or has been assumed by such Account Debtor;
(l)    at the time of the sale giving rise to such Account Receivable, the Account Debtor is not in contractual default on any other obligations to any Loan Party or any Unrestricted Subsidiary (other than (i) any amounts subject to a good faith dispute under the applicable contract, (ii) amounts due and owing within the applicable time periods specified in clause (h) above and (iii) with respect to and any Account Debtor that is a Chapter 11 Debtor, solely with respect to contractual defaults that occurred prior to the Petition Date of such Chapter 11 Debtor or other defaults that arose as a result of such Account Debtor becoming a Chapter 11 Debtor), which constitutes more than 10% of the total amount owed to the Loan Parties and Unrestricted Subsidiaries by such Account Debtor, and no Loan Party believes it is reasonably likely that obligations of such Account Debtor, in each case in excess of such 10% threshold, will not be paid when due;
(m)    except with respect to an Account Receivable described in clause (k) above, the Account Debtor obligated on such Account Receivable (i) has not admitted in writing its inability to pay its debts generally or made a general assignment for the benefit of its creditors, (ii) has not instituted or had instituted against it a proceeding seeking to adjudicate it a debtor, bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official of it or for any substantial part of its property, and (iii) has not taken any corporate action to authorize any of the foregoing;
(n)    (i) the Account Debtor of such Account Receivable shall not be a Governmental Authority unless all actions required under any Assignment of Claims Act applicable to such Account Receivable and such Governmental Authority shall have been taken to approve and permit the assignment of rights to payment thereunder or thereon to the Collateral Agent, for the ratable benefit of the Secured Parties, under the Security Documents and (ii) the Account Debtor of such Account Receivable shall not be a Governmental Authority unless such Governmental Authority does not have the benefit of sovereign immunity or has waived any claim of sovereign immunity with respect to such Account Receivable by statute, applicable case law, contract or otherwise;
(o)    if the Account Debtor of such Account Receivable is a Subsidiary or an Affiliate of any Loan Party, such Account Debtor has been approved by the Required Lenders in their sole discretion; provided that no such Account Receivable shall qualify as an Eligible Account Receivable if the Account Debtor thereof is a Loan Party;
(p)    if the Account Debtor of such Account Receivable is incorporated in, or primarily conducts business in, any jurisdiction outside the United States, Canada or Mexico, such Account Debtor is an Eligible Foreign Counterparty;
(q)    the Account Debtor of such Account Receivable is creditworthy in accordance with the Risk Management Policy; provided, that such Account Debtor may be deemed non-creditworthy (and therefore such Account Receivable thereof shall be ineligible for inclusion as an “Eligible Account Receivable”) in the judgment of the Administrative Agent (and the Administrative Agent shall only deem such Account Debtor as non-creditworthy acting in its reasonable discretion, based on its credit policies consistently applied, as a result of characteristics of such Account Debtor that are not the subject of other qualification requirements herein and that prevent, or could reasonably be expected to prevent, practical realization of the value (or any part thereof) of such Account Receivable by the Collateral Agent);
(r)    such Account Receivable is denominated in United States Dollars, Canadian Dollars or Mexican Pesos;
(s)    such Account Receivable is not inclusive of any demurrage claim; and
(t)    such Account Receivable is not otherwise determined, in the sole discretion of the Supermajority Lenders, to be ineligible.
“Eligible Add-Back for Unused Margin Letters of Credit”: the aggregate maximum amount of Letters of Credit posted to support the obligations of a Borrowing Base Party with respect to any brokerage account of such Person maintained with an Eligible Broker that has been maintained at all times and in all respects in accordance with the Risk Management Policy and this Agreement (including, for the avoidance of doubt, all transactions credited thereto or related thereto) which is subject to (i) a Perfected First Lien, subject only to Permitted Borrowing Base Liens and any customary lien of such Eligible Broker in connection with any indebtedness of such Borrowing Base Party to such Eligible Broker permitted by the applicable Account Control Agreement (including, but not limited to, if permitted, any right of the Eligible Broker to close out open positions of such Borrowing Base Party without prior demand for additional margin and without prior notice), and (ii) an Account Control Agreement among the Collateral Agent, the Borrowing

Base Party and the Eligible Broker with which such account is maintained (such Letters of Credit, “Margin Letters of Credit”), minus any amounts drawn under such Letters of Credit.
“Eligible Add-Back for Unused Multi-purpose Letters of Credit”: the aggregate maximum amount of Multi-purpose Letters of Credit minus any amounts drawn or paid under such Multi-purpose Letters of Credit minus any other liabilities then existing that may be satisfied by any such Multi-purpose Letters of Credit for (a) the purchase of the Eligible Commodities for which title has passed to any Loan Party as of such Borrowing Base Date or (b) any obligation arising under a Commodity Contract, minus any other liabilities which may be owed by any Loan Party to the beneficiary of such Multi-purpose Letter of Credit and that may be satisfied by such Multi-purpose Letter of Credit.
“Eligible Add-Back for Unused Performance Letters of Credit”: at any date, the aggregate maximum amount of Performance Letters of Credit issued for the benefit of any Loan Party (but excluding any Performance Letters of Credit issued to support tax obligations and any Margin Letters of Credit) minus any amounts drawn or paid under such Performance Letters of Credit minus, to the extent that such Performance Letters of Credit are issued on a pre-auction basis to support collateral requirements in connection with bids by the Loan Parties in connection with transmission services for electricity, natural gas, crude oil or natural gas liquids, actual collateral requirements in connection with any such bids which have been awarded as of such date and which may be satisfied by such Performance Letters of Credit minus any other liabilities then existing that may be satisfied by any such Performance Letters of Credit for (a) the purchase of the Eligible Commodities for which title has passed to any Loan Party as of such Borrowing Base Date or (b) any obligation arising under a Commodity Contract, minus any other liabilities which may be owed by any Loan Party to the beneficiary of such Performance Letter of Credit and that may be satisfied by such Performance Letter of Credit.
“Eligible Add-Back for Unused Trade Letters of Credit”: the aggregate maximum amount of Trade Letters of Credit minus any amounts drawn under such Trade Letters of Credit minus any other liabilities then existing which may be satisfied by a drawing under any such Trade Letters of Credit for the purchase of the Eligible Commodities for which title has passed to a Loan Party as of the Borrowing Base Date minus any other liabilities which may be owed by such Loan Party to the beneficiary of any such Trade Letter of Credit and which may be satisfied by any such Trade Letter of Credit.
“Eligible Additional Foreign Forward Contract”: an Eligible Additional Forward Contract that is a Foreign Forward Contract.
“Eligible Additional Forward Contract”: a Forward Contract (other than with respect to Environmental Products or RECs) of any Borrowing Base Party as to which all of the following requirements have been fulfilled:
(a)    the Forward Contract Counterparty to such Forward Contract is a Tier 1 Counterparty or a Tier 2 Counterparty;
(b)    such Forward Contract conforms to the Risk Management Policy;

(c)    such Forward Contract is evidenced by a written agreement or a trade confirmation enforceable against the Forward Contract Counterparty thereto;
(d)    such Forward Contract is subject to a Perfected First Lien, subject only to Permitted Borrowing Base Liens;
(e)    such Forward Contract has not been terminated and no facts exist that would make it subject to termination by reason of a default or any other termination event thereunder;
(f)    the Forward Contract Counterparty to such Forward Contract is not a Subsidiary or an Affiliate of such Borrowing Base Party;
(g)    such Forward Contract has not been deemed ineligible by the Administrative Agent acting in its reasonable discretion;
(h)    (i) the Forward Contract Counterparty to such Forward Contract is not a Governmental Authority unless all actions required under any applicable Assignment of Claims Act, if any, applicable to such Forward Contract and such Governmental Authority shall have been taken to approve and permit the assignment of rights to payment thereunder or thereon to the Collateral Agent, for the ratable benefit of the Secured Parties under the Security Documents and (ii) the Forward Contract Counterparty to such Forward Contract shall not be a Governmental Authority unless such Governmental Authority does not have the benefit of sovereign immunity or has waived any claim of sovereign immunity with respect to such Forward Contract by statute, applicable case law, contract or otherwise;
(i)    such Forward Contract is denominated in United States Dollars, Canadian Dollars or Mexican Pesos or such other currency(ies) as the Administrative Agent and the Borrowers’ Agent may mutually agree from time to time;
(j)    except with respect to a Forward Contract that is a Storage/Transportation Contract, if such Forward Contract permits the transactions thereunder to be closed-out, liquidated or otherwise terminated, either automatically or by the counterparty thereto, in each case as a result of any default, termination event or other similar event with respect to any Borrowing Base Party thereunder, such Forward Contract provides that, with respect to each Borrowing Base Party that is in-the-money under such Forward Contract at the time of such close-out, liquidation or termination, such in-the-money amounts are required to be included in the amounts paid to such Borrowing Base Party (including through liquidated damages payable to each party to such contract entitled to such in-the-money amounts in determining a termination settlement amount or similar amount payable in such event) without regard to whether such Borrowing Base Party was the defaulting party or non-defaulting party in respect of such default, termination event or other similar event; and
(k)    with respect to a Forward Contract that is a Storage/Transportation Contract, such Forward Contract, if such Storage/Transportation Contract would not satisfy the requirements of paragraph (j) above (as if such paragraph applied to such Storage/

Transportation Contract), then such Storage/Transportation Contract (i) does not permit the obligations thereunder of a party thereto to be closed-out, liquidated or otherwise terminated, either automatically or by a party thereto, either (A) solely as the result of the bankruptcy, insolvency, reorganization, arrangement, liquidation, winding-up or relief of debtors or other similar event or circumstance of a party thereto or (B) without providing the defaulting party not less than ten (10) days to cure any default, termination event or other similar event thereunder and (ii) does not contain any provisions that would allow the obligations thereunder of a party thereto to be closed-out, liquidated or otherwise terminated, either automatically or by a party thereto, if any default, termination event or other similar event that would allow such close-out, liquidation or other termination is not capable of being cured by the Collateral Agent.
“Eligible Additional Specified Foreign Forward Contract”: an Eligible Additional Forward Contract that is a Specified Foreign Forward Contract.
“Eligible Additional U.S. Forward Contract”: an Eligible Additional Forward Contract that is a U.S. Forward Contract.
“Eligible Assignee”: means any Person that meets the requirements to be an assignee under Section 11.7(c) (subject to such consents, if any, as may be required under Section 11.7(c)).
“Eligible Broker”: Macquarie Futures USA LLC, ABN AMRO Clearing Chicago LLC, Wells Fargo Securities, LLC, or a reputable broker reasonably acceptable to the Administrative Agent.
“Eligible Cash and Cash Equivalents”: as of any Borrowing Base Date and with respect to any Borrowing Base Party, Currency or Cash Equivalents, in each case, which (i) has been deposited in a Controlled Account with a Cash Management Bank (or with respect to which, in the case of Cash Equivalents consisting of time deposits, the applicable Cash Management Bank has agreed in writing on terms acceptable to the Collateral Agent to deposit such Cash Equivalents or the proceeds thereof into a Controlled Account upon receipt of written notice from the Collateral Agent), (ii) is subject to a Perfected First Lien, (iii) is subject to no other Liens other than liens in favor of such financial institution to secure ordinary fees and expenses relating to such Deposit Account or Securities Account and debits to such Deposit Account or Securities Account for returned checks which have been previously credited to such Deposit Account or Securities Account and as to which the proceeds have been paid to the Collateral Agent and (iv) does not constitute Cash Collateral.
“Eligible Commodities”: natural gas, electricity, Environmental Products, crude oil, diesel, natural gas liquids, petroleum products, RECs and/or, with the consent of the Required Lenders, any other energy commodities that are of the type which are purchased, sold or otherwise traded in physical, futures, forward or over-the-counter markets. For the avoidance of doubt, coal shall not be an Eligible Commodity.
“Eligible Environmental Products”: at the time of determination thereof, Environmental Products valued at the current market price (as referenced by a published source acceptable to the Administrative Agent in the exercise of reasonable discretion), and, in all instances as to which the following requirements have been fulfilled to the satisfaction of the Required Lenders:

(a)    the Environmental Products are owned by a Borrowing Base Party free and clear of all Liens in favor of third parties, except Liens in favor of the Lenders under the Loan Documents and except for Permitted Liens;
(b)    the Environmental Products are subject to a Perfected First Lien interest in favor of the Administrative Agent for the benefit of the Lenders pursuant to the Loan Documents; and
(c)    the Environmental Products are NOx/Sox Credits (as defined in the definition of “Environmental Products”) created, issued, certified or otherwise generated pursuant to and in compliance with any law, rule or regulation promulgated by any Governmental Authority under any state or federal renewable portfolio standard, air pollution control laws, or similar laws, rules, or regulations.
“Eligible Exchange Receivable”: an Exchange Receivable of any Borrowing Base Party with a Tier 1 Counterparty or a Tier 2 Counterparty that would be an Eligible Account Receivable but for the fact that the consideration to be received by such Borrowing Base Party consists in whole or in part of the delivery of Eligible Commodities (other than RECs and Environmental Products); provided, however, that the value of an Eligible Exchange Receivable shall be the Market Value as of any Borrowing Base Date of the Eligible Commodities required to be delivered to such Borrowing Base Party.
“Eligible Foreign Counterparty”: an Account Debtor, Forward Contract Counterparty or Overcollateralized Asset Holder that is incorporated in, or primarily conducts business in, any jurisdiction outside the United States, Canada or Mexico, and (A) is set forth on Schedule 1.1(F) or (B) has been approved by the Required Lenders, in their sole discretion, from time to time after the Closing Date in accordance with the following procedure: (x) the Borrowers’ Agent shall deliver a written request to the Administrative Agent for such approval by the Required Lenders of such counterparty and credit exposure, which request shall be provided by the Administrative Agent to the Lenders, including, without limitation, if requested by a Lender, through posting on the Platform, or by other electronic mail, or other notice procedure permitted under Section 11.2; and (y) the Required Lenders shall inform the Administrative Agent of such approval in writing (by electronic communication, telecopy or facsimile) within five (5) Business Days after receipt of notice from the Administrative Agent; provided that failure of a Lender to respond to any request for approval within the time period provided for hereby shall be deemed to be an acceptance of such counterparty as a Eligible Foreign Counterparty by such Lender; provided, further, that, the Supermajority Lenders, in their sole discretion, may from time to time revoke the Eligible Foreign Counterparty status of any counterparty previously approved as a Eligible Foreign Counterparty or reduce the previously-approved credit exposure of the Loan Parties to such counterparty, which revocation or reduction shall be effective as of the first Borrowing Base Date that is at least ten (10) days after the delivery of written notice of such revocation or reduction by the Administrative Agent to the Borrowers’ Agent. The Administrative Agent may, in its sole discretion, extend such five (5) Business Day period if the Administrative Agent determines that any counterparty requires additional review by the Lenders. Schedule 1.1(F) shall be deemed amended to include such Eligible Foreign Counterparties and the related credit exposure without further action immediately upon the

Required Lenders’ approval of such Eligible Foreign Counterparty and the related credit exposure in accordance with the procedure described in this definition.
“Eligible Foreign Forward Contract”: an Eligible Forward Contract that is a Foreign Forward Contract.
“Eligible Foreign Long Term Unrealized Forward Gains”: as of any Borrowing Base Date, the Aggregate Eligible Foreign Long Term In the Money Forward Contract Amount with all Forward Contract Counterparties at such date.
“Eligible Foreign Medium Term Unrealized Forward Gains”: as of any Borrowing Base Date, the Aggregate Eligible Foreign Medium Term In the Money Forward Contract Amount with all Forward Contract Counterparties at such date.
“Eligible Foreign Short Term Unrealized Forward Gains”: as of any Borrowing Base Date, the Aggregate Eligible Foreign Short Term In the Money Forward Contract Amount with all Forward Contract Counterparties at such date.
“Eligible Forward Contract”: a Forward Contract (other than with respect to Environmental Products or RECs) of any Borrowing Base Party as to which all of the following requirements have been fulfilled:
(a)    the Forward Contract Counterparty to such Forward Contract is a Tier 1 Counterparty or a Tier 2 Counterparty;
(b)    such Forward Contract conforms to the Risk Management Policy;
(c)    such Forward Contract is evidenced by a written agreement or a trade confirmation enforceable against the Forward Contract Counterparty thereto;
(d)    (i) such Forward Contract is subject to a Perfected First Lien, subject only to Permitted Borrowing Base Liens, and (ii) (A) the grant of the Perfected First Lien over such Forward Contract is not prohibited by any contract, agreement or instrument evidencing or governing such Forward Contract, (B) the grant of the Perfected First Lien over such Forward Contract does not terminate such Forward Contract or give any other party thereto or to any such contract, agreement or instrument the right to terminate such Forward Contract or such party’s obligations under any such Forward Contract or (C) if the grant of the Perfected First Lien over such Forward Contract is only permitted under the terms of any contract, agreement or instrument evidencing or governing such Forward Contract with the consent of any other Person party thereto, such consent has been obtained, unless, in the case of any of sub-clauses (A) through (C) of this clause (ii), any such prohibition, limitation or restriction would be ineffective under applicable Law (including as provided under Sections 9-406 and 9-408 of the UCC);
(e)    such Forward Contract has not been terminated no facts exist that would make it subject to termination by reason of any default, other termination event or other similar event having occurred thereunder;
(f)    the Forward Contract Counterparty to such Forward Contract is not a Subsidiary or an Affiliate of such Borrowing Base Party;

(g)    such Forward Contract has not been deemed ineligible by the Administrative Agent acting in its reasonable discretion;
(h)    (i) the Forward Contract Counterparty to such Forward Contract is not a Governmental Authority unless all actions required under any applicable Assignment of Claims Act, if any, applicable to such Forward Contract and such Governmental Authority shall have been taken to approve and permit the assignment of rights to payment thereunder or thereon to the Collateral Agent, for the ratable benefit of the Secured Parties under the Security Documents and (ii) the Forward Contract Counterparty to such Forward Contract shall not be a Governmental Authority unless such Governmental Authority does not have the benefit of sovereign immunity or has waived any claim of sovereign immunity with respect to such Forward Contract by statute, applicable case law, contract or otherwise;
(i)    except with respect to a Forward Contract that is a Storage/Transportation Contract, if such Forward Contract permits the transactions thereunder to be closed-out, liquidated or otherwise terminated, either automatically or by the counterparty thereto, in each case as a result of any default, termination event or other similar event with respect to any Borrowing Base Party thereunder, such Forward Contract provides that, with respect to each Borrowing Base Party that is in-the-money under such Forward Contract at the time of such close-out, liquidation or termination, such in-the-money amounts are required to be included in the amounts paid to such Borrowing Base Party (including through liquidated damages payable to each party to such contract entitled to such in-the-money amounts in determining a termination settlement amount or similar amount payable in such event) without regard to whether such Borrowing Base Party was the defaulting party or non-defaulting party in respect of such default, termination event or other similar event;
(j)    with respect to a Forward Contract that is a Storage/Transportation Contract, such Forward Contract, if such Storage/Transportation Contract would not satisfy the requirements of paragraph (i) above (as if such paragraph applied to such Storage/Transportation Contract), then such Storage/Transportation Contract (i) does not permit the obligations thereunder of a party thereto to be closed-out, liquidated or otherwise terminated, either automatically or by a party thereto, either (A) solely as the result of the bankruptcy, insolvency, reorganization, arrangement, liquidation, winding-up or relief of debtors or other similar event or circumstance of a party thereto or (B) without providing the defaulting party not less than ten (10) days to cure any default, termination event or other similar event thereunder and (ii) does not contain any provisions that would allow the obligations thereunder of a party thereto to be closed-out, liquidated or otherwise terminated, either automatically or by a party thereto, if any default, termination event or other similar event that would allow such close-out, liquidation or other termination is not capable of being cured by the Collateral Agent;
(k)    if the Forward Contract Counterparty to such Forward Contract is incorporated in, or primarily conducts business in, any jurisdiction outside the United States, Canada or Mexico, such Forward Contract Counterparty is an Eligible Foreign Counterparty;

(l)    if the Forward Contract Counterparty to such Forward Contract is a Chapter 11 Debtor, such Forward Contract was entered into after the Petition Date of such Forward Contract Counterparty or has been assumed by such Forward Contract Counterparty;
(m)    the Forward Contract Counterparty to such Forward Contract is not in contractual default on any other obligations to any Loan Party (other than (i) any amounts subject to a good faith dispute under the applicable contract and (ii) with respect to any Forward Contract Counterparty that is a Chapter 11 Debtor, payment defaults that occurred prior to the Petition Date of such Chapter 11 Debtor or other defaults that arose as a result of such Forward Contract Counterparty becoming a Chapter 11 Debtor), which constitutes more than 10% of the total amount owed to the Loan Parties and Unrestricted Subsidiaries by such Forward Contract Counterparty, and no Loan Party believes it is reasonably likely that obligations of such Forward Contract Counterparty, in each case in excess of such 10% threshold, will not be paid when due;
(n)    except with respect to a Forward Contract described in clause (l) above, the Forward Contract Counterparty to such Forward Contract (i) has not admitted in writing its inability to pay its debts generally or made a general assignment for the benefit of its creditors, (ii) has not instituted or had instituted against it a proceeding seeking to adjudicate it a debtor, bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official of it or for any substantial part of its property, and (iii) has not taken any corporate action to authorize any of the foregoing;
(o)    such Forward Contract is governed by the Laws of any Permitted Jurisdiction; provided, that any such Forward Contract governed by the Laws of any Permitted Jurisdiction other than any State of the United States or the District of Columbia shall be subject to such additional eligibility criteria with respect to such jurisdiction, if applicable, set forth on Schedule 1.1(G) (as the same may be amended, supplemented or modified by the Administrative Agent and the Borrowers’ Agent from time to time);
(p)    such Forward Contract is denominated in United States Dollars, Canadian Dollars or Mexican Pesos or such other currency(ies) as the Administrative Agent and the Borrowers’ Agent may mutually agree from time to time;
(q)    such Forward Contract complies with all applicable Laws and regulations to which the Borrowing Base Parties are subject; and
(r)    such Forward Contract provides for jurisdiction for disputes with respect thereto in the courts located in, or in an arbitration proceeding under the rules of (i) the American Arbitration Association, (ii) the National Arbitration Forum, (iii) the International Chamber of Commerce, or (iv) such other arbitral association as is approved by the Administrative Agent in its reasonable discretion, in each case conducted in a Permitted Jurisdiction.

“Eligible Hedged Inventory”: as of any Borrowing Base Date, the Market Value of Eligible Inventory (other than line fill or tank bottoms) as of such date that has been Hedged.
“Eligible Hedged Line Fill/Tank Bottom Inventory”: as of any Borrowing Base Date, the Market Value of Eligible Line Fill/Tank Bottom Inventory as of such date that has been Hedged.
“Eligible Inventory”: as of any Borrowing Base Date, all inventory of the Borrowing Base Parties consisting of Eligible Commodities (other than RECs and Environmental Products) valued at the then current Market Value, and in all instances as to which the following requirements have been fulfilled:
(a)    the inventory is owned by a Borrowing Base Party free and clear of all Liens other than Perfected First Liens or Permitted Borrowing Base Liens; provided that, the amount of the Eligible Inventory, if any, included in the Borrowing Base shall be net of the aggregate amount secured by such Permitted Borrowing Base Lien (except Liens in favor of the Collateral Agent under the Loan Documents);
(b)    the inventory has not been identified for deliveries with the result that a buyer may have rights to the inventory that could be superior to the Perfected First Liens, nor shall such inventory have become subject to a customer’s ownership or lien;
(c)    the inventory is in storage on the property of a Borrowing Base Party, or is in an Approved Inventory Location;
(d)    the inventory is subject to a Perfected First Lien, subject to Permitted Borrowing Base Liens; and
(e)    the inventory has not otherwise been determined, in the sole discretion of the Supermajority Lenders, to be ineligible.
“Eligible Line Fill/Tank Bottom Inventory”: as of any Borrowing Base Date, all Eligible Inventory of the Borrowing Base Parties consisting of crude oil, valued at the then current Market Value, which is: (i) line fill in trunk lines, branch lines or gathering lines, provided, however, that volumes of such line fill can be supported by third party statements or evidence of proprietary volumes, satisfactory to the Administrative Agent; or (ii) tank-bottom inventory, provided, however, that such inventory is limited to volumes above the low suction point in the respective storage tanks.
“Eligible Net Liquidity in Futures Accounts”: as of any Borrowing Base Date, the amount of “net liquidating value” or “net equity” (however designated) in any commodities futures account of any Borrowing Base Party as of such date maintained with an Eligible Broker that has been maintained at all times and in all respects in accordance with the Risk Management Policy and this Agreement (including, for the avoidance of doubt, all transactions credited thereto or related thereto) which is subject to (i) a Perfected First Lien, subject only to Permitted Borrowing Base Liens and any customary lien of such Eligible Broker in connection with any indebtedness of such Borrowing Base Party to such Eligible Broker permitted by the applicable Account Control Agreement (including, but not limited to, if permitted, any right of the Eligible Broker to close out open positions of such Borrowing Base Party without prior demand for additional margin and without prior notice), and (ii) an Account Control Agreement among the Collateral Agent, the

Borrowing Base Party and the Eligible Broker with which such account is maintained. Eligible Net Liquidity in Futures Accounts shall include any discounted face value of any U.S. Treasury Securities held as of such date in such account that are zero coupon securities issued by the United States of America minus any unearned interest on such U.S. Treasury Securities as of such date; provided that, the maturity date thereof is within six (6) months of the relevant Borrowing Base Date; provided, further, that, the Eligible Net Liquidity in Futures Accounts as calculated pursuant to this definition shall be net of any Brokerage Account Deducts.
“Eligible Net REC Inventory”: with respect to any Borrowing Base Party, (i) the sum of the Market Values of the positive Eligible Volumetric Net REC Inventory of such Borrowing Base Party for each REC Type in each state with a Renewable Portfolio Standard Program; less (ii) the Market Value of any negative Eligible Volumetric Net REC Inventory of such Borrowing Base Party for each REC Type in each state with a Renewable Portfolio Standard Program (where the REC Compliance Obligations in such state for such REC Type exceed the Eligible REC Inventory of such REC Type generated in such state).
“Eligible Overcollateralized Asset”: as of any Borrowing Base Date, an amount equal to the amount of Currency and Cash Equivalents posted by a Borrowing Base Party with an Overcollateralized Asset Holder as collateral for the obligations of such Borrowing Base Party to such Overcollateralized Asset Holder less the aggregate amount of any obligations owed by any Loan Party to such Overcollateralized Asset Holder or any Affiliates thereof, as to which such assets and Overcollateralized Asset Holder the following requirements have been fulfilled:
(a)    such Overcollateralized Asset Holder is a Tier 1 Counterparty or a Tier 2 Counterparty;
(b)    the arrangement with respect to such Currency and Cash Equivalents is not in violation of the Risk Management Policy;
(c)    (i) the obligation of such Overcollateralized Asset Holder to pay or return such Currency and Cash Equivalents, or an amount equal thereto, is governed by a written agreement or a trade confirmation enforceable against such Overcollateralized Asset Holder and (ii) the amount of such obligation is evidenced by either a written agreement, trade confirmation or verification to the extent that it constitutes an enforceable obligation of such Overcollateralized Asset Holder with respect to the amount set forth therein;
(d)    (i) such Currency and Cash Equivalents (or to the extent applicable and without duplication, the payment intangible relating to such Overcollateralized Asset Holder’s obligation to return the same to such Borrowing Base Party pursuant to the contractual arrangements with such Overcollateralized Asset Holder) are subject to a Perfected First Lien, subject only to Permitted Borrowing Base Liens, and (ii) (A) the grant of the Perfected First Lien over such Currency and Cash Equivalents or payment intangible is not prohibited by any contract, agreement or instrument evidencing or governing such assets, rights or agreements, (B) the grant of the Perfected First Lien over such Currency and Cash Equivalents or payment intangible does not terminate any such contract, agreement or instrument or give any other party to any such contract, agreement or instrument the right to terminate such contract, agreement or instrument or such party’s obligations thereunder or (C) if the grant of the Perfected First Lien over such Currency and Cash Equivalents or payment intangible is only permitted under the terms of any contract, agreement or instrument evidencing or governing such assets, rights or agreements with the consent of any other Person party thereto, such consent has been obtained, unless, in the case of any of sub-clauses (A) through (C) of this clause (ii), any such prohibition, limitation or restriction would be ineffective under applicable Law (including as provided under Sections 9-406 and 9-408 of the UCC);
(e)    such Overcollateralized Asset Holder is not a Subsidiary or an Affiliate of such Borrowing Base Party;
(f)    (i) such Overcollateralized Asset Holder is not a Governmental Authority unless all actions required under any applicable Assignment of Claims Act, if any, applicable to such Currency and Cash Equivalents (or to the extent applicable and without duplication, the payment intangible relating to such Overcollateralized Asset Holder’s obligation to return the same to such Borrowing Base Party pursuant to the contractual arrangements with such Overcollateralized Asset Holder) and such Governmental Authority shall have been taken to approve and permit the assignment of rights to payment thereunder or thereon to the Collateral Agent, for the ratable benefit of the Secured Parties under the Security Documents and (ii) the Overcollateralized Asset Holder shall not be a Governmental Authority unless such Governmental Authority does not have the benefit of sovereign immunity or has waived any claim of sovereign immunity with respect to such Currency and Cash Equivalents (or to the extent applicable and without duplication, the payment intangible relating to such Overcollateralized Asset Holder’s obligation to return the same to such Borrowing Base Party pursuant to the contractual arrangements with such Overcollateralized Asset Holder) by statute, applicable case law, contract or otherwise;
(g)    if such Overcollateralized Asset Holder is incorporated in, or primarily conducts business in, any jurisdiction outside the United States, Canada or Mexico, such Overcollateralized Asset Holder is an Eligible Foreign Counterparty;
(h)    if such Overcollateralized Asset Holder is a Chapter 11 Debtor, the contract, agreement or instrument evidencing or governing the obligation of the Overcollateralized Asset Holder to pay or return such Currency and Cash Equivalents, or an amount equal thereto, was entered into after the Petition Date of such Overcollateralized Asset Holder or has been assumed by such Overcollateralized Asset Holder;
(i)    such Overcollateralized Asset Holder is not in contractual default on any other obligations to any Loan Party (other than (i) any amounts subject to a good faith dispute under the applicable contract and (ii) with respect to any Overcollateralized Asset Holder that is a Chapter 11 Debtor, payment defaults that occurred prior to the Petition Date of such Chapter 11 Debtor or other defaults that arose as a result of such Overcollateralized Asset Holder becoming a Chapter 11 Debtor), which constitutes more than 10% of the total amount owed to the Loan Parties and Unrestricted Subsidiaries by such Overcollateralized Asset Holder, and no Loan Party believes it is reasonably likely that obligations of such Overcollateralized Asset Holder, in each case in excess of such 10% threshold, will not be paid when due;
(j)    except with respect to a contract, agreement or instrument described in clause (h) above, such Overcollateralized Asset Holder (i) has not admitted in writing its inability to pay its debts generally or made a general assignment for the benefit of its creditors, (ii) has not instituted or had instituted against it a proceeding seeking to adjudicate it a debtor, bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official of it or for any substantial part of its property, and (iii) has not taken any corporate action to authorize any of the foregoing;
(k)    the contract, agreement or instrument evidencing or governing the obligation of such Overcollateralized Asset Holder to pay or return such Currency and Cash Equivalents, or an amount equal thereto, is governed by the Laws of any State of the United States or the District of Columbia; provided, that any such contract, agreement or instrument governed by the Laws of any jurisdiction other than any State of the United States or the District of Columbia and mutually agreed between the Administrative Agent and the Borrowers’ Agent shall be subject to such additional eligibility criteria with respect to such jurisdiction, if applicable, set forth on Schedule 1.1(I) (as the same may be amended, supplemented or modified by the Administrative Agent and the Borrowers’ Agent from time to time);
(l)    the contract, agreement or instrument evidencing or governing the obligation of such Overcollateralized Asset Holder to pay or return such Currency and Cash Equivalents, or an amount equal thereto, complies with all applicable Laws and regulations to which the Borrowing Base Parties are subject;
(m)    such Currency and Cash Equivalents are owned by such Overcollateralized Asset Holder (and not, for the avoidance of doubt, any Loan Party);
(n)    such Borrowing Base Party is formed, organized or incorporated in, and primarily conducts business in, the United States (or any state thereof);
(o)    in addition to any application of any contra, offset, set off, counterclaim, dispute, defense, claim, trade or other payable or accrued liability or obligation of the Loan Parties with such Overcollateralized Asset Holder deducted from the value of any Currency or Cash Equivalents posted with such Overcollateralized Asset Holder, the value of such Currency or Cash Equivalents for the purpose of this definition shall be reduced by any claim on the part of such Overcollateralized Asset Holder or any Affiliate or Subsidiary thereof denying payment liability with respect to any such property; and
(p)    such Currency and Cash Equivalents are posted to support (i) the purchase of Eligible Commodities giving rise to Eligible Inventory and/or an Eligible Account Receivable or (ii) bonding, performance, transportation, transmission and storage demand charges, tariff requirements, excise, product, sales or other similar taxes with respect to Eligible Commodities.
“Eligible REC Inventory”: with respect to any Borrowing Base Party, all inventory of such Borrowing Base Party consisting of RECs (expressed as units of RECs) as to which the following requirements have been fulfilled:
(a)    such REC inventory is owned by such Borrowing Base Party free and clear of all Liens other than Perfected First Liens or Permitted Borrowing Base Liens;
(b)    such REC inventory is subject to a Perfected First Lien, subject only to Permitted Borrowing Base Liens;
(c)    such REC inventory is valid for use in a state with a Renewable Portfolio Standard
Program; and
(d)    such REC inventory must be registered on an Eligible Tracking System.
“Eligible Specified Foreign Forward Contract”: an Eligible Forward Contract that is a Specified Foreign Forward Contract.
“Eligible Tier 1 Account Receivable”: at the time of any determination thereof, each Eligible Account Receivable the Account Debtor of which is a Tier 1 Counterparty.
“Eligible Tier 2 Account Receivable”: at the time of any determination thereof, each Eligible Account Receivable the Account Debtor of which is either (i) a Tier 2 Counterparty or (ii) a Tier 1 Counterparty to the extent that all Eligible Accounts Receivable of such Tier 1 Counterparty that are included in the then-current Borrowing Base exceed the applicable aggregate credit exposure limit set forth in the definition of “Tier 1 Counterparty” solely to the extent of the applicable aggregate credit exposure limit set forth in the definition of “Tier 2 Counterparty” and solely to the extent such portion of such Eligible Account Receivable is not otherwise included in the then-current Borrowing Base as an Eligible Tier 1 Account Receivable.
“Eligible Tier 3 Account Receivable”: at the time of any determination thereof, each Eligible Account Receivable the Account Debtor of which is a Tier 3 Counterparty.
“Eligible Tracking System”: (a) the New England Power Pool Generation Information System, (b) the PJM Interconnection, LLC Generation Attribute Tracking System and (c) any other state or regional REC tracking system reasonably selected by the Borrowers’ Agent and reasonably satisfactory to the Administrative Agent.
“Eligible Unbilled Account Receivable”: as of any Borrowing Base Date, each Account Receivable of any Borrowing Base Party which would be an Eligible Account Receivable but for the fact that such Account Receivable has not actually been invoiced on or prior to the date which is three (3) Business Days after such Borrowing Base Date, subject to the limits outlined in the Risk Management Policy.
“Eligible Unbilled Tier 1 Account Receivable”: at the time of any determination thereof, each Eligible Unbilled Account Receivable the Account Debtor of which is a Tier 1 Counterparty.

“Eligible Unbilled Tier 2 Account Receivable”: at the time of any determination thereof, each Eligible Unbilled Account Receivable the Account Debtor of which is either (i) a Tier 2 Counterparty or (ii) a Tier 1 Counterparty to the extent that all Eligible Accounts Receivable of such Tier 1 Counterparty that are included in the then-current Borrowing Base exceed the applicable aggregate credit exposure limit set forth in the definition of “Tier 1 Counterparty” solely to the extent of the applicable aggregate credit exposure limit set forth in the definition of “Tier 2 Counterparty” and solely to the extent such portion of such Eligible Account Receivable is not otherwise included in the then-current Borrowing Base as an Eligible Unbilled Tier 1 Account Receivable.
“Eligible Unbilled Tier 3 Account Receivable”: at the time of any determination thereof, each Eligible Unbilled Account Receivable the Account Debtor of which is a Tier 3 Counterparty.
“Eligible Unhedged Inventory”: as of any Borrowing Base Date, the Market Value of Eligible Inventory (other than line fill or tank bottoms) that has not been Hedged.
“Eligible Unhedged Line Fill/Tank Bottom Inventory”: as of any Borrowing Base Date, the Market Value of Eligible Line Fill/Tank Bottom Inventory that has not been Hedged.
“Eligible U.S. Forward Contract”: an Eligible Forward Contract that is a U.S. Forward Contract.
“Eligible U.S. and Specified Foreign Long Term Unrealized Forward Gains”: as of any Borrowing Base Date, the Aggregate Eligible U.S. and Specified Foreign Long Term In the Money Forward Contract Amount with all Forward Contract Counterparties at such date.
“Eligible U.S. and Specified Foreign Medium Term Unrealized Forward Gains”: as of any Borrowing Base Date, the Aggregate Eligible U.S. and Specified Foreign Medium Term In the Money Forward Contract Amount with all Forward Contract Counterparties at such date.
“Eligible U.S. and Specified Foreign Short Term Unrealized Forward Gains”: as of any Borrowing Base Date, the Aggregate Eligible U.S. and Specified Foreign Short Term In the Money Forward Contract Amount with all Forward Contract Counterparties at such date.
“Eligible Volumetric Net REC Inventory”: with respect to any Borrowing Base Party, and with respect to each state with a Renewable Portfolio Standard Program and each REC Type, the Eligible REC Inventory of such Borrowing Base Party of such REC Type generated in such state, less any REC Compliance Obligations of such Borrowing Base Party in such state that may be satisfied with such REC Type; provided that, Eligible Volumetric Net REC Inventory for each state and each REC Type shall be calculated at the lower of the amounts shown in the books and records of the Borrowing Base Parties and the amounts shown in the applicable Eligible Tracking System; provided further that, in the case of a manifest error in the applicable Eligible Tracking System, Eligible Volumetric Net REC Inventory for each applicable state and each applicable REC Type shall be calculated based on the amounts shown in the books and records of the Borrowing Base Parties.
“Employee Benefit Plans”: any benefit plan or arrangements in respect of any employees or past employees operated by any Loan Party or in which any Loan Party participates and which provides benefits on retirement, ill-health or injury, death or voluntary withdrawal from or involuntary termination of employment, including, without limitation, termination indemnity payments, life insurance arrangements and any post-retirement medical benefit.
“Environmental Laws”: any and all international, European Union, national, federal, state, provincial or local statutes, orders, regulations or other Law or subordinate legislation or common law or guidance notes or regulatory codes of practice, guidelines, circulars and equivalent controls (whether or not having the force of law, but if not, then in respect of which compliance is customary) including judicial interpretation of any of the foregoing concerning the environment or health and safety (including regulating, relating to or imposing liability on standards of conduct concerning Materials of Environmental Concern) which are in existence now or in the future and are binding at any time on any Loan Party in the relevant jurisdiction in which such Loan Party has been or is operating (including by the export of its products or its waste to that jurisdiction).
“Environmental Permits”: any permit, license, registration, consent, approval and other authorization and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Loan Party conducted on or from the properties owned or used by any Loan Party.
“Environmental Products”: any of the following: (a) emissions allowances, certificates, credits, benefits, reductions, offsets, or other transferable indicia, however entitled, each representing either one metric ton or other specified amount of carbon dioxide (or carbon dioxide with other greenhouse gas, including without limitation methane, nitrous oxide, hydroflurocarbons, perflurocarbons, and sulphur hexafluoride) emissions or the sequestration, reduction or avoidance of emissions; and (b) emissions allowances, certificates, credits, benefits, reductions, offsets, or other transferable indicia, however entitled, each representing one ton or other specified amount of sulfur dioxide or nitrogen oxide emissions or the sequestration, reduction or avoidance of emissions (collectively, “NOx/Sox Credits”).
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Erroneous Payment”: as defined in Section 10.16(a).
“Erroneous Payment Subrogation Rights”: as defined in Section 10.16(d).
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default”: any of the events specified in Section 9.1 for which any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Excess Accommodation Credit Amount”: at any time any Accommodation Credit is outstanding, the aggregate for all Accommodation Credits of the excess of (i) the liability at such time under such Accommodation Credit of the issuer thereof over (ii) the available face amount of the Accommodation Back-Up Credit related to such Accommodation Credit; provided, that if such excess shall have been Cash Collateralized, such excess shall no longer be deemed to be outstanding.

“Exchange Receivable”: any right to receive consideration that would be an Account Receivable but for the fact that the consideration to be received by any Borrowing Base Party consists in whole or in part of the delivery of Eligible Commodities.
“Excise Taxes”: any amounts which are due and owing to any Governmental Authority with respect to the sale of products (excluding franchise taxes, and taxes on net income or capital).
“Excluded Accounts”: collectively, (i) Deposit Accounts or Securities Accounts of any Grantor to the extent that the aggregate amount on deposit in such Deposit Accounts and Securities Accounts does not exceed $1,000,000 at any time, other than each Deposit Account or Securities Account listed on Schedule VI to the U.S. Security Agreement or any schedule of pledged accounts under any other Security Document, and (ii) other specified Deposit Accounts or Securities Accounts that are expressly approved by the Administrative Agent (at the direction of the Required Lenders), subject to any deposit limit set at the time of such approval.
“Excluded Swap Obligation”: with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee Obligations contained in the Guarantee of such Loan Party or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee Obligation contained in the Guarantee or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Excluded Taxes”: as defined in Section 4.11(e).
“Existing Credit Agreement”: as defined in the recitals to this Agreement.
“Existing Issuing Lenders”: as defined in the recitals to this Agreement.
“Existing Lenders”: as defined in the recitals to this Agreement.
“Existing Letters of Credit”: as defined in the recitals to this Agreement.
“Existing Loans”: as defined in the recitals to this Agreement.
“Existing Revolving Credit Loans”: as defined in Section 2.1(a).
“Extensions of Credit”: at any date, as to any Lender at any time, an amount equal to the sum of such Lender’s Committed Extensions of Credit (if any) and such Lender’s Uncommitted Extensions of Credit (if any).

“Facility”: each of (a) the Committed Tranche and (b) the Uncommitted Tranche.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate”: for any day, the rate per annum equal to the weighted average of the interest rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that, should the Federal Funds Rate be less than 0.00%, the Federal Funds Rate shall be deemed to be 0.00%.
“Fee-Based Receivables”: as defined in clause (a) of the definition of “Eligible Account Receivable”.
“Fee Letter” the Fee Letter, dated March 18, 2025, among MUFG and the Borrowers.
“FERC”: the U.S. Federal Energy Regulatory Commission.
“FERC Contract Collateral”: as defined in the U.S. Security Agreement.
“Financial Condition Covenants”: as defined in Section 9.2(a).
“Financial Hedging Agreement”: any currency swap, cross-currency rate swap, currency option, interest rate option, interest rate swap, cap or collar agreement or similar arrangement or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing including, without limitation, any derivative relating to interest rate or currency rate risk, in each case which is not a Commodity OTC Agreement.
“Financing Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with the Accounting Standards to be capitalized on a balance sheet of the lessee.
“First Purchaser Lien”: a so-called “first purchaser” Lien, as defined in Tex. Prop. Code § 67.002, comparable Laws of the states of Oklahoma, Kansas, Mississippi, Wyoming, New Mexico, North Dakota, Montana, Tennessee or any other comparable Law of any such jurisdiction or any other applicable jurisdiction.
“First Purchaser Lien Amount”: as of any Borrowing Base Date, in respect of any property of any Loan Party subject to a First Purchaser Lien, the aggregate amount of the obligations outstanding as of such date giving rise to such First Purchaser Lien, as of such date, less any portion of such obligations that are secured or supported by Acceptable Investment Grade Credit Enhancement.
“Fiscal Year”: with respect to any Person, such Person’s fiscal year, which (in the case of the Loan Parties) consists of a twelve (12) month period beginning on each January 1 and ending on each December 31.

“Five Point”: Five Point Energy LLC or any of its Change of Control Affiliates and any funds or accounts controlled, managed or advised by Five Point Energy LLC or any of its Change of Control Affiliates.
“Floor”: a rate of interest equal to 0%.
“Foreign Borrower”: as defined in Section 11.28.
“Foreign Forward Contract”: as of any date of determination, a Forward Contract that is governed by the Laws of any jurisdiction other than the Laws of any State of the United States or the District of Columbia or any of the provinces of Alberta, British Columbia, Ontario or Saskatchewan of Canada.
“Forward Contract”: as of any date of determination, (a) a Commodity Contract (other than a Storage/Transportation Contract) with a delivery date or, with respect to a Commodity OTC Agreement, price settlement date, one day or later after such date of determination or (b) a Storage/Transportation Contract.
“Forward Contract Counterparty”: any counterparty to a Forward Contract of any Borrowing Base Party.
“Forward Contract Specified Disposition”: as defined in Section 8.6(h).
“Forward Contract Specified Disposition Conditions”: (a) no Default or Event of Default shall have occurred and be continuing and the making of such Forward Contract Specified Disposition shall not result in a Default or Event of Default, (b) the Loan Parties shall be in compliance with each of the covenants set forth in Section 8.1, on a pro forma basis, before and after giving effect to such Forward Contract Specified Disposition, (c) (i) the Total Extensions of Credit shall not exceed the Borrowing Base, on a pro forma basis, before and after giving effect to such Forward Contract Specified Disposition and (ii) the Borrowing Base immediately after giving effect to such Forward Contract Specified Disposition shall not be less than the Borrowing Base immediately prior to giving effect to such Forward Contract Specified Disposition and (d) the Borrowers’ Agent has provided the Administrative Agent at least three (3) Business Days’ prior written notice of such proposed Forward Contract Specified Disposition if the aggregate fair market value of the Forward Contracts and related Futures Contracts, Commodity OTC Agreements and/or other hedging contracts subject to such proposed Forward Contract Specified Disposition would exceed $10,000,000.
“Futures Contracts”: contracts for making or taking delivery of Eligible Commodities that are traded on a market-recognized commodity exchange, which such contracts meet the specification and delivery requirements of futures contracts on such commodity exchange.
“GAAP”: generally accepted accounting principles in the United States of America in effect from time to time.
“Governing Documents”: with respect to (a) a corporation, its articles or certificate of incorporation, continuance or amalgamation and by-laws, (b) a partnership, its certificate of limited partnership or partnership declaration, as applicable, and partnership agreement, (c) a limited liability company, its certificate of formation and operating agreement and (d) any other Person, the other organizational or governing documents of such Person.
“Governmental Authority”: any nation or government, any state, provincial or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including any applicable supranational bodies (such as the European Union or European Central Bank).
“Grantor”: any Person executing and delivering a Security Document, or becoming party to a Security Document (by supplement or otherwise), pursuant to this Agreement, until such time as such Person is designated an Unrestricted Subsidiary pursuant to the definition thereof.
“Guarantee”: a guarantee to be executed and delivered by any Subsidiary of the Borrower that is acquired or formed, which is required to become party to such guarantee pursuant to Section 7.13(a)(ii) and by each other Guarantor (if any), substantially in the form of Exhibit N.
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of an obligation for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of a third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrowers’ Agent in good faith. Guaranteed Obligation shall not include any performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of any Loan Party or in connection with judgments that do not result in a Default or an Event of Default.

“Guarantors”: any Person executing and delivering the Guarantee, or becoming party to the Guarantee (by supplement or otherwise), pursuant to this Agreement, until such time as such Person is designated an Unrestricted Subsidiary pursuant to the definition thereof.
“Hedged”: at any time in relation to Eligible Inventory, if the purchase or sale price thereof has been effectively hedged as evidenced by the most recent Position, Exposure and Marked-to-Market Report or, if not in such Position, Exposure and Marked-to-Market Report, as otherwise reasonably acceptable to the Administrative Agent through one or a combination of Commodity Contracts or Futures Contracts entered into or held in accordance with the Risk Management Policy for the corresponding volume of physical Eligible Commodities held in Eligible Inventory; provided that, the applicable Borrowing Base Parties’ rights under such Commodity Contracts or Futures Contracts and all amounts due or to become due to such Borrowing Base Party under or in respect of such Commodity Contracts or Futures Contracts are subject to a Perfected First Lien.
“IFRS”: international financial reporting standards adopted by the International Accounting Standards Board in effect from time to time.
“Illegality Notice”: as defined in Section 4.16.
“Increase and New Lender Agreement”: as defined in Section 4.1(b)(iii).
“Increasing Committed Lender”: as defined in Section 4.1(b)(iii).
“Increasing Uncommitted Tranche Lender”: as defined in Section 4.1(c)(iii).
“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases or Synthetic Leases, (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (e) all liabilities of a third party secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all obligations in respect of mandatorily redeemable preferred stock, (g) all obligations of such Person under any Approved Accounts Receivable Discounting Program, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, and (i) for the purposes of Section 9.1(e) only, all obligations of such Person in respect of Commodity OTC Agreements and Financial Hedging Agreements. The amount of any Indebtedness under (x) clause (e) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the property subject to the relevant Lien and (y) clause (i) shall be the net amount, including any net termination payments, required to be paid to a counterparty rather than the notional amount of the applicable Commodity OTC Agreement or Financial Hedging Agreement.

“Indemnified Liabilities”: as defined in Section 11.6.
“Indemnitee”: as defined in Section 11.6.
“Independent Entity Schedule”: Schedule 1.1(E) hereto, which sets forth each counterparty with which any Borrowing Base Party transacts that has an Affiliate and/or Subsidiary that holds itself out as an independent credit and a separate legal entity, together with any of such counterparty’s independent Affiliates and/or Subsidiaries, provided, that (a) a new Person shall be added to such Schedule 1.1(E) at the request of the Borrowers’ Agent if approved in the reasonable discretion of the Administrative Agent after the Closing Date, upon ten (10) Business Days’ notice to the Administrative Agent, and (b) a Person may be removed from such Schedule 1.1(E) by the Administrative Agent, acting in its reasonable discretion, upon ten (10) Business Days’ notice to the Borrowers’ Agent.
“Information Memorandum”: the confidential information memorandum dated as of April 2, 2025.
“Insolvency”: with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent”: pertaining to a condition of Insolvency.
“Intellectual Property”: as defined in Section 5.9.
“Intercompany Subordinated Indebtedness”: with respect to any Loan Party, Indebtedness owed by such Loan Party to any other Loan Party that is subject to an Intercompany Subordination Agreement.
“Intercompany Subordination Agreement”: with respect to any Intercompany Subordinated Indebtedness of a Loan Party to any other Loan Party, a subordination agreement substantially in the form of Exhibit I.
“Interest Payment Date”: (a) with respect to any Base Rate Loan (including, for the avoidance of doubt, any Swing Line Loan), the first Business Day of each month, the date on which the Revolving Credit Loans become due and payable pursuant to Section 9 or the Commitments and Uncommitted Tranche Portions terminate pursuant to Section 4.1 and the Applicable Termination Date and (b) with respect to any Term SOFR Loan or Cost of Funds Loan, the last day of each Interest Period with respect thereto and the Revolving Credit Maturity Date.
“Interest Period”:
(a) with respect to any Term SOFR Loan:
(i)    initially, the period commencing on the Borrowing Date or Conversion date, as the case may be, with respect to such Term SOFR Loan and ending one (1) or three (3) months thereafter, as irrevocably selected by the Borrowers’ Agent in the Borrowing Notice or Continuation/Conversion Notice, as the case may be, given with respect thereto; and
(ii)    thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Term SOFR Loan and ending one (1) or three (3)

months thereafter, as irrevocably selected by the Borrowers’ Agent in the Continuation/Conversion Notice given with respect thereto;
(b)    with respect to any Cost of Funds Loan:
(i)    initially, the period commencing on the Borrowing Date, as the case may be, with respect to such Cost of Funds Loan and ending one (1) day, one (1) week, one (1) month or three (3) months thereafter, as irrevocably selected by the Borrower’s Agent in the Borrowing Notice or Continuation/Conversion Notice, as the case may be, given with respect thereto; and
(ii)    thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Cost of Funds Loan and ending one (1) day, one (1) week, one (1) month or three (3) months thereafter, as irrevocably selected by the Borrower’s Agent in the Continuation/Conversion Notice given with respect thereto; provided that, with respect to any Term SOFR Loan or Cost of Funds Loan:
(A)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(B)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and
(C)    no tenor that has been removed from this definition pursuant to Section 4.19(d) shall be available for specification in any Borrowing Notice or Continuation/Conversion Notice.
“Investment”: any advance, loan, extension of credit or capital contribution to, investment in, or purchase or acquisition of any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, any Person or all or substantially all of the assets of a Person; provided, that a designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be considered an Investment by the Loan Party that owns such Subsidiary for purposes of Section 8.8 hereof in an amount equal to the net value of such Subsidiary as of the date of such designation.
“Investment Grade”: with respect to any Person, the long term senior unsecured non-credit enhanced credit rating or shadow rating of which is BBB- or higher by S&P or Baa3 or higher by Moody’s; provided that for purposes of determining whether any Person constitutes a Tier 1 Counterparty pursuant to clause (i) of the definition thereof, such Person shall be deemed to be Investment Grade if it does not otherwise satisfy the requirements set forth in this definition if it has an implied equivalent rating of at least BBB- or higher by S&P or Baa3 or higher by Moody’s determined by the Borrowers’ Agent’s application of the internal ratings set forth in the credit limit guidelines of the Risk Management Policy; provided, further, that in the event that the rating given by (or equivalent to) S&P or Moody’s is higher than the rating given by (or equivalent to) Moody’s or S&P, as applicable, the determination that such rating is Investment Grade shall be made based on the lower of the two ratings.
“ISP 98”: as defined in Section 3.3(h).
“Issuance Cap”: with respect to the obligation of an Issuing Lender to issue or consider issuing any Letter of Credit pursuant to Section 3.1, the aggregate amount of outstanding L/C Obligations attributable to Letters of Credit issued by such Issuing Lender (in its capacity as an Issuing Lender) as set forth on Schedule 1.1(K) (as Schedule 1.1(K) may be modified from time to time in accordance with the terms of this definition to add any new Issuing Lender and its Issuance Cap thereto, to remove any Issuing Lender and its Issuance Cap therefrom, or to increase or decrease the Issuance Cap of any Issuing Lender); provided, that (i) the aggregate amount of outstanding L/C Obligations shall be subject to Section 3.2 , Sections 3.3(b), (c), (e) and (i) and Section 6.2(e), (ii) any Issuing Lender may, by notice to the Administrative Agent (which notice shall be irrevocable), increase the amount of such Issuing Lender’s Issuance Cap hereunder, (iii) subject to the approval of the Administrative Agent and the new Issuing Lender, the Borrowers’ Agent may, by notice to the Administrative Agent and the Issuing Lenders, add an additional Issuing Lender (and related Issuance Cap) to Schedule 1.1(K), whereupon such Schedule shall be deemed so modified, (iv) any Issuing Lender may, subject to the consent of the Administrative Agent and the Borrowers’ Agent, decrease the amount of such Issuing Lender’s Issuance Cap hereunder or remove such Issuing Lender as an Issuing Lender hereunder, as applicable, and (iv) in the case of MUFG in its capacity as an Issuing Lender, notwithstanding the Issuance Cap set forth with respect to MUFG on Schedule 1.1(K), MUFG may from time to time, on an uncommitted basis in its sole and absolute discretion, elect to issue or consider issuing Letters of Credit pursuant to Section 3.1 in excess of such Issuance Cap, not to exceed a maximum aggregate amount of outstanding L/C Obligations attributable to MUFG equal to $400,000,000.
“Issuing Lenders”: the Committed Issuing Lenders and the Uncommitted Issuing Lenders.
“Joint Bookrunners”: MUFG Bank, Ltd., Coöperatieve Rabobank U.A., New York Branch, ING Capital LLC, Wells Fargo Securities, LLC, Natixis, New York Branch and Société Générale.
“Joint Lead Arrangers”: MUFG Bank, Ltd., Coöperatieve Rabobank U.A., New York Branch, ING Capital LLC, Wells Fargo Securities, LLC, Natixis, New York Branch and Société Générale.
“Laws”: collectively, all international, foreign, Federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Fee Payment Date”: with respect to any Letter of Credit outstanding at any time during any month, the thirtieth (30th) day after the last Business Day of the month during which such fees accrued (or if such day is not a Business Day, the next succeeding Business Day), or if earlier, the expiration date of the last Letter of Credit outstanding following the Applicable Termination Date.
“L/C Fronting Fee”: as defined in Section 3.4(b).
“L/C Obligations”: the Committed L/C Obligations and the Uncommitted L/C Obligations.
“L/C Participants”:    the Committed L/C Participants and the Uncommitted L/C Participants, as applicable.
“L/C Participation”: as defined in Section 3.5(b).
“Lenders”: the Committed Lenders, the Uncommitted Lenders and, as the context requires, includes, the Daylight Overdraft Lender, the Committed Swing Line Lenders and the Uncommitted Swing Line Lenders, but does not include the Administrative Agent or the Issuing Lenders in their respective capacities as the Administrative Agent or as an Issuing Lender. As of the Closing Date, each Lender is specified on Schedule 1.0.
“Letter of Credit Request”: the Committed Letter of Credit Requests and the Uncommitted Letter of Credit Requests.
“Letters of Credit”: the Committed Letters of Credit and the Uncommitted Letters of Credit. For the avoidance of doubt, the term Letter of Credit shall not include any letter of credit, demand guarantee or other undertaking issued by any Person (including any branch or Affiliate of an Issuing Lender) that is supported by a Letter of Credit issued by any Issuing Lender hereunder pursuant to a back-stop or counter-standby structure.
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction in order to perfect any of the foregoing; provided that, “Lien” shall refer to neither (a) any interest or title of a lessor under any leases or subleases entered into by the Loan Parties in the ordinary course of business nor (b) licenses, sub-licenses, leases or sub-leases granted to third parties in the ordinary course of business consistent with past practices.
“Loan”: any loan made pursuant to this Agreement including without limitation any Revolving Credit Loan, Swing Line Loan, Refunded Swing Line Loan, Daylight Overdraft Loan and Refunded Daylight Overdraft Loan.
“Loan Documents”: (i) this Agreement, the Notes, any Letter of Credit Requests, the Perfection Certificate, the Guarantee (if executed and delivered), the Security Documents, the Intercompany Subordination Agreement and the Fee Letter and (ii) any document or agreement entered into with a Loan Party that, in accordance with its terms, is a Loan Document.
“Loan Maturity Date” with respect to any Loan, the maturity date for such Loan made hereunder which for (i) any Revolving Credit Loan shall be the Revolving Credit Maturity Date, (ii) any

Swing Line Loan shall be the earliest to occur of (x) five (5) Business Days from the Borrowing Date of such Swing Line Loan and (y) the Applicable Termination Date; and (iii) any Daylight Overdraft Loan shall be the earliest to occur of (x) 4:00 p.m. on the Borrowing Date of such Daylight Overdraft Loan and (y) the Applicable Termination Date.
“Loan Parties”: TERM and each Subsidiary of TERM that is (i) a Borrower or a Guarantor and (ii) a Grantor.
“Long Term Contracted Bid Letter of Credit”: a Contracted Bid Letter of Credit that expires more than ninety (90) days after the issuance thereof but not later than the earlier of the date that is one hundred and twenty (120) days after the date of issuance of such Letter of Credit and one hundred and twenty (120) days after the Applicable Termination Date as in effect on the date of issuance of such Letter of Credit.
“Long Term Letter of Credit”: collectively, Long Term Trade Letters of Credit, Long Term Performance Letters of Credit, Long Term Multi-purpose Letters of Credit, Long Term Contracted Bid Letters of Credit and Long Term Project Bid Letters of Credit.
“Long Term Multi-purpose Letter of Credit”: a Multi-purpose Letter of Credit that (a) expires more than ninety (90) days after the issuance thereof but not later than the earlier of the date that is one (1) year after the date of issuance of such Letter of Credit and one (1) year after the Applicable Termination Date as in effect on the date of issuance of such Letter of Credit (including an Auto-Renewal Letter of Credit) and (b) was issued for the purposes of purchasing (or securing the purchase of) physical Eligible Commodities and/or obligations and collateral requirements related to Commodity Contracts.
“Long Term Performance Letter of Credit”: a Performance Letter of Credit (other than a Project Letter of Credit) that (a) expires more than ninety (90) days after the issuance thereof but not later than the earlier of the date that is one (1) year after the date of issuance of such Letter of Credit and one (1) year after the Applicable Termination Date as in effect on the date of issuance of such Letter of Credit (including an Auto-Renewal Letter of Credit) and (b) was issued for the purposes of supporting obligations under Commodity OTC Agreements or to support bonding, performance, transportation, transmission and storage demand charges, tariff requirements, excise, product, sales or other similar taxes with respect to Eligible Commodities.
“Long Term Project Bid Letter of Credit”: a Project Bid Letter of Credit that expires more than ninety (90) days after the issuance thereof but not later than the earlier of the date that is one hundred and eighty (180) days after the date of issuance of such Letter of Credit and one hundred and eighty (180) days after the Applicable Termination Date as in effect on the date of issuance of such Letter of Credit.
“Long Term Trade Letter of Credit”: a Trade Letter of Credit that (a) expires more than ninety (90) days after the issuance thereof but not later than the earlier of the date that is one (1) year after the date of issuance of such Letter of Credit and one (1) year after the Applicable Termination Date as in effect on the date of issuance of such Letter of Credit (including an Auto-Renewal Letter of Credit) and (b) is issued for the purposes of purchasing (or securing the purchase of) physical Eligible Commodities.

“Long Term Trade Letter of Credit Limit”: at any time of determination, an amount equal to 35.0% of the Maximum Amount then in effect.
“Margin Letters of Credit”: as defined in clause (ii) of the definition of “Eligible Add-Back for Unused Margin Letters of Credit”.
“Marked-to-Market Value”: with respect to any Commodity Contract of any Person on any date: (a) in the case of a Commodity Contract for the purchase, sale, transfer or exchange of any physical Eligible Commodities, the unrealized gain or loss on such Commodity Contract, determined by comparing (i) the amount to be paid or received under such Commodity Contract for such Eligible Commodities pursuant to the terms thereof to (ii) the Market Value of such Eligible Commodities on such date, and (b) in the case of any other Commodity Contract, the unrealized gain or loss on such Commodity Contract determined by calculating the amount to be paid or received under such other Commodity Contract pursuant to the terms thereof as if the cash settlement of such other Commodity Contract were to be calculated on such date of determination by reference to the Market Value of the Eligible Commodities that are the subject of such other Commodity Contract; provided, that (i) in the case of any Commodity Contract that is, in whole or in part, an option by its terms, the amount so calculated shall reflect industry standard valuation models approved by the Administrative Agent, (ii) in the case of amounts due under any Forward Contract with a delivery date more than one year from the date of determination, each such amount shall be discounted to present value in a commercially reasonable manner unless otherwise discounted as part of the calculation referred to above and (iii) the Marked-to-Market Value of any Storage/Transportation Contract shall be limited to its intrinsic value and shall take into account any demand charges associated with such Commodity Contract.
“Marked-to-Market Value After Applicable Netting”: with respect to any Forward Contracts of any Borrowing Base Party with any Forward Contract Counterparty on any date, (a) if such Forward Contracts have a positive Marked-to-Market Value, then the Marked-to-Market Value of such Forward Contracts, net of (i) margin consisting of cash and Cash Equivalents held by the Loan Parties from such Forward Contract Counterparty with respect to such Forward Contracts and (ii) the value of any claim, dispute, offset or other counterclaim of such Forward Contract Counterparty with respect to such Forward Contracts that is Actually Known to any Loan Party, in each case of (i) and (ii), which are reasonably expected to be deducted from payment and without duplication of deduction, and (b) if such Forward Contracts have a negative Marked-to-Market Value, then the Marked-to-Market Value of such Forward Contracts, net of margin consisting of cash and Cash Equivalents posted by the Loan Parties to such Forward Contract Counterparty with respect to such Forward Contracts which is reasonably expected to be deducted from payment and without duplication of deduction.
“Market Value”: with respect to an Eligible Commodity on any date, the price at which such Eligible Commodity could be purchased or sold for delivery on that date or during the applicable period adjusted to reflect the specifications thereof and the location and transportation differential, determined by using prices (a) on the New York Mercantile Exchange, the COMEX, the London Metal Exchange, the New York Board of Trade, the International Petroleum Exchange, the Intercontinental Commodities Exchange, the Chicago Board of Trade, the Chicago Mercantile Exchange or, if a price for any such Eligible Commodity (or delivery period or location) is not available on such exchanges, such other markets or exchanges recognized as such in the commodities trading industry, including over-the-counter markets and (except in the case of RECs) private quotations, or as published in an independent industry recognized source, or, in the case of RECs, a third party tracking service or validation service described in clause (a) above, in each case reasonably selected by the Borrowers’ Agent, (b) if such a price for any such Eligible Commodity is not available in any market or exchange described in clause (a) above, any other exchange or market reasonably selected by the Borrowers’ Agent and reasonably satisfactory to the Administrative Agent on such date or (c) if such a price for any such Eligible Commodity is not available in any market or exchange described in clauses (a) or (b) above, such other value determined pursuant to methodology reasonably selected by the Borrowers’ Agent and reasonably satisfactory to the Administrative Agent.
“Material Adverse Effect”: a material adverse effect on (a) the operations, business, assets, properties, liabilities (actual or contingent), condition (financial, management or otherwise) or prospects of the Loan Parties and their Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their respective obligations under this Agreement or any of the other Loan Documents on a timely basis, or (c) the legality, validity, binding effect or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any pollutant, contaminant, dangerous good, hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or which form the basis of liability under, any Environmental Law or Environmental Permit, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, medical waste, radioactive materials and electromagnetic fields.
“Maximum Amount”: the sum of (a) the Committed Tranche Maximum Amount and (b) the Uncommitted Tranche Maximum Amount; provided that the Maximum Amount shall not at any time be less than $500,000,000.
“Maximum Consolidated Leverage Ratio”: at any time of determination, a ratio equal to 8.5:1.0.
“Maximum Liability”: as defined in Section 11.23.
“Maximum Qualified Counterparty Swap Amount”: the Maximum Qualified Counterparty Swap Amount set opposite such Qualified Counterparty on Schedule 1.1(H) hereto (or if no such Maximum Qualified Counterparty Swap Amount is set forth for such Qualified Counterparty on such Schedule 1.1(H), zero).
“Maximum Rate”: as defined in Section 4.2(h).
“Mexican Letter of Credit”: a Letter of Credit denominated in Mexican Pesos or governed by the Laws of Mexico.
“Mexican Letter of Credit Limit”: at any time of determination, an amount equal to 15.0% of the Maximum Amount then in effect.
“Mexican Pesos”: the lawful currency of Mexico.

“Minimum Consolidated Net Working Capital Amount”: at any time of determination, an amount equal to (a) prior to the Minimum Consolidated Net Working Capital Increase Date, 14.0% of the Maximum Amount then in effect and (b) on and after the Minimum Consolidated Net Working Capital Increase Date, 18.0% of the Maximum Amount then in effect.
“Minimum Consolidated Net Working Capital Increase Date”: the date upon which the Borrowers’ Agent has delivered a written notice to the Administrative Agent stating that Borrowers have elected to comply with a Minimum Consolidated Net Working Capital Amount of 18.0% of the Maximum Amount then in effect.
“Minimum Consolidated Tangible Net Worth”: at any time of determination, an amount equal to the greater of (a) 20.0% of the Maximum Amount then in effect and (b) $200,000,000.
“Moody’s”:    Moody’s Investors Service, Inc., or any successor to its rating agency business.
“Multiemployer Plan”: a Plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA and which is subject to Title IV of ERISA.
“Multi-purpose Letter of Credit”: a commercial or standby Letter of Credit determined by the relevant Borrower to be supporting (i) obligations related to the purchase of Eligible Commodities and/or (ii) obligations and collateral requirements related to Commodity Contracts. For the avoidance of doubt, a Margin Letter of Credit is not a Multi-purpose Letter of Credit.
“Multi-purpose Letter of Credit Limit”: at any time of determination, an amount equal to 15.0% of the Maximum Amount then in effect.
“Negative Net Liquidity in Futures Accounts”: as of any Borrowing Base Date, the absolute value of the aggregate amount of all “net liquidating value” or “net equity” (however designated) in any commodities futures account of any Loan Party any obligation with respect to which can be satisfied by drawing on any Letter of Credit included in the calculation of Eligible Add-Back for Unused Margin Letters of Credit as set forth in the Borrowing Base, the “net liquidating value” or “net equity” (however designated) in which such account is negative, which “net liquidating value” or “net equity” (however designated), for purposes of this definition, shall be calculated in a manner to deduct any Brokerage Account Deducts applicable to such account.
“New Committed Tranche Lender”: as defined in Section 4.1(b)(ii)(C).
“New Subsidiary”: as defined in Section 7.13(a)(v)(D).
“New Uncommitted Tranche Lender”: as defined in Section 4.1(c)(ii)(C).
“Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Excluded Taxes”: as defined in Section 4.11(a).
“Non-Exempt Lender”: as defined in Section 4.11(e).
“Non-Renewal Notice Date”: as defined in Section 3.3(c).
“Note” and “Notes”: as defined in Section 4.5(e).
“Notice of Prepayment”: as defined in Section 4.6.

“NOx/Sox Credits”: as defined in the definition of “Environmental Products”.
“Obligations”: the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Loan Parties, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans and Reimbursement Obligations, and all other obligations and liabilities of any Loan Party to the Secured Parties and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Agreement, the Notes, the Security Documents, any other Loan Documents, any Letter of Credit, any Commodity OTC Agreement with a Qualified Counterparty, any Financial Hedging Agreement with a Qualified Counterparty (including without limitation all Unmatured Swap Amounts) or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agents or to the Lenders that are required to be paid by any Loan Party pursuant to the terms of the Loan Documents or other agreement or instrument evidencing such obligations or liabilities) or otherwise; provided that, (i) obligations of any Loan Party under any Commodity OTC Agreement to a Qualified Counterparty or Financial Hedging Agreement to a Qualified Counterparty shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under any Commodity OTC Agreement or Financial Hedging Agreement and (iii) the Obligations shall exclude any Excluded Swap Obligations. A portion of the obligations of any Loan Party under any Commodity OTC Agreement to a Qualified Counterparty or Financial Hedging Agreement to a Qualified Counterparty shall be subordinated to the other obligations pursuant to the terms of this Agreement. Obligations held as a result of Erroneous Payment Subrogation Rights remain Obligations for all purposes, subject to Section 10.16(d).
“Original Closing Date”: March 1, 2012.
“Other Taxes”: as defined in Section 4.11(b).
“Out of the Money Swap Amount”: to the extent that the Qualified Counterparty Swap Amount with respect to any Qualified Counterparty is negative, the absolute value of such Qualified Counterparty Swap Amount.
“Overcollateralization Amount”: with respect to any counterparty under a Commodity Contract of any Loan Party, the amount by which the cash collateral deposited with such Loan Party by such counterparty exceeds the amount of the obligations (under any category under the definition of “Borrowing Base”) such cash collateral was pledged to secure.
“Overcollateralized Asset Holder”: any counterparty with which a Borrowing Base Party has deposited Currency or Cash Equivalents.
“Participant” and “Participants”: as defined in Section 11.7(b).

“Participant Register”: as defined in Section 11.7(h).
“Participation”: as defined in Section 11.7(b).
“Payment Intangible”: as defined in Section 9-102 of the New York Uniform Commercial Code.
“Payment Recipient”: as defined in Section 10.16(a).
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.
“Perfected First Lien”: any perfected, first priority Lien or security interest (or its substantial equivalent under applicable Laws) granted by a Loan Party pursuant to a Security Document in favor of the Collateral Agent, for the ratable benefit of the Secured Parties; provided that, in the case of inventory that is not located in the United States or contracts, Forward Contracts, Accounts Receivable or Payment Intangibles not governed by Laws of the United States of America or any state or political subdivision thereof, the validity and priority of such Lien shall be confirmed by an opinion of special local counsel, the form and substance of which shall be reasonably satisfactory to the Administrative Agent.
“Perfection Certificate”: the Perfection Certificate to be executed and delivered by the Loan Parties, substantially in the form of Exhibit Q.
“Performance Letter of Credit”: (i) a standby Letter of Credit issued for the purpose of supporting bonding, performance, transportation, transmission and storage demand charges, tariff requirements, excise, product, sales or other similar taxes with respect to Eligible Commodities, (ii) a Contracted Bid Letter of Credit, (iii) a Project Bid Letter of Credit and (iv) a Margin Letter of Credit.
“Performance Letter of Credit Limit”: at any time of determination, an amount equal to 35.0% of the Maximum Amount then in effect.
“Periodic Term SOFR Determination Day”: as defined in the definition of “Term SOFR” in this Section 1.1.
“Permitted Borrowing Base Liens”: (a) Liens of carriers, warehousemen, mechanics, materialmen, and any similar Lien arising by operation of law securing obligations to pay or provide consideration for goods or services with respect to Eligible Commodities, which obligations are not past due, (b) Permitted Cash Management Liens, (c) Liens created pursuant to the Security Documents and the other Loan Documents, (d) First Purchaser Liens, (e) inchoate tax Liens, (f) Liens arising from unauthorized Uniform Commercial Code financing statements and (g) netting and other offset rights granted by any Loan Party to counterparties under Commodity Contracts and Financial Hedging Agreements on or with respect to payment and other obligations owed by such Loan Party to such counterparties.
“Permitted Cash Management Liens”: (a) Liens with respect to (i) all amounts due to the Cash Management Banks, in respect of customary fees and expenses for the routine maintenance and operation of each Cash Management Account, (ii) the face amount of any checks which have been credited to any Cash Management Account, but are subsequently returned unpaid because of uncollected or insufficient funds, or (iii) other returned items or mistakes made in crediting such Cash Management Account, (b) any other Liens expressly permitted under the Account Control Agreement for a Cash Management Account, (c) Liens created by the Security Documents and the other Loan Documents, (d) inchoate tax Liens, (e) Liens arising from unauthorized Uniform Commercial Code financing statements, (f) any Overcollateralization Amounts and (g) Liens on currency, Cash Equivalents, commodities or Commodity Contracts of the Loan Parties deposited in, or credited to, any Controlled Account that are subject to an Account Control Agreement; provided that, such Liens are specifically permitted by such Account Control Agreement or arise by operation of law.
“Permitted Investors”: each of (i) Wincrest Ventures, L.P., a Texas limited partnership, so long as it controlled by Charles L. Watson or any of his Change of Control Affiliates, (ii) Junction Creek Investments LLC, a Texas limited liability company, so long as it is controlled by Griffin E. Jones or any of his Change of Control Affiliates, (iii) Five Point, and (iv) any of Charles L. Watson and Griffin E. Jones or their respective spouses, children, grandchildren, or other issue or investors investing through either Wincrest Ventures, L.P., a Texas limited partnership, so long as it is controlled by Charles L. Watson, or Junction Creek Investments LLC, a Texas limited liability company, so long as it is controlled by Griffin E. Jones (and any trust of which any of the foregoing (or any combination thereof) constitute at least 95% of the then current beneficiaries) and investors who were at the time of investment members of senior management of TERM.
“Permitted Jurisdiction”: any State of the United States, the District of Columbia, England and Wales, the provinces of Alberta, British Columbia, Ontario and Saskatchewan in Canada and such other jurisdiction(s) as the Administrative Agent and the Borrowers’ Agent may mutually agree from time to time.
“Permitted Liens”: as defined in Section 8.3.
“Permitted Prepayment Financing Bilateral Facility”: any bilateral prepayment financing facility of a Loan Party, which (a) is related to the purchase of commodities and pre-financing of suppliers, (b) is on terms no less favorable in all material respects to such Loan Party than it would obtain in a comparable arms’ length transaction with a Person which is not an Affiliate or a Subsidiary thereof, (c) to the extent secured, is secured solely by Permitted Prepayment Financing Bilateral Facility Collateral and (d) provides recourse to such Loan Party, of no more than 15% of the prepayment amount for such commodities in case of the supplier’s failure to meet its obligations under the underlying prepayment agreement or commercial contract.
“Permitted Prepayment Financing Bilateral Facility Collateral”: as defined in Section 11.5(e).
“Permitted Qualified Counterparty Swap Amount”: with respect to any Qualified Counterparty, as of any date of determination, an amount equal to the lesser of (a) if negative, the absolute value of its Qualified Counterparty Swap Amount (including, for the avoidance of doubt, any Unmatured Swap Amounts) and (b) the Maximum Qualified Counterparty Swap Amount.
“Permitted Refinancing Indebtedness”: as defined in Section 8.2(e).
“Permitted Repo Agreements”: agreements under which a Borrower sells Eligible Commodities or Cash Equivalents to a Person and such Borrower agrees to repurchase such Eligible

Commodities or Cash Equivalents, in each case in the ordinary course of the business of such Borrower and on terms reasonably satisfactory to the Administrative Agent.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Petition Date”: with respect to any Chapter 11 Debtor, the date of commencement of the bankruptcy case or equivalent in any other jurisdiction pursuant to which such Chapter 11 Debtor is subject.
“Physical Commodity Contract”: a contract for the purchase, sale, transfer or exchange of any physical Eligible Commodity (other than RECs or Environmental Products).
“Plan”: at a particular time, any Employee Benefit Plan which is covered by ERISA and in respect of which any of the Loan Parties or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pledge Agreement”: the Fifth Amended and Restated Pledge Agreement to be executed and delivered on the Closing Date by the Loan Parties party thereto, substantially in the form of Exhibit C.
“Pledged Accounts”: all Commodity Accounts, Deposit Accounts and Securities Accounts of any Grantor, other than Excluded Accounts.
“Pledged Collateral”: as defined in the Pledge Agreement.
“Position, Exposure and Marked-to-Market Report”: a report in form and substance substantially similar to Exhibit M which shows (a) in detail the positions of the Loan Parties and calculations supporting the Borrowers’ Agent’s certification of the Loan Parties’ compliance with the position limits in Risk Management Policy and (b) with respect to such positions, the marked-to-market exposure of each Loan Party’s Eligible Commodities purchase and sale positions. Such report shall include all positions for all current and future time periods and cover all instruments that create either an obligation to purchase or sell Eligible Commodities or that generate price exposure and shall include unrealized marked-to-market margin for the position considered. The positions shall include, but not be limited to, positions under Physical Commodity Contracts for spot purchase and sale of Eligible Commodities, Forward Contracts, exchanges, Commodity OTC Agreements, Financial Hedging Agreements and Futures Contracts.
“Post-Termination LOC”: as defined in Section 3.3(j).
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Person acting as the Administrative Agent as its prime rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Product”: Eligible Commodities, responsibly sourced gas certificates and such other energy products subject to the terms of the Risk Management Policy. For the avoidance of doubt, coal shall not be a Product, and frac sand shall not be a Product.
“Project Bid Letter of Credit”: a standby Letter of Credit issued for the purpose of supporting bids on Approved Projects, including bids of Unrestricted Subsidiaries or joint ventures of Loan Parties or Unrestricted Subsidiaries.
“Project Bid Letter of Credit Limit” : $20,000,000.
“Project Letter of Credit”: collectively, the Contracted Bid Letters of Credit and the Project Bid Letters of Credit.
“Project Letter of Credit Limit”: $30,000,000.
“Properties”: as defined in Section 5.22(a).
“Pro Rata Share”: as to any Lender at any time, (a) with respect to all of the Obligations, the percentage at such time of such Lender’s Extensions of Credit divided by the Total Extensions of Credit at such time, and (b) with respect to any of Revolving Credit Loans, Daylight Overdraft Loans, Swing Line Loans or Letters of Credit, as the case may be, the percentage at such time of such Lender’s total Extensions of Credit of the Revolving Credit Loans, Daylight Overdraft Loans, Swing Line Loans or Letters of Credit, as the case may be, divided by the combined total Extensions of Credit of all Lenders of the Revolving Credit Loans, Daylight Overdraft Loans, Swing Line Loans or Letters of Credit, as the case may be.
“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender”: as defined in Section 11.2(d).
“Qualified Counterparty”: any counterparty to any Financial Hedging Agreement or Commodity OTC Agreement entered into between any Loan Party and a Person which, at the time such Financial Hedging Agreement or Commodity OTC Agreement was entered into, was a Lender or an Affiliate or Subsidiary of a Lender; provided, that such counterparty shall be a “Qualified Counterparty” with respect to any Financial Hedging Agreement or Commodity OTC Agreement solely to the extent such counterparty has delivered a duly executed Qualified Counterparty Joinder.
“Qualified Counterparty Joinder”: each joinder agreement executed and delivered by a counterparty to a Financial Hedging Agreement or Commodity OTC Agreement, in substantially the form attached hereto as Exhibit S.
“Qualified Counterparty Swap Amount”: with respect to any Qualified Counterparty, an amount equal to (a) the aggregate unrealized gains to a Loan Party, based upon such Loan Party’s reasonable calculation of such amount in accordance with industry standard valuation models, under all Commodity OTC Agreements and Financial Hedging Agreements between such Qualified Counterparty and such Loan Party minus (b) the aggregate unrealized losses to a Loan Party, based upon such Loan Party’s reasonable calculation of such amount in accordance with industry standard valuation models, under all Commodity OTC Agreements and Financial Hedging Agreements between such Qualified Counterparty and such Loan Party.
“Qualified ECP Guarantor”: in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“REC Compliance Obligations”: with respect to any Loan Party and as of any date, in any state with a Renewable Portfolio Standard Program, the REC inventory (expressed in units of RECs) that such Loan Party will be required to retire in order to meet its compliance obligations under the Renewable Portfolio Standard Program in such state (including any anticipated compliance obligations relating to such Loan Party’s then existing net forward sales of renewable energy).
“REC Type”: for each state with a Renewable Portfolio Standard Program, each classification of RECs in such state (for example, solar, class I, class II or any similar classifications).
“Receivables Purchaser”: any Lender or an Affiliate of a Lender or, with the approval of the Administrative Agent, any other bank or financial institution that has offered or entered into an Approved Accounts Receivable Discounting Program with a Loan Party.
“Reconciliation Summary”: with respect to the annual and monthly combined, consolidated and consolidating financial statements of the Loan Parties and their Subsidiaries (other than, in each case, the statements of cash flow and owners’ equity), as applicable, delivered pursuant to Section 7.1, a statement reconciling the results of such financial statements prepared in accordance with Accounting Standards then in effect with the corresponding financial statements (other than the statements of cash flow and owners’ equity) of such Persons, as applicable, delivered pursuant to Section 7.1 prepared in accordance with the Accounting Standards then in effect adjusted on an Economic Basis.
“RECs”: renewable energy certificates, renewable energy credits, green tags, renewable electricity certificates or tradable renewable certificates that, in each case, represent evidence that one (1) megawatt-hour of electricity was generated from an eligible renewable energy source in a state in which a Renewable Portfolio Standard Program has been implemented, and which are valid for the purpose of satisfying the compliance requirements imposed by such Renewable Portfolio Standard Program.
“Refunded Committed Swing Line Loan”: as defined in Section 2.5(a)(i).
“Refunded Daylight Overdraft Loan”: as defined in Section 2.6(a).
“Refunded Swing Line Loan”: Refunded Committed Swing Line Loans or Refunded Uncommitted Swing Line Loans, as applicable.
“Refunded Uncommitted Swing Line Loan”: as defined in Section 2.5(b)(i).
“Register”: as defined in Section 11.7(d).

“Regulation D”: Regulation D of the Board.
“Regulation U”: Regulation U of the Board.
“Regulatory Approvals”: as defined in Section 3.3(l)(ii).
“Reimbursement Date”: as defined in Section 3.5(d).
“Reimbursement Obligations”: the obligation of the Borrowers to reimburse any Issuing Lender, pursuant to Section 3.6(a) for Unreimbursed Amounts.
“Related Parties”: with respect to any Person, such Person’s Affiliates and Subsidiaries and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates and Subsidiaries.
“Related Rights”: solely to the extent related to any Account Receivable released in connection with an Approved Accounts Receivable Discounting Program pursuant to Section 11.5(d) hereof, a Loan Party’s contract rights under a sales contract and all supporting obligations due with respect to the same and any proceeds of the foregoing.
“Relevant Governmental Body”: the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Removal Effective Date”: as defined in Section 10.9(b).
“Renewable Portfolio Standard Program”: any Laws of any state in the United States that require the increased production of energy from renewable energy sources by placing an obligation on electricity supply companies to produce a specified fraction of their electricity from renewable energy sources.
“Renewal Notice Date”: as defined in Section 3.3(c).
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under PBGC Reg. § 4043.
“Requested Committed Tranche Increase Amount”: the aggregate amount of increase in the Committed Tranche specified by the Borrowers’ Agent in any request for an increase delivered pursuant to Section 4.1(b)(ii)(A).
“Requested Committed Tranche Increase Effective Date”: as defined in Section 4.1(b)(ii)(A).
“Requested Uncommitted Tranche Increase Amount”: the aggregate amount of increase in the Uncommitted Tranche specified by the Borrowers’ Agent in any request for an increase delivered pursuant to Section 4.1(c)(ii)(A).
“Requested Uncommitted Tranche Increase Effective Date”: as defined in Section 4.1(c)(ii)(A).
“Required Committed Lenders”: at any time, Committed Lenders holding more than 50% of (i) the Total Commitment, or (ii) if the Commitments have been terminated, the Total Committed Extensions of Credit then outstanding; provided, that the portion of the Commitments or Extensions of Credit held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Committed Lenders for any purpose hereunder or under any other Loan Document.
“Required Lenders”: at any time, Lenders holding more than 50% of the sum of (a) either (i) the Commitments or (ii) if the Commitments have been terminated, the Total Committed Extensions of Credit then outstanding, plus (b) either (i) the Adjusted Total Uncommitted Tranche Portions or (ii) if the Total Uncommitted Tranche Portions have been terminated, the Total Uncommitted Extensions of Credit then outstanding; provided, that the portion of the Commitments, Adjusted Total Uncommitted Tranche Portions, Committed Extensions of Credit or Uncommitted Extensions of Credit held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders for any purpose hereunder or under any other Loan Document.
“Required Uncommitted Lenders”: at any time, Lenders holding more than 50% of (i) the Adjusted Total Uncommitted Tranche Portion or (ii) if the Total Uncommitted Tranche Portions have been terminated, the Total Uncommitted Extensions of Credit then outstanding; provided, that, in each case, the portion of the Adjusted Total Uncommitted Tranche Portion or Uncommitted Extensions of Credit held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Uncommitted Lenders.
“Requirement of Law”: as to any Person, any Law or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resignation Effective Date”: as defined in Section 10.9(a).
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Person”: with respect to any Loan Party or Twin Holdings, the chief executive officer, chief financial officer, president, chairman, senior vice-president, executive vice-president, vice-president of finance or treasurer of such Loan Party; provided that, with respect to any Borrowing Base Report, “Responsible Person” shall include any vice president responsible for the oversight of the trading and financial operations of such Loan Party and with respect to any Position, Exposure, and Marked-to-Market Report, “Responsible Person” shall include the vice-president of risk of such Loan Party.
“Restricted Payments”: as defined in Section 8.5.
“Restricted Payment Conditions”: (a) no Default or Event of Default shall have occurred and be continuing and the making of such Restricted Payment shall not result in a Default or Event of Default, (b) the Loan Parties shall be in compliance with each of the covenants set forth in Section 8.1, on a pro forma basis, before and after giving effect to such Restricted Payment, (c) the Loan Parties’ Adjusted Consolidated Tangible Net Worth, on a pro forma basis after giving effect to such Restricted Payment, shall be greater than zero, (d) the Total Extensions of Credit shall not exceed the Borrowing Base, on a pro forma basis, before and after giving effect to such Restricted Payment and (e) (i) with respect to a Restricted Payment to be made with respect to any fiscal period, any payment of income taxes by any Person incurred as a result of such

Person’s direct or indirect ownership of Capital Stock of TERM, in an amount equal to the aggregate amount of such taxes (or estimated taxes) that are or will be owed by such Person for such period on account of such Person’s ownership of such Capital Stock, the Borrowers’ Agent has provided the Administrative Agent at least three (3) Business Days’ prior written notice of such proposed Restricted Payment and, if requested by the Administrative Agent, evidence in form and substance satisfactory to the Administrative Agent of the amount of such tax liability or (ii) other than as set forth in clause (d)(i), the Borrowers’ Agent has provided the Administrative Agent at least three (3) Business Days’ prior written notice of such proposed Restricted Payment and has delivered to the Administrative Agent a certificate of a Responsible Person of the Borrowers’ Agent (x) representing and warranting as to no such Default or Event of Default referred to in clause (a) above and (y) certifying compliance with clauses (b), (c) and (d) above and, if requested by the Administrative Agent in its sole discretion, showing in reasonable detail the calculation of such compliance based upon financial statements most recently delivered pursuant to Section 7.1.
“Restricted Subsidiary”: all of the direct or indirect Subsidiaries of any Loan Party, but excluding the Unrestricted Subsidiaries.
“Retail Business”: the sale of retail electricity and natural gas conducted in accordance with applicable state and federal regulations to retail electric providers, small commercial customers and industrial customers, in each case that consume less than 100 MMBtu’s per day on average, and entities that aggregate such small commercial customers and industrial customers.
“Revaluation Date”: with respect to any Letter of Credit denominated in a Currency other than United States Dollars, each of the following: (i) each date that a Letter of Credit denominated in such Currency is issued, (ii) each date of an amendment of any Letter of Credit denominated in such Currency having the effect of increasing the amount thereof, (iii) each date of an extension of any Letter of Credit denominated in such Currency, (iv) each date of any payment by any Issuing Lender of any Letter of Credit denominated in such Currency, (v) the date of each report delivered by the Borrowers pursuant to Section 7.2(c) and (vi) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require in good faith.
“Revolving Credit Loans”: Committed Revolving Credit Loans and Uncommitted Revolving Credit Loans.
“Revolving Credit Maturity Date”: with respect to any Revolving Credit Loan, the earliest to occur of (i) the stated maturity of such Revolving Credit Loan as set forth in the applicable Borrowing Notice (which may not, in any event, be later than ninety (90) days from the Borrowing Date of such Revolving Credit Loan unless otherwise agreed by the Administrative Agent and the Required Lenders in their sole discretion), (ii) the date on which the Revolving Credit Loans become due and payable pursuant to Section 9 or the Commitments and Uncommitted Tranche Portions, as applicable, terminate pursuant to Section 4.1 and (iii) the Applicable Termination Date.
“Revolving Lenders”: as applicable, the Committed Revolving Lenders or the Uncommitted Revolving Lenders.

“Risk Management Policy”: the risk management policy of the Loan Parties applicable to the funding activities of the Loan Parties as approved by the Board of Managers of Twin Holdings and as in effect as of the date thereof, as the same may be modified in accordance with Section 7.10.
“Sanctioned Country”: at any time, a country, territory or region which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (currently, the Crimea Region of Ukraine, the Donetsk People’s Republic, the Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person”: at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, His Majesty’s Treasury, Switzerland, the Hong Kong Monetary Authority or any other relevant authority, (b) any Person located, organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country or (c) any Person directly or indirectly owned or controlled by, or acting on behalf or on half of, a Person described in clause (a) or (b) above.
“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce; (b) the United Nations Security Council; (c) the European Union or any of its member states; (d) His Majesty’s Treasury; (e) Switzerland; (f) the Hong Kong Monetary Authority; or (g) any other relevant authority.
“Section 4.11 Certificate”: as defined in Section 4.11.
“Secured Parties”: collectively, the Agents, the Lenders (including, without limitation, any Issuing Lender in its capacity as Issuing Lender, the Daylight Overdraft Lender in its capacity as Daylight Overdraft Lender and each Swing Line Lender in its capacity as Committed Swing Line Lender or Uncommitted Swing Line Lender), any Qualified Counterparty and, in each instance, their respective successors and permitted assigns.
“Securities Account”: as defined in Section 8-501 of the New York Uniform Commercial Code.
“Security Agreements”: collectively, the U.S. Security Agreement and the Canadian Security Agreement.
“Security Documents”: the collective reference to the Account Control Agreements, the Pledge Agreement, the Security Agreements, and all other security documents (including pledge agreements) hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure any of the Obligations or to secure any guarantee of any such Obligations.
“Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator”:    the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“S&P”: Standard and Poor’s Ratings Group, or any successor to its rating agency business.
“Special Purpose Letter of Credit”: collectively, Long Term Trade Letters of Credit, Performance Letters of Credit and Multi-purpose Letters of Credit.
“Special Purpose Letter of Credit Limit”: at any time of determination, an amount equal to 60.0% of the Maximum Amount then in effect.
“Specified Foreign Forward Contract”: as of any date of determination, a Forward Contract that is governed by the Laws of any of the provinces of Alberta, British Columbia, Ontario or Saskatchewan of Canada.
“Specified Laws”: (i) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.
“Spot Rate”: for any Currency, the exchange rate quoted from time to time by Bloomberg for the payment and delivery of such Currency at the applicable time of payment with United States Dollars as quoted on the date that is two (2) Business Days (or in the case of the exchange rate for Canadian Dollars, one (1) Business Day) prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such rate from another agency designated by the Administrative Agent if a foreign exchange rate for such Currency at the applicable time of payment is not available from Bloomberg at the time the foreign exchange computation is made.
“ST Consolidated Tangible Net Worth”: as of the date of determination, the Consolidated Tangible Net Worth of the Loan Parties minus an amount, not less than zero, equal to the sum of (i) the aggregate Marked-to-Market Value, without duplication, of all Forward Contracts of the Loan Parties associated with a delivery period beyond 1 year after such time, plus (ii) any reserves associated with the Forward Contracts described in the preceding clause (i).
“Storage/Transportation Contract”: a contract for the storage or transportation of any physical Eligible Commodity.
“Subordinated Indebtedness”: any unsecured Indebtedness of any Person satisfying the following conditions: (i) the payment of the principal of and interest on such Indebtedness and other obligations of such Loan Party in respect thereof are subordinated to the prior payment in full of the principal of and interest (including by its terms post petition interest) on the Loans and all other obligations and liabilities of such Person to the Administrative Agent and the Lenders under the Loan Documents substantially as provided in a Subordination Agreement or otherwise on terms and conditions approved in writing by the Administrative Agent; (ii) any portion of such Indebtedness that is guaranteed by any Loan Party and all Guarantee Obligations in respect of such guarantee of such subordinated Indebtedness are subordinated to the Guarantee and all other obligations and liabilities of such Person to the Administrative Agent and the Lenders under the Loan Documents in the manner and to the extent such subordinated Indebtedness is subordinated to the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent and the Lenders under the Loan Documents under subclause (i) of this definition;
(iii) such Indebtedness shall not have a maturity date earlier than six (6) months after the Applicable Termination Date; (iv) mandatory prepayments of such Indebtedness shall not be permitted earlier than six (6) months after the Applicable Termination Date (except for customary covenants relating to changes of control or the sale of assets); (v) all financial covenants (if any) contained therein corresponding to the covenants contained in Sections 8.1 and 8.7 of this Agreement shall contain ratio levels, amounts and thresholds less restrictive on the Borrowers by an amount not less than 20% of the corresponding ratio levels, amount and thresholds contain in the corresponding covenants in the Loan Documents and (vi) the terms of such Indebtedness, including without limitation, the representations and warranties, covenants and events of default thereof, shall not be more restrictive than the terms of this Agreement and the other Loan Documents; provided, that such Subordinated Indebtedness shall not include any Intercompany Subordinated Indebtedness.
“Subordinated Obligations”: with respect to any Qualified Counterparty, as of any date of determination, the positive difference (if any) of: (a) if negative, the absolute value of the Qualified Counterparty Swap Amount of such Qualified Counterparty minus (b) the Permitted Qualified Counterparty Swap Amount for such Qualified Counterparty.
“Subordinated Parties”: the Qualified Counterparties, solely in such capacities and with respect to Subordinated Obligations.
“Subordination Agreement”: with respect to any Subordinated Indebtedness (other than any Indebtedness of a Loan Party to any other Loan Party), a subordination agreement substantially in the form of Exhibit H.
“Subsidiary”: as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
“Supermajority Lenders”: at any time, Lenders holding more than 66⅔ % of the sum of (a) either (i) the Total Commitments or (ii) if the Commitments have been terminated, the Total Committed Extensions of Credit then outstanding, plus (b) either (i) the Adjusted Total Uncommitted Tranche Portions or (ii) if the Total Uncommitted Tranche Portions have been terminated, the Total Uncommitted Extensions of Credit then outstanding; provided, that the portion of the Commitments, Adjusted Total Uncommitted Tranche Portions, Committed Extensions of Credit or Uncommitted Extensions of Credit held by any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders for any purpose hereunder or under any other Loan Document.

“Swap Amounts due to Qualified Counterparties”: as of any date, the aggregate of all Out of the Money Swap Amounts.
“Swap Obligation”: with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swing Line Cap”: with respect to the obligation of a Swing Line Lender to make or consider making any Swing Line Loan pursuant to Section 2.3, the aggregate amount of the then outstanding Swing Line Loans made by such Swing Line Lender (in its capacity as a Swing Line Lender) as set forth on Schedule 1.1(L); provided, that Schedule 1.1(L) may be modified from time to time to add any new Swing Line Lender and its Swing Line Cap thereto, to remove any Swing Line Lender and its Swing Line Cap therefrom, or to increase or decrease the Swing Line Cap of any Swing Line Lender, in each case with the prior consent of the Borrowers’ Agent, the Administrative Agent and any such Swing Line Lender being so added or removed or the Swing Line Cap of which is being so changed; provided, further, that the aggregate amount of outstanding Swing Line Loans shall be subject to Sections 2.3, 2.4 and 6.2(e).
“Swing Line Lenders”: collectively, MUFG Bank, Ltd., Coöperatieve Rabobank U.A., New York Branch, ING Capital LLC, Natixis, New York Branch, Wells Fargo Bank, N.A. and each other Lender from time to time designated by the Borrowers’ Agent as a Swing Line Lender pursuant to Section 2.3(e).
“Swing Line Loan Limit”: with respect to all Swing Line Loans made by all Swing Line Lenders, at any time of determination, an amount equal to the lesser of (i) 20.0% of the Maximum Amount then in effect, and (ii) $200,000,000.00.
“Swing Line Loans”: Committed Swing Line Loans and Uncommitted Swing Line Loans.
“Swing Line Note”: Committed Swing Line Notes and Uncommitted Swing Line Notes.
“Swing Line Participation Amount”: collectively, the Committed Swing Line Participation Amount and the Uncommitted Swing Line Participation Amount.
“Swing Line Rate”: for any day, a rate equal to the sum of the Base Rate plus 0.25% per annum.
“Synthetic Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are treated as an operating lease for financial accounting purposes and a financing lease for tax purposes, in accordance with the Accounting Standards.
“Taxes”: as defined in Section 4.11(a).
“TERM”: as defined in the introductory paragraph of this Agreement.
“TERM Canada”: as defined in the introductory paragraph of this Agreement.
“Term SOFR”:
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00
p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment”: for any calculation with respect to a Base Rate Loan (solely when determined pursuant to clause (c) of the definition of Base Rate) or a Term SOFR Loan, a percentage per annum as set forth below for the applicable type of such Loan and (if applicable) Interest Period therefor:
Base Rate Loans (solely when determined pursuant to clause (c) of the definition of Base Rate): 0.10%
Term SOFR Loans:
Interest Period    Percentage
One month    0.10%
Three months    0.15%
“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loans”: Revolving Credit Loans for which the applicable rate of interest is based upon Term SOFR, other than pursuant to clause (c) of the definition of Base Rate.

“Term SOFR Reference Rate”: the forward-looking term rate based on SOFR.
“Tier 1 Counterparty”: in relation to an Eligible Account Receivable, Eligible Unbilled Account Receivable, Exchange Receivable, Eligible Forward Contract, Eligible Additional Forward Contract or Eligible Overcollateralized Asset, the counterparty thereto to the extent that (a) (i) such counterparty is Investment Grade or such counterparty’s obligations with respect thereto are supported by Acceptable Investment Grade Credit Enhancement and (ii) the aggregate credit exposure of the Loan Parties to such counterparty (generally Accounts Receivable and other amounts owing or (without duplication) that would be owing upon termination of a Forward Contract to the Loan Parties from such counterparty under any Commodity Contract) does not exceed an amount that is in compliance with the “Standard Credit Limit Matrix” as defined and outlined in the Risk Management Policy for any counterparty described in this clause (a) or to the extent and for so long as such exposure exceeds such amount that is in compliance with the “Standard Credit Limit Matrix”, the amount of any such Eligible Account Receivable from such counterparty shall be deemed to be the maximum amount that is in compliance with the “Standard Credit Limit Matrix”, or (b) such counterparty and the credit exposure of any Loan Party to such counterparty (generally Accounts Receivable and other amounts owing or (without duplication) that would be owing upon termination of a Forward Contract to the Loan Parties from such counterparty under any Commodity Contract) have either (i) been approved as of the Closing Date by the Lenders in their sole discretion and set forth on Schedule 1.1(A) as a Tier 1 Counterparty or (ii) been approved by the Required Lenders, in their sole discretion, from time to time after the Closing Date in accordance with the following procedure:
(x) the Borrowers’ Agent shall deliver a written request to the Administrative Agent for such approval by the Required Lenders of such counterparty and credit exposure, which request shall be provided by the Administrative Agent to the Lenders, including, without limitation, if requested by a Lender, through posting on the Platform, or by other electronic mail, or other notice procedure permitted under Section 11.2; and (y) the Required Lenders shall inform the Administrative Agent of such approval in writing (by electronic communication, telecopy or facsimile) within five (5) Business Days after receipt of notice from the Administrative Agent; provided, that, failure of a Lender to respond to any request for approval within the time period provided for hereby shall be deemed to be an approval of such counterparty as a Tier 1 Counterparty by such Lender; provided further that, the Supermajority Lenders, in their sole discretion, may from time to time revoke the Tier 1 Counterparty status of any counterparty previously approved as a Tier 1 Counterparty or reduce the previously-approved credit exposure of the Loan Parties to such counterparty, which revocation or reduction shall be effective as of the first Borrowing Base Date that is at least ten (10) days after the delivery of written notice of such revocation or reduction by the Administrative Agent to the Borrowers’ Agent. The Administrative Agent may, in its sole discretion, extend such five (5) Business Day period if the Administrative Agent determines that any counterparty requires additional review by the Lenders. Schedule 1.1(A) shall be deemed amended to include such Tier 1 Counterparties and the related credit exposure without further action immediately upon the Required Lenders’ approval of such Tier 1 Counterparty and the related credit exposure in accordance with the procedure described in this definition.

“Tier 2 Counterparty”: in relation to an Eligible Account Receivable, Eligible Unbilled Account Receivable, Exchange Receivable, Eligible Forward Contract, Eligible Additional Forward Contract or Eligible Overcollateralized Asset, the counterparty thereto to the extent that (a) it is not a Tier 1 Counterparty and (b) either (i) the aggregate credit exposure of the Loan Parties to such counterparty (generally Accounts Receivable and other amounts owing or (without duplication) that would be owing upon termination of a Forward Contract to the Loan Parties from such counterparty under any Commodity Contract) does not exceed $2,000,000 for any counterparty described in this clause (b)(i) or to the extent and for so long as such exposure exceeds $2,000,000, the amount of any such Eligible Account Receivable from such counterparty shall be deemed to be $2,000,000, or (ii) each such counterparty and the credit exposure of the Loan Parties to such counterparty has either (A) been approved as of the Closing Date by the Lenders in their sole discretion and set forth on Schedule 1.1(B) as a Tier 2 Counterparty or (B) been approved by the Required Lenders, in their sole discretion, from time to time after the Closing Date in accordance with the following procedure: (x) the Borrowers’ Agent shall deliver a written request to the Administrative Agent for such approval by the Required Lenders of such counterparty and credit exposure, which request shall be provided by the Administrative Agent to the Lenders, including, without limitation, if requested by a Lender, through posting on the Platform, or by other electronic mail, or other notice procedure permitted under Section 11.2; and (y) the Required Lenders shall inform the Administrative Agent of such approval in writing (by electronic communication, telecopy or facsimile) within five (5) Business Days after receipt of notice from the Administrative Agent; provided, that, failure of a Lender to respond to any request for approval within the time period provided for hereby shall be deemed to be approval of such counterparty as a Tier 2 Counterparty by such Lender; and provided further that, the Supermajority Lenders, in their sole discretion, may from time to time revoke the Tier 2 Counterparty status of any counterparty previously approved as a Tier 2 Counterparty or reduce the previously-approved credit exposure of the Loan Parties to such counterparty, which revocation or reduction shall be effective as of the first Borrowing Base Date that is at least ten (10) days after the delivery of written notice of such revocation or reduction by the Administrative Agent to the Borrowers’ Agent. The Administrative Agent may, in its sole discretion, extend such five (5) Business Day period if the Administrative Agent determines that any counterparty requires additional review by the Lenders. Schedule 1.1(B) shall be deemed amended to include such Tier 2 Counterparties and the related credit exposure without further action immediately upon the Required Lenders’ approval of such Tier 2 Counterparty and the related credit exposure in accordance with the procedure described in this definition.
“Tier 3 Counterparty”: in relation to an Eligible Account Receivable, Eligible Unbilled Account Receivable, Exchange Receivable, Eligible Forward Contract or Eligible Additional Forward Contract, the counterparty thereto to the extent that (a) it is not a Tier 1 Counterparty or Tier 2 Counterparty and (b) either (i) the aggregate credit exposure of the Loan Parties to such counterparty (generally Accounts Receivable and other amounts owing or (without duplication) that would be owing upon termination of a Forward Contract to the Loan Parties from such counterparty under any Commodity Contract) does not exceed $500,000 for any counterparty described in this clause (b)(i) or to the extent and for so long as such exposure exceeds $500,000, the amount of any such Eligible Account Receivable from such counterparty shall be deemed to be $500,000, or (ii) each such counterparty and the credit exposure of the Loan Parties to such counterparty has either (A) been approved as of the Closing Date by the Lenders in their sole discretion and set forth on Schedule 1.1(C) as a Tier 3 Counterparty or (B) been approved by the Required Lenders, in their sole discretion, from time to time after the Closing Date in accordance with the following procedure: (x) the Borrowers’ Agent shall deliver a written request to the Administrative Agent for such approval by the Required Lenders of such counterparty and credit exposure, which request shall be provided by the Administrative Agent to the Lenders, including, without limitation, if requested by a Lender, through posting on the Platform, or by other electronic mail, or other notice procedure permitted under Section 11.2; and (y) the Required Lenders shall inform the Administrative Agent of such approval in writing (by electronic communication, telecopy or facsimile) within five (5) Business Days after receipt of notice from the Administrative Agent; provided, that, failure of a Lender to respond to any request for approval within the time period provided for hereby shall be deemed to be approval of such counterparty as a Tier 3 Counterparty by such Lender; and provided further that, the Supermajority Lenders, in their sole discretion, may from time to time revoke the Tier 3 Counterparty status of any counterparty previously approved as a Tier 3 Counterparty or reduce the previously-approved credit exposure of the Loan Parties to such counterparty, which revocation or reduction shall be effective as of the first Borrowing Base Date that is at least ten (10) days after the delivery of written notice of such revocation or reduction by the Administrative Agent to the Borrowers’ Agent. The Administrative Agent may, in its sole discretion, extend such five (5) Business Day period if the Administrative Agent determines that any counterparty requires additional review by the Lenders. Schedule 1.1(C) shall be deemed amended to include such Tier 3 Counterparties and the related credit exposure without further action immediately upon the Required Lenders’ approval of such Tier 3 Counterparty and the related credit exposure in accordance with the procedure described in this definition. Tier 3 Counterparties are expected to be limited to retail electric providers, small commercial and industrial customers that consume less than 100 MMBtu’s per day on average, and entities that aggregate such small commercial and industrial customers.
“Total Commitment”: at any time, the aggregate amount of all Committed Lenders’ Commitments then in effect (as such Commitments may be increased from time to time pursuant to Section 4.1(b)).
“Total Committed Extensions of Credit”: at any time, the aggregate outstanding principal and face amount of the Committed Extensions of Credit of the Committed Lenders then in effect.
“Total Extensions of Credit”: at any time, the aggregate outstanding principal and/or face amount of the (a) Total Committed Extensions of Credit and (b) Total Uncommitted Extensions of Credit.
“Total Uncommitted Extensions of Credit”: at any time, the aggregate outstanding principal and face amount of the Uncommitted Extensions of Credit of the Uncommitted Lenders then in effect.
“Total Uncommitted Tranche Portions”: (a) initially, the aggregate amount of each Lender’s Uncommitted Tranche Portion (as such Uncommitted Tranche Portions may be increased from time to time pursuant to Section 4.1(c)) and (b) from and after the first Conversion to Approving

Lenders Date, the aggregate amount of each Approving Lender’s Uncommitted Tranche Portion as of the applicable date of determination.
“Trade Letter of Credit”: a documentary, commercial or standby Letter of Credit supporting the purchase of Eligible Commodities giving rise to Eligible Inventory and/or an Eligible Account Receivable no later than ninety (90) days following the date of issuance of such Letter of Credit.
“Trading Business”: with respect to each Lender, the day-to-day activities of such Lender or a division, Subsidiary or Affiliate of such Lender relating to the proprietary purchase, sale, hedging and/or trading of commodities, including, without limitation, Eligible Commodities, and any related derivative transactions.
“Tranche”: as the context requires, the Committed Tranche or the Uncommitted Tranche.
“Twin Holdings”: Twin Eagle Holdings N.A., LLC.
“Type”: (a) as to any Loan, its nature as a Base Rate Loan, a Term SOFR Loan or a Cost of Funds Loan and (b) as to any Letter of Credit, its nature as a Long Term Trade Letter of Credit, Long Term Multi-purpose Letter of Credit, Long Term Performance Letter of Credit, Long Term Contracted Bid Letter of Credit, Long Term Project Bid Letter of Credit, Mexican Letter of Credit, Trade Letter of Credit, Multi-purpose Letter of Credit, Performance Letter of Credit, Contracted Bid Letter of Credit, Project Bid Letter of Credit or a Project Letter of Credit.
“UCC”: as defined in the U.S. Security Agreement.
“UCP 600”: as defined in Section 3.3(h).
“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uncommitted Extensions of Credit”: at any date, as to any Uncommitted Lender at any time, an amount equal to the sum of (a) the U.S. Dollar Equivalent amount of the aggregate principal amount of all Uncommitted Revolving Credit Loans made by such Uncommitted Lender then outstanding, plus (b) the U.S. Dollar Equivalent amount of the amount of such Uncommitted Lender’s participation (to the extent of its Uncommitted Tranche Percentage as of the date of issuance with respect to any Uncommitted Letter of Credit) in such related Uncommitted L/C Obligations then outstanding, plus (c) the U.S. Dollar Equivalent of such Uncommitted Lender’s participation or other obligations pursuant to the terms hereof in the Uncommitted Swing Line Loans (to the extent not funded by such Uncommitted Lender as an Uncommitted Revolving Credit Loan) then outstanding.

“Uncommitted Funding Request Period”: the period from and including the Closing Date to but not including the Uncommitted Tranche Termination Date or such earlier date on which the Uncommitted Tranche Portions shall terminate as provided herein.
“Uncommitted Issuing Lender”: collectively, MUFG, Société Générale, Natixis, New York Branch, Wells Fargo Bank, N.A., Coöperatieve Rabobank U.A., ING Capital LLC and each other Lender from time to time designated by the Borrowers’ Agent as an Issuing Lender with the prior consent of the Administrative Agent (such consent not to be unreasonably withheld) and such other Lender, each in its capacity as an issuer of any Uncommitted Letters of Credit.
“Uncommitted L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate maximum undrawn amount of the then outstanding Uncommitted Letters of Credit and (b) the aggregate amount of drawings under Uncommitted Letters of Credit that have not then been reimbursed or converted into a Loan pursuant to Section 3.6(b).
“Uncommitted L/C Participant”: with respect to any Uncommitted Letter of Credit, each Uncommitted Lender that approved or is deemed to have approved such Uncommitted Letter of Credit in accordance with the terms of this Agreement, other than the Issuing Lender thereof.
“Uncommitted Lenders”: each Uncommitted Lender that has an Uncommitted Tranche Portion or that is the holder of Uncommitted Revolving Credit Loans or a participation interest in any Uncommitted Letters of Credit or Uncommitted Swing Line Loan, as identified on Schedule 1.0 or as identified by an Assignment and Acceptance pursuant to which such Lender became an Uncommitted Lender.
“Uncommitted Letter of Credit”: as defined in Section 3.1(b).
“Uncommitted Letter of Credit Request”: a request by any Borrower (including a request on behalf of another Loan Party or, pursuant to the terms of Section 3.3, an Additional Account Party) for a new Uncommitted Letter of Credit or an amendment to an existing Uncommitted Letter of Credit, in each case pursuant to Section 3.2, which request for a new Uncommitted Letter of Credit or an amendment shall be substantially in the form of Annex I-B or another form reasonably satisfactory to the relevant Uncommitted Issuing Lender and the Administrative Agent.
“Uncommitted Loan”: any Uncommitted Revolving Credit Loan or Uncommitted Swing Line Loan.
“Uncommitted Revolving Credit Loans”: as defined in Section 2.1(b)(i).
“Uncommitted Revolving Credit Note”: as defined in Section 4.5(e).
“Uncommitted Revolving Lender”: each Uncommitted Lender except for the applicable Swing Line Lenders (acting in such capacity).
“Uncommitted Swing Line Lender”: each Swing Line Lender, in its capacity as the maker of Uncommitted Swing Line Loans hereunder.
“Uncommitted Swing Line Loan”: as defined in Section 2.3(b)(i).
“Uncommitted Swing Line Note”: as defined in Section 4.5(e).

“Uncommitted Swing Line Participation Amount”: as defined in Section 2.5(b)(ii).
“Uncommitted Tranche”: the Uncommitted Tranche Portions and the Uncommitted Revolving Credit Loans and Uncommitted Letters of Credit made or issued thereunder.
“Uncommitted Tranche Available Portion”: as to any Uncommitted Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Uncommitted Lender’s Uncommitted Tranche Portion at such time over (b) such Uncommitted Lender’s Uncommitted Extensions of Credit outstanding at such time.
“Uncommitted Tranche Increase Amount”: as defined in Section 4.1(c)(ii)(C).
“Uncommitted Tranche Increase Effective Date”: as defined in Section 4.1(c)(iii).
“Uncommitted Tranche Maximum Amount”: with respect to the Uncommitted Tranche, (a) as of the Closing Date, $300,000,000 and (b) after the Closing Date, an amount equal to the whole integral multiple of $1,000,000 equal to or not greater than the Total Uncommitted Tranche Portion then in effect as elected by Borrowers’ Agent from time to time by delivery to the Administrative Agent of a written notice substantially in the form of Annex V hereto (which the Administrative Agent shall promptly forward to each Lender); provided that, both immediately before and after giving effect to such election, the Loan Parties shall be in compliance, on a pro forma basis, with (x) each covenant in Section 8.1 (as determined by the most recent monthly financial statements received pursuant to Section 7.1(b)) and (y) each Applicable Limit; provided further, that the Uncommitted Tranche Maximum Amount shall at no time exceed the Total Uncommitted Tranche Portion. Borrowers’ Agent’s election of an Uncommitted Tranche Maximum Amount shall become effective (i) if such election notice was delivered to the Administrative Agent at or prior to 11:00 a.m., New York City time, on any Business Day, on the second Business Day thereafter, and (ii) if such election notice was delivered to the Administrative Agent after 11:00 a.m., New York City time, on any Business Day, on the third Business Day thereafter, or as otherwise agreed with the Administrative Agent.
“Uncommitted Tranche Percentage”: as to any Uncommitted Lender at any time, the percentage which such Uncommitted Lender’s Uncommitted Tranche Portion then constitutes of the Total Uncommitted Tranche Portions (or, at any time after the Uncommitted Tranche Portions shall have expired or terminated, the percentage which the aggregate principal amount of Uncommitted Revolving Credit Loans made by such Uncommitted Lender pursuant to the Uncommitted Tranche plus the amount of the undivided interest of such Uncommitted Lender in any then-outstanding Uncommitted Letters of Credit issued or Uncommitted Swing Line Loans then-outstanding, at such time constitute of the Total Uncommitted Extensions of Credit at such time).
“Uncommitted Tranche Portion”: at any date, as to any Uncommitted Lender, the obligation of such Uncommitted Lender to consider making Uncommitted Revolving Credit Loans to the Borrowers pursuant to Section 2.1(b) and to participate in certain Uncommitted Swing Line Loans and Uncommitted Letters of Credit in an aggregate principal and face amount at any one time outstanding not to exceed the amount set forth opposite such Uncommitted Lender’s name on Schedule 1.0 under the caption “Uncommitted Tranche Portion” or, as the case may be, in the Assignment and Acceptance pursuant to which such Uncommitted Lender became a party hereto, as such amount may be changed from time-to-time in accordance with the terms of this Agreement. As of the Closing Date, the aggregate amount of the Uncommitted Tranche Portion is $700,000,000. The Uncommitted Tranche Portion of any Declining Lender shall be deemed to be zero (0) from and after the time such Uncommitted Lender becomes a Declining Lender.
“Uncommitted Tranche Termination Date”: May 16, 2027, or, if such date is not a Business Day, the immediately preceding Business Day.
“Undisclosed Administration”: in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“United States Dollars” and “$”: dollars in lawful currency of the United States of America.
“Unmatured Swap Amounts” as of any date, with respect to any Qualified Counterparty, that aggregate portion of such Qualified Counterparty’s Out of the Money Swap Amount, if any, that is not due as of such date, but would be come due (or be expected to come due in accordance with industry standards) upon crystallization or otherwise, if such date were designated the “early termination date,” “termination date” or, in each case, its equivalent with respect to all then outstanding Commodity OTC Agreements and Financial Hedging Agreements between such Qualified Counterparty and any Loan Party.
“Unrealized Forward Gains”: as of any Borrowing Base Date, the Aggregate In the Money Forward Contract Amount with all Forward Contract Counterparties at such date.
“Unreimbursed Amount”: as defined in Section 3.6(a).
“Unrestricted Subsidiary”: any Subsidiary of a Loan Party upon the designation by Borrowers’ Agent of any such Subsidiary as an Unrestricted Subsidiary by written notice to the Administrative Agent and the Lenders; provided, that (i) no Default or Event of Default has occurred and is continuing or would occur at the time of, or after giving effect to, such designation, (ii) the Loan Parties are and would be in compliance with each of the covenants set forth in Section 8.1, on a pro forma basis, before and after giving effect to such designation, (iii) the Total Extensions of Credit have not and would not exceed the Borrowing Base, on a pro forma basis, before and after giving effect to such designation, (iv) the Loan Parties are and would be in compliance with Section 8.8, on a pro forma basis, both before and after giving effect to such designation, (v) at or substantially concurrently with the effective time of such designation, no Letters of Credit (other than Project Letters of Credit) are or would be issued and outstanding on behalf of such Subsidiary of a Loan Party so designated an Unrestricted Subsidiary or any of its Subsidiaries, (vi) unless the Borrowers’ Agent has shall have received the prior written consent of the Required Lenders, the aggregate amount of all Investments in all Unrestricted Subsidiaries designated pursuant to this definition have not and would not exceed 25% of the Consolidated Tangible Net Worth as of any applicable date of calculation at the time of, and after giving pro forma effect to, such designation; provided, that if at any time the Investments in Unrestricted Subsidiaries causes the test set forth in this clause (vi) to no longer be satisfied, the Borrowers’ Agent shall designate such Unrestricted Subsidiaries as Restricted Subsidiaries as required to satisfy such test and cause such Restricted Subsidiaries to promptly execute the applicable Loan Documents (including Security Documents and the Guarantee) as set forth in this Agreement unless the Required Lenders shall otherwise consent in writing and (vii) the Borrowers’ Agent has provided the Administrative Agent at least five (5) Business Days’ prior written notice of such proposed designation and has delivered to the Administrative Agent a certificate of a Responsible Person of the Borrowers’ Agent (x) representing and warranting as to the matters in clauses (i) and (v) above and (y) certifying compliance with clauses (ii), (iii), (iv) and (vi) above and showing in reasonable detail the calculation of such compliance based upon financial statements most recently delivered pursuant to Section 7.1 and the Borrowing Base Report most recently delivered pursuant to Section 7.2(c), as applicable. As of the Closing Date, the Unrestricted Subsidiaries are Twin Eagle Mexico, LLC, Twin Eagle Mexico Holdings, LLC, Twin Eagle Power Marketing Mexico, S. de R.L. de C.V., Twin Eagle Energy Marketing Mexico, S. de R.L. de C.V., TELG Liquids Mexico Servicios, S. de R.L. de C.V., and Twin Eagle Liquid Gas Products, S. de R.L. de C.V.
“U.S. Dollar Equivalent”: at any time, (a) as to any amount denominated in United States Dollars, the amount thereof at such time and (b) as to any amount denominated in any other Currency, the equivalent amount in United States Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of United States Dollars with such Currency on the most recent date of computation thereof.
“U.S. Forward Contract”: as of any date of determination, a Forward Contract that is governed by the Laws of any State of the United States.
“U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.4(a) and 4.6, in each case, such day is also a Business Day.
“U.S. Security Agreement”: the Fifth Amended and Restated Security Agreement to be executed and delivered on the Closing Date by the Loan Parties in favor of the Collateral Agent for the ratable benefit of the Secured Parties, substantially in the form of Exhibit B-1.
“USA PATRIOT Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
“Voting Stock”: with respect to any person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial

Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in any Notes, any other Loan Documents and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Loan Parties and their respective Subsidiaries not defined in Section 1.1 and (subject to Section 1.2(c)) accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under applicable Accounting Standards.
(c)    (i) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references are to this Agreement unless otherwise specified and (ii) the word “or” is not exclusive.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    Unless otherwise expressly provided herein, (i) references to Governing Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, waivers, supplements and other modifications thereto and (ii) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
(f)    The word “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including without limitation.”
(g)    No segregated series or segregated portfolio of a Person shall be considered to be such Person for purposes of calculating any ratio, amount or financial covenant herein or in any Loan Document (or any constituent component thereof).
(h)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, a limited partnership, or an allocation of assets to a series or segregated portfolio of a Person (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, a limited partnership or series or segregated portfolio of a Person shall constitute a separate Person hereunder (and each division of any limited liability company, series or segregated portfolio that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.3    Rounding. Any financial ratios required to be maintained by the Borrowers and/or the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.4    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent shall apply the Spot Rates with respect to Letters of Credit as of each Revaluation Date to be used for calculating U.S. Dollar Equivalent amounts of any Obligations denominated in Currencies other than United States Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable Currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrowers’ Agent hereunder or calculating financial covenants hereunder or except as otherwise provided herein, any amount denominated in any currency other than United States Dollars or any asset or liability denominated in any currency other than United States Dollars for purposes of the Loan Documents shall be the U.S. Dollar Equivalent of such amount or asset or liability as so determined by the Administrative Agent; provided, that the Marked-to-Market Value of any Forward Contract made with reference to amounts, assets or liabilities denominated in any currency other than United States Dollars that, by its terms, is payable by any party thereto in United States Dollars upon the close-out, liquidation or termination thereof at the forward exchange rate between such currency and United States Dollars as of the date that such payments were originally due, shall be the U.S. Dollar Equivalent of such Marked-to-Market Value taking into account such forward exchange rates.
(b)    Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in United States Dollars, but such Letter of Credit is denominated in a Currency other than United States Dollars, such amount shall be the relevant Currency Equivalent of such Dollar amount, as determined by the Administrative Agent.
1.5    Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Cost of Funds Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Cost of Funds Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its

affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Cost of Funds Rate, any other Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Cost of Funds Rate or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or Issuing Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.6    Classification. For purposes of this Agreement, (a) Loans may be classified and referred to by Class (e.g., a “Revolving Credit Loan”, a “Swing Line Loan”, a “Daylight Overdraft Loan”, a “Committed Revolving Credit Loan”, or an “Uncommitted Revolving Credit Loan”) or Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Committed Revolving Credit Loan”) or by any combination of the foregoing and (b) Letters of Credit may be classified and referred to by Class (e.g., a “Committed Letter of Credit”, “Uncommitted Letter of Credit”) or Type (e.g., a “Trade Letter of Credit”) or by Class and Type (e.g., a “Committed Trade Letter of Credit”) or by any combination of the foregoing.
1.7    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
SECTION 2.    AMOUNT AND TERMS OF THE LOANS, COMMITMENTS AND UNCOMMITTED TRANCHE PORTIONS
2.1    Revolving Credit Loans.
(a)    Committed Revolving Credit Loans. Subject to the terms and conditions specified in Section 6.1, on the Closing Date, (i) each Lender which was an Existing Lender holding “Revolving Credit Loans” (as defined in the Existing Credit Agreement) (such loans, collectively, the “Existing Revolving Credit Loans”) immediately prior to the Closing Date severally agrees to continue such Existing Revolving Credit Loans and/or sell all or a portion of its Existing Revolving Credit Loans to other Committed Lenders hereunder and/or purchase from other Existing Lenders all or a portion of such other Existing Lenders’ Existing Revolving Credit Loans, and (ii) each Committed Lender which was not an Existing Lender severally agrees to purchase from the Existing Lenders all or a portion of such Existing Lenders’ Existing Revolving Credit Loans, in each case such that, after giving effect to all such sales and purchases, the

Existing Revolving Credit Loans held by each Committed Lender shall be in an amount equal to such Committed Lender’s Commitment Percentage of all such Existing Revolving Credit Loans, and such Committed Revolving Credit Loans so continued and purchased by the Committed Lenders hereunder shall automatically be deemed to constitute Committed Revolving Credit Loans outstanding under this Agreement for all purposes; provided, that, for the avoidance of doubt, the Borrowers shall compensate the Existing Lenders in accordance with Section 4.14 of the Existing Credit Agreement with respect to the prepayment of any Existing Loans in accordance with this provision. Subject to the terms and conditions hereof, each Committed Lender severally agrees to make revolving credit loans under the Commitments (the “Committed Revolving Credit Loans”) to any Borrower in an amount (based on such Committed Lender’s Commitment Percentage) requested by the Borrowers’ Agent on behalf of the Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Committed Lender’s Extensions of Credit, does not exceed such Committed Lender’s Commitment at such time; provided that, after giving effect to any borrowing of a Committed Revolving Credit Loan requested (i) the aggregate outstanding Total Extensions of Credit shall not exceed the Borrowing Base at such time; (ii) the aggregate outstanding Total Extensions of Credit shall not exceed the Maximum Amount then in effect, (iii) the aggregate outstanding Committed Extensions of Credit shall not exceed the Committed Tranche Maximum Amount then in effect, and (iv) each other condition set forth in Section 6.2 shall be satisfied. During the Commitment Period, each Borrower may borrow, prepay the Committed Revolving Credit Loans in whole or in part, and reborrow Committed Revolving Credit Loans, all in accordance with the terms and conditions hereof.
(b)    Uncommitted Revolving Credit Loans.
(i)    Subject to the terms and conditions hereof, each Uncommitted Lender (other than a Declining Lender) severally agrees, on an UNCOMMITTED AND ABSOLUTELY DISCRETIONARY BASIS, to consider making revolving credit loans under the Uncommitted Tranche (the “Uncommitted Revolving Credit Loans”) to the Borrowers in an amount (based on such Uncommitted Lender’s Uncommitted Tranche Percentage) requested by the Borrowers’ Agent on behalf of the Borrowers from time to time during the Uncommitted Funding Request Period in an aggregate principal amount at any one time outstanding which, when added to such Uncommitted Lender’s Uncommitted Extensions of Credit, does not exceed such Lender’s Uncommitted Tranche Portion at such time; provided that, after giving effect to any borrowing of an Uncommitted Revolving Credit Loan requested (i) the aggregate outstanding Total Extensions of Credit shall not exceed the Borrowing Base at such time, (ii) the aggregate outstanding Total Extensions of Credit shall not exceed the Maximum Amount then in effect, (iii) the aggregate outstanding Uncommitted Extensions of Credit shall not exceed the Uncommitted Tranche Maximum Amount then in effect and (iv) each other condition set forth in Section 6.2 shall be satisfied. During the Uncommitted Funding Request Period, each Borrower may borrow, prepay the Uncommitted Revolving Credit Loans in whole or in part, and reborrow Uncommitted Revolving Credit Loans, all in accordance with the terms and conditions hereof.

(ii)    NO UNCOMMITTED LENDER SHALL HAVE ANY COMMITMENT OR OBLIGATION TO MAKE ANY UNCOMMITTED REVOLVING CREDIT LOAN HEREUNDER UNLESS AND UNTIL SUCH UNCOMMITTED LENDER AFFIRMATIVELY COMMITS OR IS DEEMED TO HAVE COMMITTED UNDER SECTION 2.4(d) TO SUCH REQUESTED UNCOMMITTED REVOLVING CREDIT LOANS. NOTHING CONTAINED HEREIN SHALL OTHERWISE COMMIT OR OBLIGATE ANY UNCOMMITTED LENDER, OR BE INTERPRETED AS A PROMISE OR COMMITMENT BY ANY UNCOMMITTED LENDER TO MAKE OR ELECT TO MAKE ANY SUCH UNCOMMITTED REVOLVING CREDIT LOAN UNLESS AND UNTIL SUCH UNCOMMITTED LENDER AFFIRMATIVELY COMMITS OR IS DEEMED TO HAVE COMMITTED UNDER SECTION 2.4(d) TO SUCH REQUESTED FUNDING TRANSACTION.
(c)    Revolving Credit Loans may be denominated only in United States Dollars and may from time to time be (i) Term SOFR Loans, (ii) Base Rate Loans, (iii) Cost of Funds Loans or (iv) a combination thereof, in each case, as the Borrowers’ Agent shall notify the Administrative Agent in accordance with Sections 2.4 and 4.3.
(d)    No Revolving Credit Loan shall mature later than the Applicable Termination Date.
2.2    Daylight Overdraft Loans.
(a)    Subject to the terms and conditions hereof, the Daylight Overdraft Lender agrees to make daylight overdraft loans with respect to Deposit Accounts of any Borrower located at the Administrative Agent (individually, a “Daylight Overdraft Loan” and collectively, the “Daylight Overdraft Loans”) to such Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Daylight Overdraft Loan Limit then in effect; provided that, after giving effect to any Daylight Overdraft Loan requested by the Borrowers’ Agent, each of the conditions set forth in Section 6.2(b), (c), (d) and (e) shall be satisfied or waived. During the Commitment Period, each Borrower may use the Daylight Overdraft Loan Limit by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.
(b)    Daylight Overdraft Loans shall be Base Rate Loans. Daylight Overdraft Loans may be denominated only in United States Dollars. Subject to Section 2.6, each Daylight Overdraft Loan shall mature at 4:00 p.m. (New York City time), on the Borrowing Date therefor, and the relevant Borrower unconditionally promises to pay each Daylight Overdraft Loan on or before 3:00 p.m. (New York City time) on the Borrowing Date of such Daylight Overdraft Loan, including by arranging to refinance such Daylight Overdraft Loan with a Swing Line Loan or Revolving Credit Loan in accordance with procedures specified herein.
(c)    The Borrowers shall not be entitled to, and shall not, borrow Daylight Overdraft Loans.
2.3    Swing Line Loans.
(a)    Committed Swing Line Loans. Subject to the terms and conditions hereof, the Committed Swing Line Lenders agree to make a portion of the credit under the Commitments available to the Borrowers by making swing line loans (individually, a “Committed Swing Line Loan” and collectively, the “Committed Swing Line Loans”) to any requesting Borrower from time to time during the Commitment Period in an aggregate principal amount for all Borrowers at any one time outstanding not to exceed, together with all outstanding Swing Line Loans, the amount of the Swing Line Loan Limit then in effect; provided that, neither the Borrowers’ Agent nor any Borrower shall request, and no Committed Swing Line Lender shall make, any Committed Swing Line Loan if, after giving effect to the making of such Committed Swing Line Loan, the aggregate amount of the then outstanding Swing Line Loans made by such Swing Line Lender (in its capacity as a Swing Line Lender) would exceed such Swing Line Lender’s Swing Line Cap; provided further that, after giving effect to any Committed Swing Line Loan requested by the Borrowers’ Agent, each of the conditions set forth in Section 6.2 shall be satisfied or waived. During the Commitment Period, each Borrower may use the Swing Line Loan Limit by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.
(b)    Uncommitted Swing Line Loans.
(i)    Subject to the terms and conditions hereof, the Uncommitted Swing Line Lenders, on an UNCOMMITTED AND ABSOLUTELY DISCRETIONARY BASIS, agree to consider making a portion of the credit under the Uncommitted Tranche Portions available to the Borrowers by making swing line loans (individually, an “Uncommitted Swing Line Loan” and collectively, the “Uncommitted Swing Line Loans”) to any requesting Borrower from time to time during the Uncommitted Funding Request Period in an aggregate principal amount for all Borrowers at any one time outstanding not to exceed, together with all outstanding Swing Line Loans, the amount of the Swing Line Loan Limit then in effect; provided that, neither the Borrowers’ Agent nor any Borrower shall request, and no Uncommitted Swing Line Lender shall make, any Uncommitted Swing Line Loan if, after giving effect to the making of such Uncommitted Swing Line Loan, the aggregate amount of the then outstanding Swing Line Loans made by such Swing Line Lender (in its capacity as a Swing Line Lender) would exceed such Swing Line Lender’s Swing Line Cap; provided further that, after giving effect to any Uncommitted Swing Line Loan requested by the Borrowers’ Agent, each of the conditions set forth in Section 6.2 shall be satisfied or waived. During the Uncommitted Funding Request Period, each Borrower may use the Swing Line Loan Limit by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.
(ii)    NO UNCOMMITTED SWING LINE LENDER SHALL HAVE ANY COMMITMENT OR OBLIGATION TO MAKE ANY UNCOMMITTED SWING LINE LOAN HEREUNDER. NOTHING CONTAINED HEREIN SHALL OTHERWISE COMMIT OR OBLIGATE ANY UNCOMMITTED SWING LINE LENDER, OR BE INTERPRETED AS A PROMISE OR COMMITMENT BY ANY UNCOMMITTED SWING LINE LENDER, TO MAKE OR ELECT TO MAKE ANY SUCH UNCOMMITTED SWING LINE LOAN.
(c)    Swing Line Loans shall be Base Rate Loans. Swing Line Loans may be denominated only in United States Dollars. Subject to Section 2.5, each Swing Line Loan shall mature five (5) days after the Borrowing Date therefor, and the relevant Borrower unconditionally promises to pay each Swing Line Loan on or before, for (i) all Swing Line Lenders, with the exception of

MUFG, 2:00 p.m. (New York City time) and (ii) MUFG, 3:00 p.m. (New York City time), in either case on the fifth (5th) Business Day following the making of such Swing Line Loan, including by arranging to refinance such Swing Line Loan with a Revolving Credit Loan in accordance with procedures specified herein.
(d)    No Swing Line Loan shall mature later than the Applicable Termination Date.
(e)    Designation of Additional Swing Line Lenders. The Borrowers’ Agent may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), designate as additional Swing Line Lenders one (1) or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as a Swing Line Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrowers’ Agent, the Administrative Agent and such designated Lender, which such agreement shall specify whether such Swing Line Lender is a Committed Swing Line Lender or Uncommitted Swing Line Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement and the other Loan Documents and (ii) references herein or therein to the term “Swing Line Lender” shall be deemed to include such Lender in its capacity as a maker of Swing Line Loans hereunder. Upon such designation, the designated Swing Line Lender shall set forth its Swing Line Cap on Schedule 1.1(L) pursuant to the terms of this Agreement.
2.4    Procedure for Borrowing.
(a)    Each Borrower may borrow Revolving Credit Loans, Swing Line Loans and Daylight Overdraft Loans during the Commitment Period or Uncommitted Funding Request Period, as applicable, on any Business Day; provided that, other than with respect to a request for a Daylight Overdraft Loan (which shall be governed by Section 2.4(e) and (f) below), the Borrowers’ Agent shall give the Administrative Agent, irrevocable notice (which notice must be received by the Administrative Agent, (x) in the case of a Revolving Credit Loan, prior to (A) 1:00 p.m. (New York City time) three (3) U.S. Government Securities Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Term SOFR Loans, or (B) 1:00 p.m. (New York City time) on the same Business Day as the requested Borrowing Date, otherwise, and (y) in the case of a Swing Line Loan, prior to (A) 2:00 p.m. (New York City time) for all Swing Line Lenders, with the exception of MUFG, and (B) 3:00 p.m. (New York City time) for MUFG, in either case on the requested Borrowing Date, in each case, in the form attached hereto as Annex I-A (the “Borrowing Notice”)), specifying:
(i)    whether the borrowing is to be a Revolving Credit Loan or a Swing Line Loan;
(ii)    in the case of a Revolving Credit Loan, whether the borrowing is to be under the Committed Tranche or the Uncommitted Tranche;
(iii)    the amount to be borrowed;
(iv)    the requested Borrowing Date;
(v)    the Type of the Revolving Credit Loan to be made, and the respective amounts of each such Type of Revolving Credit Loan;

(vi)    with respect to any Term SOFR Loan or Cost of Funds Loan, the respective amounts of each such Term SOFR Loan or Cost of Funds Loan and the respective lengths of the initial Interest Periods therefor;
(vii)    the applicable Borrower to which such requested Loan is to be made;
(viii)    in the case of a Revolving Credit Loan, the maturity date therefor (which may not, in any event, be later than ninety (90) days from the Borrowing Date of such Revolving Credit Loan unless otherwise agreed by the Administrative Agent and the Required Lenders in their sole discretion); and If no election as to the Class of a proposed Revolving Credit Loan is specified in the applicable Borrowing Notice, then the requested Loan shall be made as a Committed Revolving Credit Loan.
(b)    Each borrowing under the Committed Tranche or Uncommitted Tranche shall be in an amount equal to (x) (i) in the case of Base Rate Loans (other than Swing Line Loans), $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate unused Commitments or Uncommitted Tranche, as applicable, of all Lenders are less than $500,000, such lesser amount), and (ii) in the case of Base Rate Loans that are Swing Line Loans, $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate unused Commitments or Uncommitted Tranche of all Lenders are less than $100,000, such lesser amount), (y) in the case of Term SOFR Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof and (z) in the case of Cost of Funds Loans, $500,000 or a whole multiple of $100,000 in excess thereof.
(c)    Upon receipt of any Borrowing Notice from the Borrowers’ Agent pursuant to Section 2.4(a) with respect to a requested borrowing under the Committed Tranche, the Administrative Agent shall promptly notify each Applicable Lender and with respect to each Revolving Credit Loan, the amount of such Lender’s Commitment Percentage thereof. Subject to the satisfaction of the conditions contained in Section 6.2, each Lender will make the amount of its Commitment Percentage of each borrowing available to the Administrative Agent for the account of the relevant Borrower at the Administrative Agent’s office specified in Section 11.2 prior to 2:00 p.m. (New York City time) on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent (or in the case of a Refunded Committed Swing Line Loan or Refunded Daylight Overdraft Loan, as applicable, in accordance with the timing provided in Section 2.5(a) and Section 2.6(a), respectively). Each Committed Revolving Credit Loan will then promptly be made available on the Borrowing Date to the relevant Borrower by the Administrative Agent by wire transfer to the account of the relevant Borrower set forth on Schedule 2.2(A) in like funds as received by the Administrative Agent. Each Committed Swing Line Loan will be made available on the Borrowing Date to the relevant Borrower by the applicable Committed Swing Line Lender by wire transfer to the account of the relevant Borrower set forth on Schedule 2.2(A).
(d)    Upon receipt of any Borrowing Notice from the Borrowers’ Agent pursuant to Section 2.4(a) with respect to a requested borrowing under the Uncommitted Tranche, the Administrative Agent shall promptly notify each Applicable Lender thereof. Subject to the satisfaction of the conditions contained in Section 6.2 and unless a Lender has provided the Administrative Agent with a Declining Lender Notice prior to 10:00 a.m. (New York City time) on the applicable Borrowing Date, each Applicable Lender or, after the Conversion to Approving Lenders Date, each then Approving Lender, that has not so provided a Declining Lender Notice will be deemed to have approved such requested Loan and will make the amount of its Uncommitted Tranche Percentage of each borrowing available to the Administrative Agent for the account of the relevant Borrower at the Administrative Agent’s office specified in Section 11.2 prior to 2:00 p.m. (New York City time) on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent (or in the case of a Refunded Uncommitted Swing Line Loan in accordance with the timing provided in Section 2.5(a)). Each Uncommitted Revolving Credit Loan will then promptly be made available on the Borrowing Date to the relevant Borrower by the Administrative Agent by wire transfer to the account of the relevant Borrower set forth on Schedule 2.2(A) in like funds as received by the Administrative Agent. Each Uncommitted Swing Line Loan will be made available on the Borrowing Date to the relevant Borrower by the applicable Uncommitted Swing Line Lender by wire transfer to the account of the relevant Borrower set forth on Schedule 2.2(A). If the Administrative Agent receives a Declining Lender Notice, pursuant to which an Uncommitted Lender will be a Declining Lender with respect to an Uncommitted Revolving Credit Loan to be made pursuant to a Borrowing Notice from the Borrowers’ Agent, which Borrowing Notice has already been received by the Administrative Agent and in respect of which the Administrative Agent has already advised the Lenders of the amount of each Lender’s Uncommitted Tranche Percentage of such Uncommitted Revolving Credit Loan, then the Borrowers’ Agent shall, at its option, by written notice to the Administrative Agent, either (i) agree to receive only the aggregate amount of the Approving Lenders’ Uncommitted Tranche Percentages of such Uncommitted Revolving Credit Loan (as so notified to such Lenders by the Administrative Agent) and, at the option of the Borrowers’ Agent, submit to the Administrative Agent a new Borrowing Notice for amounts not so funded by the Declining Lender or (ii) rescind such Borrowing Notice, and indemnify and hold harmless the Approving Lenders from any actual loss or expense which such Approving Lenders have sustained or incurred as a consequence thereof (if any) and, at the option of the Borrowers’ Agent, submit to the Administrative Agent a new Borrowing Notice in respect of such requested borrowing.
(e)    No Borrowing Notice shall be required for a Daylight Overdraft Loan. Subject to the terms and conditions hereof, the Daylight Overdraft Lender shall make a Daylight Overdraft Loan on any Business Day and with respect to any Deposit Account located at the Collateral Agent, based on a statement showing the accounts payable due and owing from such Deposit Account on such day and the Eligible Accounts Receivable expected by the relevant Borrower to be received in such account on such day, in an amount sufficient to cover any overdraft and, if the prior consent of the Borrowers’ Agent has not been obtained in respect of such Daylight Overdraft Loan, provide the Borrowers’ Agent, on such day, with the invoice showing such overdraft and the amount of the Daylight Overdraft Loan made in connection (provided, that the failure of the Daylight Overdraft Lender to provide any such invoice shall not affect the Borrowers’ unconditional obligation to repay such Daylight Overdraft Loan in accordance with the terms hereof). The making of a Daylight Overdraft Loan by the Daylight Overdraft Lender shall be deemed to constitute a representation by the Borrowers and the Borrowers’ Agent that the conditions contained in Section 6.2(b), (c), (d) and (e) have been satisfied, and the making of any Daylight Overdraft Loan shall not constitute a waiver of the failure of any condition in Section 6.2(b), (c), (d) and (e) to be satisfied or any other Default or Event of Default.

(f)    Each Daylight Overdraft Loan will be made available on the Borrowing Date to the relevant Borrower by the Daylight Overdraft Lender by crediting the amount of such Daylight Overdraft Loan to the account of the relevant Borrower set forth on Schedule 2.2(B), such account to be held at the Daylight Overdraft Lender, in accordance with the procedure described in clause (e) above.
2.5    Refunding of Swing Line Loans.
(a)    Committed Swing Line Loans.
(i)    If the Administrative Agent shall not have received full repayment in cash of any Committed Swing Line Loan on or before 11:00 a.m. (New York City time) on the day that is five (5) Business Days after the making of such Committed Swing Line Loan, any Committed Swing Line Lender may, not later than 3:00 p.m. (New York City time), on such day, request on behalf of the relevant Borrower (which hereby irrevocably authorizes such Committed Swing Line Lender to act on its behalf), that each Committed Lender, including such Committed Swing Line Lender, make a Committed Revolving Credit Loan (which initially shall be a Base Rate Loan) in an amount equal to such Committed Lender’s Commitment Percentage (determined as of the date such Swing Line Loan was advanced) of the outstanding amount of the portion of such Committed Swing Line Loan (a “Refunded Committed Swing Line Loan”). In accordance with Section 2.5(b)(iv), unless any of the events described in Section 9.1(f) shall have occurred and be continuing (in which event the procedures of clause (ii) of this Section 2.5(a) shall apply), each Committed Lender shall make the proceeds of its Committed Revolving Credit Loan available to the applicable Committed Swing Line Lender for the account of such Committed Swing Line Lender at such Committed Swing Line Lender’s Applicable Lending Office for Base Rate Loans prior to 11:00 a.m. (New York City time) in funds immediately available on the Business Day next succeeding the date such request is made. The proceeds of such Committed Revolving Credit Loans shall be immediately applied to repay the related Committed Swing Line Loan.
(ii)    If prior to the making of any Committed Revolving Credit Loan pursuant to paragraph (i) of this Section 2.5(a) one of the events described in Section 9.1(f) shall have occurred and be continuing, each Committed Lender shall, on the date such Committed Revolving Credit Loan was to have been made, purchase an undivided participating interest in the then-outstanding Committed Swing Line Loans in an amount equal to its Commitment Percentage of such Committed Swing Line Loans that were to have been repaid with such Committed Revolving Credit Loans (the “Committed Swing Line Participation Amount”); provided that if a Committed Tranche Increase Effective Date has occurred prior to the date such Revolving Credit Loan was to have been made and after the date such Swing Line Loan was advanced, the Commitment of each Committed Lender should be adjusted to reflect the increased Commitment of each Increasing Committed Lender and each New Committed Tranche Lender. Each Committed Lender shall promptly transfer to each Committed Swing Line Lender, in immediately available funds, the amount of its Committed Swing Line Participation Amount and upon receipt thereof, each Committed Swing Line Lender shall deliver to such Committed Lender a Committed Swing Line Loan participation certificate, in a form specified by such

Committed Swing Line Lender, dated the date of receipt of the Committed Swing Line Participation Amount and in such amount.
(iii)    Whenever, at any time after any Committed Swing Line Lender has received from any Committed Lender such Committed Lender’s Committed Swing Line Participation Amount, any Committed Swing Line Lender receives any payment on account thereof, such Committed Swing Line Lender shall distribute to such Committed Lender its Committed Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Committed Lender’s participating interest was outstanding and funded, and in the case of principal and interest payments, to reflect such Committed Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all of such Committed Swing Line Lender’s Committed Swing Line Loans then due) in like funds as received; provided, however, that in the event that such payment received by such Committed Swing Line Lender is required to be returned, such Committed Lender shall return to such Committed Swing Line Lender any portion thereof previously distributed by such Committed Swing Line Lender to it in like funds as such payment is required to be returned by such Committed Swing Line Lender.
(iv)    Each Lender’s obligation to make Committed Revolving Credit Loans referred to in Section 2.5(a)(i) and to purchase participating interests pursuant to Section 2.5(a)(ii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Committed Lender may have against any Committed Swing Line Lender, any Borrower, or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any failure to satisfy any condition precedent to extensions of credit set forth in Section 6, (iv) any adverse change in the condition (financial or otherwise) of any Loan Party, (v) any breach of this Agreement or any Loan Document by any Loan Party or any other Committed Lender or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(b)    Uncommitted Swing Line Loans.
(i)    If the Administrative Agent shall not have received full repayment in cash of any Uncommitted Swing Line Loan on or before 11:00 a.m. (New York City time) on the day that is five (5) Business Days after the making of such Uncommitted Swing Line Loan, any Uncommitted Swing Line Lender may, not later than 3:00 p.m. (New York City time), on such day, request on behalf of the relevant Borrower (which hereby irrevocably authorizes such Uncommitted Swing Line Lender to act on its behalf), that each Uncommitted Lender that is not a Declining Lender with respect to such Uncommitted Swing Line Loan, including such Uncommitted Swing Line Lender, make an Uncommitted Revolving Credit Loan (which initially shall be a Base Rate Loan) in an amount equal to such Uncommitted Lender’s Adjusted Uncommitted Tranche Percentage (determined as of the date such Uncommitted Swing Line Loan was advanced) of the outstanding amount of the portion of such Uncommitted Swing Line Loan (a “Refunded Uncommitted Swing Line Loan”). In accordance with Section 2.5(b)(iv), unless any of the events described in Section 9.1(f) shall have occurred and be continuing (in which event the procedures of clause (ii) of this Section 2.5(b) shall apply), each applicable Uncommitted Lender shall make the proceeds of its Uncommitted Revolving Credit Loan available to the applicable Uncommitted Swing Line Lender for the account of such Uncommitted Swing Line Lender at such Uncommitted Swing Line Lender’s Applicable Lending Office for Base Rate Loans prior to 11:00 a.m. (New York City time) in funds immediately available on the Business Day next succeeding the date such request is made. The proceeds of such Uncommitted Revolving Credit Loans shall be immediately applied to repay the related Uncommitted Swing Line Loan.
(ii)    If prior to the making of any Uncommitted Revolving Credit Loan pursuant to paragraph (ii) of this Section 2.5(b) one of the events described in Section 9.1(f) shall have occurred and be continuing, each Uncommitted Lender that is not a Declining Lender with respect to such Uncommitted Swing Line Loan shall, on the date such Uncommitted Revolving Credit Loan was to have been made, purchase an undivided participating interest in the then-outstanding Uncommitted Swing Line Loans in an amount equal to its Adjusted Uncommitted Tranche Percentage of such Uncommitted Swing Line Loans that were to have been repaid with such Uncommitted Revolving Credit Loans (the “Uncommitted Swing Line Participation Amount”); provided that if an Uncommitted Tranche Increase Effective Date has occurred prior to the date such Uncommitted Revolving Credit Loan was to have been made and after the date such Uncommitted Swing Line Loan was advanced, the Uncommitted Tranche Available Portion of each Uncommitted Lender should be adjusted to reflect the increased Uncommitted Tranche Portion of each Increasing Uncommitted Tranche Lender and each New Uncommitted Tranche Lender. Each Uncommitted Lender shall promptly transfer to each Uncommitted Swing Line Lender, in immediately available funds, the amount of its Uncommitted Swing Line Participation Amount and upon receipt thereof each Uncommitted Swing Line Lender shall deliver to such Uncommitted Lender an Uncommitted Swing Line Loan participation certificate, in a form specified by such Uncommitted Swing Line Lender, dated the date of receipt of the Uncommitted Swing Line Participation Amount and in such amount.
(iii)    Whenever, at any time after any Uncommitted Swing Line Lender has received from any Uncommitted Lender such Uncommitted Lender’s Uncommitted Swing Line Participation Amount, any Uncommitted Swing Line Lender receives any payment on account thereof, such Uncommitted Swing Line Lender shall distribute to such Uncommitted Lender its Uncommitted Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded, and in the case of principal and interest payments, to reflect such Uncommitted Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all of such Uncommitted Swing Line Lender’s Uncommitted Swing Line Loans then due) in like funds as received; provided, however, that in the event that such payment received by such Uncommitted Swing Line Lender is required to be returned, such Uncommitted Lender shall return to such Uncommitted Swing Line Lender any portion thereof previously distributed by such Uncommitted Swing Line Lender to it in like funds as such payment is required to be returned by such Uncommitted Swing Line Lender.
(iv)    Each Lender’s obligation to make Uncommitted Revolving Credit Loans referred to in Section 2.5(a)(b)(i) and to purchase participating interests pursuant to Section 2.5(a)(ii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Uncommitted Lender may have against any Uncommitted Swing Line Lender, any Borrower, or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any failure to satisfy any condition precedent to extensions of credit set forth in Section 6, (iv) any adverse change in the condition (financial or otherwise) of any Loan Party, (v) any breach of this Agreement or any Loan Document by any Loan Party or any other Uncommitted Lender or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
2.6    Refunding of Daylight Overdraft Loans.
(a)    If the Administrative Agent shall not have received full repayment in cash of any Daylight Overdraft Loan on or before 3:00 p.m. (New York City time) on the Borrowing Date of such Daylight Overdraft Loan, the Daylight Overdraft Lender may, not later than 4:00 p.m. (New York City time), on such day, request on behalf of the relevant Borrower (which hereby irrevocably authorizes the Daylight Overdraft Lender to act on its behalf), that each Lender make a Committed Revolving Credit Loan (which initially shall be a Base Rate Loan) in an amount equal to such Lender’s Commitment Percentage (determined as of the date such Daylight Overdraft Loan was advanced) of the outstanding amount of such Daylight Overdraft Loan (a “Refunded Daylight Overdraft Loan”); provided that, any unfunded portion of any Refunded Daylight Overdraft Loan shall be deemed to be outstanding as a Committed Swing Line Loan until such time as such unfunded portion is received from the applicable Committed Revolving Credit Loan Committed Lender or converted to a Committed Revolving Credit Loan pursuant to Section 2.5. In accordance with Section 2.6(d), unless any of the events described in Section 9.1(f) shall have occurred and be continuing (in which event the procedures of clause (b) of this Section 2.6 shall apply), each Committed Lender shall make the proceeds of its Committed Revolving Credit Loan available to the Daylight Overdraft Lender for the account of the Daylight Overdraft Lender at the Daylight Overdraft Lender’s Applicable Lending Office for Base Rate Loans prior to 11:00 a.m. (New York City time) in funds immediately available on the Business Day next succeeding the date such request is made. The proceeds of such Committed Revolving Credit Loans shall be immediately applied to repay the Daylight Overdraft Loans.
(b)    If prior to the making of any Committed Revolving Credit Loan pursuant to paragraph (a) of this Section 2.6 one of the events described in Section 9.1(f) shall have occurred and be continuing, each Committed Lender shall, on the date such Committed Revolving Credit Loan was to have been made, purchase an undivided participating interest in the then-outstanding Daylight Overdraft Loans in an amount equal to its Commitment Percentage (determined as of the date such Daylight Overdraft Loan was advanced) of such Daylight Overdraft Loans that were to have been repaid with such Revolving Credit Loans (the “Daylight Overdraft Participation Amount”); provided that if any Committed Tranche Increase Effective Date has occurred prior to the date such Committed Revolving Credit Loan was to have been made and after the date such Daylight Overdraft Loan was advanced, the Commitment of each Committed Lender should be adjusted to reflect the increased Commitment of each Increasing Committed Lender and each New Committed Tranche Lender. Each Committed Lender shall promptly transfer to the Daylight Overdraft Lender, in immediately available funds, the amount of its Daylight Overdraft Participation Amount and upon receipt thereof the Daylight Overdraft Lender shall deliver to such Committed Lender a Daylight Overdraft Loan participation certificate, in a form specified by the Daylight Overdraft Lender, dated the date of receipt of the Daylight Overdraft Participation Amount and in such amount.
(c)    Whenever, at any time after the Daylight Overdraft Lender has received from any Committed Lender such Committed Lender’s Daylight Overdraft Participation Amount, the Daylight Overdraft Lender receives any payment on account thereof, the Daylight Overdraft Lender shall distribute to such Committed Lender its Daylight Overdraft Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Committed Lender’s participating interest was outstanding and funded, and in the case of principal and interest payments, to reflect such Committed Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Daylight Overdraft Loans then due) in like funds as received; provided, however, that in the event that such payment received by the Daylight Overdraft Lender is required to be returned, such Committed Lender shall return to the Daylight Overdraft Lender any portion thereof previously distributed by the Daylight Overdraft Lender to it in like funds as such payment is required to be returned by the Daylight Overdraft Lender.
(d)    Each Committed Lender’s obligation to make Committed Revolving Credit Loans referred to in Section 2.6(a) and to purchase participating interests pursuant to Section 2.6(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Committed Lender may have against the Daylight Overdraft Lender, any Borrower, or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any failure to satisfy any condition precedent to extensions of credit set forth in Section 6, (iv) any adverse change in the condition (financial or otherwise) of any Loan Party, (v) any breach of this Agreement or any Loan Document by any Loan Party or any other Committed Lender or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
2.7    Commitment Fees. The Borrowers agree to pay to the Administrative Agent for the account of each Committed Lender a commitment fee for the period from and including the first day of the Commitment Period to but not including the Committed Tranche Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Committed Lender during the period for which payment is made, payable quarterly in arrears on the thirtieth (30th) day after the last Business Day of each March, June, September and December (or, if such day is not on a Business Day, the next succeeding Business Day) and on the Committed Tranche Termination Date or such earlier date as the Commitments shall terminate as provided herein.

SECTION 3.    LETTERS OF CREDIT
3.1    Letters of Credit.
(a)    Committed Letters of Credit. On the Closing Date, upon the satisfaction of the conditions specified in Section 6.1, each of the Existing Letters of Credit shall automatically be deemed to be Committed Letters of Credit outstanding under this Agreement. Subject to the terms and conditions hereof, each Committed Issuing Lender severally agrees to issue standby or documentary letters of credit (“Committed Letters of Credit”) in form and substance reasonably acceptable to the applicable Committed Issuing Lender and the Administrative Agent for the account of any Borrower on behalf of any Loan Parties (or with respect to committed Project Letters of Credit, for the account of any Borrower on behalf of any Unrestricted Subsidiary or any joint venture of a Loan Party or an Unrestricted Subsidiary) or for Additional Account Parties, subject to the terms of Section 3.3(l), in each case, from time to time during the Commitment Period; provided that, after giving effect to any Committed Letter of Credit requested by the Borrowers’ Agent on behalf of a Borrower (i) each of the conditions set forth in Section 6.2 shall be satisfied or waived; and (ii) Section 3.3 shall not be contravened at any time. Pursuant to the terms of Section 3.3(l), any such Committed Letter of Credit may, at the election of a Borrower, (i) recite that the applicant, account party, order party or such other similar party thereunder is a Person other than a Loan Party (any such Person, an “Additional Account Party”) and/or (ii) be issued in whole or in part to support the payment of obligations of such Additional Account Party.
(b)    Uncommitted Letters of Credit. Subject to the terms and conditions hereof, each Uncommitted Issuing Lender severally agrees on an UNCOMMITTED AND ABSOLUTELY DISCRETIONARY BASIS to consider issuing standby or documentary letters of credit (“Uncommitted Letters of Credit”) in form and substance reasonably acceptable to the applicable Uncommitted Issuing Lender and the Administrative Agent for the account of any Borrower on behalf of any Loan Parties (or with respect to uncommitted Project Letters of Credit, for the account of any Borrower on behalf of any Unrestricted Subsidiary or any joint venture of a Loan Party or an Unrestricted Subsidiary) or for Additional Account Parties, subject to the terms of Section 3.3(l), in each case, from time to time during the Uncommitted Funding Request Period; provided that, after giving effect to any Uncommitted Letter of Credit requested by the Borrowers’ Agent on behalf of a Borrower (i) each of the conditions set forth in Section 6.2 shall be satisfied or waived; and (ii) Section 3.3 shall not be contravened at any time. Pursuant to the terms of Section 3.3(l), any such Uncommitted Letter of Credit may, at the election of a Borrower, (i) recite that the applicant, account party, order party or such other similar party thereunder is an Additional Account Party and/or (ii) be issued in whole or in part to support the payment of obligations of such Additional Account Party.
NO UNCOMMITTED ISSUING LENDER OR UNCOMMITTED LENDER SHALL HAVE ANY COMMITMENT OR OBLIGATION TO ISSUE OR PARTICIPATE IN, AS APPLICABLE, IN ANY UNCOMMITTED LETTER OF CREDIT UNLESS AND UNTIL SUCH UNCOMMITTED ISSUING LENDER OR UNCOMMITTED LENDER, AS APPLICABLE, AFFIRMATIVELY COMMITS OR IS DEEMED TO HAVE COMMITTED UNDER SECTION 3.2(e) TO SUCH REQUESTED UNCOMMITTED LETTER OF CREDIT. NOTHING CONTAINED HEREIN SHALL OTHERWISE COMMIT OR OBLIGATE ANY

UNCOMMITTED ISSUING LENDER OR UNCOMMITTED LENDER, OR BE INTERPRETED AS A PROMISE OR COMMITMENT BY ANY UNCOMMITTED ISSUING LENDER OR UNCOMMITTED LENDER TO ISSUE OR ELECT TO ISSUE ANY SUCH UNCOMMITTED LETTER OF CREDIT OR PARTICIPATE OR ELECT TO PARTICIPATE IN ANY SUCH UNCOMMITTED LETTER OF CREDIT UNLESS AND UNTIL SUCH UNCOMMITTED ISSUING LENDER OR UNCOMMITTED LENDER AFFIRMATIVELY COMMITS OR IS DEEMED TO HAVE COMMITTED UNDER SECTION 3.2(e) TO SUCH REQUESTED UNCOMMITTED LETTER OF CREDIT.
3.2    Procedure for Issuance and Amendments of Letters of Credit.
(a)    Procedure for Issuance of Letters of Credit. The Borrowers’ Agent may from time to time request that any Issuing Lender issue or amend a Letter of Credit by delivering to such Issuing Lender and the Administrative Agent a Letter of Credit Request, and such other certificates, documents and other papers and information as such Committed Issuing Lender or Uncommitted Issuing Lender may reasonably request (consistent with requests made by such Issuing Lender from other similarly situated account parties). In the case of a request for an initial issuance of any Letter of Credit, such Letter of Credit Request shall specify:
(i)    the maximum amount of such Letter of Credit and the account party therefor;
(ii)    whether such Letter of Credit is to be issued under the Committed Tranche or the Uncommitted Tranche.
(iii)    the requested date on which such Letter of Credit is to be issued;
(iv)    the purpose and nature of the proposed Letter of Credit;
(v)    the name and address of the beneficiary of such Letter of Credit;
(vi)    the expiration or termination date of the Letter of Credit;
(vii)    the documents to be presented by such beneficiary in the case of a drawing or demand for payment thereunder;
(viii)    the delivery instructions for such Letter of Credit;
(ix)    the applicable Borrower on whose behalf such requested Letter of Credit is to be issued;
(x)    the Currency of the proposed Letter of Credit;
(xi)    the Type of Letter of Credit being requested; and
(xii)    if an Additional Account Party Letter of Credit, the Additional Account Party in respect of such Letter of Credit.
Notwithstanding anything herein to the contrary, no Issuing Lender shall be obligated to issue any Letter of Credit if, after giving effect to the issuance of such Letter of Credit, the aggregate outstanding L/C Obligations attributable to Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Issuance Cap.

(b)    Procedure for Amendments of Letters of Credit. The Borrowers’ Agent may from time to time request an amendment (including any extension) of any outstanding Letter of Credit, by delivering to the Administrative Agent and the Issuing Lender of such Letter of Credit a Letter of Credit Request, which shall specify in form and detail satisfactory to the Administrative Agent and the Issuing Lender thereof:
(i)    the Letter of Credit to be amended;
(ii)    the requested date of the proposed amendment;
(iii)    the nature of the proposed amendment; and
(iv)    the delivery instructions for such amendment.
Notwithstanding anything herein to the contrary, no Issuing Lender shall be obligated to amend any Letter of Credit if, after giving effect to the amendment of such Letter of Credit, the aggregate outstanding L/C Obligations attributable to Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Issuance Cap.
(c)    Timing of Letter of Credit Requests. A Letter of Credit Request must be received by the applicable Issuing Lender and the Administrative Agent by no later than 1:00 p.m. (New York City time) on the same Business Day that such Letter of Credit is to be issued or amended, or such other time as previously agreed between the Administrative Agent, the applicable Issuing Lender and the Borrowers’ Agent. Upon receipt of notice by the Administrative Agent of such Letter of Credit Request, the Administrative Agent will promptly notify each Lender of its receipt of such Letter of Credit Request and the amount of such Lender’s Commitment Percentage or Uncommitted Tranche Percentage, as applicable, of the requested Letter of Credit, and shall deliver such other information received by it relating thereto as any Lender may request. Upon the issuance of any Letter of Credit or any amendment to an outstanding Letter of Credit, the Administrative Agent and the Applicable Lenders shall be entitled to assume that the Letter of Credit Request and certificates, documents and other papers and information reasonably requested by the relevant Issuing Lender in connection therewith were completed and delivered to the satisfaction of such Issuing Lender.
(d)    Validation Procedure for Committed Letters of Credit. Upon receipt of a Committed Letter of Credit Request for the issuance or amendment of a Committed Letter of Credit by a Committed Issuing Lender, such Committed Issuing Lender will confirm with the Administrative Agent (by telephone and in writing) that the Administrative Agent has received a copy of such Committed Letter of Credit Request and, if not, such Committed Issuing Lender will provide the Administrative Agent, with a copy thereof. Upon receipt by such Committed Issuing Lender of confirmation from the Administrative Agent that the requested Committed Letter of Credit or amendment is permitted in accordance with the terms hereof, such Committed Issuing Lender shall, on the requested date, issue such Committed Letter of Credit for the account of a Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such Committed Issuing Lender’s usual and customary business practices.
(e)    Validation Procedure for Uncommitted Letters of Credit. Upon receipt of an Uncommitted Letter of Credit Request for the issuance or amendment of an Uncommitted Letter of Credit by an Uncommitted Issuing Lender, such Uncommitted Issuing Lender will confirm with the Administrative Agent (by telephone and in writing) that the Administrative Agent has received a copy of such Uncommitted Letter of Credit Request and, if not, such Uncommitted Issuing Lender will provide the Administrative Agent, with a copy thereof. Upon receipt by such Uncommitted Issuing Lender of confirmation from the Administrative Agent that the requested Uncommitted Letter of Credit or amendment is permitted in accordance with the terms hereof, and to the extent such Uncommitted Issuing Lender has elected, in its sole discretion, to issue or amend such Uncommitted Letter of Credit, such Uncommitted Issuing Lender shall, on the requested date, issue such Uncommitted Letter of Credit for the account of a Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such Uncommitted Issuing Lender’s usual and customary business practices. Unless an Uncommitted Lender has provided the Administrative Agent with a Declining Lender Notice prior to 10:00 a.m. (New York City time) on the date of issuance of such Uncommitted Letter of Credit, if the applicable Uncommitted Issuing Lender elects in its sole discretion to issue or amend, as applicable, an Uncommitted Letter of Credit pursuant to an Uncommitted Letter of Credit Request, each Uncommitted Lender (or after the Conversion to Approving Lenders Date, each then Approving Lender) will be deemed to have approved such requested Uncommitted Letter of Credit. If any Uncommitted Lender in a timely manner provides the Administrative Agent with such a Declining Lender Notice, the Administrative Agent shall notify the Borrowers and the other Uncommitted Lenders (other than Declining Lenders) that one or more of the Uncommitted Lenders have elected not to fund Uncommitted Letters of Credit.
3.3    General Terms of Letters of Credit.
(a)    Each Letter of Credit is to be denominated only in a Currency (subject to the Applicable Limit referenced in clause (g) thereof, as applicable) and shall be either a Committed Letter of Credit or an Uncommitted Letter of Credit.
(b)    Each Letter of Credit shall expire no later than the earlier of ninety (90) days after (x) the date of issuance and (y) the Applicable Termination Date unless such Letter of Credit is a Long Term Letter of Credit; provided, that (A) after giving effect to any such Long Term Letter of Credit, such Long Term Letter of Credit shall not result in any Applicable Limit being exceeded and (B) all Letters of Credit with an expiration date after the Applicable Termination Date shall be Cash Collateralized (x) not less than five (5) Business Days prior to the Applicable Termination Date (or, in the case of a Letter of Credit issued less than five (5) Business Days prior to the Applicable Termination Date, on the date of issuance) if requested by any of the Administrative Agent, the Required Committed Lenders or the Required Uncommitted Lenders, as applicable, or the Issuing Lender that issued any such Letter of Credit or if elected by the Borrowers’ Agent and (y) in any event, upon the Applicable Termination Date.
For the avoidance of doubt, subject to the provisions of Section 3.1, (i) Committed Letters of Credit other than Long Term Letters of Credit may be issued hereunder in an aggregate outstanding amount not to exceed the lesser of the Total Commitments and the Committed Tranche Maximum Amount then in effect and (ii) Uncommitted Letters of Credit other than Long Term Letters of Credit may be issued hereunder in an aggregate outstanding amount not to exceed the lesser of the Total Uncommitted Extensions of Credit and the Uncommitted Tranche Maximum Amount.

(c)    Upon request by the Borrowers’ Agent in the applicable Letter of Credit Request, the relevant Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the applicable Issuing Lender to prevent any such renewal at least once during the then current term of such Letter of Credit by giving prior notice to the beneficiary thereof not later than a specified date to be agreed upon at the time such Letter of Credit is issued, which shall occur prior to the Applicable Termination Date. Unless otherwise agreed upon by the applicable Issuing Lender at its sole discretion, the Borrowers’ Agent shall make a specific request to such Issuing Lender for any renewal of an Auto-Renewal Letter of Credit, such prior notice to be delivered to the applicable Issuing Lender and the Administrative Agent no later than thirty (30) days prior to the date by which the applicable Issuing Lender must give notice of non-renewal to the beneficiary under such Auto-Renewal Letter of Credit (the date of the delivery of such notice, the “Renewal Notice Date”); provided that, unless otherwise agreed upon by the applicable Issuing Lender at its sole discretion, the Borrowers’ Agent shall provide to the applicable Issuing Lender and the Administrative Agent written notice of its intent to not renew such an Auto-Renewal Letter of Credit no later than thirty (30) days prior to the date by which the applicable Issuing Lender must give notice of non-renewal to the beneficiary under such Auto-Renewal Letter of Credit (the date of the delivery of such notice, the “Non-Renewal Notice Date”). Once an Auto-Renewal Letter of Credit has been issued (or is permitted to be outstanding hereunder in the case of an outstanding Letter of Credit that is an Auto-Renewal Letter of Credit), the Applicable Lenders shall be deemed to have authorized (but the Lenders may not require) such Issuing Lender to permit the renewal of such Letter of Credit at any time to a date not later than one (1) year after the Applicable Termination Date; provided, however, that no Issuing Lender shall permit any renewal of an Auto-Renewal Letter of Credit if (A) such Issuing Lender has determined that it would have no obligation at the Non-Renewal Notice Date to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 3.3 or 6.2 or otherwise), (B) after giving effect to any such renewal, the earlier of the (x) expiration date of such Auto-Renewal Letter of Credit and (y) the next occurring Non-Renewal Notice Date of such Auto-Renewal Letter of Credit would occur more than one (1) year after the Applicable Termination Date, or (C) it has received notice in writing on or before the date that is two (2) Business Days before the Non-Renewal Notice Date (1) from the Administrative Agent that the Required Committed Lenders or Required Uncommitted Lenders, as applicable, have elected not to permit such extension or (2) from the Administrative Agent, any Applicable Lender or the Borrowers’ Agent that one or more of the applicable conditions specified in Section 3.3 or 6.2 is not then satisfied. Notwithstanding anything to the contrary contained herein, no Issuing Lender shall have any obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time if any of the applicable conditions specified in Section 6.2 is not then satisfied.
(d)    Notwithstanding anything herein to the contrary, (i) all Letters of Credit shall be Cash Collateralized upon the occurrence of any Event of Default, and (ii) any Letter of Credit that expires after the Applicable Termination Date shall be Cash Collateralized (x) not later than five (5) Business Days prior to the Applicable Termination Date (or, in the case of a Letter of Credit issued less than five (5) Business Days prior to the Applicable Termination Date, on the date of issuance) if requested by any of the Administrative Agent, the Required Lenders or the Issuing

Lender that issued any such Letter of Credit or if elected by the Borrowers’ Agent and (y) in any event, upon the Applicable Termination Date, and each such Letter of Credit shall remain fully Cash Collateralized until the earlier to occur of (A) the circumstance requiring such Cash Collateralization ceasing to exist and (B) its expiration and the payment in full of all letter of credit fees payable under Section 3.4(a) and commissions related thereto.
(e)    If any Issuing Lender shall issue, extend or amend any Letter of Credit without obtaining prior consent of the Administrative Agent (as provided in Section 3.2(d) above), or when such extension or renewal is not permitted hereunder, such Letter of Credit (A) shall for all purposes be deemed to have been issued by such Issuing Lender solely for its own account and risk and (B) shall not be considered a Letter of Credit outstanding under this Agreement, and no Lender shall be deemed to have any participation therein, effective as of the date of such issuance, amendment, extension or renewal, as the case may be, unless the Required Committed Lenders or the Required Uncommitted Lenders, as applicable, expressly consent thereto; provided, however, that to be considered a Letter of Credit outstanding under this Agreement, the consent of all Committed Lenders or Uncommitted Lenders, as applicable, shall be required to the extent that any such issuance, amendment, extension or renewal is not then permitted hereunder by reason of the provisions of this Section 3.3.
(f)    Notwithstanding anything herein to the contrary, an Issuing Lender is under no obligation to issue or provide any Letter of Credit or renew, extend or amend any Letter of Credit unless consented to by such Issuing Lender and the Administrative Agent.
(g)    Within one (1) Business Day after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender thereof will also deliver to the Borrowers’ Agent, the Administrative Agent, a true and complete copy of such Letter of Credit or amendment.
(h)    Each Letter of Credit shall be subject to the International Standby Practices (“ISP 98”) International Chamber of Commerce Publication No. 590 or Uniform Customs and Practice for Documentary Credits No. 600 (“UCP 600”), as applicable, and to the extent not inconsistent with ISP 98 or UCP 600, either (i) the Laws of the State of New York or (ii) with the prior written consent of the applicable Issuing Lender and the Administrative Agent, the Laws of (w) any other state of the United States or the District of Columbia, (x) England and Wales, (y) any province of Canada or (z) Mexico.
(i)    (Reserved).
(j)    The obligations of the L/C Participants to purchase participations in the obligations of the Issuing Lenders under outstanding Letters of Credit pursuant to Section 3.5 shall survive the Applicable Termination Date with respect to Letters of Credit which have been Cash Collateralized pursuant to Section 3.3 until the earliest of (i) the expiration date for such Letters of Credit, (ii) the date the entire amount available under such Letters of Credit are drawn and such drawings are repaid, and (iii) the date that is six (6) months after the Applicable Termination Date; provided that, notwithstanding any other provision of this Section 3.3(j), with respect to any Letter of Credit having an expiration date following the Applicable Termination Date (such a Letter of Credit, a “Post-Termination LOC”), in no event shall the obligations of the

L/C Participants to purchase participations in the obligations of an Issuing Lender under a Post-Termination LOC pursuant to Section 3.5 expire or terminate prior to the Business Day following the expiration, cancellation or termination of the last remaining outstanding Post-Termination LOC.
(k)    To the extent that any Issuing Lender is prohibited by Law or internal practice or procedure from issuing or booking any letter of credit, or is requested not to issue or book any letter of credit, at the branch or office of such Issuing Lender that is party to this Agreement, such Issuing Lender may arrange that a third party or a foreign branch, Affiliate or Subsidiary of such Issuing Lender (an “Accommodation Credit Issuer”) issue such letter of credit (an “Accommodation Credit”) against a standby Letter of Credit issued by such Issuing Lender hereunder for the benefit of such Accommodation Credit Issuer and in a stated amount and with a tenor reasonably satisfactory to such Accommodation Credit Issuer (an “Accommodation Back-Up Credit”). Each Accommodation Back-Up Credit shall be considered a Letter of Credit for all purposes hereunder and under the other Loan Documents. All of the exculpatory provisions and the indemnities applicable to an Issuing Lender under this Agreement shall also apply, mutatis mutandis, to the Accommodation Credit Issuer with respect to such Accommodation Credit, but shall be enforceable by (and any indemnified amounts owing thereunder by a Loan Party shall be deemed Obligations owing to) the applicable Issuing Lender who has issued the related Accommodation Back-Up Credit in respect thereof. The Loan Parties shall communicate exclusively with the applicable Issuing Lender hereunder with respect to any such Accommodation Credit. The Loan Parties shall reimburse the applicable Issuing Lender for any costs, expenses or fees incurred or charged by the Accommodation Credit issuer.
(l)    At the election of any Borrower, any Letter of Credit may (x) recite that the applicant, account party, order party or such other similar party thereof is an Additional Account Party and/or (y) be issued in whole or in part to support the payment of obligations of an Additional Account Party, subject to the following conditions (which conditions, other than the conditions set forth in Sections 3.3(l)(iv) and (ix) below, shall, for the avoidance of doubt, apply to any Project Letter of Credit that is also an Additional Account Party Letter of Credit):
(i)    the applicable Borrower, the applicable Issuing Lender, the Administrative Agent and such Additional Account Party shall have executed an Additional Account Party Authorization substantially in the form attached hereto as Exhibit U (each such authorization, an “Additional Account Party Authorization”);
(ii)    the applicable Issuing Lender and the Administrative Agent shall have completed all approvals under applicable Specified Laws, and “know your customer” and anti-money laundering rules, regulations and internal policies and procedures with respect to such Additional Account Party (the “Regulatory Approvals”), based on information in respect of such Additional Account Party received sufficiently in advance of the date on which such Letter of Credit is to be issued;
(iii)    each Applicable Lender who has advised the Administrative Agent that it is required to complete its own Regulatory Approvals in respect of such Additional Account Party in order to participate in such Letter of Credit shall have completed its own Regulatory Approvals in respect thereof;

(iv)    such Letter of Credit shall be issued solely to support the purchase, sale, acquisition, transfer, exchange, transportation or storage of Eligible Commodities that are sold to the Additional Account Party applicant by a Loan Party or expected to be purchased by a Loan Party;
(v)    the applicable Borrower will at all times have the sole right and authority to give instructions and make agreements with respect to such Letter of Credit and any documents related thereto;
(vi)    no Additional Account Party shall have any right of claim against the applicable Issuing Lender or its correspondents in respect of any matter arising in connection with any of the foregoing;
(vii)    the Borrowers shall be obligated to reimburse the applicable Issuing Lender for any and all drawings and obligations arising under such Letter of Credit;
(viii)    the Borrowers will indemnify and hold harmless the applicable Issuing Lender from and against any damages, claims and liabilities asserted or awarded against such Issuing Lender by any Additional Account Party in connection with such Letter of Credit irrespective of any dispute between any Borrower or any other Loan Party and such Additional Account Party, or such Additional Account Party and any beneficiary under such Letter of Credit, or the failure of such Additional Account Party to reimburse the applicable Borrower, except with respect to any damages, claims and liabilities to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or the willful misconduct of such Issuing Lender;
(ix)    the aggregate L/C Obligations in respect of all Additional Account Party Letters of Credit (excluding Project Letters of Credit) shall not exceed 5% of the Maximum Amount (such limit, the “Additional Account Party Letter of Credit Limit”); and
(x)    the applicable Issuing Lender has consented to such Extension of Credit and such Additional Account Party in its sole discretion.
3.4    Fees, Commissions and Other Charges.
(a)    Letter of Credit Fee. The Borrowers shall pay to the Administrative Agent, for the account of the relevant Issuing Lender and the L/C Participants a letter of credit commission, with respect to each outstanding Letter of Credit, in an amount equal to the product of the Applicable L/C Fee Rate for such Letter of Credit multiplied by the average daily maximum amount of such Letter of Credit for the preceding month; provided that, such letter of credit commission shall not be in an amount less than $750, and, in each case, shall be payable to the L/C Participants and the Issuing Lender of such Letter of Credit to be shared ratably among them in accordance with the average daily amount of their respective Commitment Percentages and Adjusted Uncommitted Tranche Percentages, as applicable, over the preceding month. Such commissions shall be payable monthly in arrears on the L/C Fee Payment Date. With respect to any Letter of Credit that expires after the Applicable Termination Date, on or prior to the Applicable Termination Date the relevant Borrower shall pay to the Administrative Agent, for the account of the relevant Issuing Lender and the L/C Participants, a non-refundable amount equal to the letter of credit commission to be owed with respect to such Letter of Credit for the period from the Applicable Termination Date until the expiration date of such Letter of Credit, payable in advance on the last applicable L/C Fee Payment Date for such Letter of Credit.
(b)    Fronting Fee. In addition to the fees and commissions in Sections 3.4(a) and 3.4(c), the Borrowers shall pay to each relevant Issuing Lender, for its sole account, an amount equal to 0.225% per annum times the face amount of each Letter of Credit issued by such Issuing Lender (the “L/C Fronting Fee”). Such fee shall be nonrefundable and shall be payable on each L/C Fee Payment Date.
(c)    Other Charges. In addition to the foregoing fees and commissions, the Borrowers shall pay or reimburse each Issuing Lender of any Letter of Credit for such normal and customary costs, expenses and fees as are incurred or charged by such Issuing Lender (including pursuant to Section 3.3(k)) in issuing, effecting payment under, amending, processing, negotiating or otherwise administering any Letter of Credit. The Borrowers shall pay to the relevant Issuing Lender of any Letter of Credit, for its sole account, a fee of $100 for any amendment of a Letter of Credit issued by such Issuing Lender (which fee shall be in addition to any fee payable under the preceding sentence for such amendment).
(d)    Distribution of Fees. The Administrative Agent shall, within two (2) Business Days following its receipt thereof, distribute to the relevant Issuing Lenders and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section 3.4.
3.5    L/C Participations.
(a)    Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lenders to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest in such Issuing Lender’s obligations and rights under each Letter of Credit issued or provided by such Issuing Lender hereunder and the amounts paid by such Issuing Lender thereunder equal to such L/C Participant’s Commitment Percentage or Uncommitted Tranche Percentage (determined at the time such Letter of Credit is issued), as applicable.
(b)    Each L/C Participant’s obligation to accept and purchase for such L/C Participant’s own account and risk, an undivided participation interest in an Issuing Lender’s obligations and rights under each Letter of Credit issued or provided by such Issuing Lender hereunder and the amounts paid by such Issuing Lender thereunder equal to such L/C Participant’s Commitment Percentage or Uncommitted Tranche Percentage, as applicable (determined, with respect to each Letter of Credit, as of the date the Letter of Credit Request is received by the Administrative Agent pursuant to Section 3.2(c) with respect to such Letter of Credit) (such obligation, its “L/C Participation”), shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such L/C Participant may have against any Issuing Lender, any Borrower, or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Loan Party, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender, (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, (vi) any failure to satisfy any condition precedent to extensions of credit set forth in Section 6.2, or (vii) any reduction or termination of the Commitments or Uncommitted Tranche.
(c)    The obligations of the L/C Participants to purchase participations in the obligations of the Issuing Lenders under outstanding Letters of Credit pursuant to Section 3.5 shall survive the Applicable Termination Date with respect to Letters of Credit which have been Cash Collateralized pursuant to Section 3.3(b), until the earliest of (i) the expiration date for such Letters of Credit and all drawings thereunder having been repaid in full, (ii) the date the entire amount available under such Letters of Credit are drawn and such drawings are repaid and no further drawings are permitted under such Letters of Credit, and (iii) the date that is one hundred and eighty (180) days after the Applicable Termination Date; provided that, notwithstanding any other provision of this Section 3.5(c), with respect to any Letter of Credit having an expiration date following the Applicable Termination Date (such a Letter of Credit, a “Post-Termination LOC”), in no event shall the obligations of the L/C Participants to purchase participations in the obligations of an Issuing Lender under a Post-Termination LOC pursuant to Section 3.5(a) expire or terminate prior to the Business Day following the expiration, cancellation or termination of the last remaining outstanding Post-Termination LOC and the payment in full of all drawings, if any, thereunder.
(d)    If a Borrower fails to reimburse any Issuing Lender pursuant to Section 3.6(a) at the time and on the due date specified in such Section (the “Reimbursement Date”), such Issuing Lender shall so notify the Administrative Agent (with a copy to the Borrowers’ Agent), which notice shall be provided on a Business Day, and specify in such notice the amount of the Unreimbursed Amount. Immediately upon receipt of such notice from such Issuing Lender, the Administrative Agent shall notify each L/C Participant of the Reimbursement Date, the Unreimbursed Amount, and the amount of such L/C Participant’s Commitment Percentage or Adjusted Uncommitted Tranche Percentage, as applicable, thereof. Each L/C Participant shall, immediately upon receipt of such notice, pay directly to the applicable Issuing Lender at its Applicable Lending Office in immediately available funds such L/C Participant’s Commitment Percentage or Adjusted Uncommitted Tranche Percentage, as applicable, of such Unreimbursed Amount. All Unreimbursed Amounts shall be paid by the L/C Participants in United States Dollars.
(e)    If any amount required to be paid by any L/C Participant to or for the account of any Issuing Lender pursuant to Section 3.5(a), 3.5(b) and 3.5(d) in respect of any Unreimbursed Amount is paid to such Issuing Lender within one (1) Business Day after such L/C Participant receives a copy of the notice delivered by the relevant Issuing Lender to the Administrative Agent, pursuant to Section 3.5(d) (provided that, if such notice is not received by such L/C Participant prior to 11:00 a.m. (New York City time), the amount required to be paid shall be due on the second Business Day following the receipt of such notice), such L/C Participant shall pay on that Business Day to such Issuing Lender from its Applicable Lending Office for the Letter of Credit for which reimbursement is being sought on demand an amount equal to the product of (i)

such amount, times (ii) the daily average Federal Funds Rate, as quoted by such Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to this Section 3.5 is not in fact made available to the applicable Issuing Lender by such L/C Participant within such one (1) Business Day period, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of any Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.5 shall be conclusive in the absence of manifest error.
(f)    Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage or Adjusted Uncommitted Tranche Percentage, as applicable, of such payment in accordance with Section 3.5(d), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its Commitment Percentage or Adjusted Uncommitted Tranche Percentage, as applicable, thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
3.6    Reimbursement Obligations of the Borrowers.
(a)    Upon receipt by the relevant Issuing Lender from the beneficiary of any Letter of Credit of any notice of a drawing or demand for payment under such Letter of Credit, the Issuing Lender of such Letter of Credit shall promptly notify the Borrowers’ Agent and the Administrative Agent thereof. If the Borrowers’ Agent receives notice (confirmed by telephone) from such Issuing Lender of a drawing or demand for payment under a Letter of Credit prior to 1:00 p.m. (New York City time), on any Business Day, the Borrowers shall reimburse such Issuing Lender on such Business Day for the Unreimbursed Amount of such Letter of Credit. If the Borrowers’ Agent receives notice (confirmed by telephone) from such Issuing Lender of a drawing or demand for payment under a Letter of Credit at or after 1:00 p.m. (New York City time), on any Business Day, the Borrowers shall so reimburse such Issuing Lender on the Business Day immediately following the Business Day upon which such notice was received by the Borrowers’ Agent; provided that, the Borrowers may reimburse such Issuing Lender with the proceeds of (x) Revolving Credit Loans or Swing Line Loans (or with respect to Committed Letters of Credit only, Daylight Overdraft Loans) made pursuant to Section 2.4 (which the Borrowers shall, if the Letter of Credit with respect thereto is denominated in any Currency other than United States Dollars, convert at the Spot Rate into United States Dollars) or (y) with proceeds from any other source (which payments with respect to (i) Letters of Credit denominated in Canadian Dollars shall be in Canadian Dollars and (ii) Letters of Credit denominated in Mexican Pesos shall be in Mexican Pesos). Such reimbursement shall be made directly to such Issuing Lender in an amount in the applicable Currency equal to (i) the amount so paid and (ii) any Non-Excluded Taxes and any reasonable fees, charges or other costs or expenses incurred by such Issuing Lender at its Applicable Lending Office in immediately available funds (such amount that has not been reimbursed by the Borrowers being, the “Unreimbursed Amount”). All Unreimbursed Amounts related to Letters of Credit denominated in any Currency other than United States Dollars shall be converted, as of the date such Unreimbursed Amount arose, at the Spot Rate to United States Dollars.
(b)    If there shall be any Unreimbursed Amounts owing to any Issuing Lender on or after such Unreimbursed Amounts were due pursuant to Section 3.6(a), the relevant Issuing Lender may request on behalf of the Borrowers a borrowing pursuant to Section 2.4 of Committed Revolving Credit Loans or Uncommitted Revolving Credit Loans, as applicable, that are initially Base Rate Loans in the amount equal to the Unreimbursed Amount of such Letter of Credit. In accordance with Section 2.4(c) or 2.4(d), as applicable, unless any of the conditions contained in Section 6.2 shall not have been satisfied or waived (in which event the procedures set forth in Section 3.5 for funding by L/C Participants shall apply), each Lender shall make the proceeds of its Committed Revolving Credit Loan or Uncommitted Revolving Credit Loan, as applicable, available to the Administrative Agent prior to 2:00 p.m. (New York City time) in funds immediately available on the Business Day next succeeding the date such request is made. The proceeds of such Committed Revolving Credit Loans or Uncommitted Revolving Credit Loans, as applicable, shall be immediately applied to repay the applicable Issuing Lender.
(c)    With respect to Unreimbursed Amounts that are not paid on the date due, interest shall be payable on any and all Unreimbursed Amounts from the date such amounts become payable (whether at stated maturity, by acceleration, demand or otherwise) until payment in full (either in cash or upon the making of a Revolving Credit Loan) at the applicable rate which would be payable on any outstanding Revolving Credit Loans which were then overdue.
3.7    Obligations Absolute.
(a)    The Borrowers’ obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Borrower may have or have had against any Issuing Lender, the Administrative Agent, any beneficiary of a Letter of Credit or any other Person.
(b)    Each Borrower agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and such Borrower’s Reimbursement Obligations under Section 3.6(a) shall not be affected by, among other things, (i) the validity or genuineness of documents submitted to the Issuing Lender for payment under the Letter of Credit or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, (ii) any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, (iii) any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee, (iv) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of such Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from the terms of any Letter of Credit or any document executed or delivered in connection with the issuance or payment thereof, or (v) any payment by the Issuing Lender of any Letter of Credit against presentation of any document or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by any Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including arising in connection with any proceeding of the type described in Section 9.1(f).
(c)    No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct.
(d)    Each Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the case of Letters of Credit, in UCP 600 or ISP98, as applicable, or, to the extent not inconsistent therewith, (i) the Uniform Commercial Code of the State of New York or (ii) the Laws of (w) any other state of the United States or the District of Columbia, (x) England and Wales, (y) any province of Canada or (z) Mexico, as applicable, shall be binding on each Borrower and shall not result in any liability of such Issuing Lender to any Borrower.
3.8    Role of the Issuing Lenders.
(a)    The responsibility of any Issuing Lender to any Borrower in connection with any draft presented for payment under any Letter of Credit issued on behalf of such Borrower shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered by or on behalf of the beneficiary under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit. In addition, each Lender and each Borrower agree that, in paying any drawing or demand for payment under any Letter of Credit, the Issuing Lender of such Letter of Credit shall not have any responsibility to inquire as to the validity or accuracy of any document presented in connection with such drawing or demand for payment or the authority of the Person executing or delivering the same.
(b)    No Agent-Related Person nor any of the respective correspondents, participants or assignees of any Issuing Lender shall be liable to any Lender for: (i) any action taken or omitted in connection herewith in respect of any Letter of Credit at the request or with the approval or deemed approval of the Required Lenders, Required Committed Lenders or Required Uncommitted Lenders, as applicable; (ii) any action taken or omitted in respect of any Letter of Credit in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit or any document delivered in connection with the issuance or payment of such Letter of Credit.
(c)    Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower from pursuing such rights and remedies (or be deemed to be a waiver with respect thereto) as it may have against such beneficiary or transferee. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lenders shall be liable or responsible for any of the matters described in Section 3.7; provided, however, that anything in such Section or elsewhere herein to the contrary notwithstanding, a Borrower may have a claim against any Issuing Lender and such Issuing Lender may be liable to a Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proved were caused by such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) any Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuing Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
3.9    Letter of Credit Request. To the extent that any material provision of any Letter of Credit Request related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.
3.10    Issuing Lender Resignation. Any Issuing Lender may resign as Issuing Lender upon thirty (30) days prior written notice to the Administrative Agent, the Lenders and the Borrowers’ Agent. At the time such resignation shall become effective, the Borrowers shall pay to the resigning Issuing Lender all accrued and unpaid fees payable by it pursuant to Section 3.4. After the resignation of an Issuing Lender hereunder, the resigning Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit. After any resigning Issuing Lender’s resignation as Issuing Lender, the provisions of this Agreement relating to Issuing Lenders shall inure to its benefit as to any actions taken or omitted to be taken by it (a) while it was an Issuing Lender under this Agreement or (b) at any time with respect to Letters of Credit issued by it. To the extent that there are, at the time of any resignation as set forth in this Section 3.10, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrowers and the resigning Issuing Lender shall have the obligations regarding outstanding Letters of Credit described in this Section 3.10.
SECTION 4.    GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT
4.1    Termination, Reduction or Increase of the Facility.
(a)    Termination or Reduction of the Commitments or Uncommitted Tranche Portion. The Borrowers’ Agent shall have the right, from time to time, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Commitments or Uncommitted

Tranche Portions or, from time to time, to reduce the amount of the Commitments or Uncommitted Tranche Portions on a ratable basis; provided, that no such termination or reduction of the Commitments or Uncommitted Tranche Portions shall be permitted to the extent that, after giving effect thereto and to any prepayments of the Committed Loans or Uncommitted Loans and Cash Collateralization of the Committed Letters of Credit or Uncommitted Letters of Credit made on or before the effective date thereof, (i) the Total Committed Extensions of Credit would exceed the Committed Tranche Maximum Amount then in effect, (ii) the Total Uncommitted Extensions of Credit would exceed the Uncommitted Tranche Maximum Amount then in effect or (iii) the Total Extensions of Credit would exceed the Maximum Amount then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently and ratably the Commitments of each Committed Lender or Uncommitted Tranche Portions of each Uncommitted Lender then in effect.
(b)    Increase of the Commitments. The Commitments may be increased at any time prior to the Committed Tranche Termination Date to a Total Commitment not to exceed $2,000,000,000 as follows:
(i)    The Borrowers’ Agent may seek participants in connection with such requested increase from (x) the then-existing Committed Lenders (pursuant to the provisions set forth in Section 4.1(b)(ii) below) and/or (y) New Committed Tranche Lenders (each New Committed Tranche Lender subject to the approval of the Committed Issuing Lenders and the Administrative Agent, such approval not to be unreasonably withheld, delayed or conditioned).
(ii)    In connection with any such increase requested of the existing Committed Lenders:
(A)    Not more than thirty (30) days and not less than fifteen (15) days prior to the proposed effective date of such increase in Commitments, the Borrowers’ Agent may make a written request for such increase to the Administrative Agent, who shall forward a copy of any such request to each of the Committed Lenders, each of the Committed Issuing Lenders, the Committed Swing Line Lenders and the Daylight Overdraft Lender. Each request by the Borrowers’ Agent pursuant to the immediately preceding sentence shall specify a proposed effective date of such increase (the “Requested Committed Tranche Increase Effective Date”) therefor, the aggregate amount of such requested increase in Commitments (the “Requested Committed Tranche Increase Amount”), and shall constitute an invitation to each Committed Lender to increase its Commitment by its Commitment Percentage of such Requested Committed Tranche Increase Amount.
(B)    Each Committed Lender, acting in its sole discretion and with no obligations to increase its Commitment pursuant to this Section 4.1(b)(ii), shall by written notice to the Borrowers’ Agent and the Administrative Agent advise the Borrowers’ Agent and the Administrative Agent whether or not such Committed Lender agrees to all or any portion of any such increase in Commitment within ten (10) days after the Borrowers’ Agent request. Any such Committed Lender may accept all of its Commitment Percentage of such increase in its Commitment, a portion of such increase in its Commitment, or decline to accept any of such increase in its Commitment. If any Committed Lender shall not have responded affirmatively within such ten (10) day period, such Committed Lender shall be deemed to have rejected the Borrowers’ Agent request for an increase in such Committed Lender’s Commitment in full. Promptly following the conclusion of such ten (10) day period, the Administrative Agent shall notify the Borrowers’ Agent of the results of such request to the Committed Lenders to so increase the Committed Tranche pursuant by the Requested Committed Tranche Increase Amount.
(C)    If the aggregate amount of the increases in the Commitments which the Committed Lenders have accepted in accordance with Section 4.1(b)(ii)(A) shall be less than the Requested Committed Tranche Increase Amount, the Administrative Agent (subject to the approval of the Borrowers’ Agent, the Daylight Overdraft Lender, the Committed Swing Line Lenders and the Committed Issuing Lenders) may offer to such additional Persons (each such additional Person, a “New Committed Tranche Lender”) the opportunity to make available such amount of new Commitments as may be required so that the aggregate increases in Commitments by the existing Committed Lenders and new Commitments by the New Committed Tranche Lenders shall equal the Requested Committed Tranche Increase Amount (the aggregate increases in the Commitments by the existing Committed Lenders and New Committed Tranche Lenders, the “Committed Tranche Increase Amount”).
(iii)    The Committed Tranche Increase Amount shall be in an amount equal to $10,000,000 or a whole multiple thereof. The effectiveness of all such increases in Commitments shall be effective on the date (the “Committed Tranche Increase Effective Date”) all of the following conditions are satisfied: (A) each Committed Lender that so elects to increase its Commitments (each an “Increasing Committed Lender”), each New Committed Tranche Lender, the Administrative Agent and the Borrowers shall have executed and delivered an agreement, substantially in the form attached hereto as Exhibit P (an “Increase and New Lender Agreement”); (B) the Total Commitment and Total Uncommitted Tranche Portion after giving effect to such increases shall not exceed $2,000,000,000; (C) any fees and other amounts (including, without limitation, pursuant to Section 11.6) payable by the Borrowers in connection with such increase and accession shall have been paid; (D) no Default or Event of Default has occurred and is continuing or would result from such increase in the Commitments; and (E) delivery of a certificate of a Responsible Person of the Borrowers’ Agent as to (x) the matters set forth in Sections 6.2(b), (c) and (e) and (y) pro forma compliance with certain covenants set forth in this Agreement (as may be amended from time to time) as shall be required by the Administrative Agent together with, in the case of covenants set forth in Section 8.1, calculations in reasonable detail demonstrating such compliance based upon financial statements most recently delivered pursuant to Section 7.1.

(iv)    On any Requested Committed Tranche Increase Effective Date, (i) each Increasing Committed Lender or New Committed Tranche Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Committed Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Committed Lenders, each Committed Lender’s portion of the outstanding Committed Loans of all the Committed Lenders to equal its Commitment Percentage of such Committed Loans, (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Committed Loans of such Committed Lender equal to its Commitment Percentage of such outstanding Committed Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers’ Agent in accordance with the requirements of Section 4.3) and (iii) the participations in (x) outstanding Committed Letters of Credit, (y) Daylight Overdraft Participation Amounts and (z) Committed Swing Line Participation Amounts shall be adjusted to reflect the then-applicable Commitment Percentages of Committed Lenders holding such Obligations as of such date. The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each Term SOFR Loan or Cost of Funds Loan shall be subject to indemnification by the Borrowers’ Agent pursuant to the provisions of Section 4.14 if the deemed payment occurs other than on the last day of the related Interest Periods.
(c)    Increase of the Uncommitted Tranche Portion. The Uncommitted Tranche may be increased at any time prior to the Uncommitted Tranche Termination Date to a Total Uncommitted Tranche Portion not to exceed $2,000,000,000 as follows:
(i)    The Borrowers’ Agent may seek participants in connection with such requested increase from (x) the then-existing Uncommitted Lenders (pursuant to the provisions set forth in Section 4.1(c)(ii) below) and/or (y) New Uncommitted Tranche Lenders (each New Uncommitted Tranche Lender subject to the approval of the Uncommitted Issuing Lenders and the Administrative Agent, such approval not to be unreasonably withheld, delayed or conditioned).
(ii)    In connection with any such increase requested of the existing Uncommitted Lenders:
(A)    Not more than thirty (30) days and not less than fifteen (15) days prior to the proposed effective date of such increase in the Uncommitted Tranche, the Borrowers’ Agent may make a written request for such increase to the Administrative Agent, who shall forward a copy of any such request to each of the Uncommitted Lenders, each of the Uncommitted Issuing Lenders and the Uncommitted Swing Line Lenders. Each request by the Borrowers’ Agent pursuant to the immediately preceding sentence shall specify a proposed effective date of such increase (the “Requested Uncommitted Tranche Increase Effective Date”) therefor, the aggregate amount of such requested increase in Uncommitted Tranche Portions (the “Requested Uncommitted Tranche Increase Amount”), and shall constitute an invitation to each Uncommitted Lender (that is not a Declining

Lender) to increase its Uncommitted Tranche Portion by its Uncommitted Tranche Percentage of such Requested Uncommitted Tranche Increase Amount.
(B)    Each Uncommitted Lender (that is not a Declining Lender), acting in its sole discretion and with no obligations to increase its Uncommitted Tranche Portion pursuant to this Section 4.1(c)(ii), shall by written notice to the Borrowers’ Agent and the Administrative Agent advise the Borrowers’ Agent and the Administrative Agent whether or not such Uncommitted Lender agrees to all or any portion of any such increase in its Uncommitted Tranche Portion within ten (10) days after the Borrowers’ Agent request. Any such Uncommitted Lender may accept all of its Uncommitted Tranche Percentage of such increase in its Uncommitted Tranche Portion, a portion of such increase in its Uncommitted Tranche Portion, or decline to accept any of such increase in its Uncommitted Tranche Portion. If any Uncommitted Lender shall not have responded affirmatively within such ten (10) day period, such Uncommitted Lender shall be deemed to have rejected the Borrowers’ Agent request for an increase in such Uncommitted Lender’s Uncommitted Tranche Portion in full. Promptly following the conclusion of such ten (10) day period, the Administrative Agent shall notify the Borrowers’ Agent of the results of such request to the Uncommitted Lenders to so increase the Uncommitted Tranche pursuant by the Requested Uncommitted Tranche Increase Amount.
(C)    If the aggregate amount of the increases in the Uncommitted Tranche which the Committed Lenders have accepted in accordance with Section 4.1(b)(ii)(A) shall be less than the Requested Uncommitted Tranche Increase Amount, the Administrative Agent (subject to the approval of the Borrowers’ Agent, the Uncommitted Swing Line Lenders and the Uncommitted Issuing Lenders) may offer to such additional Persons (each such additional Person, a “New Uncommitted Tranche Lender”) the opportunity to make available such amount of new Uncommitted Tranche Portions as may be required so that the aggregate increases in Uncommitted Tranche Portions by the existing Uncommitted Lenders and new Uncommitted Tranche Portions by the New Uncommitted Tranche Lenders shall equal the Requested Uncommitted Tranche Increase Amount (the aggregate increases in the Uncommitted Tranche Portions by the existing Uncommitted Lenders and New Uncommitted Tranche Lenders, the “Uncommitted Tranche Increase Amount”).
(iii)    The Uncommitted Tranche Increase Amount shall be in an amount equal to $10,000,000 or a whole multiple thereof. The effectiveness of all such increases in Uncommitted Tranche Portions shall be effective on the date (the “Uncommitted Tranche Increase Effective Date”) all of the following conditions are satisfied: (A) each Uncommitted Lender that so elects to increase its Uncommitted Tranche Portion (each an “Increasing Uncommitted Tranche Lender”), each New Uncommitted Tranche Lender, the Administrative Agent and the Borrowers shall have executed and delivered an agreement, substantially in the form attached hereto as Exhibit P (an “Increase and New Lender Agreement”); (B) the Total Uncommitted Tranche Portion and Total

Commitment after giving effect to such increases shall not exceed $2,000,000,000; (C) any fees and other amounts (including, without limitation, pursuant to Section 11.6) payable by the Borrowers in connection with such increase and accession shall have been paid; (D) no Default or Event of Default has occurred and is continuing or would result from such increase in the Uncommitted Tranche Portion; and (E) delivery of a certificate of a Responsible Person of the Borrowers’ Agent as to (x) the matters set forth in Sections 6.2(b), (c) and (e) and (y) pro forma compliance with certain covenants set forth in this Agreement (as may be amended from time to time) as shall be required by the Administrative Agent together with, in the case of covenants set forth in Section 8.1, calculations in reasonable detail demonstrating such compliance based upon financial statements most recently delivered pursuant to Section 7.1.
(iv)    On any Requested Uncommitted Tranche Increase Effective Date, (i) each Increasing Uncommitted Tranche Lender or New Uncommitted Tranche Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Uncommitted Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Uncommitted Lenders, each Uncommitted Lender’s portion of the outstanding Uncommitted Loans of all the Uncommitted Lenders to equal its Uncommitted Tranche Percentage of such Uncommitted Loans, (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Uncommitted Loans of such Uncommitted Lender equal to its Uncommitted Tranche Percentage of such outstanding Uncommitted Loans as of the date of any increase in the Uncommitted Tranche Portions (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers’ Agent in accordance with the requirements of Section 4.3) and (iii) the participations in (x) outstanding Uncommitted Letters of Credit and (y) Uncommitted Swing Line Participation Amounts shall be adjusted to reflect the then-applicable Uncommitted Tranche Percentages of Uncommitted Lenders holding such Obligations as of such date. The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each Term SOFR Loan or Cost of Funds Loan shall be subject to indemnification by the Borrowers’ Agent pursuant to the provisions of Section 4.14 if the deemed payment occurs other than on the last day of the related Interest Periods.
(d)    Upon the Requested Committed Tranche Increase Effective Date or Requested Uncommitted Tranche Increase Effective Date, as applicable, Schedule 1.0 of the Increase and New Lender Agreement, which shall reflect the Commitments, Commitment Percentages, Uncommitted Tranche Portion and Uncommitted Tranche Percentages of the Lenders at such time, shall be deemed to supersede Schedule 1.0 hereto without any further action or consent of any party. The Administrative Agent shall cause a copy of such revised Schedule 1.0 to be available to the Issuing Lenders and the Lenders.
4.2    Interest Rates and Payment Dates.

(a)    Each Term SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to Adjusted Term SOFR for such Term SOFR Loan determined for such day plus the Applicable Margin.
(b)    Each Base Rate Loan (other than a Swing Line Loan or a Daylight Overdraft Loan) shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.
(c)    Each Cost of Funds Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Cost of Funds Rate for such Cost of Funds Loan determined for such day plus the Applicable Margin.
(d)    Each Swing Line Loan shall bear interest at a rate per annum equal to (i) the Swing Line Rate plus (ii) a rate per annum equal to the Applicable Margin then in effect with respect to the Base Rate Loans.
(e)    Each Daylight Overdraft Loan shall bear interest at a rate per annum equal to (i) the Daylight Overdraft Rate plus (ii) a rate per annum equal to the Applicable Margin then in effect with respect to the Base Rate Loans.
(f)    If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00%, (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans plus 2.00%, and (z) in the case of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder, such amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2.00%, in each case, from the date of such nonpayment until such amount is paid in full (after as well as before judgment).
(g)    Interest shall be payable in arrears on each Interest Payment Date, or with respect to interest payable pursuant to Section 4.2(f) above, on demand; provided, that (i) in the event of any repayment or prepayment of any Revolving Credit Loan (other than a prepayment of a Base Rate Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any Conversion of any Term SOFR Loan or Cost of Funds Loan on any day other than the last day of the Interest Period applicable thereto, accrued interest on such Revolving Credit Loan shall be payable on the effective date of such Conversion.
(h)    Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable Law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender or Issuing Lender in accordance with applicable Law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender or Issuing Lender on subsequent payment dates to the extent not exceeding the legal limitation.
(i)    In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers’ Agent, the Issuing Lenders and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
4.3    Conversion and Continuation Options.
A Borrower may elect from time to time to Convert Revolving Credit Loans from one Type to another Type, or to Continue a Revolving Credit Loan as the same Type, in each case, in accordance with the applicable provisions in Section 2.4, this Section 4.3 and of the term “Interest Period” set forth in Section 1.1. A Borrower may elect different options with respect to different portions of the affected Revolving Credit Loan, in which case each such portion shall be allocated ratably among the applicable Lenders holding the Revolving Credit Loans, and each such portion shall be considered a separate Revolving Credit Loan. This Section 4.3 shall not apply to Swing Line Loans or Daylight Overdraft Loans, which may not be Converted or Continued.
(a)    To make an election pursuant to this Section 4.3, the applicable Borrower or the Borrowers’ Agent shall give the Administrative Agent irrevocable notice at its New York office of such election in the form of a Continuation/Conversion Notice by the time that a Borrowing Notice would be required pursuant to Section 2.4(a) if such Borrower were requesting a Revolving Credit Loan of the Type resulting from such election to be made on the effective date of such election. Any such Continuation/Conversion Notice shall specify:
(i)    the principal amount of the Revolving Credit Loan to be Converted or Continued and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Revolving Credit Loan (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Revolving Credit Loan);
(ii)    the effective date of such Conversion or Continuation, which shall be a Business Day;
(iii)    the Type of Revolving Credit Loan that will result from such Conversion or Continuation; and
(iv)    with respect to any Term SOFR Loan or Cost of Funds Loan, the applicable Interest Period therefor.
If no Interest Period for a Term SOFR Loan is specified in the applicable Continuation/Conversion Notice, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no Interest Period for a Cost of Funds Loan is specified in the applicable Continuation/Conversion Notice, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(b)    The Administrative Agent shall advise each applicable Lender of the details of any Continuation/Conversion Notice and the Lender’s portion of the resulting Revolving Credit Loan no less than one (1) Business Day before the effective date of the Continuation or Conversion made pursuant to such Continuation/Conversion Notice.
(c)    If a Borrower fails to deliver a timely and complete Continuation/Conversion Notice with respect to a Term SOFR Loan prior to the end of the Interest Period therefor, then, unless such Term SOFR Loan is repaid as provided herein, such Borrower shall be deemed to have selected that such Term SOFR Loan shall automatically be continued as a Term SOFR Loan bearing interest at a rate based upon Adjusted Term SOFR, and with an Interest Period of one month at the end of such Interest Period.
(d)    If a Borrower fails to deliver a timely and complete Continuation/Conversion Notice with respect to a Cost of Funds Loan prior to the end of the Interest Period therefor, then, unless such Cost of Funds SOFR Loan is repaid as provided herein, such Borrower shall be deemed to have selected that such Cost of Funds Loan shall automatically be continued as a Cost of Funds Loan bearing interest at a rate based upon the Cost of Funds Rate, and with an Interest Period of one month at the end of such Interest Period.
(e)    Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Committed Lenders (with respect to Loans under the Committed Tranche) or the Required Uncommitted Lenders (with respect to Loans under the Uncommitted Tranche), so notifies the Borrowers’ Agent, then, so long as such Event of Default is continuing (i) no Revolving Credit Loan may be borrowed as a Term SOFR Loan or Cost of Funds Loan, (ii) no outstanding Revolving Credit Loan may be Converted to or Continued as a Term SOFR Loan or Cost of Funds Loan and (iii) unless repaid as provided herein, each Term SOFR Loan or Cost of Funds Loan shall automatically be Converted to a Base Rate Loan denominated in United States Dollars at the end of the applicable Interest Period therefor.
4.4    Minimum Amounts of Tranches; Maximum Number of Tranches.
(a)    All borrowings, Conversions and Continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof.
(b)    No more than ten (10) Term SOFR Loans shall be outstanding at any one time with respect to the Committed Tranche. No more than ten (10) Term SOFR Loans shall be outstanding at any one time with respect to the Uncommitted Tranche.
(c)    No more than ten (10) Cost of Funds Loans shall be outstanding at any one time with respect to the Committed Tranche. No more than ten (10) Cost of Funds Loans shall be outstanding at any one time with respect to the Uncommitted Tranche.
4.5    Repayment of Loans; Evidence of Debt.

(a)    Each Borrower unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender or to the relevant Issuing Lender, as applicable, the then unpaid principal amount of (i) each Loan of the Borrowers owing to such Lender on the Loan Maturity Date and (ii) each Reimbursement Obligation of the Borrowers owing to such Issuing Lender on the earliest to occur of (x) demand by such Issuing Lender, (y) the date specified for payment of such obligation in Section 3.6 hereof and (z) the Applicable Termination Date (or in the case of each clause (i) and (ii), such earlier date on which the Loans and/or the applicable Reimbursement Obligations mature in accordance with this Agreement, become due and payable pursuant to Section 9 or the Commitments or Uncommitted Tranche Portions, as applicable, terminate pursuant to Section 4.1) in the Currency in which such Loan or Reimbursement Obligation was denominated hereunder. Each Borrower hereby further agrees to pay interest in like Currency on the unpaid principal amount of the Loans and Reimbursement Obligations of such Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates set forth in Section 4.2.
(b)    Each Lender shall maintain in accordance with its usual practice a record or records setting forth all of the indebtedness of each Borrower to such Lender resulting from each Loan or other Extension of Credit of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent on behalf of the Borrowers, shall maintain the Register required by Section 11.7(d), and shall include a subaccount therein for each Lender, in which it shall record, (i) the amount of each Loan and a copy of the Note, if any, evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest or fee due and payable or to become due and payable from the Borrowers to each Committed Lender or Uncommitted Lender, as applicable, hereunder, (iii) the amount of such Lender’s share of any Unreimbursed Amount and (iv) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.
(d)    The entries made in the Register and the records of each Lender maintained pursuant to Section 4.5(b) shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded (absent manifest error); provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans and other Extensions of Credit made to the Borrowers by such Lender in accordance with the terms of this Agreement.
(e)    Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender a promissory note evidencing the Committed Revolving Credit Loans, Uncommitted Revolving Credit Loans, Committed Swing Line Loans, Uncommitted Swing Line Loans or Daylight Overdraft Loans, as applicable, of such Lender, substantially in the form of Exhibit A-1, A-2, A-3, A-4 or A-5, as applicable, with appropriate insertions as to date and principal amount (a “Committed Revolving Credit Note”, “Uncommitted Revolving Credit Note”, “Committed Swing Line Note,” “Uncommitted Swing Line Note” or “Daylight Overdraft Note”, respectively, and collectively, a “Note”).

4.6    Optional Prepayments. Any Borrower may at any time and from time to time prepay the Loans made to it, in whole or in part, without premium or penalty, upon notice in the form attached hereto as Annex III (the “Notice of Prepayment”) delivered to the Administrative Agent (i) no later than 1:00 p.m. (New York City time) at least three (3) U.S. Government Securities Business Days prior to the proposed prepayment date in the case of Term SOFR Loans and (ii) no later than 1:00 p.m. (New York City time) on the proposed prepayment date in the case of Revolving Credit Loans that are Base Rate Loans, Cost of Funds Loans or Swing Line Loans, in each case, which notice shall specify (x) the date and amount of prepayment, (y) which Loans shall be prepaid and (z) whether the prepayment is of Base Rate Loans, Cost of Funds Loans or Term SOFR Loans or a combination thereof, and, if a combination thereof, the amount allocable to each; provided that, if a Term SOFR Loan or Cost of Funds Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, or the Borrowers’ Agent revokes any Notice of Prepayment previously delivered pursuant to this Section 4.6, such Borrower shall also pay any amounts owing pursuant to Section 4.14. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 4.14. Partial prepayments pursuant to this Section 4.6 shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. If any Borrower shall make any prepayment of a Swing Line Loan after 1:00 p.m. (New York City time) on the fourth (4th) Business Day following the making of such Swing Line Loan and the applicable Swing Line Lender shall have requested from the Lenders Refunded Swing Line Loans in accordance with Section 2.5(a)(i) or Section 2.5(b)(i), as applicable, on account of such Swing Line Loan, the Administrative Agent shall apply such prepayment in the following order: first to any other Swing Line Loans of such Borrower outstanding at such time and second, to any outstanding Revolving Credit Loans that are Base Rate Loans of such Borrower (other than any Base Rate Loans made on the same day such prepayment is made). If the amount of such prepayment is greater than the outstanding amount of such Swing Line Loans and such Base Rate Loans at the time of such prepayment is made (other than any Base Rate Loans made on the same day such prepayment is made), the Administrative Agent shall promptly remit the excess to the applicable Borrower.
4.7    Mandatory Prepayments.
(a)    If on any Borrowing Base Date, the Total Extensions of Credit exceed the Borrowing Base, then the Borrowers and the Borrowers’ Agent shall do one of the following at the option of the Borrowers’ Agent:
(i)    (A) the Borrowers’ Agent shall specify, at its sole discretion, one or more Loans of a Borrower or Borrowers to be prepaid and such Borrower or Borrowers shall prepay such Loans and/or (B) the Borrowers shall Cash Collateralize, replace or decrease (if the beneficiary of such Letter of Credit agrees to such decrease) the amount of outstanding Letters of Credit such that after giving effect to such prepayment, Cash Collateralization, replacement or decrease, the Total Extensions of Credit do not exceed the Borrowing Base, within one (1) Business Day of the date that is the earlier of (x) the date on which the Borrowing Base Report for such Borrowing Base Date is required to be delivered pursuant to Section 7.2(c) and (y) the date on which such Borrowing Base Report is actually delivered (each, a “Borrowing Base Reconciliation Date”),
(ii)    (A) within one (1) Business Day after the applicable Borrowing Base Reconciliation Date, the Borrowers’ Agent shall provide the Administrative Agent with written evidence of a formal approval of (1) the Board of Directors of Twin Holdings for a sale or issuance of Capital Stock of Twin Holdings or a capital contribution to Twin Holdings, and evidence reasonably satisfactory to the Administrative Agent that the net cash proceeds thereof will be contributed to TERM, or (2) the Board of Directors of TERM of a capital contribution to TERM, in each case, the net cash proceeds of which would be sufficient to prepay the Loan or Loans and/or Cash Collateralize the amount of outstanding Letters of Credit in an aggregate amount such that after giving effect to such prepayment or Cash Collateralization, the Total Extensions of Credit would not exceed the Borrowing Base and (B) within three (3) Business Days of the applicable Borrowing Base Reconciliation Date, the Borrowers shall prepay the Loan or Loans and/or Cash Collateralize the amount of outstanding Letters of Credit in an aggregate amount such that after giving effect to such prepayment or Cash Collateralization, the Total Extensions of Credit do not exceed the Borrowing Base, or
(iii)    (A) the Borrowers’ Agent shall provide the Administrative Agent with a certificate of a Responsible Person of the Borrowers’ Agent stating that Twin Holdings or TERM, as applicable, requires one (1) Business Day after the applicable Borrowing Base Reconciliation Date to convene its Board of Directors to address such excess, (B) within such one (1) Business Day after such Borrowing Base Reconciliation Date, the Borrowers’ Agent shall provide the Administrative Agent with written evidence of a formal approval of (1) the Board of Directors of Twin Holdings for a sale or issuance of Capital Stock of Twin Holdings or a capital contribution to Twin Holdings, and evidence reasonably satisfactory to the Administrative Agent that the net cash proceeds thereof will be contributed to TERM, or (2) the Board of Directors of TERM of a capital contribution to TERM, in each case, the net cash proceeds of which would be sufficient to prepay the Loan or Loans and/or Cash Collateralize the amount of outstanding Letters of Credit in an aggregate amount such that after giving effect to such prepayment or Cash Collateralization, the Total Extensions of Credit would not exceed the Borrowing Base and (C) within four (4) Business Days of such Borrowing Base Reconciliation Date, the Borrowers shall prepay the Loan or Loans and/or Cash Collateralize the amount of outstanding Letters of Credit in an aggregate amount such that after giving effect to such prepayment or Cash Collateralization, the Total Extensions of Credit do not exceed the Borrowing Base.
(b)    If on any date the Total Extensions of Credit exceed the Maximum Amount, then (i) the Borrowers’ Agent shall specify, at its sole discretion, one or more Loans of a Borrower or Borrowers to be prepaid and such Borrower or Borrowers shall prepay such Loans and/or (ii) the Borrowers shall Cash Collateralize, replace or decrease (if the beneficiary of such Letter of Credit agrees to such decrease) the amount of outstanding Letters of Credit in an amount so that, after giving effect to any such action, the Total Extensions of Credit do not exceed the Maximum Amount.

(c)    If on any date the Total Committed Extensions of Credit exceed the Committed Tranche Maximum Amount then in effect, the Borrowers shall prepay the Loans under the Committed Tranche in an amount such that after giving effect to such prepayment, the Total Committed Extensions of Credit do not exceed the Committed Tranche Maximum Amount then in effect, and if any such excess shall remain, immediately Cash Collateralize, replace or decrease (if the beneficiary of such Letter of Credit agrees to such decrease) the amount of outstanding Committed Letters of Credit in an amount so that, after giving effect to any such action, the Total Committed Extensions of Credit do not exceed the Committed Tranche Maximum Amount then in effect.
(d)    If on any date the Total Uncommitted Extensions of Credit exceed the Uncommitted Tranche Maximum Amount then in effect, the Borrowers shall prepay the Uncommitted Loans in an amount such that after giving effect to such prepayment, the Total Uncommitted Extensions of Credit do not exceed the Uncommitted Tranche Maximum Amount then in effect, and if any such excess shall remain, immediately Cash Collateralize, replace or decrease (if the beneficiary of such Letter of Credit agrees to such decrease) the amount of outstanding Uncommitted Letters of Credit in an amount so that, after giving effect to any such action, the Total Uncommitted Extensions of Credit do not exceed the Uncommitted Tranche Maximum Amount then in effect.
(e)    If on any date any Extension of Credit shall result in any Applicable Limit being exceeded, then the Borrowers and the Borrowers’ Agent shall do one of the following at the option of the Borrowers’ Agent:
(i)    (A) the Borrowers’ Agent shall specify, at its sole discretion, one or more Loans of a Borrower or Borrowers to be prepaid and such Borrower or Borrowers shall prepay such Loans and/or (B) the Borrowers shall Cash Collateralize, replace or decrease (if the beneficiary of such Letter of Credit agrees to such decrease) the amount of outstanding Letters of Credit such that after giving effect to such prepayment, Cash Collateralization, replacement or decrease such excess is eliminated, within one (1) Business Day of such date,
(ii)    (A) within one (1) Business Day after such date, the Borrowers’ Agent shall provide the Administrative Agent with written evidence of a formal approval of (1) the Board of Directors of Twin Holdings for a sale or issuance of Capital Stock of Twin Holdings or a capital contribution to Twin Holdings, and evidence reasonably satisfactory to the Administrative Agent that the net cash proceeds thereof will be contributed to TERM, or (2) the Board of Directors of TERM of a capital contribution to TERM, in each case, the net cash proceeds of which would be sufficient to prepay the Loan or Loans and/or Cash Collateralize the amount of outstanding Letters of Credit in an aggregate amount such that after giving effect to such prepayment or Cash Collateralization, such excess would be eliminated and (B) within three (3) Business Days of such date, the Borrowers shall prepay the Loan or Loans and/or Cash Collateralize the amount of outstanding Letters of Credit in an aggregate amount such that after giving effect to such prepayment or Cash Collateralization, such excess is eliminated, or

(iii)    (A) the Borrowers’ Agent shall provide the Administrative Agent with a certificate of a Responsible Person of the Borrowers’ Agent stating that Twin Holdings or TERM, as applicable, requires one (1) Business Day after such date to convene its Board of Directors to address such excess, (B) within such one (1) Business Day after such date, the Borrowers’ Agent shall provide the Administrative Agent with written evidence of a formal approval of (1) the Board of Directors of Twin Holdings for a sale or issuance of Capital Stock of Twin Holdings or a capital contribution to Twin Holdings, and evidence reasonably satisfactory to the Administrative Agent that the net cash proceeds thereof will be contributed to TERM, or (2) the Board of Directors of TERM of a capital contribution to TERM, in each case, the net cash proceeds of which would be sufficient to prepay the Loan or Loans and/or Cash Collateralize the amount of outstanding Letters of Credit in an aggregate amount such that after giving effect to such prepayment or Cash Collateralization, such excess would be eliminated and (C) within four (4) Business Days of such date, the Borrowers shall prepay the Loan or Loans and/or Cash Collateralize the amount of outstanding Letters of Credit in an aggregate amount such that, after giving effect to such prepayment or Cash Collateralization, such excess is eliminated.
(f)    If on any date, any Excess Accommodation Credit Amount shall be outstanding, the Borrowers shall Cash Collateralize the Accommodation Credits so that no Excess Accommodation Credit Amount is outstanding, no later than one (1) Business Day immediately following such date.
(g)    Any prepayment of Loans pursuant to this Section 4.7, and the rights of the Lenders in respect thereof, are subject to the provisions of Section 4.9 and shall be paid together with any amounts payable pursuant to Section 4.14.
(h)    For the avoidance of doubt, no amounts prepaid under this Section 4.7 shall permanently reduce any Commitments or Uncommitted Tranche Portion, as applicable.
4.8    Computation of Interest and Fees.
(a)    All fees and interest on (i) Base Rate Loans (other than Base Rate Loans that are calculated using clause (a) of the definition of “Base Rate”), (ii) Cost of Funds Loans, (iii) Term SOFR Loans, and (iv) Swing Line Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on Base Rate Loans that are calculated using clause (a) of the definition of “Base Rate” shall be calculated on the basis of a 365/366-day year for the actual days elapsed. All interest hereunder on any Revolving Credit Loan shall be computed on a daily basis based upon the outstanding principal amount of such Revolving Credit Loan as of the applicable date of determination. Any change in the interest rate on a Revolving Credit Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. Any change in the interest rate on a Swing Line Loan resulting from a change in the Swing Line Rate shall become effective as of the opening of business on the day on which such change becomes effective. Any change in the interest rate on a Daylight Overdraft Loan resulting from a change in the Daylight Overdraft Rate shall become effective as of the opening of business on the day on which such change becomes effective.

(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers’ Agent, deliver to the Borrowers’ Agent a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.2(a).
4.9    Pro Rata Treatment and Payments.
(a)    Other than as expressly set forth herein, (i) with respect to the Committed Tranche, each borrowing by any Borrower from the Committed Lenders hereunder shall be made pro rata according to the respective Commitment Percentages, as applicable, of the Committed Lenders and (ii) with respect to the Uncommitted Tranche, each borrowing by any Borrower from the Uncommitted Lenders hereunder shall be made pro rata according to the respective Uncommitted Tranche Percentages, as applicable, of the Uncommitted Lenders. Other than as expressly set forth herein, each payment (including each prepayment) by any Borrower on account of principal of and interest and fees on the Committed Revolving Credit Loans and Reimbursement Obligations with respect to a Committed Letter of Credit shall be made pro rata according to the respective outstanding principal amounts of the Committed Revolving Credit Loans and Reimbursement Obligations with respect to a Committed Letter of Credit, respectively, then held by the Committed Lenders. Other than as expressly set forth herein, each payment (including each prepayment) by any Borrower on account of principal of and interest and fees on the Uncommitted Revolving Credit Loans and Reimbursement Obligations with respect to an Uncommitted Letter of Credit shall be made pro rata according to the respective outstanding principal amounts of the Uncommitted Revolving Credit Loans and Reimbursement Obligations with respect to an Uncommitted Letter of Credit, respectively, then held by the Uncommitted Lenders.
(b)    All payments (including prepayments) to be made by the Borrowers hereunder on account of principal of Loans (other than Base Rate Loans on any day other than the Revolving Credit Maturity Date) shall be accompanied by a payment in an amount equal to all accrued and unpaid interest on such Loans. All payments (including prepayments) to be made by the Borrowers hereunder (other than in respect of Daylight Overdraft Loans), whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 p.m. (New York City time) on the due date thereof to the Administrative Agent, in the case of Revolving Credit Loans, for the account of the Lenders, and in the case of Swing Line Loans, for the account of the Swing Line Lenders, at the Administrative Agent’s office specified in Section 11.2 in United States Dollars in immediately available funds; provided, that all payments made by the Borrowers on account of Unreimbursed Amounts with respect to Letters of Credit denominated in (i) Canadian Dollars shall be in Canadian Dollars and (ii) Mexican Pesos shall be in Mexican Pesos. All payments made by the Borrowers on account of Daylight Overdraft Loans shall be made without set-off or counterclaim and shall be made prior to 4:00 p.m. (New York City time) on the Borrowing Date of such Daylight Overdraft Loan to the Administrative Agent for the account of the Daylight Overdraft Lender at the Administrative Agent’s office specified in Section 11.2 in immediately available funds. The Administrative Agent shall distribute such payments, in the case of Revolving Credit Loans, to the Lenders, in the case of Daylight Overdraft Loans, to the Daylight Overdraft Lender, and in

the case of Swing Line Loans, to the Swing Line Lenders, promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Term SOFR Loans) becomes due and payable on a day other than a Business Day, such payment obligation shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Term SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(c)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage or Uncommitted Tranche Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 4.9 shall be conclusive in the absence of manifest error. If such Lender’s Commitment Percentage or Uncommitted Tranche Percentage, as applicable, of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans on demand, from the Borrowers’ Agent (without duplication of the interest otherwise applicable thereto). Unless the Administrative Agent shall have been notified in writing by the Borrowers’ Agent prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the relevant Borrower will not make such payment, the Administrative Agent may assume that such Borrower is making such payment to the Administrative Agent on such date in accordance herewith and the Administrative Agent may, in reliance upon such assumption, distribute to the Lenders such amount due. If such Borrower does not make such payment on the date on which such payment is due, then each of the Lenders severally agrees to repay the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to the Administrative Agent, at a rate equal to the daily average Federal Funds Rate for such period; provided that, if such amount is not repaid to the Administrative Agent within three (3) Business Days following such request, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans on demand, from such Lender (without duplication of the interest otherwise applicable thereto).

(d)    Prior to an Event of Default, the application of any payment of Revolving Credit Loans (including optional and mandatory prepayments), shall be made, subject to Section 4.18, to each Lender based upon its Commitment Percentage or Adjusted Uncommitted Tranche Percentage, as applicable, first, to Base Rate Loans, second, to Cost of Funds Loans, and third, to Term SOFR Loans. Each payment of the Term SOFR Loans shall be accompanied by accrued interest to the date of such payment on the amount paid. Upon the occurrence of an Event of Default and thereafter, the allocation of all repayments and proceeds from the exercise of remedies hereunder or under any other Loan Document shall occur pursuant to the terms of Section 9.3 hereof.
4.10    Requirements of Law.
(a)    If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Original Closing Date:
(i)    does or shall subject any Lender to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any other Loan Document, any Note, any Term SOFR Loan or any Letter of Credit made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 4.11 and changes in the rate of tax on the overall net income of such Lender);
(ii)    does or shall impose, modify or hold applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or
(iii)    does or shall impose on such Lender any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing or maintaining Term SOFR Loans or issuing, providing and maintaining Letters of Credit or holding an interest in any Issuing Lender’s obligations thereunder, or to reduce any amount receivable by the Lender in respect thereof; then, in any such case, the Borrowers shall promptly, after receiving notice as specified in clause (c) of this Section 4.10, pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable plus any Taxes thereon. The Dodd-Frank Wall Street Reform and Commercial Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, shall be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted, issued or implemented.

(b)    If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the Original Closing Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, or, if such Lender is an Issuing Lender, the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, the Borrowers shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction plus any Taxes thereon.
(c)    If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.10, it shall promptly notify the Borrowers’ Agent (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 4.10 submitted by such Lender to the Borrowers’ Agent (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section 4.10 shall survive the termination of this Agreement and the payment of the Loans, Reimbursement Obligations and all other amounts payable hereunder. The Borrowers shall not be required to compensate a Lender pursuant to this Section 4.10 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrowers’ Agent of the event by which it has become entitled to claim any additional amounts, and of such Lender’s intention to claim compensation therefor (except that, if the event or change by reason of which it has become so entitled is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).
(d)    Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or CRD IV, shall in each case be deemed to be a change in Requirement of Law subsequent to the Original Closing Date, regardless of the date enacted, adopted or issued.
4.11    Taxes.
(a)    Any and all payments by each Loan Party under or in respect of this Agreement or any other Loan Documents to which such Loan Party is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If any Loan Party shall be required under any Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to the Lender (including for purposes of this Section 4.11 and Section 4.10 any assignee, successor or participant), (i) such Loan Party shall make all such deductions and withholdings in respect of Taxes, (ii) such Loan Party shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any Requirement of Law, and (iii) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 4.11) such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than (x) in the case of a Lender, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Lender is organized or of its Applicable Lending Office, or any political subdivision thereof, unless such Taxes are imposed as a result of such Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement, the Notes or any of the other Loan Documents (in which case such Taxes will be treated as Non-Excluded Taxes) or (y) U.S. federal withholding Taxes imposed under FATCA.
(b)    In addition, each Loan Party hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Loan Document (collectively, “Other Taxes”).
(c)    Each Loan Party hereby agrees to indemnify each Lender and Agent for, and to hold each harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 4.11 imposed on or paid by such Lender or Agent, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Loan Parties provided for in this Section 4.11(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by any Loan Party under the indemnity set forth in this Section 4.11(c) shall be paid within ten (10) days from the date on which the Lender or Agent makes written demand therefor.
(d)    Within thirty (30) days after the date of any payment of Taxes, the applicable Loan Party (or any Person making such payment on behalf of the Loan Parties) shall furnish to Lender and/or Agent for its own account a certified copy of the original official receipt evidencing payment thereof.
(e)    For purposes of this Section 4.11(e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. Each Lender (including for avoidance of doubt any assignee, successor or participant, except that a participant shall deliver the documentation described herein to the participating Lender instead of the Borrowers’ Agent, and the participating Lender shall deliver the documentation described herein to the Borrowers’ Agent) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.,” “National Association,” “insurance company,” or

“assurance company” (a “Non-Exempt Lender”) shall deliver or cause to be delivered to the Borrowers’ Agent copies of the following properly completed and duly executed documents:
(i)    in the case of a Non-Exempt Lender that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed copy of (x) U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) in which Lender claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or
(ii)    in the case of a Non-Exempt Lender that is an individual, (x) a complete and executed copy of U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) (or any successor forms thereto) and a certificate substantially in the form of Exhibit D (a “Section 4.11 Certificate”) or (y) a complete and executed copy of U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or
(iii)    in the case of a Non-Exempt Lender that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed copy of U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or
(iv)    in the case of a Non-Exempt Lender that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed copy of U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 4.11 Certificate; or
(v)    in the case of a Non-Exempt Lender that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed copy of U.S. Internal Revenue Service Form W-8IMY or W-8BEN-E (as applicable) (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 4.11 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section 4.11(e) if each such beneficial owner were a Lender; provided, however, that no such documents will be required with respect to a beneficial owner to the extent that the actual Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, as determined by the Borrowers’ Agent in its sole discretion, provided, however, that Lender shall be provided an opportunity to establish such compliance as reasonable; or

(vi)    in the case of a Non-Exempt Lender that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section 4.11(e) if such beneficial owner were the Lender; or
(vii)    in the case of a Non-Exempt Lender that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 4.11 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by such person pursuant to this Section 4.11(e) if each such person were a Lender.
If the Lender provides a form pursuant to clause (i)(x) and the form provided by the Lender at the time such Lender first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, the Lender transferor was entitled to indemnification or additional amounts under this Section 4.11, then the Lender assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that the Lender transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes for periods after the transfer, and the Lender assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers’ Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers’ Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers’ Agent or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(f)    For any period with respect to which Lender has failed to provide Borrowers’ Agent with the appropriate form, certificate or other document described in Section 4.11(e), if required (other than if such failure is due to a change in any Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by such Lender), such Lender shall not be entitled to indemnification or additional amounts under Section 4.11(a) or (c) with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request, to assist such Lender in recovering such Non-Excluded Taxes.
(g)    Without prejudice to the survival of any other agreement of the Loan Parties hereunder, the agreements and obligations of the Loan Parties contained in this Section 4.11 shall survive the termination of this Agreement, the Commitments, the Uncommitted Tranche Portion and the other Loan Documents. Nothing contained in Section 4.10 or this Section 4.11 shall require any Agent or Lender to make available any of its tax returns or any other information that it deems to be confidential or proprietary.
4.12    Lending Offices. Loans of each Type made by any Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.
4.13    Credit Utilization Reporting.
(a)    Within five (5) Business Days after the end of each calendar month, each Committed Issuing Lender, Uncommitted Issuing Lender, Committed Swing Line Lender and Uncommitted Swing Line Lender shall deliver a report to the Administrative Agent, substantially in the form of Annex IV (a “Credit Utilization Summary”), setting forth, for each (i) Letter of Credit issued or provided by such Issuing Lender, (A) the amount available to be drawn or utilized under such Letters of Credit as of the end of such calendar month and (B) the amount of any drawings, payments or reductions of such Letters of Credit during such month, in each case, on an aggregate and per Letter of Credit basis, and (b) for each Committed Swing Line Loan and Uncommitted Swing Line Loan made by such Committed Swing Line Lender or Uncommitted Swing Line Lender outstanding as of the end of such calendar month, the amount outstanding under such Swing Line Loan as at such date. Upon receiving notice from a Borrower or the beneficiary under a Letter of Credit issued or provided by such Issuing Lender of a reduction or termination of such Letter of Credit, each Issuing Lender shall notify the Administrative Agent thereof.
(b)    Within five (5) Business Days after receiving each Credit Utilization Summary from the Issuing Lenders or Swing Line Lenders, as applicable, the Administrative Agent shall deliver to each Lender and the Borrowers’ Agent a Credit Utilization Summary of all issued and outstanding Letters of Credit and Loans, setting forth (i) for each Letter of Credit, the information referred to in clauses (i) and (ii) of Section 4.13(a), in each case, on an aggregate and per Letter of Credit basis, and (ii), for each Type of Loan, (A) the amount outstanding under such Loans as of the last day of such calendar month and (B) the amount of any payments of such Loans during such month.
4.14    Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) the payment of any principal of any Term SOFR Loan or Cost of Funds Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the Conversion of any Term SOFR Loan or Cost of Funds Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, Convert, Continue or prepay any Term SOFR Loan or Cost of Funds Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Term SOFR Loan or Cost of Funds Loan other than on the last day of the Interest Period applicable thereto, in any case, as a result of a request by the Borrowers’ Agent or the Administrative Agent pursuant to Section 4.17. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 4.14 shall be delivered to the Borrowers’ Agent and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. This covenant shall survive the termination of this Agreement and the payment of the Loans, Reimbursement Obligations and all other amounts payable hereunder.
4.15    Inability to Determine Interest Rate. Subject to Section 4.19, if:
(a)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) prior to the commencement of any Interest Period that adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period; or
(b)    the Administrative Agent is advised by the Required Committed Lenders (with respect to the Committed Tranche) or the Required Uncommitted Lenders (with respect to the Uncommitted Tranche) that Adjusted Term SOFR determined or to be determined for such Interest Period does not adequately and fairly reflect the cost to such Lenders of making or maintaining any affected applicable Revolving Credit Loans, then, in each case, the Administrative Agent shall give notice thereof to the Borrowers’ Agent and the relevant Lenders as promptly as practicable thereafter.
Upon notice thereof by the Administrative Agent to the Borrowers’ Agent, any obligation of the Lenders to make Term SOFR Loans, and any right of a Borrower to Convert a Revolving Credit Loan to, or Continue a Revolving Credit Loan as, a Term SOFR Loan shall be suspended (to the extent of the affected Revolving Credit Loans or, in the case of Term SOFR Loans, the affected Interest Periods), until the Administrative Agent (with respect to clause (b), at the instruction of the Required Committed Lenders (with respect to the Committed Tranche) or the Required Uncommitted Lenders (with respect to the Uncommitted Tranche)) revokes such notice. Upon receipt of such notice, (i) a Borrower may revoke any pending request for a borrowing of, Conversion to or Continuation of Term SOFR Loans (to the extent of the affected Revolving Credit Loans or, in the case of in the case of Term SOFR Loans, the affected Interest Periods) or, failing that, in the case of any request for an affected Term SOFR Loan, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or Conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such Conversion, the Borrowers shall also pay accrued interest on the amount so Converted, together with any additional amounts required pursuant to Section 4.14.
4.16    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund Revolving Credit Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or the Cost of Funds Rate, then, upon notice thereof by such Lender to the Borrowers (through the Administrative Agent) (each, an “Illegality Notice”), (a) any obligation of the Lenders to make any applicable affected Type of Revolving Credit Loan, as applicable, and any right of the Borrowers to Convert Revolving Credit Loans to, or Continue Revolving Credit Loans as, any applicable affected Type of Revolving Credit Loan shall be suspended and (b) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrowers’ Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of any Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, Convert all Revolving Credit Loans of any applicable affected Type to another Type of Loan available with respect to Term SOFR Loans or Cost of Funds Loans on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Loans or Cost of Funds Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Loans or Cost of Funds Loans, as applicable, to such day. Upon any such prepayment or Conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or Converted, together with any additional amounts required pursuant to Section 4.14. Replacement of Lenders. If (a)(i)(A) any Borrower is required to pay any additional amount to or indemnify any Lender pursuant to Section 4.11 or (B) any Lender requests compensation under Section 4.10, and (ii) in the case of Section 4.11, a Lender has declined to designate a different Applicable Lending Office, (b) any Lender invokes Section 4.16, (c) any Lender becomes a Defaulting Lender or a Declining Lender, or (d) any Lender has failed to consent to a proposed amendment, waiver or other modification that, pursuant to the terms of Section 11.1, requires the consent of all the Lenders, or all affected Lenders, and with respect to which the Supermajority Lenders shall have granted their consent, then, in each case, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers’ Agent (or in the case of a Declining Lender, the Administrative Agent, with the prior consent of the Borrowers’ Agent) may, at its sole cost and expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions and obligations contained in Section 11.7), all of its interests, rights (other than its existing rights to payments pursuant to Sections 4.10 and 4.11) and obligations under this Agreement and the other Loan Documents (or all of its interests, rights and obligations in respect of the Revolving Credit Loans, Commitments or Uncommitted Tranche Portions that are the subject of the related amendment, waiver or other modification) to an assignee that shall assume such obligations and become a Lender pursuant to the terms of this Agreement and the other Loan Documents; provided, that (i) the transferring Lender shall have received payment of an amount equal to (A) the outstanding principal of its Loans, accrued interest thereon, and accrued fees payable to it hereunder, from the Assignee and (B) any additional amounts (including indemnity payments) payable to it hereunder from the Borrowers, (ii) in the case of a transferring Lender that is also an Issuing Lender, the Letters of Credit issued by such transferring Lender shall have been Cash Collateralized on terms and conditions reasonably satisfactory to such transferring Lender and (iii) in the case of an assignment resulting from an Uncommitted Lender becoming a Declining Lender, the Borrowers’ Agent or the Administrative Agent, as applicable, shall first seek pro rata participations from the existing Uncommitted Lenders that are not Declining Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and if the full amount of the Declining Lender’s exposure in the Facility is not able to be assigned in full to existing non-Declining Lenders, the Borrowers may offer the unassigned portion to other Lenders or prospective new lenders (constituting Eligible Assignees); provided that each such new lender shall execute and deliver an Assignment and Acceptance in connection with any such assignment; provided further that, if, upon such demand by the Borrowers’ Agent, such Lender elects to waive its request for additional compensation pursuant to Sections 4.10 or 4.11, or consents to the proposed amendment, waiver or other modification, the demand by the Borrowers’ Agent for such Lender to so assign all of its rights and obligations under this Agreement shall thereupon be deemed withdrawn. Nothing in this Section 4.17 shall affect or postpone any of the rights of any Lender or any of the Obligations of the Borrowers under any of the foregoing provisions of Sections 4.10, 4.11 or 4.16 in any manner. To the extent a Borrower exercises its right to require a Lender to assign and delegate its interests, rights and obligations under this Agreement and the other Loan Documents in accordance with this Section 4.17 (including without limitation by satisfying the requirements of clauses (i) and (ii) of the first proviso of this Section 4.17, as applicable), such Lender agrees to execute and deliver any Assignment and Acceptance necessary to effectuate the assignment of such interests, rights and obligations in accordance with this Section 4.17; provided that if such Lender fails to execute and deliver any such Assignment and Acceptance within five (5) Business Days of a request for the same by such Borrower or the Administrative Agent, the Administrative Agent is authorized, upon the satisfaction of the applicable requirements by such Borrower set forth in this Section 4.17, to make the appropriate adjustments to the Register to reflect the replacement of such Lender and such Lender shall be deemed to have made, with respect to its interests, rights and obligations so assigned under this Section 4.17, the representations set forth in Section 1.1 of the Standard Terms and Conditions of the form Assignment and Acceptance for the benefit of the applicable assignee as of the date the applicable adjustments to the Register.
4.18    Defaulting Lender. Notwithstanding any other provision in this Agreement to the contrary, if at any time a Lender becomes a Defaulting Lender, the following provisions shall apply so long as any Lender is a Defaulting Lender as determined in accordance with Section 4.18(e):
(a)    If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of its Extensions of Credit which results in its Extensions of Credit being less than its Commitment Percentage or Uncommitted Tranche Percentage, as applicable, of the Total Extensions of Credit, then payments (including principal, interest and fees) to such Defaulting Lender will be suspended until such time as all amounts due and owing to the Lenders have been equalized in accordance with each of the Lenders’ respective Commitment

Percentages or Uncommitted Tranche Percentages, as applicable, of the Total Extensions of Credit. Further, at any time prior to the acceleration or maturity of the Extensions of Credits, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise), shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and subject to any applicable Requirements of Law, and be applied (1) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (2) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders, the Swing Line Lenders and/or the Daylight Overdraft Lender hereunder, (3) third, pro rata to (x) the funding of Cash Collateralization of any participating interest in any Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent or the Issuing Lenders, (y) the repayment of any uncovered portion of any outstanding Swing Line Loans and (z) the repayment of any uncovered portion of any outstanding Daylight Overdraft Loans, (4) fourth, so long as no Default or Event of Default shall have occurred and be continuing, as the Borrowers’ Agent may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (5) fifth, if so determined by the Administrative Agent, the Issuing Lenders, the Swing Line Lenders, the Daylight Overdraft Lender and the Borrowers’ Agent, to be held in such account as cash collateral for future funding obligations of any Defaulting Lender under this Agreement, (6) sixth, to the payment of any amounts owing to the Non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Non-Defaulting Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (7) seventh, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (8) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, however, that if such payment is (x) a payment of the principal amount of any Revolving Credit Loans or Unreimbursed Amount which a Defaulting Lender has not funded in accordance with its participation obligations hereunder and (y) made at a time when the conditions set forth in Section 6.2 are satisfied, such payment shall be applied solely to prepay the Revolving Credit Loans of, and Unreimbursed Amounts owed to, all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Revolving Credit Loans, or Unreimbursed Amounts owed to, any Defaulting Lender. After acceleration or maturity of the Extensions of Credits, subject to the first sentence of this Section 4.18(a), all principal will be paid ratably as provided in last clause in the first paragraph of Section 4.9.
(b)    Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)    with respect to any L/C Obligation, Refunded Swing Line Loan, Swing Line Participation Amount, Refunded Daylight Overdraft Loan or Daylight Overdraft Participation Amount of such Defaulting Lender that exists at the time a Lender becomes a Defaulting Lender or thereafter:

(A)    all or any part of such Defaulting Lender’s pro rata portion of the L/C Obligations, Refunded Swing Line Loan, Swing Line Participation Amount, Refunded Daylight Overdraft Loan and Daylight Overdraft Participation Amount, shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages and Uncommitted Tranche Percentages (in each case, calculated without regard to such Defaulting Lender’s Commitment, as applicable), as applicable, but only to the extent that (x) the aggregate Committed Extensions of Credit of any Non-Defaulting Lender will not exceed its Commitment Percentage of the Committed Tranche Maximum Amount, (y) the conditions set forth in Section 6.2 are satisfied at such time and (z) the aggregate Uncommitted Extensions of Credit of any Non-Defaulting Lender will not exceed its Uncommitted Tranche Percentage of the Uncommitted Tranche Maximum Amount;
(B)    if the reallocation described in clause (b)(i)(A) above cannot, or can only partially, be effected, then the Borrowers shall within three (3) Business Days following notice by the Administrative Agent to the Borrowers’ Agent (1) Cash Collateralize such Defaulting Lender’s portion of the L/C Obligations (after giving effect to any partial reallocation pursuant to clause (b)(i)(A) above) for so long as such L/C Obligations are outstanding and (2) after giving effect to any partial reallocation pursuant to clause (b)(i)(A) above, immediately repay the non-reallocated amount of each Swing Line Loan and Daylight Overdraft Loan for so long as such Refunded Swing Line Loan, Swing Line Participation Amount, Refunded Daylight Overdraft Loan and Daylight Overdraft Participation Amount are outstanding;
(C)    (1) if a Borrower Cash Collateralizes any portion of such Defaulting Lender’s portion of the L/C Obligations pursuant to this Section 4.18 then such Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.4(a) with respect to such Defaulting Lender’s portion of the L/C Obligations during the period such Defaulting Lender’s portion of the L/C Obligation is Cash Collateralized and (2) no Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.7 for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender);
(D)    if the L/C Obligation, Refunded Swing Line Loan, Swing Line Participation Amount, Refunded Daylight Overdraft Loan and/or Daylight Overdraft Participation Amount of the Non-Defaulting Lenders is reallocated pursuant to Section 4.18(b)(i)(A), then the fees payable to the Lenders pursuant to Section 3.4(a) shall be adjusted in accordance with such Non-Defaulting Lenders’ Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) or Adjusted Uncommitted Tranche Percentages (calculated without regard to such Defaulting Lender’s Commitment), as applicable; and

(E)    if any Defaulting Lender’s portion of the L/C Obligation, Refunded Swing Line Loan, Swing Line Participation Amount, Refunded Daylight Overdraft Loan and/or Daylight Overdraft Participation Amount is neither Cash Collateralized nor reallocated pursuant to this Section 4.18(b)(i), then, without prejudice to any rights or remedies of the Issuing Lenders, the Swing Line Lenders, the Daylight Overdraft Lender or any other Lender hereunder, all commission fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment or Uncommitted Tranche Portion, as applicable, that was utilized by such L/C Obligation, Refunded Swing Line Loan, Swing Line Participation Amount, Refunded Daylight Overdraft Loan and/or Daylight Overdraft Participation Amount) and letter of credit fees payable under Section 3.4(a) with respect to such Defaulting Lender’s portion of the L/C Obligations shall be payable to the Issuing Lenders, the Swing Line Lenders and the Daylight Overdraft Lender, pro rata, until such L/C Obligation, Refunded Swing Line Loan, Swing Line Participation Amount, Refunded Daylight Overdraft Loan and/or Daylight Overdraft Participation Amount is Cash Collateralized, reallocated and/or repaid in full.
(c)    So long as any Lender is a Defaulting Lender, (i) no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments or Uncommitted Tranche Portions, as applicable, of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 4.18(b), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 3.5 (and Defaulting Lenders shall not participate therein), (ii) no Swing Line Lender shall be required to advance any Swing Line Loan, unless it is satisfied that the related exposure will be 100% covered by the Commitments or Uncommitted Tranche Portions, as applicable, of the Non-Defaulting Lenders and (iii) the Daylight Overdraft Lender shall not be required to advance any Daylight Overdraft Loan, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders.
(d)    So long as any Lender is a Defaulting Lender, neither such Defaulting Lender nor any of its Affiliates or Subsidiaries shall be a Qualified Counterparty with respect to any Commodity OTC Agreements or Financial Hedging Agreements, or any other document made, delivered or given in connection therewith, entered into while such Lender is a Defaulting Lender.
(e)    In the event that the Administrative Agent, the Borrowers’ Agent, each Issuing Lender, each Swing Line Lender and the Daylight Overdraft Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Obligation, Refunded Swing Line Loan, Swing Line Participation Amount, Refunded Daylight Overdraft Loan and Daylight Overdraft Participation Amount of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment or Uncommitted Tranche Portion, as applicable, and on such date such Lender shall purchase at par such of the Extensions of Credit and/or Obligations of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Extensions of Credit and/or Obligations in accordance with its Commitment Percentage or Uncommitted Tranche Portion, as applicable.

4.19    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers’ Agent so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.19(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers’ Agent, the Issuing Lenders and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers’ Agent of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.19(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender or Issuing Lender (or group of Lenders or Issuing Lenders) pursuant to this Section 4.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.19.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrowers’ Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrowers’ Agent may revoke any request for a borrowing of, Conversion to or Continuation of Term SOFR Loans to be made, Converted or Continued during any Benchmark Unavailability Period and, failing that, in the case of a request for a borrowing of, Conversion to or Continuation of Revolving Credit Loans, the Borrowers’ Agent will be deemed to have converted any such request into a request for a borrowing of or Conversion to Base Rate Loans, and (ii) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. Upon any such Conversion, the Borrowers shall also pay accrued interest on the amount so Converted, together with any additional amounts required pursuant to Section 4.14. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
4.20    Election of Approving Lenders to Continue Funding
(a)    If the Administrative Agent receives a Declining Lender Notice from an Uncommitted Lender on any Business Day, it will promptly forward notice of the same to all other Uncommitted Lenders that are not then Declining Lenders. If as of 10:00 a.m. (New York City time) on any Business Day, (i) the Administrative Agent receives a Declining Lender Notice for reasons other than an Event of Default from one or more Uncommitted Lenders (the “Declining Lender” or “Declining Lenders” in respect of such Conversion to Approving Lenders Date) and (ii) the other Uncommitted Lenders approve (or are deemed to approve as provided in this Section 4.20(a)) further Uncommitted Revolving Credit Loans or Uncommitted Swing Line Loans or the further issuances of, extensions of, automatic renewal of or amendments to Uncommitted Letters of Credit, the Administrative Agent shall promptly notify the Uncommitted Lenders. With respect to any Conversion to Approving Lenders Date, any Uncommitted Lender that has not provided a Declining Lender Notice to the Administrative Agent as of 10:00 a.m. on such date shall automatically, without any action on the part of any Person, be deemed an “Approving Lender” with respect to such Conversion to Approving Lenders Date. Each Approving Lender shall (x) with respect to any Uncommitted Revolving Credit Loan or Uncommitted Swing Line Loan, make available (as provided in Sections 2.1(b) or 2.3(b), as applicable) its Uncommitted Tranche Percentage of such requested Loan (in an amount determined pursuant to Sections 2.1(b) or 2.3(b), as applicable) and (y) with respect to any Uncommitted Letter of Credit for which such Approving Lender is the Uncommitted Issuing Lender, renew or issue such Uncommitted Letter of Credit in an amount consistent with and as provided by Section 3.1(b) (or with respect to any Approving Lender that is not the Uncommitted Issuing Lender, assume participations in such Uncommitted Letter of Credit as L/C Participants in an amount consistent with and as provided by Section 3.5). From the Conversion to Approving Lenders Date and thereafter (or until the next Conversion to Approving

Lenders Date, if any, at which time one or more Uncommitted Lenders that had been Approving Lenders may become a Declining Lender in accordance with this Section 4.20(a)), all subsequent Uncommitted Revolving Credit Loans and Uncommitted Swing Line Loans and issuances of Uncommitted Letters of Credit (or amendments or extensions of such Uncommitted Letters of Credit) shall be made unilaterally by the Approving Lenders in respect of such Conversion to Approving Lenders Date, and no Uncommitted Letter of Credit thereafter issued, shall be participated in by the Declining Lenders in respect of such Conversion to Approving Lenders Date pursuant to Sections 2.3(b) or 3.5 hereof.
(b)    Notwithstanding the foregoing, however, for purposes of allocating repayments prior to the occurrence of an Event of Default hereunder, the Uncommitted Tranche Percentage of each Uncommitted Lender, with respect to Uncommitted Revolving Credit Loans, Uncommitted Swing Line Loans and Uncommitted Letters of Credit outstanding on any specified Conversion to Approving Lenders Date or Uncommitted Tranche Increase Effective Date, shall remain fixed at the percentage held by such Uncommitted Lender the day before such specified Conversion to Approving Lenders Date or Uncommitted Tranche Increase Effective Date, as applicable, without respect to any changes which may subsequently occur in such Lender’s Commitment Percentage or Adjusted Uncommitted Tranche Percentage (prior to the earlier to occur of the next Conversion to Approving Lenders Date or Uncommitted Tranche Increase Effective Date). Upon the occurrence of the first Conversion to Approving Lenders Date and thereafter, prepayments of all outstanding Uncommitted Revolving Credit Loans shall be applied to the Uncommitted Revolving Credit Loans with the earliest advance date, notwithstanding the tenor of such Loans. Upon the occurrence of an Event of Default and thereafter, the allocation of all repayments and proceeds from the exercise of remedies hereunder shall be allocated as provided in Section 9.3.
(c)    Upon the request of the Borrowers’ Agent, each Declining Lender shall promptly, but in any event within ten (10) Business Days after receipt of such request, return to the Administrative Agent (for the account of the Borrowers’ Agent), without set-off or counterclaim and in immediately available funds, (i) the Declining Lender Closing Date Refundable Portion of the Declining Lender Closing Date Upfront Fee and (ii) to the extent the Uncommitted Tranche Portion has been increased pursuant to Section 4.1(b), with respect to each such increase, the Declining Lender Accordion Refundable Portion of the applicable Declining Lender Accordion Upfront Fee; provided, that, at the Borrowers’ Agent’s sole discretion and if agreed upon in writing by the Borrowers’ Agent, such Declining Lender and the Administrative Agent (including, without limitation, by email), any such Declining Lender Closing Date Refundable Portion of the Declining Lender Closing Date Upfront Fee or Declining Lender Accordion Refundable Portion of the Declining Lender Accordion Upfront Fee payable to the Borrowers’ Agent may be netted against any principal, interest or fees payable pursuant to Section 3.4(a) and Section 3.4(b), in each case payable by the Borrowers to such Declining Lender.

SECTION 5.    REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Revolving Credit Loans and provide other Extensions of Credit, the Loan Parties hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:
5.1    Financial Condition. The audited combined, consolidated balance sheet of the Loan Parties and their Subsidiaries as at December 31, 2024 and the related audited combined, consolidated statements of income and of cash flows for the fiscal year ended on such date, audited by Grant Thornton LLP, copies of each which have heretofore been furnished to the Administrative Agent and each Lender, in each case present fairly in all material respects the combined, consolidated financial condition of the Loan Parties and their Subsidiaries as at such date, and the combined, consolidated results of their operations and their combined, consolidated cash flows for the fiscal year then ended. The unaudited combined, consolidated and consolidating balance sheet of the Loan Parties and their Subsidiaries as at December 31, 2024 and the related unaudited combined, consolidated and consolidating statements of income for the fiscal year ended on such date, certified by a Responsible Person, copies of each which have heretofore been furnished to the Administrative Agent and each Lender, in each case present fairly in all material respects the unaudited combined, consolidated and consolidating financial condition of the Loan Parties and their Subsidiaries as at such date, and the combined, consolidated and consolidating results of their operations for the fiscal year then ended. The unaudited combined, consolidated and consolidating balance sheet of the Loan Parties and their Subsidiaries as at March 31, 2025 and the related unaudited combined, consolidated and consolidating statements of income and combined, consolidated statement of cash flows for the month of March 31, 2025 and the portion of the fiscal year through the end of March 31, 2025, certified by a Responsible Person, copies of which have heretofore been furnished to the Administrative Agent each Lender, in each case present fairly the combined, consolidated and consolidating financial condition of the Loan Parties and their Subsidiaries as at such date, and the combined, consolidated and consolidating results of their operations and their combined, consolidated cash flows for such month and the portion of the fiscal year through the end of such month (subject to normal year-end audit adjustments). The financial statements described in this Section 5.1, including the related schedules and notes thereto, have been prepared in accordance with the Accounting Standards then in effect, in each case applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). None of any Loan Party or any of its Subsidiaries had, at the date of such balance sheet, any material Contractual Obligation, Indebtedness, Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative other than those not prohibited pursuant to the Loan Documents.
5.2    No Change. Since December 31, 2024 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.
5.3    Existence; Compliance with Law. Each of the Loan Parties (a) is duly formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has the corporate (or analogous) power and authority, to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the Laws of each jurisdiction where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.4    Power; Authorization; Enforceable Obligations. Each of the Loan Parties has the corporate (or analogous) power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate (or analogous) action to authorize the borrowings or other Extensions of Credit on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Except for (a) the filing of Uniform Commercial Code financing statements and equivalent filings for foreign jurisdictions and (b) the filings or other actions listed on Schedule 5.4 (and including, without limitation, such other authorizations, approvals, registrations, actions, notices, or filings as have already been obtained, made or taken and are in full force and effect), no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person, including without limitation the FERC, to which any Borrower or other Loan Party is subject, is required in connection with the borrowings or other Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Loan Parties are a party or the validity, effect or perfection of any Lien created thereby; provided that, approval by the FERC may be required for the transfer of direct or indirect ownership or control of FERC Contract Collateral; provided further, that, no approval of the FERC is required for the granting of the security interest in the FERC Contract Collateral to the Collateral Agent pursuant to the Security Documents. As of the Closing Date, the only contracts comprising FERC Contract Collateral of any Loan Party as to which further consent of the FERC may be required in connection with the exercise of remedies by the Collateral Agent under the Loan Documents are contracts for the transportation and storage of certain Eligible Commodities. This Agreement, and each other Loan Document to which any Loan Party is a party, has been duly executed and delivered on behalf of such Loan Party. This Agreement constitutes, and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
5.5    No Legal Bar. The execution, delivery and performance of the Loan Documents to which any of the Loan Parties is a party, the borrowings hereunder and the use of the proceeds thereof (i) will not violate any Requirement of Law, including any rules or regulations promulgated by the FERC, in each case to the extent applicable to or binding upon such Loan Party or its Properties, (ii) will not violate a material Contractual Obligation of any of the Loan Parties, except where such violation could not reasonably be expected to have a Material Adverse Effect and (iii) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens created by the Security Documents in favor of the Collateral Agent and Liens permitted by Section 8.3).

5.6    No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the Actual Knowledge of any Loan Party, threatened by or against any Loan Party or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, (b) with respect to any of the transactions contemplated by or occurring simultaneously with the entering into of any of the Loan Documents in which the litigation, investigation or proceeding is material and has a reasonable basis in fact, or (c) which could reasonably be expected to have a Material Adverse Effect.
5.7    No Default. No Loan Party is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
5.8    Ownership of Property; Liens. Except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title could not reasonably be expected to have a Material Adverse Effect, each Loan Party has good and defensible title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 8.3.
5.9    Intellectual Property. Each Loan Party owns, is licensed to use or has a common law or contractual right to access and use, all material trademarks, tradenames, copyrights, patents, technology, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”) except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.9, no claim or litigation is pending or, to the Actual Knowledge of any Loan Party, threatened, by any Person challenging or questioning the use by any such Loan Party of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim or litigation, except any claim or litigation that could not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Loan Parties does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.10    No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of any Loan Party has had or could reasonably be expected to have a Material Adverse Effect.
5.11    Taxes.
(a)    Each Loan Party and each of its Subsidiaries has timely filed or caused to be filed all income, franchise and other material Tax returns required to be filed and has timely paid all income, franchise and other material Taxes due and payable by it or imposed with respect to any of its property and all other material fees or other charges imposed on it or any of its property by any Governmental Authority (other than any Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with the Accounting Standards then effect have been provided on the books of the Loan Parties).

(b)    There are no Liens for Taxes and no claim is being asserted with respect to Taxes, except for statutory liens for Taxes not yet due and payable or for Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and, in each case, with respect to which reserves in conformity with the Accounting Standards then in effect have been provided on the books of any Borrower.
5.12    Federal Regulations. No part of the proceeds of any Extension of Credit will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.
5.13    ERISA. (i) Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the six year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur with respect to any Single Employer Plan, and (ii) each Plan (including, to the Actual Knowledge of the Loan Parties, a Multiemployer Plan or a multiemployer welfare plan maintained pursuant to a collective bargaining agreement) has complied in all respects with the applicable provisions of ERISA, the Code and the constituent documents of such Plan, except for instances of non-compliance that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred during such six-year period or is reasonably expected to occur (other than a termination described in Section 4041(b) of ERISA), and no Lien in favor of the PBGC or a Plan has arisen during such six-year period or is reasonably expected to arise. Except to the extent that any such excess could not reasonably be expected to have a Material Adverse Effect, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Except to the extent that such liability could not reasonably be expected to have a Material Adverse Effect, neither the Loan Parties nor any Commonly Controlled Entity have had a complete or partial withdrawal from any Multiemployer Plan, and the Loan Parties would not become subject to any liability under ERISA if a Loan Party or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the Actual Knowledge of the Loan Parties, no such Multiemployer Plan is in Critical Status, Insolvent or terminating or is reasonably expected to be in Critical Status, become Insolvent or be terminated. Except to the extent that any such excess could not reasonably be expected to have a Material Adverse Effect, the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Loan Parties and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) other than such liability disclosed in the financial statements of the Loan Parties does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits. Neither the Loan Parties nor any Commonly Controlled

Entity has engaged in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code in connection with any Plan that would subject any Loan Party to liability under ERISA and/or Section 4975 of the Code that could reasonably be expected to have a Material Adverse Effect. There is no other circumstance which may give rise to a liability in relation to any Plan that could reasonably be expected to have a Material Adverse Effect.
5.14    Investment Company Act; Other Regulations. None of the Loan Parties is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940. As of the Closing Date, except with respect to the transportation of certain Eligible Commodities and the ownership and operation of facilities in connection with the transportation and storage of certain Eligible Commodities, none of the Loan Parties or any Person controlling the Loan Parties is subject to the jurisdiction of the FERC or any rules and regulations promulgated thereby. The Loan Parties are not subject to regulation under any Federal, State or Provincial statute or regulation (other than Regulation X of the Board) which limits their ability to incur Indebtedness.
5.15    Subsidiaries. Schedule 5.15 sets forth as of the Closing Date, the name of each direct or indirect Subsidiary of each Borrower or other Loan Party, their respective forms of organization, their respective jurisdictions of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, and with respect to each Borrower or other Loan Party, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.
5.16    Security Documents.
(a)    The provisions of each Security Document are effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable first Lien in all right, title and interest of each Loan Party thereto in the “Collateral” described therein, subject to any Permitted Liens.
(b)    When any stock certificates representing Pledged Collateral are delivered to the Collateral Agent, and proper financing statements or other applicable filings listed in Schedule 5.16 have been filed in the offices in the jurisdictions listed in Schedule 5.16, the Pledge Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of each Loan Party and those Restricted Subsidiaries party thereto in the “Pledged Collateral” described therein, subject to any Permitted Liens.
(c)    When proper financing statements or other applicable filings listed in Schedule 5.16 have been filed in the offices in the jurisdictions listed in Schedule 5.16, each Security Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of in the Loan Parties and those Restricted Subsidiaries party thereto in the portion of the “Collateral” described therein, which can be perfected by such filing, subject to any Permitted Liens.
(d)    When an Account Control Agreement has been entered into with respect to each Pledged Account, the Lien granted by each applicable Security Document shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Loan Party thereto in the portion of the “Collateral” described therein that consists of Pledged Accounts, prior and superior in right to any other Person subject to any Permitted Cash Management Liens.
5.17    Accuracy and Completeness of Information. All factual information, reports and other papers and data with respect to the Loan Parties furnished, and all factual statements and representations made in writing, to the Agents or the Lenders by any Loan Party or on behalf of any Loan Party at its direction, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made in writing, complete and correct in all material respects, to the extent necessary to give the Agents and the Lenders true and accurate knowledge of the subject matter thereof in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made. The projections and pro forma information contained in the materials referenced above, including, without limitation, the Information Memorandum, were based upon good faith estimates and assumptions believed by the Loan Parties to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information will differ from the projected results set forth therein and may differ by a material amount.
5.18    Labor Relations. No Loan Party is engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, there is (a) no unfair labor practice complaint pending or, to the best knowledge of each Loan Party and each of their respective Subsidiaries, threatened against a Loan Party before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or, to the Actual Knowledge of each Loan Party, threatened against a Loan Party, and (c) no union representation question existing with respect to the employees of a Loan Party and no union organizing activities are taking place with respect to any thereof.
5.19    Insurance. As of the Closing Date, each Loan Party has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 5.19, which insurance meets the requirements of Section 7.5 hereof, Section 5(q) of each of the U.S. Security Agreement and Canadian Security Agreement and any similar provision in any other Security Agreement as of the Closing Date.
5.20    Solvency.
(a) As of the Closing Date, and each other Borrowing Date, immediately after giving effect to Loans and Letters of Credit to be made, issued or provided on such date, (i) the amount of the “present fair saleable value” of the assets of each of (A) TERM and (B) the Loan Parties and their Restricted Subsidiaries, taken as a whole, will, as of such time, exceed the amount of all “liabilities of the (X) TERM and (Y) Loan Parties and their Restricted Subsidiaries, taken as a whole, contingent or otherwise”, such quoted terms are determined in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of (A) TERM and (B) the Loan Parties and their Restricted Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the liabilities of the (X) TERM and (Y) Loan Parties and their Restricted Subsidiaries, taken as a whole, on their respective debts as such debts become absolute and matured, (iii) none of (A) TERM and (B) the Loan Parties and their Restricted Subsidiaries, taken as a whole, will have an unreasonably small amount of capital with which to conduct their respective businesses, and (iv) each of (A) TERM and (B) the Loan Parties and their Restricted Subsidiaries, taken as a whole, will be able to pay their respective debts as they mature. For purposes of this Section 5.20, “debt” means “liability on a claim”, “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
5.21    Use of Letters of Credit and Proceeds of Loans.
(a)    The proceeds of the Revolving Credit Loans shall be used by the Borrowers for the purpose of (i) financing the performance of the Loan Parties related to the purchase, storage, transportation, sale, transfer or exchange of Product and the carrying of Accounts Receivable, (ii) providing payments for the margin requirements and payment obligations of the Loan Parties under Commodity Contracts and Financial Hedging Agreements, (iii) financing Capital Expenditures permitted pursuant to the terms of the Loan Documents and (iv) funding the general working capital requirements of the Loan Parties.
(b)    Letters of Credit shall be used by the Borrowers for the purpose of (i) financing the general working capital requirements of the Loan Parties, (ii) facilitating and financing the purchase of Product for the purpose of resale or storage, (iii) securing transportation obligations of the Loan Parties relating to Product, (iv) securing performance and margin requirements of the Loan Parties under Commodity Contracts and Financial Hedging Agreements, (v) securing performance, surety or other similar bond obligations, (vi) supporting working capital requirements related to Product, including marketing activities, and (vii) securing obligations under Approved Projects; provided, that Letters of Credit for Additional Account Parties (other than Project Letters of Credit) shall be used solely for the purposes described in Section 3.3(l)(iv).
(c)    The proceeds of Daylight Overdraft Loans shall be used by the Borrowers for the purpose of (i) refinancing Reimbursement Obligations or (ii) financing payments to be made from the related deposit account of a Borrower held with the Administrative Agent, so long as Eligible Accounts Receivable covering the same are expected to be received on the day of such Daylight Overdraft Loan.
(d)    The proceeds of Swing Line Loans shall be used by the Borrowers for the purpose of (i) financing the general working capital requirements of the Loan Parties, (ii) financing the performance of the Loan Parties related to the purchase, sale, transfer or exchange of Product and the carrying of Accounts Receivable, (iii) providing payments for the margin requirements of the Loan Parties under Commodity Contracts and Financial Hedging Agreements and (iv) financing Reimbursement Obligations.
In no event shall any Extension of Credit or proceeds thereof be used to finance Capital Expenditures or acquisitions not expressly permitted pursuant to Sections 5.21(a) through (d).
5.22    Environmental Matters. Except as set forth on Schedule 5.22:
(a)    To the best of each Loan Party’s knowledge and belief, such knowledge and belief being that of a reasonable person who had conducted due diligence and good faith inquiry, the facilities and properties owned, leased or operated by the Loan Parties (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.
(b)    To the best of each Loan Party’s knowledge and belief, such knowledge and belief being that of a reasonable person who had conducted due diligence and good faith inquiry, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect, the Properties and all operations at the Properties are in compliance in all material respects, and have, for the lesser of the last five (5) years or for the duration of their ownership, lease, or operation by Loan Parties, been in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by Loan Parties (the “Business”) which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof. All Environmental Permits necessary in connection with the ownership and operation of each Loan Party’s business have been obtained and are in full force and effect, except where any such non-compliance or failure to obtain and maintain in full force and effect (individually or in the aggregate) has not had and is not reasonably likely to result in a Material Adverse Effect.
(c)    No Loan Party has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor do the Loan Parties have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.
(d)    To the best of each Loan Party’s knowledge and belief, such knowledge and belief being that of a reasonable person who had conducted due diligence and good faith inquiry, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.
(e)    No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Loan Party, threatened, under any Environmental Law to which any Loan Party is or will be named as a party with respect to any of the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.
(f)    There has been no release or threat of release of Materials of Environmental Concern at or from any of the Properties, or arising from or related to the operations of any Loan Party in connection with any of the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.
5.23    AML Laws; Anti-Corruption Laws and Sanctions. Each of the Loan Parties has implemented and maintains in effect policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions. None of (a) any Loan Party, any Subsidiary of a Loan Party, any of their respective directors or officers, or, to the knowledge of any Borrower, any of their respective employees or Affiliates or (b) to the knowledge of any Borrower, any Additional Account Party (that is not a Subsidiary of a Loan Party), or any agent of any Loan Party or any Subsidiary of a Loan Party or other Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or (ii) is in violation of AML Laws, Anti-Corruption Laws or Sanctions. No Loan, Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any person participating in the transactions contemplated by this agreement (including, without limitation, any Additional Account Party), whether as lender, borrower, guarantor, agent or otherwise. Each Borrower represents that none of any Loan Party, any Subsidiary of a Loan Party, or, to the knowledge of the Borrower, any other Affiliate has engaged or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country in violation of Sanctions.
5.24    Beneficial Ownership Certification. As of (a) the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 6.1(w)(ii) is true and correct in all respects and (b) the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 6.2(f) or Section 7.13(a) is true and correct in all respects.
5.25    EEA Financial Institution. No Loan Party is an EEA Financial Institution.

SECTION 6.    CONDITIONS PRECEDENT
6.1    Conditions to Closing Date. WITHOUT LIMITING THE UNCOMMITTED NATURE OF THE UNCOMMITTED TRANCHE, the effectiveness of the amendment and restatement of the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement) is subject to the satisfaction of the following conditions precedent:
(a)    Loan Documents. The Administrative Agent shall have received:
(i)    this Agreement, executed and delivered by a duly authorized officer of each Borrower;
(ii)    for each Committed Lender requesting the same, a Note of the Borrowers substantially in the form of Exhibit A-1 and conforming to the requirements hereof and executed by a duly authorized officer of each Borrower;
(iii)    for each Uncommitted Lender requesting the same, a Note of the Borrowers substantially in the form of Exhibit A-2 and conforming to the requirements hereof and executed by a duly authorized officer of each Borrower;
(iv)    for each Committed Swing Line Lender requesting the same, a Note of the Borrowers substantially in the form of Exhibit A-3 and conforming to the requirements hereof and executed by a duly authorized officer of each Borrower.
(v)    for each Uncommitted Swing Line Lender requesting the same, a Note of the Borrowers substantially in the form of Exhibit A-4 and conforming to the requirements hereof and executed by a duly authorized officer of each Borrower;
(vi)    for the Daylight Overdraft Lender requesting the same, a Note of the Borrowers substantially in the form of Exhibit A-5 and conforming to the requirements hereof and executed by a duly authorized officer of each Borrower; and
(vii)    the Pledge Agreement, executed and delivered by a duly authorized officer of each party thereto;
(viii)    the U.S. Security Agreement, executed and delivered by a duly authorized officer of each party thereto;
(ix)    the Canadian Security Agreement, executed and delivered by a duly authorized officer of each party thereto;
(x)    the Perfection Certificate, executed and delivered by a duly authorized officer of each Loan Party;
(xi)    each of the terminations and amendments to the applicable Account Control Agreements necessary to effectuate the transactions contemplated hereby to occur on the Closing Date, executed and delivered by a duly authorized officer of each party thereto; and
(xii)    the Intercompany Subordination Agreement, executed and delivered by a duly authorized officer of each party thereto.

(b)    Compliance Certificate. The Administrative Agent shall have received a certificate, executed and delivered by a duly authorized officer of Borrowers’ Agent, certifying that the Loan Parties are and will be in compliance with the each of the covenants set forth in Section 8.1, on a pro forma basis, as of the Closing Date.
(c)    (Reserved).
(d)    Secretary’s Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party, or, if applicable, of the general partner or managing member or members of such Loan Party, on behalf of such Loan Party.
(e)    Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or analogous body) of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified on behalf of such Loan Party by the Secretary or an Assistant Secretary of such Loan Party, or, if applicable, of the general partner or managing member or members of such Loan Party, as of the Closing Date, which certification shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 6.1(d), shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.
(f)    Incumbency Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party or, if applicable, of the general partner or managing member or members of such Loan Party, executing any Loan Document, or having authorization to execute any certificate, notice or other submission required to be delivered to the Administrative Agent or a Lender pursuant to this Agreement, which certificate shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 6.1(d), shall be reasonably satisfactory in form and substance to the Administrative Agent, and shall be executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party, or, if applicable, of the general partner or managing member or members of such Loan Party, on behalf of such Loan Party.
(g)    Organizational Documents. The Administrative Agent shall have received true and complete copies of the Governing Documents of each Loan Party, certified as of the Closing Date as complete copies thereof by the Secretary or an Assistant Secretary of such Loan Party, or, if applicable, of the general partner or managing member or members of such Loan Party, on behalf of such Loan Party, which certification shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 6.1(d) and shall be in form and substance reasonably satisfactory to the Administrative Agent.

(h)    Good Standing Certificates. The Administrative Agent shall have received certificates (long form, if available) dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing, or equivalent under other law, of each Loan Party (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.
(i)    Consents, Licenses and Approvals. The Administrative Agent shall have received a certificate of a Responsible Person of the Borrowers’ Agent either (i) attaching copies of all consents, authorizations and filings referred to in Section 5.4, and stating that such consents, licenses and filings are in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.
(j)    Responsible Persons’ Certificates. The Administrative Agent shall have received a certificate signed by a Responsible Person of each Loan Party, stating on behalf of such Loan Party that:
(i)    the representations and warranties contained in any Loan Document are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects) on and as of such date, as though made on and as of such date;
(ii)    no Default or Event of Default exists; and
(iii)    there has not occurred since December 31, 2024, an event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(k)    Solvency Certificate. The Administrative Agent shall have received a certificate signed by the chief financial officer of the Borrowers’ Agent, stating that, after giving effect to the amendment and restatement of the Existing Credit Agreement as provided herein and the borrowing, or continuation, of the Loans to be made on the Closing Date and the application of the proceeds thereof, representations set forth in Section 5.20 hereof shall be true and correct with respect to the Borrowers and the other Loan Parties.
(l)    Fees. The Administrative Agent and the Lenders shall have received the fees (including reasonable and documented fees, disbursements and other charges of counsel to the Joint Lead Arrangers and the Agents) to be received on the Closing Date referred to herein (including, without duplication, as set forth in the Fee Letter), together with such other fees and interest as agreed between the Borrowers’ Agent and the Administrative Agent.
(m)    Legal Opinions. The Joint Lead Arrangers and Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinions of (i) Sidley Austin LLP, counsel to the Loan Parties, (ii) Bennett Jones LLP, Canadian counsel to the Loan Parties and (iii) internal counsel of the Loan Parties, in each case, in form and substance acceptable to the Administrative Agent. Such legal opinions shall cover such other matters incidental to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.
(n)    Borrowing Base Report; Position, Exposure and Marked-to-Market Report. The Administrative Agent shall have received the most recent Borrowing Base Report and Position, Exposure and Marked-to-Market Report required pursuant to the terms of the Existing Credit Agreement, reasonably satisfactory in form and substance to the Administrative Agent, and executed by a Responsible Person of the Borrowers’ Agent.
(o)    Collateral and Risk Management Practices Review. The Administrative Agent and each Lender shall have received copies of a collateral and risk management practices review, in form and substance reasonably satisfactory, of all of the assets of the Borrowing Base Parties that comprise each asset category set forth in the definitions of “Borrowing Base” prepared by the Administrative Agent’s internal collateral review team.
(p)    Existing Risk Management Policy. The Administrative Agent and the Lenders shall have received a copy of the existing Risk Management Policy, duly approved by the Board of Managers of TERM, which shall include position limits, outright volumetric limits, location basis spreads and other limits and shall be in form and substance reasonably satisfactory to the Administrative Agent.
(q)    Lien Searches. The Administrative Agent and the Lenders shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, and all customary judgment and tax Lien searches for financing transactions of this nature in all applicable jurisdictions, which may have been filed with respect to personal property of the Loan Parties, and the results of such search shall be reasonably satisfactory to the Administrative Agent.
(r)    Actions to Perfect Liens. All filings, recordings, registrations and other actions, including, without limitation, the filing of financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect, or continue the perfection of, the Liens created by the Security Documents shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.
(s)    Pledged Collateral; Stock Powers; Pledged Interests; Pledged Notes; Pledged Chattel Paper. The Collateral Agent shall have received:
(i)    the certificates representing the shares or other equity interests pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate, executed in blank by a duly authorized officer of the pledgor thereof;
(ii)    all promissory notes, if any, and other instruments pledged pursuant to the Pledge Agreement, each endorsed in blank by a duly authorized officer of the pledgor thereof; and
(iii)    the original counterpart of all chattel paper, if any, pledged pursuant to any Security Agreement, duly endorsed in a manner satisfactory to the Collateral Agent and containing a legend, if required by the Collateral Agent, that it is the original counterpart of such chattel paper.
(t)    Pledge Acknowledgments. Each Issuer (as defined in the Pledge Agreement) referred to in the Pledge Agreement shall have delivered an acknowledgement of and consent to such Pledge Agreement, executed by a duly authorized officer of such Issuer, in substantially the form appended to such Pledge Agreement.
(u)    Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements and related materials listed in Section 5.1.
(v)    Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section 7.5 hereof and Section 5(q) of the U.S. Security Agreements shall have been satisfied, other than such evidence permitted to be provided after the Closing Date as set forth on Schedule 7.16.
(w)    PATRIOT Act; Beneficial Ownership Certification. The Administrative Agent and the Lenders shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date:
(x)    all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and (ii) a Beneficial Ownership Certification in relation to each Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
6.2    Conditions to Each Credit Extension. WITHOUT LIMITING THE UNCOMMITTED NATURE OF THE UNCOMMITTED TRANCHE, the agreement of each Lender to make any Loan requested to be made by such Lender on any date (including, without limitation, its initial Loan, if any) and the agreement of the Issuing Lenders to issue, amend, renew or provide any Letter of Credit (including, without limitation, the initial Letters of Credit, if any) is subject to the satisfaction of the following conditions precedent:
(a)    Borrowing Notice. The Administrative Agent shall have received a Borrowing Notice or Letter of Credit Request pursuant to Section 2.4 or Section 3.2, as the case may be.
(b)    Representations and Warranties. Each of the representations and warranties made by the Borrowers and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of such date as if such representation and warranty was made on and as of such date, except to the extent any such representation and warranty relates solely to a specified prior date, in which case such representation and warranty shall be true and correct in all material respects as of such specified date.
(c)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(d)    Borrowing Base Report. The Administrative Agent shall have timely received a Borrowing Base Report for the most recent period for which such Borrowing Base Report is required to be delivered in accordance with Section 7.2(c).
(e)    Borrowing Availability. After giving effect to such extension of credit requested to be made on such date, (i) the Total Extensions of Credit shall not exceed the Borrowing Base as of such date, (ii) the Total Extensions of Credit shall not exceed the Maximum Amount then in effect, (iii) the Total Committed Extensions of Credit shall not exceed the Committed Tranche Maximum Amount then in effect; (iv) the Total Uncommitted Extensions of Credit shall not exceed the Uncommitted Tranche Maximum Amount then in effect; and (iv) such Extension of Credit shall not result in any Applicable Limit being exceeded, and in the case of each such extension of credit, the Administrative Agent shall have received a certificate of a Responsible Person of the Borrowers’ Agent (such certification, the “Availability Certification”) stating that the statements in this Section 6.2(e) are true and correct as of such date, which such Availability Certification shall be contained in the applicable Borrowing Notice or Letter of Credit Request.
(f)    Additional Beneficial Ownership Certifications. At least five (5) days prior to any Letter of Credit Request to issue a Project Letter of Credit to the account of any Borrower on behalf of any joint venture or Unrestricted Subsidiary, or to issue any Letter of Credit to the account of any Additional Account Party, such Borrower shall cause any such joint venture or Unrestricted Subsidiary or such Additional Account Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has not previously delivered a Beneficial Ownership Certification to deliver a Beneficial Ownership Certification in relation to such joint venture, Unrestricted Subsidiary or Additional Account Party, as applicable, to the Administrative Agent, the applicable Issuing Lender and the Lenders.
Each borrowing by and issuance, amendment or renewal of a Letter of Credit on behalf of any Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date thereof that the conditions contained in this Section 6.2 have been satisfied.

SECTION 7.    AFFIRMATIVE COVENANTS
The Loan Parties hereby jointly and severally agree that, so long as any of the Commitments or Uncommitted Tranche Portions remain in effect, any Letter of Credit remains outstanding that has not been Cash Collateralized or any amount is owing to any Lender or the Agents hereunder or under any other Loan Document (except contingent indemnification and expense reimbursement obligations for which no claim has been made), each Loan Party shall, and shall cause its Restricted Subsidiaries to:
7.1    Financial Statements. Furnish to the Administrative Agent (for distribution to each Lender):
(a)    as soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Loan Parties and their Subsidiaries, a copy of:
(i)    the audited combined, consolidated balance sheet of the Loan Parties and their Subsidiaries as at the end of such year and the related combined, consolidated statements of income, retained earnings and cash flows for such year, prepared in accordance with the Accounting Standards then in effect and setting forth in each case, in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing acceptable to the Administrative Agent in its sole discretion (including a footnote, or other acceptable message from such accountants, that addresses the fair value of inventory as it relates to cost on such financial statements); and
(ii)    the unaudited combined, consolidated and consolidating balance sheet of the Loan Parties and their Subsidiaries as at the end of such year and the related unaudited combined, consolidated and consolidating statements of income and combined, consolidated statement of cash flows for such year, prepared in accordance with the Accounting Standards then in effect adjusted on an Economic Basis and setting forth in each case, in comparative form the figures for the previous year, certified by a Responsible Person of the Borrowers’ Agent as being fairly presented in all material respects (subject to the absence of footnotes), together with a Reconciliation Summary; provided, that financial statements and a Reconciliation Summary are only required to be delivered pursuant to this Section 7.1(a)(ii) for any fiscal year if such financial statements would show information that could reasonably be expected to be materially different than the information provided pursuant to Section 7.1(b) for the period ending December 31 of such fiscal year; and
(b)    as soon as available, but in any event not later than forty-five (45) days after the end of each calendar month (or, if such month is December, sixty (60) days after the end of such calendar month), the unaudited combined, consolidated and consolidating balance sheet of the Loan Parties and their Subsidiaries as at the end of such calendar month and the related unaudited combined, consolidated and consolidating statements of income and combined, consolidated statement of cash flows for such calendar month and the portion of the fiscal year through the end of such calendar month, prepared in accordance with the Accounting Standards then in effect (other than with respect to statements of cash flows) and such Accounting

Standards adjusted on an Economic Basis, in each case, certified by a Responsible Person of the Borrowers’ Agent as being fairly presented in all material respects (subject to normal year-end audit adjustments and the absence of footnotes), together with a Reconciliation Summary.
All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and, except as noted herein, in accordance with the Accounting Standards then in effect or the Accounting Standards then in effect adjusted on an Economic Basis, as applicable, applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).
7.2    Certificates; Other Information. Furnish to the Administrative Agent (for distribution to the Lenders, including, without limitation, if requested by a Lender, through posting on the Platform):
(a)    concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating in substance that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default arising out of the financial covenants in Section 8.1, except as specified in such certificate;
(b)    concurrently with the delivery of the financial statements referred to in (i) Section 7.1(a) and (ii) Sections 7.1(b), a compliance certificate of a Responsible Person of the Borrowers’ Agent substantially in the form of Exhibit O (such a certificate, a “Compliance Certificate”), (A) stating that to the best of such Person’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements and satisfied every condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Person has obtained no knowledge of any Default or Event of Default, in each case except as specified in such certificate and (B) showing in detail the calculations supporting such Person’s certification of the Loan Parties’ compliance with the requirements of Sections 8.1(a), (b), (c) and 8.1(d); provided, that a Compliance Certificate is only required to be delivered pursuant to clause (i) of this Section 7.2(b) if requested by the Administrative Agent in its sole discretion;
(c)    within five (5) Business Days after the 15th day of each month and the final day of each month, a Borrowing Base Report for the Loan Parties dated the 15th day of such month or the final day of such month, as applicable, unless Borrowing Base Availability is less than or equal to $50,000,000, in which event the Borrowing Base Report must be delivered weekly within three (3) Business Days from the Friday of each week or, if such day is not a Business Day, the closest Business Day thereto until two consecutive weekly Borrowing Base Reports demonstrate the Borrowing Base Availability for each of the two consecutive weeks exceeded $50,000,000, at which point the Borrowing Base Reports will be due semi-monthly as initially described in this Section 7.2(c); provided that, in the event that the Loan Parties are obligated to deliver both such weekly Borrowing Base Report and such semi-monthly Borrowing Base Report during the same calendar week, only the semi-monthly Borrowing Base Report shall be required;

(d)    on the third Business Day of each week, the Borrowers’ Position, Exposure and Marked-to-Market Report as of the Friday of the previous week in form acceptable to the Administrative Agent and the Lenders, as of the preceding Friday, certified by the Borrowers’ Agent; provided that, the Loan Parties shall not be required to deliver a weekly Position, Exposure and Marked-to-Market Report as described in this Section 7.2(d) with respect to any week during which the last Business Day of a calendar month falls;
(e)    if any such report described in clauses (b), (c), (d) or (g) above is not reasonably satisfactory in form and substance to the Administrative Agent, the Borrowers’ Agent shall promptly deliver such supplemental information as the Administrative Agent may reasonably request;
(f)    concurrently with the delivery of the financial statements referred to in (i) Section 7.1(a) or (ii) Section 7.1(b), a written briefing on any material overdue Accounts Receivable or any other impairment in the value of the assets of the Loan Parties;
(g)    within five (5) Business Days after the end of each calendar month, a summary Position, Exposure and Marked-to-Market Report dated the last Business Day of such calendar month, by commodity, location and time;
(h)    a combined, consolidated budget for each fiscal year prepared with respect to the Loan Parties and their Subsidiaries and approved by the Board of Managers of TERM (including a projected combined, consolidated cash flow statement and combined, consolidated profit and loss account of the financial position of the Loan Parties and their Subsidiaries as of the end of such fiscal year), within sixty (60) days of the beginning of such fiscal year; and
(i)    promptly, such additional financial and other information regarding the Loan Parties as any Lender may from time to time reasonably request.
7.3    Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with the Accounting Standards then in effect with respect thereto have been provided on its books.
7.4    Conduct of Business and Maintenance of Existence. (i) Continue to engage in business of the same general type as now conducted by it or as described in Section 8.13 and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 8.4 or where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (ii) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) maintain in effect and enforce policies and procedures designed to ensure compliance by each Loan Party, each Subsidiary of a Loan Party and their respective directors, officers, employees and agents with Anti-Corruption Laws, AML Laws and applicable Sanctions.

7.5    Maintenance of Property; Insurance. (i) Keep all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted); (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, which insurance shall name the Collateral Agent for the ratable benefit of the Secured Parties as loss payee, in the case of property or casualty insurance, and as an additional insured, in the case of liability insurance, as its interests may appear; (iii) furnish to the Collateral Agent (for distribution to the Lenders through posting on the Platform), upon request, full information as to the insurance carried, a copy of the underlying policy, the related cover note and all addendums thereto; and (iv) promptly pay all insurance premiums.
7.6    Inspection of Property; Books and Records; Discussions. At the sole expense of the Loan Parties: (i) keep proper books of records and accounts in which complete and correct entries in conformity with the Accounting Standards then in effect and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) permit representatives of the Administrative Agent and the Lenders (x) to visit and inspect any of its properties, and examine and make abstracts from any of its books and records upon reasonable notice during normal business hours and as often as may reasonably be desired; provided that, (A) during the continuance of an Event of Default, such visits and inspections may occur at any time during normal business hours and (B) the Loan Parties shall not be responsible for the costs for more than two visits or inspections in any calendar year unless an Event of Default exists and (y) to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers and employees of the Loan Parties and with its independent certified public accountants to the extent consistent with the national policies of such independent certified public accountants, upon reasonable notice during normal business hours. Information obtained by the Administrative Agent pursuant to this Section 7.6 shall be shared with a Lender upon the request of such Lender.
7.7    Notices. Promptly (and, with respect to Section 7.7(k) within three (3) Business Days) give notice to the Administrative Agent (for distribution to the Lenders, including, without limitation, if requested by a Lender, through posting on the Platform) of:
(a)    the occurrence of any Default or Event of Default;
(b)    any (i) default or event of default under any Contractual Obligation of any Loan Party or (ii) litigation, investigation or proceeding which may exist at any time between any Loan Party and any Governmental Authority, which in either case could reasonably be expected to have a Material Adverse Effect;
(c)    any litigation or proceeding affecting any Loan Party in which the amount involved is $2,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;
(d)    the following events, as soon as possible and in any event within 30 days after the Loan Parties know or should have reason to know thereof: (i) (A) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, (B) a failure to make any required contribution to a Plan when such contributions have become due, the creation of any Lien in favor of the PBGC or a Plan or (C) any withdrawal from, or the termination, Critical Status or Insolvency of, any Multiemployer Plan, in which any Borrower or any other Loan Party is reasonably expected to have a liability in excess of $5,000,000 or (ii) the institution of proceedings or the taking of any other action by the PBGC to terminate any Single Employer Plan;
(e)    any time at which the Total Extensions of Credit exceeds the Borrowing Base;
(f)    any Extension of Credit resulting in any Applicable Limit being exceed;
(g)    the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created by the Security Documents;
(h)    any Lien on, or claim asserted against, any of the Collateral (other than Liens created hereby or Liens permitted on Collateral pursuant to Section 8.3);
(i)    any development or event which could reasonably be expected to have a Material Adverse Effect;
(j)    any designation by the Borrowers’ Agent of a Subsidiary as an Unrestricted Subsidiary, or of an Unrestricted Subsidiary as a Restricted Subsidiary, pursuant to the definition of “Unrestricted Subsidiary”;
(k)    the receipt by any Borrowing Base Party of notice from a counterparty under a Storage/Transportation Contract that is included in the then applicable Borrowing Base that such counterparty is closing-out, liquidating or otherwise terminating such Storage/Transportation Contract or intends to do so after the expiration of any relevant cure or grace period;
(l)    any change in the information provided in any Beneficial Ownership Certification delivered pursuant to Section 6.1(w)(ii), 6.2(f) or 7.13(a)(iv) that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and
(m)    no later than thirty (30) calendar days prior to the proposed effectiveness thereof (or such later date as the Administrative Agent may agree in its reasonable discretion), any proposed change in the Accounting Standards of the Loan Parties from GAAP to IFRS.
Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Person setting forth details of the occurrence referred to therein and stating what action the Loan Parties propose to take with respect thereto.
7.8    Environmental Laws.
(a)    Comply with, and direct compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and direct all tenants and subtenants to obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b)    Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.
7.9    Periodic Review of Borrowing Base Assets. Permit the Administrative Agent or any other designee of the Administrative Agent to perform, or to have an independent inspector mutually reasonably acceptable to the Borrowers’ Agent and the Required Lenders perform, a periodic due diligence inspection, test and review of all of the assets of the Borrowing Base Parties that comprise each asset category set forth in the definitions of “Borrowing Base” on a mutually convenient Business Day once during each twelve (12) month period following the Closing Date, the results of which shall be reasonably satisfactory to the Administrative Agent in all material respects and provided by the Administrative Agent to each Lender; provided, however, the Administrative Agent or any other designee of the Administrative Agent shall be entitled to perform additional due diligence inspections, tests and reviews of such inventory and accounts receivable on Business Days at any time and/or frequency that the Administrative Agent or the Required Lenders deem necessary at any time during the occurrence and continuance of an Event of Default; provided further that the expense of all such due diligence inspections, tests and reviews shall be borne exclusively by the Borrowers.
7.10    Risk Management Policy.
(a)    (i) On and after the Closing Date, keep the Risk Management Policy in full force and effect and (ii) at all times, in accordance with the Risk Management Policy, conduct its business in material compliance with the Risk Management Policy (including, without limitation, with respect to each stop-loss and position limit set forth therein).
(b)    The Borrowers’ Agent shall provide at least ten (10) Business Days prior written notice to the Administrative Agent (for distribution to the Lenders through posting on the Platform) of any proposed amendment, modification, supplement or other change to the Risk Management Policy, which proposed amendment, modification, supplement or other change must be approved by the Administrative Agent and the Required Lenders (or, if required pursuant to Section 11.1(b)(viii), the Supermajority Lenders) if it relates to modifications to credit limits (including, without limitation, the “Standard Credit Limit Matrix” as defined and outlined therein) open or stop-loss position limits, or contract or commodity traded limits. The Borrowers’ Agent shall provide to the Administrative Agent (for distribution to the Lenders, including, without limitation, if requested by a Lender, through posting on the Platform), within ten (10) days of the effectiveness of any such amendment, modification, supplement or other change, such revised Risk Management Policy in its entirety.
7.11    Collections of Accounts Receivable. Pursuant to and in accordance with Section 3(c) of each of the U.S. Security Agreement and the Canadian Security Agreement and any similar provision in any other Security Agreement (i) instruct each Account Debtor of an Account Receivable to make all payments to the Loan Parties in respect of such Account Receivable to a

Controlled Account, (ii) with respect to any items sent directly to a Loan Party by an Account Debtor, hold such items in trust for the Secured Parties and promptly deposit such items into a Controlled Account and (iii) otherwise comply with Section 3 of each of the U.S. Security Agreement and the Canadian Security Agreement and any other similar section regarding Accounts Receivable, material Contractual Obligation and Forward Contracts in any other Security Agreement.
7.12    Taxes. Each Loan Party and each of its Restricted Subsidiaries shall timely file or cause to be filed all income, franchise and other material Tax returns required to be filed by it and shall timely pay all income, franchise and other material Taxes due and payable by it or imposed with respect to any of its property and all other material fees or other charges imposed on it or any of its property by any Governmental Authority (other than any Taxes the amount or validity of which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with the Accounting Standards then in effect have been provided on the books of such Loan Party).
7.13    Additional Collateral; Closing Date Collateral.
(a)    With respect to any new Restricted Subsidiary created or acquired after the Closing Date by any Loan Party, such Loan Party shall, promptly and, in any event, within thirty (30) days after the creation or acquisition of such Restricted Subsidiary (unless such time period has been extended by the Administrative Agent in its sole discretion):
(i)    cause such Restricted Subsidiary to become party to the applicable Security Documents;
(ii)    cause such Restricted Subsidiary to execute and deliver a Guarantee;
(iii)    if any Borrower or any other Loan Party holds any Capital Stock of such Restricted Subsidiary, (A) execute and deliver to the Collateral Agent such pledge agreements or addenda to the Pledge Agreement, each in form and substance satisfactory to the Collateral Agent, (B) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Borrower or such Loan Party, as the case may be, and (C) take such other action as shall be necessary or advisable (including, without limitation, the filing of financing statements on Form UCC-1 and the delivery of pledge agreements under the local law of the jurisdiction of organization of such new Restricted Subsidiary) in order to perfect the pledge of all of the Capital Stock of such Restricted Subsidiary in favor of the Collateral Agent for the benefit of the Secured Parties;
(iv)    cause (A) such Restricted Subsidiary to deliver to the Administrative Agent and the Lenders all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (B) any such Restricted Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has not previously delivered a Beneficial Ownership Certification to deliver a Beneficial Ownership Certification to the Administrative Agent and the Lenders;

(v)    take such actions necessary or advisable to:
(A)    grant in favor of the Collateral Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable Lien in all right, title and interest of such Restricted Subsidiary in the Collateral of such Restricted Subsidiary, and cause such Lien described in this Section 7.13(a)(v) to be a Perfected First Lien on all right, title and interest of such Collateral which can be perfected by the filing of a Uniform Commercial Code financing statement, subject to the existence and priority of any Permitted Liens;
(B)    cause any Collateral of such Restricted Subsidiary to be subject to a Perfected First Lien at such time, subject to the existence and, in the case of such Liens which are Permitted Borrowing Base Liens, the priority of any Permitted Liens;
(C)    cause an Account Control Agreement for each Deposit Account, Securities Account and Commodity Account (other than, in each case, an Excluded Account) of such Restricted Subsidiary to be executed and delivered by such Restricted Subsidiary and the bank, broker or other Person maintaining such Deposit Account, Securities Account or Commodity Account to the extent required by any Security Agreement;
(D)    cause each such Restricted Subsidiary (and Restricted Subsidiaries of such Restricted Subsidiary) (each, a “New Subsidiary”, and collectively, the “New Subsidiaries”) to (x) with respect to each domestic New Subsidiary, promptly (i) execute and deliver to the Collateral Agent the addenda required by Section 23 of the Pledge Agreement to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien in the Capital Stock owned or to be owned by such New Subsidiary and cause such Lien to be a Perfected First Lien, (ii) deliver, pursuant to Section 5(e) of the Pledge Agreement, updated schedules to the Pledge Agreement reflecting the Capital Stock of each such New Subsidiary that is owned, directly or indirectly, by such Loan Party and (iii) deliver to the Collateral Agent the certificates representing such Capital Stock, if any, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of each such New Subsidiary and (y) with respect to each non-domestic New Subsidiary, to promptly execute and deliver to the Administrative Agent a local law pledge agreement and any Capital Stock in connection therewith, in each case, in form and substance reasonably satisfactory to the Administrative Agent; and
(E)    for Collateral of such Restricted Subsidiary located outside of the United States and included in the Borrowing Base and if otherwise reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(vi)    deliver to the Administrative Agent, upon request, legal opinions of one or more counsel to the Borrowers, any other Loan Party and such additional Restricted Subsidiary addressing such matters as the Administrative Agent may reasonably request and as is customary opinion practice, including, without limitation, the enforceability of each Security Document to which such additional Restricted Subsidiary becomes a party and the pledge of the Capital Stock of such Restricted Subsidiary, and the creation, validity and perfection of the Liens so granted by such Restricted Subsidiary and the Borrowers and/or other Loan Parties to the Collateral Agent for the benefit of the Lenders.
(b)    (i) With respect to any fee simple or material leasehold estate in real property having a value equal to or in excess of $2,000,000 of any of the Loan Parties located in the United States, including pipelines, as of the Closing Date or with respect to any such property acquired by any Loan Party after the Closing Date, the applicable Loan Party shall, upon the request of the Administrative Agent, prepare, execute and deliver a mortgage or deed of trust, as applicable, in form and substance reasonably acceptable to the Collateral Agent together with any Form UCC-1 financing statements required by the Collateral Agent, and with respect to any fee simple or leasehold estate in real property of any of the Loan Parties located outside the United States, the applicable Loan Party shall prepare, execute and deliver all mortgage or security documentation determined by the Collateral Agent to be sufficient to create and/or perfect a Lien in favor of the Collateral Agent on such real property; (ii) with respect to any fee simple or material leasehold estate in real property having a value equal to or in excess of $2,000,000 of any of the Loan Parties located in the United States subject to a Lien in favor of the Collateral Agent, the applicable Loan Party shall, upon the request of the Administrative Agent, cause such Loan Party to deliver a mortgagee’s title insurance policy, survey of such real property and flood determinations, and if necessary, evidence of flood insurance, in each case in form and substance reasonably satisfactory to the Collateral Agent, and (iii) upon the request of the Administrative Agent, the Borrowers shall deliver legal opinions of one or more counsel to the applicable Loan Party with respect to each mortgage, deed of trust and collateral document (in each case, covering real property having a value equal to or in excess of $2,000,000), addressing such matters as the Administrative Agent may reasonably request and is customary opinion practice, including, without limitation, the enforceability of such Security Documents, and the creation, validity and perfection of the Liens so granted by the applicable Loan Party.
(c)    Upon request of the Administrative Agent with respect to one or more real properties subject to a Lien in favor of the Collateral Agent, the Loan Parties shall promptly order and, upon completion, provide the Administrative Agent, environmental reports, having a scope and prepared by a Person satisfactory to the Administrative Agent, and which such Person shall have confirmed in writing that the Administrative Agent and the Lenders shall be entitled to rely upon, with respect to each of the Properties, and such environmental reports shall be in form and substance satisfactory to the Administrative Agent.
(d)    Each Loan Party shall promptly upon request by any Agent (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as such Agent may deem necessary or desirable from time to time in order to

(A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder or (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which a Loan Party is or is to be a party.
7.14    Use of Proceeds. Use the entire amount of the proceeds of the Loans and the Letters of Credit as set forth in Section 5.21.
7.15    Cash Management. Maintain all of the Pledged Accounts of the Loan Parties at a Cash Management Bank.
7.16    Post-Closing Covenant. Take each of the actions described on Schedule 7.16, in each case in the manner and by the dates set forth thereon or such later date as may be agreed to by the Administrative Agent in its sole discretion.

SECTION 8.    NEGATIVE COVENANTS
The Borrowers hereby jointly and severally agree that, so long as any of the Commitments or Uncommitted Tranche Portions remain in effect, any Letter of Credit remains outstanding that has not been Cash Collateralized or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document (except contingent indemnification and expense reimbursement obligations for which no claim has been made), no Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
8.1    Financial Condition Covenants.
(a)    Minimum Consolidated Net Working Capital. Permit, as of the last day of any calendar month, the Consolidated Net Working Capital to be less than the Minimum Consolidated Net Working Capital Amount applicable as of such day in accordance with the definitions thereof.
(b)    Minimum Consolidated Tangible Net Worth. Permit, as of the last day of any calendar month, Consolidated Tangible Net Worth to be less than the Minimum Consolidated Tangible Net Worth applicable as of such day in accordance with the definitions thereof.
(c)    Maximum Consolidated Leverage Ratio. Permit, as of the last day of any calendar month, the Consolidated Leverage Ratio to exceed the Maximum Consolidated Leverage Ratio applicable as of such day in accordance with the definition thereof.
(d)    ST Consolidated Tangible Net Worth. Permit, as of the last day of any calendar month, the ST Consolidated Tangible Net Worth to be less than the greater of (i) 14.5% of the Maximum Amount then in effect and (ii) $145,000,000.

8.2    Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness of such Loan Party under this Agreement and the other Loan Documents;
(b)    Indebtedness in respect of Permitted Repo Agreements;
(c)    Indebtedness in respect of Financing Leases in an aggregate principal amount outstanding at any time not to exceed $5,000,000;
(d)    Subordinated Indebtedness or Intercompany Subordinated Indebtedness;
(e)    Indebtedness outstanding on the date hereof and listed on Schedule 8.2, or any refinancings, refundings, renewals or extensions thereof (such refinanced, refunded, renewed or extended Indebtedness, “Permitted Refinancing Indebtedness”); provided that, (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension, (ii) such refinancing, refunding, renewal or extended Indebtedness shall (A) not have a final maturity prior to the final maturity date of the Indebtedness being refinanced, refunded, renewed or extended and (B) have an average life to maturity equal to or greater than such Indebtedness, (iii) the terms of such refinancing, refunding, renewal or extension shall not be more restrictive than the terms of such Indebtedness, (iv) any guarantee entered into in connection with such refinancing, refunding, renewal or extension that is not a refinancing of an existing guarantee of such Indebtedness shall not be permitted under this Section 8.2(e) and (v) if the Indebtedness being refinanced, refunded, renewed or extended is subordinated, such Permitted Refinancing Indebtedness shall be subordinated to at least the same extent, and on terms at least as favorable to the Lenders, as the Indebtedness being refinanced, refunded, renewed or extended;
(f)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided, that such Indebtedness (other than credit or purchase cards) is extinguished within one (1) Business Day after notification to the Borrowers’ Agent of its incurrence;
(g)    Indebtedness under an Approved Accounts Receivable Discounting Program, so long as such Indebtedness does not exceed 100% of the face amount of the Accounts Receivable subject to such Approved Accounts Receivable Discounting Program as of the date of issuance; and
(h)    Indebtedness under a Permitted Prepayment Financing Bilateral Facility; provided that the aggregate principal amount of Indebtedness permitted pursuant to this Section 8.2(h) shall not exceed $150,000,000 at any one time outstanding; provided, that notwithstanding the foregoing, in no event shall any Indebtedness of any Loan Party owed to another Loan Party be permitted unless such Indebtedness constitutes Intercompany Subordinated Indebtedness.
8.3    Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for (each of the following, a “Permitted Lien”, collectively the “Permitted Liens”):

(a)    Liens for taxes, assessments or governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Loan Party, in conformity with the Accounting Standards;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s Liens, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings or which have been bonded over or otherwise adequately secured against;
(c)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(d)    deposits or bonds to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e)    Permitted Borrowing Base Liens;
(f)    Permitted Cash Management Liens;
(g)    easements, rights-of-way, restrictions and other similar title exceptions and encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, secure obligations that do not constitute Indebtedness, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Loan Parties;
(h)    Liens arising from precautionary Uniform Commercial Code financing statements;
(i)    Liens created pursuant to the Security Documents;
(j)    First Purchaser Liens;
(k)    netting and other offset rights granted by any Loan Party to counterparties under Commodity Contracts and Financial Hedging Agreements on or with respect to payment and other obligations owed by such Loan Party to such counterparties;
(l)    Liens arising under Permitted Repo Agreements;
(m)    Liens securing Indebtedness permitting pursuant to Section 8.2(c); provided, that (i) each such Lien shall attach solely to the particular item of property financed by such Indebtedness and (ii) the principal amount of Indebtedness secured thereby shall not exceed the lesser of the cost (including all such Indebtedness secured thereby, whether or not assumed) and the fair market value of such item of property;
(n)    Liens in existence on the Closing Date that are listed, and the property subject thereto described, on Schedule 8.3;
(o)    Liens on cash and short-term investments deposited as collateral by a Loan Party under any Commodity Contract or Financial Hedging Agreement with the counterparty (or counterparties) thereto;

(p)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1(h) or securing appeal or other surety bonds related to such judgments;
(q)    Liens on currency, Cash Equivalents, commodities or Commodity Contracts of the Loan Parties deposited in, or credited to, any Controlled Account that are subject to an Account Control Agreement; provided that, such Liens are specifically permitted by such Account Control Agreement or arise by operation of law;
(r)    (i) Liens on any Accounts Receivable and Related Rights under an Approved Accounts Receivable Discounting Program and (ii) Liens on any Deposit Accounts created in connection with the financing of assets in connection with any Accounts Receivable under an Approved Accounts Receivable Discounting Program; and
(s)    Liens arising under any Permitted Prepayment Financing Bilateral Facility to the extent that such Liens do not secure obligations other than Indebtedness permitted under Section 8.2(h) and such Liens do not cover any Collateral other than Permitted Prepayment Financing Bilateral Facility Collateral.
8.4    Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets of such Loan Party, except for the following, in each case so long as, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing:
(a)    the merger, consolidation, amalgamation or liquidation of any Restricted Subsidiary into any Loan Party in a transaction in which such Loan Party is the surviving or resulting entity;
(b)    the merger, consolidation, amalgamation or liquidation of any Restricted Subsidiary into or with any Restricted Subsidiary; and
(c)    the conveyance, sale, lease, assignment, transfer or disposal of all, or substantially all, of the property, business or assets of a Loan Party to another Loan Party.
8.5    Restricted Payments. Make any distributions of cash or other assets on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares or interests of any class of Capital Stock of any Borrower or any Restricted Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of any Borrower or any Subsidiary of any Borrower (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions, being herein called “Restricted Payments”); provided, that (i) TERM may make a Restricted Payment if the Restricted Payment Conditions have been satisfied at the time of such Restricted Payment and (ii) any Loan Party may make Restricted Payments to any other Loan Party that owns Capital Stock of such Loan Party.
8.6    Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including Accounts Receivable and leasehold interests),

whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell or permit the issuance or sale of any shares or interests of such Restricted Subsidiary’s Capital Stock to any Person other than any Borrower or any wholly owned Restricted Subsidiary, except:
(a)    the sale or other disposition of obsolete or worn out property in the ordinary course of business;
(b)    the sale or other disposition of any property in the ordinary course of business, provided that the aggregate book value of all assets so sold or disposed of (other than asset sales or dispositions permitted pursuant to Section 8.6(a), (c), (d), (e), (f), (g) and (h)) in any period of twelve (12) consecutive months shall not exceed 10% of combined, consolidated total assets of the Loan Parties as at the beginning of such twelve (12) month period;
(c)    the sale of Eligible Commodities in the ordinary course of business;
(d)    sales or other dispositions of Investments permitted under Section 8.8 in the ordinary course of business;
(e)    the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;
(f)    the sale or other disposition of any property, business or assets, not to exceed a fair market value of assets in the amount of $25,000,000 in the aggregate from the Closing Date (and, for the avoidance of doubt, excluding any amounts received from any sale or other disposition previously consented to in writing by the Required Lenders on or prior to the Closing Date and regardless of when such amounts are received by such Loan Party or Restricted Subsidiary); provided, that, for purposes of this Section 8.6(f), the fair market value of any Capital Stock of a Restricted Subsidiary shall be deemed to equal the aggregate fair market value of all of the assets of such Restricted Subsidiary;
(g)    the sale or other disposition of Accounts Receivable and Related Rights under an Approved Accounts Receivable Discounting Program pursuant to the terms and conditions of this Agreement, including Section 11.5(d); and
(h)    the sale or other disposition of any Forward Contracts and the Futures Contracts, Commodity OTC Agreements and/or other hedging contracts related thereto (each such sale or disposition pursuant to this Section 8.6(h), a “Forward Contract Specified Disposition”), not to exceed a fair market value of such Forward Contracts and related Futures Contracts, Commodity OTC Agreements and/or other hedging contracts in the amount of $40,000,000 in the aggregate from the Closing Date (and, for the avoidance of doubt, excluding any amounts received from any sale or other disposition previously consented to in writing by the Required Lenders on or prior to the Closing Date and regardless of when such amounts are received by such Loan Party or Restricted Subsidiary); provided that, no such Forward Contract Specified Disposition shall be permitted unless the Forward Contract Specified Disposition Conditions are satisfied at the time of such proposed Forward Contract Specified Disposition.

8.7    Limitation on Capital Expenditures. Make or commit to make (by way of an acquisition of securities of a Person or otherwise) any Capital Expenditures by any Loan Party or any of their Restricted Subsidiaries, except:
(a)    Capital Expenditures in an amount not in excess of, with respect to all such Persons in the aggregate, from the Closing Date, the lesser of (A) $10,000,000 and (B) an amount equal to $15,000,000 minus the amount of any outstanding Investments made after the Closing Date pursuant to Section 8.8(i); and
(b)    Capital Expenditures in an amount not in excess of, with respect to all such Persons in the aggregate, the then Available Contribution Basket Amount in the aggregate from the Closing Date.
8.8    Limitation on Investments, Loans and Advances. Make any Investment in any Person (including a designation of a Restricted Subsidiary as an Unrestricted Subsidiary), except:
(a)    extensions of trade credit in the ordinary course of business (including, for the avoidance of doubt, ordinary course extensions of credit under Commodity Contracts and Financial Hedging Agreements made in accordance with the Risk Management Policy);
(b)    Investments in Cash Equivalents;
(c)    Investments by any (i) Loan Party in any other Loan Party and (ii) Loan Party in any Unrestricted Subsidiary (or constituting a designation of a Restricted Subsidiary as an Unrestricted Subsidiary) not to exceed $35,000,000 in the aggregate from the Closing Date;
(d)    Investments consisting of cash and Cash Equivalents posted as collateral to satisfy margin requirements with counterparties of Commodity Contracts or Financial Hedging Agreements of any Borrower or its Restricted Subsidiaries;
(e)    Investments consisting of loans and advances to employees (x) for moving, entertainment, travel and other similar expenses in the ordinary course of business and (y) for the purchase of common stock and options; provided that (i) the aggregate amount of all Investments permitted pursuant to this Section 8.8(e) outstanding at any time shall not exceed $4,000,000, (ii) no Default or Event of Default shall have occurred and be continuing and the making of such loans and advances shall not result in a Default or Event of Default, and (iii) such loans or advances to employees shall mature no later than one (1) year after the date of issuance thereof;
(f)    Investments (including debt obligations and equity securities) received in connection with the bankruptcy, insolvency, arrangement or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customer and suppliers arising in the ordinary course of business;
(g)    Investments in existence on the Closing Date and listed on Schedule 8.8, together with any renewals and extensions thereof so long as the principal amount of such renewal or extension does not exceed the original principal amount of such Investment;
(h)    Investments in promissory notes and other evidence of Indebtedness received as consideration for any asset sale, such Investments not to exceed $500,000 in the aggregate at any one time outstanding;

(i)    Investments by any Loan Party or any of their Restricted Subsidiaries, not to exceed, with respect to all such Persons in the aggregate from the Closing Date, the lesser of (A) $10,000,000 and (B) $15,000,000 minus the amount of Capital Expenditures made or committed to be made by any Loan Party after the Closing Date pursuant to Section 8.7(a); and
(j)    Investments by any Loan Party or any of their Restricted Subsidiaries not in excess of, with respect to all such Persons in the aggregate, the then Available Contribution Basket Amount in the aggregate at any one time outstanding.
8.9    Limitation on Optional Payments and Modifications of Documents.
(a) Make any optional payment or prepayment on or redemption or purchase of any Subordinated Indebtedness of any Loan Party, other than with the proceeds of Permitted Refinancing Indebtedness, (b) except as provided in clause (c) of this Section 8.9, amend, modify or change, or consent or agree to any material amendment, modification or change to any of the terms of any Subordinated Indebtedness or Intercompany Subordinated Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate, increase the non-cash portion of the rate or extend the date for payment of interest thereon or that would relax or waive any covenant therein) that could reasonably be expected to be adverse to the interests of the Lenders without the consent of the Required Lenders, such consent not to be unreasonably withheld or delayed, or (c) amend the subordination or related provisions of any such Subordinated Indebtedness or Intercompany Subordinated Indebtedness, without the consent of the Required Lenders.
8.10    Limitation on Transactions with Affiliates. Except as otherwise expressly permitted hereunder, engage in any transaction with any Affiliate or Subsidiary unless such transaction is (a) between a Loan Party and another Loan Party or (b)(i) otherwise not prohibited under this Agreement and (ii) on terms no less favorable to such Loan Party than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate or Subsidiary.
8.11    Accounting Changes. Make any significant change in its accounting treatment or reporting practices, except as required by the Accounting Standards then in effect, or change its Fiscal Year. At the end of any calendar year during which any such change has occurred, the affected Loan Party shall prepare and deliver to the Administrative Agent (for distribution to the Lenders through posting on the Platform) an explanatory statement, in form and substance reasonably satisfactory to the Administrative Agent, reconciling the previous treatment or practice with the new treatment or practice.
8.12    Limitation on Negative Pledge Clauses. Enter into, or permit to exists, with any Person any agreement which effectively prohibits or limits the ability of a Loan Party to create, incur, assume or suffer to exist any Lien upon or otherwise transfer any interest in any of its property, assets or revenues as Collateral, whether now owned or hereafter acquired, other than:
(a)    this Agreement;
(b)    the Loan Documents;

(c)    any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby);
(d)    leases or other documents containing restrictions on assignment entered into in the ordinary course of business;
(e)    licensing agreements or management agreements with customary provisions restricting assignment, entered into in the ordinary course of business;
(f)    joint venture agreements containing customary and standard provisions regarding ownership and distribution of the assets or equity interests of such joint venture;
(g)    agreements that neither restrict the Agents’ or any Lender’s ability to obtain first priority liens on Collateral included in the Borrowing Base nor restrict the Agents’ and Lenders’ ability to exercise the remedies available to them under applicable Law and the Security Documents, subject to liens permitted hereunder; provided that, in no event shall such agreements restrict the payment of the Loans and other Obligations;
(h)    agreements entered into by a Loan Party with a third party customer or supplier of such Loan Party in the ordinary course of business with respect to a transaction that places restrictions on a portion of the cash of such Loan Party in an amount reasonably related to the amount of such transaction on terms consistent with the past practice of such Loan Party;
(i)    agreements entered into in the ordinary course of business with commodity storage, transportation and/or processing facilities that prohibit Liens on the commodities that are the subject thereof and which shall not be included in the Borrowing Base;
(j)    Commodity Contracts not included in the Borrowing Base and containing restrictions on the assignment of such Commodity Contracts; provided that, for the avoidance of doubt, any such Commodity Contracts containing a prohibition or limitation that is ineffective as a matter of law may be included in the Borrowing Base;
(k)    agreements purporting to prohibit the existence of any Liens upon, or transferring of any interest in (i) any Excluded Asset (as such term is defined in the U.S. Security Agreement), (ii) any Excluded Asset (as such term is defined in the Canadian Security Agreement) or (iii) any excluded asset set forth in any other Security Agreement; and
(l)    agreements with respect to assets not included in the Borrowing Base, the aggregate value of such assets at any one time outstanding not to exceed $5,000,000.
8.13    Limitation on Lines of Business. Enter into any business except for (i) those lines of business in which the Loan Parties are engaged on the date of this Agreement, including the marketing and trading of natural gas, power and petroleum products (including natural gas liquids), RECs and environmental products, (ii) as described in the Information Memorandum, (iii) the Retail Business or (iv) the ownership and operation of power plants.
8.14    Governing Documents. Amend its Governing Documents, in any manner that could reasonably be expected to be materially adverse to the interests of the Lenders and the Agents,

without the prior written consent of the Required Lenders, which shall not be unreasonably withheld or delayed.
8.15    Limitation on Modification of Risk Management Policy; Adherence with Risk Management Policy. (a) Modify the Risk Management Policy then in effect, except in accordance with Section 7.10 and Section 11.1(b)(viii), or (b) fail to adhere (i) with any of the following stop-loss and position limits included in the Risk Management Policy: natural gas fixed price exposure, natural gas basis exposure, crude oil and diesel fixed price exposure, crude oil and diesel basis exposure, heat rate and fixed price power exposure (outright), power basis exposure (including sublimit for FTRs/CRRs), stop-loss, and VaR, or (ii) in all material respects with any of the other terms of the Risk Management Policy.
8.16    (Reserved).
8.17    (Reserved).
8.18    Use of Proceeds. No Borrower will request any Extension of Credit, and no Borrower shall use, and shall procure that the other Loan Parties and their respective Subsidiaries and its or their respective directors, officers, employees, Affiliates and agents, as well as any Additional Account Party, shall not use, directly or indirectly, the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, in each case, in violation of Sanctions or (c) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).

SECTION 9.    EVENTS OF DEFAULT
9.1    Events of Default. If any of the following events shall occur and be continuing:
(a)    Any Borrower shall fail to pay any principal of any Revolving Credit Loan or Reimbursement Obligation when due in accordance with the terms thereof or hereof; or (ii) any Loan Party shall fail to pay any interest on any Revolving Credit Loan or Reimbursement Obligation, or any other amount payable hereunder or under any of the other Loan Documents, later than three (3) Business Days after such interest or other amount becomes due in accordance with the terms thereof or hereof; or
(b)    Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or
(c)    Any Loan Party shall default in the observance or performance of any covenant contained in (i) Section 7.1(b), 7.2(b)(ii), 7.2(c), 7.2(d), 7.2(f)(ii), 7.2(g), 7.7(a), 7.15 or 7.16 of this Agreement and such default shall continue unremedied for a period of three (3) Business Days after the earlier of (x) such Loan Party having Actual Knowledge of such default or (y) notice thereof from the Administrative Agent to the Borrowers’ Agent, (ii) Section 7.1(a), 7.2(a), 7.2(b)(i), 7.2(f)(i) or 7.2(h) of this Agreement and such default shall continue unremedied for a period of ten (10) Business Days after the earlier of (x) such Loan Party having Actual Knowledge of such default or (y) notice thereof from the Administrative Agent to the Borrowers’ Agent or (iii) Section 7.10 or Section 8 of this Agreement, Section 5 of the U.S. Security Agreement or Section 5 of the Canadian Security Agreement; or
(d)    Any Loan Party shall default in the observance or performance of any other obligation contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a), (b), (c) and (m) of this Section 9.1), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (x) such Loan Party having Actual Knowledge of such default or (y) notice thereof from the Administrative Agent to the Borrowers’ Agent; or
(e)    Any Loan Party or any of their Subsidiaries shall (A) default in any payment of principal of or interest on any Indebtedness (other than the Revolving Credit Loans or Reimbursement Obligations) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligation of any Loan Party and Subsidiaries in respect of which such default or defaults shall have occurred is at least $5,000,000; (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or such Guarantee Obligation (in each case involving the amounts specified in clause (A) above) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such

Guarantee Obligation to become payable; or (C) default in the observance or performance of any obligation (payment or otherwise) under a Financial Hedging Agreement or a Commodity OTC Agreement if the counterparty thereof exercises its right to terminate its position under such Financial Hedging Agreement or Commodity OTC Agreement and such Loan Party or Subsidiary fails to pay such amount when due, if in excess of $5,000,000, unless disputed in good faith by such Loan Party or Subsidiary; or
(f)    (i) Any Loan Party or any of their respective Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, liquidation, winding-up or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any of their respective Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or any of their respective Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Loan Party or any of their respective Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief with regard to all or any substantial part of its assets, which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (iv) any Loan Party or any of their respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or any of their respective Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)    (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Loan Parties or any Commonly Controlled Entity incur, or in the reasonable opinion of the Required Lenders are likely to incur, any liability in connection with a complete or partial withdrawal from, or the Insolvency, Critical Status or termination of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
(h)    One or more judgments or decrees shall be entered against any Loan Party or any of their respective Subsidiaries involving in the aggregate a liability (not paid or to the extent not fully covered by independent third-party insurance as to which the insurer is rated at least “A-VII” or better by A.M. Best Company) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or
(i)    (i) Any of the Security Documents shall cease, for any reason other than as expressly permitted hereunder or thereunder, to be in full force and effect, or any Loan Party shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or
(j)    Any guarantee entered into and delivered pursuant to Section 7.13(a)(ii) (other than by reason of the express release thereof pursuant to Section 11.5), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or
(k)    Any agreement or provision pertaining to the subordination of any Subordinated Indebtedness or Intercompany Subordinated Indebtedness of any Loan Party (or any related provision) under a subordination agreement shall cease, for any reason, to be in full force and effect; or
(l)    Any Change of Control shall occur; or
(m)    Any Loan Party shall fail to deliver (A) a Borrowing Base Report when due in accordance with the terms of Section 7.2(c) and the same shall remain unremedied for a period of two (2) Business Days or (B) any of the items specified in the definition of “Borrowing Base Report” in Section 1 hereof when due in accordance with the terms hereof and the same shall remain unremedied for a period of five (5) Business Days; or
(n)    Any event shall occur which has had or is reasonably likely to have a Material Adverse Effect; then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section 9.1 with respect to any Borrower, the Commitments and Uncommitted Tranche Portions shall immediately and automatically terminate and the Loans and Reimbursement Obligations (except as provided in the following paragraph) hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers’ Agent declare the Commitments and Uncommitted Tranche Portions to be terminated forthwith, whereupon the Commitments and Uncommitted Tranche Portions shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers’ Agent, declare the Loans and, except as provided in the following paragraph, Reimbursement Obligations hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C

Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.
With respect to all outstanding Letters of Credit with respect to which demand for payment shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, each Borrower shall at such time Cash Collateralize such Letters of Credit. Each Borrower hereby grants to the Collateral Agent, for the benefit of the Issuing Lenders, the L/C Participants and the other Secured Parties, a security interest in such Cash Collateral to secure all obligations of such Borrower under this Agreement and the other Loan Documents and the other Obligations. Cash Collateralized amounts shall be applied by the Collateral Agent to the payment of drafts drawn under such Letters of Credit and fees owing with respect to such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of such Borrower hereunder and under the Notes and any other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of each Borrower hereunder and under the Notes and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the applicable Borrower. Each Borrower shall execute and deliver to the Collateral Agent, for the account of the Issuing Lenders, the L/C Participants and the other Secured Parties, such further documents and instruments as the Collateral Agent may reasonably request to evidence the creation and perfection of the within security interest in such Cash Collateral account.
9.2    Right to Cure.
(a)    Notwithstanding anything to the contrary contained in Section 9.1, in the event that the Loan Parties fail to comply with the covenants set forth in Sections 8.1(a), (b) and (c) (the “Financial Condition Covenants”), until the expiration of the tenth day subsequent to the date on which financial statements with respect to the fiscal period for which such Financial Condition Covenants are being measured are required to be delivered pursuant to Section 7.1, the members of TERM shall have the right to contribute additional equity or Subordinated Indebtedness issued by TERM on terms acceptable to the Administrative Agent, or provide such other agreed upon liquid security (the “Cure Right”) in an amount (the “Cure Amount”) sufficient such that, if such amount had been included in Consolidated Net Working Capital and/or Consolidated Tangible Net Worth as of the date of calculation of such Financial Condition Covenants, such Financial Condition Covenants would have been satisfied. Upon the exercise by the Loan Parties of such Cure Right, the Consolidated Net Working Capital and/or Consolidated Tangible Net Worth shall be increased, solely for the purpose of determining the existence of a Default or Event of Default under the Financial Condition Covenants with respect to the date for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount.
(b)    Notwithstanding anything herein to the contrary, the Cure Right provided for herein is subject to the conditions that (i) the Loan Parties shall only be permitted to exercise the Cure Right twice during any calendar year and three times during the term of the facilities contemplated by this Agreement, (ii) the Cure Amount shall be no greater than the amount required to cause the Loan Parties to be in compliance with the Financial Condition Covenants and (iii) all Cure Amounts shall be disregarded for purposes of calculating any financial ratios other than for purposes of Section 8.1 pursuant to Section 9.2(a) and no Cure Amount shall result in any adjustment to any amounts other than the amount of the Consolidated Net Working Capital and/or Consolidated Tangible Net Worth; provided that, prior to the third exercise of the Cure Right during the term of the facilities contemplated by this Agreement, the Borrowers’ Agent shall have delivered a written notice to the Administrative Agent stating that the Loan Parties have elected to comply with a Minimum Consolidated Net Working Capital Amount at any time of determination in an amount equal to 18.0% of the Maximum Amount then in effect.
9.3    Application of Proceeds.
After an exercise of remedies provided for in Section 9.1 (or after the Loans and Reimbursement Obligations have automatically become due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in Section 9.1), any amounts received on account of the Obligations shall, subject to Section 4.18, be applied by the Agents against the Obligations (matured or unmatured) in the following order:
(a)    First, to pay incurred and unpaid fees and expenses of the Agents under the Loan Documents;
(b)    Second, to the Administrative Agent, for application by it towards (a) payment of all Obligations (other than the Subordinated Obligations), (b) the Cash Collateralization of any Unmatured Swap Amounts that are Permitted Qualified Counterparty Swap Amounts and (c) the Cash Collateralization of any outstanding Letters of Credit to the Issuing Lenders, pro rata among the Secured Parties according to the amounts of such Obligations (other than the Subordinated Obligations) then held by such Secured Parties; provided, that if any Qualified Counterparty at any time holds Cash Collateral in excess of its Permitted Qualified Counterparty Swap Amount, it shall promptly pay the excess to the Collateral Agent to be held as Collateral for the Obligations hereunder;
(c)    Third, to the Administrative Agent, for application by it towards payment of all Subordinated Obligations, pro rata among the Subordinated Parties according to the amounts of the Subordinated Obligations then held by the Subordinated Parties;
(d)    Fourth, any balance of such proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding, no further Commitments and no further Uncommitted Tranche Portions remain in effect under this Agreement, shall be paid over to the applicable Loan Party or to whomsoever else may be lawfully entitled to receive the same; provided, however, that (x) each Secured Party hereby acknowledges and agrees that the security interests granted in favor of the Collateral Agent for the benefit of the Secured Parties under any Security Document are subject in right of priority to each Affiliate Pair Netting Lien and that proceeds of any Collateral pledged by any Loan Party to an Affiliate Creditor pursuant to an Affiliate Pair Netting Lien shall be distributed first to the applicable Affiliate Creditor with the remainder, if any, being distributed as provided in this Section 9.3 and (y) Cash Collateral provided in respect of Letters of Credit for the benefit of the applicable Issuing Lender to secure obligations of a Loan Party or a Lender to such Issuing Lender shall be applied to the satisfaction of the obligations for which such Cash Collateral was so provided prior to any other application of such property as may otherwise be provided for herein.
9.4    Credit Bidding; Single Action Rule.
(a)    With the written consent of the Required Lenders, the Administrative Agent, on behalf of itself and the Secured Parties, shall have the right to credit bid and purchase for the benefit of the Agents and the other Secured Parties all or any portion of the applicable Collateral at any sale thereof conducted by an Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Agent (whether by judicial action or otherwise) in accordance with applicable law.
(b)    Each Secured Party hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of each Agent and the Required Lenders, it will not take any enforcement action with respect to the Collateral, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral; provided, however, that the foregoing shall not prohibit (i) each Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Agent) hereunder and under the other Loan Documents, (ii) the applicable Swing Line Lender or Daylight Overdraft Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Swing Line Lender or Daylight Overdraft Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Issuing Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender, as the case may be) hereunder and under the other Loan Documents, (iv) any Lender or Issuing Lender from exercising set-off rights in accordance with Section 11.8(b) (subject to the terms of Section 11.8(a)), or (v) any Lender or Issuing Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as an Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Agents pursuant to Section 9.1 and (B) in addition to the matters set forth in clauses (ii), (iii), (iv) and (v) of the preceding proviso and subject to Section 11.8(b), any Lender or Issuing Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. No Qualified Counterparty shall commence any enforcement action against any of the Collateral except to the extent their right to do so is expressly provided for or permitted in Loan Documents.

SECTION 10. THE AGENTS
10.1    Appointment and Authority.
(a)    Each of the Lenders and Issuing Lenders hereby irrevocably appoints the Administrative Agent as the administrative agent of such Lender or Issuing Lender and the Collateral Agent as the collateral agent of such Lender or Issuing Lender and authorizes each Agent, in such capacity, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise provided in Section 10.9(b), the provisions of this Section are solely for the benefit of the Agents, the Lenders and the Issuing Lenders, and the Borrowers shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirement of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    Each Qualified Counterparty, pursuant to the terms of the applicable Qualified Counterparty Joinder and/or by accepting the grant by the Loan Parties of the security interest in the Collateral pursuant to the Security Documents, hereby irrevocably appoints the Administrative Agent as the administrative agent of such Qualified Counterparty and the Collateral Agent as the collateral agent of such Qualified Counterparty and authorizes each Agent, in such capacity, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Agents, and the Borrowers shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirement of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(c)    The Persons serving as Agents hereunder shall have the same rights and powers in its capacity as a Lender or Issuing Lender as any other Lender or Issuing Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Issuing Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as Agents hereunder in their respective individual capacities. Each such Person and its branches and respective Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
10.2    Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Tranches hereunder as well as activities as Agents. The Agents shall not be responsible for the negligence or misconduct of any sub-agents or attorneys in fact selected with reasonable care except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the applicable Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
10.3    Exculpatory Provisions.
(a)    Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates (each an “Agent-Related Person”) shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent-Related Persons:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Agent is required to exercise as directed in writing by the Required Lenders, Required Committed Lenders and/or Required Uncommitted Lenders, as applicable (or such other number or percentage of the Applicable Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agents shall not be required to take any action that, in such Agent’s opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Requirements of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Persons serving as Agents or any of their respective branches or Affiliates in any capacity.
(b)    No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders, Required Committed Lenders and/or Required Uncommitted Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary, or as the applicable Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 11.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.

(c)    No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including any due diligence inspection or collateral review prepared by the Administrative Agent’s internal collateral review team or by a designee of the Administrative Agent pursuant to Section 6.1(o) or 7.9), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.4    Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, amendment, increase, reinstatement or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Agents may presume that such condition is satisfactory to such Lender or Issuing Lender unless the applicable Agent shall have received notice to the contrary from such Lender or Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Agents may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5    Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, or the Borrowers’ Agent or any other Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
10.6    Non-Reliance on Agents and Other Lenders. Each Lender and each Issuing Lender expressly acknowledges that none of the Agents has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Borrowers or any Affiliate thereof (including any due diligence inspection or collateral review prepared by the Administrative Agent’s internal collateral review team or by a designee of the Administrative Agent pursuant to Section 6.1(o) or 7.9), shall be deemed to constitute any representation or any warranty by any Agent to any Lender or any Issuing Lender as to any matter, including whether any Agent has disclosed material information in their (or their Related Parties’) possession. Each Lender and each Issuing Lender represents to each Agent that it has, independently and without reliance upon any Agent, any other Issuing Lender or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the Loan Parties, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent, any other Issuing Lender or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Each Lender and each Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Issuing Lender for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or Issuing Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities. Without limiting the generality of the foregoing, no Agent shall have any duty to monitor the Collateral used to calculate the Borrowing Base or the reporting requirements or the contents of reports delivered by the Borrowers or the Borrowers’ Agent.
10.7    Indemnification. The Lenders severally agree to indemnify each Agent and each other Agent-Related Person in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages and Adjusted Uncommitted Tranche Percentages, as applicable, in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Revolving Credit Loans and Reimbursement Obligations and the cash collateralization of the L/C Obligations) be imposed on, incurred by or asserted against such Agent or such Agent-Related Person in any way relating to or arising out of, the Commitments, the Uncommitted Tranche Portions, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that, no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent’s or such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of the Loans, Reimbursement Obligations and all amounts payable hereunder and the cash collateralization of the L/C Obligations.
10.8    Agent in Its Individual Capacity. Each Agent and its Subsidiaries and Affiliates may make loans and other extensions of credit to, accept deposits from and generally engage in any kind of business with the Borrowers and the other Loan Parties and their Subsidiaries and Affiliates as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the Loans and other Extensions of Credit made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
10.9    Resignation of Administrative Agent.
(a)    The Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrowers’ Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers’ Agent, to appoint a successor from among the Lenders (unless no Lender is willing to act as such Agent, in which case such successor may be another Person approved by the Required Lenders), which such successor appointment shall be subject to the prior written approval of the Borrowers’ Agent (which approval shall not be unreasonably withheld and shall not be required during the continuance of an Event of Default); provided that in no event shall any such successor Administrative Agent or Collateral Agent be a Defaulting Lender. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent’s or Collateral Agent’s resignation shall nevertheless thereupon become effective on the Resignation Effective Date, and the Lenders shall perform all of the duties of such Administrative Agent or Collateral Agent, as applicable, hereunder and under the other Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent or Collateral Agent, as applicable, as provided for in this paragraph (a) above.
(b)    If the Person serving as an Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by Requirements of Law, by notice in writing to the Borrowers’ Agent and such Person remove such Person as Administrative Agent or Collateral Agent, as applicable, and, in consultation with the Borrowers’

Agent, appoint a successor, which such successor appointment shall be subject to the prior written approval of the Borrowers’ Agent (which approval shall not be unreasonably withheld and shall not be required during the continuance of an Event of Default). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date, and the Lenders shall perform all of the duties of such Administrative Agent or Collateral Agent, as applicable, hereunder and under the other Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent or Collateral Agent, as applicable, as provided for in this paragraph (b) above.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent or Collateral Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Collateral Agent, as applicable (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent or Collateral Agent, as applicable), and the retiring or removed Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section and Section 11.6 shall continue in effect for the benefit of such retiring or removed Administrative Agent or Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent, as applicable. To the extent the retiring or removed Administrative Agent or Collateral Agent is holding cash, deposit account balances or other credit support as collateral for Cash Collateralized Letters of Credit, the retiring or removed Administrative Agent or Collateral Agent shall at or reasonably promptly following the Resignation Effective Date cause such collateral to be transferred to the successor Administrative Agent or Collateral Agent, as applicable, or, if no successor Administrative Agent or Collateral Agent has been appointed and accepted such appointment, to the respective Issuing Lenders ratably according to the outstanding amount of Cash Collateralized Letters of Credit issued by them, in each case to be held as collateral for such Cash Collateralized Letters of Credit in accordance with this Agreement.
10.10    Collateral and Guarantee Matters.

(a)    Each Agent is authorized on behalf of all of the Lenders and the Qualified Counterparties, without the necessity of any notice to or further consent from the Lenders or the Qualified Counterparties, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.
(b)    The Lenders and each Qualified Counterparty (pursuant to the terms of the applicable Qualified Counterparty Joinder and/or by accepting the grant by the Loan Parties of the security interest in the Collateral pursuant to the Security Documents), irrevocably authorize each Agent, at its option and in its discretion, to release any Lien granted to or held by such Agent upon any Collateral (i) upon termination of the Commitments and the Uncommitted Tranche Portions, and payment in full of all Loans and all other Obligations known to each Agent and payable under this Agreement or any other Loan Document (except indemnification obligations for which no claim has been made and of which no Responsible Person of any Loan Party has knowledge or any obligations owed under a Commodity OTC Agreement with a Qualified Counterparty or any Financial Hedging Agreement with a Qualified Counterparty); (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by a Borrower to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (vi) constituting property of, and Capital Stock issued by, a Restricted Subsidiary which has been designated as an Unrestricted Subsidiary pursuant to the terms of this Agreement or (vii) if approved, authorized or ratified in writing by the portion of the Lenders required by Section 11.1. Upon request by any Agent at any time, the Lenders will confirm in writing such Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.10; provided that, the absence of any such confirmation for whatever reason shall not affect such Agent’s rights under this Section 10.10.
(c)    The Lenders and each Qualified Counterparty (pursuant to the terms of the applicable Qualified Counterparty Joinder and/or by accepting the grant by the Loan Parties of the security interest in the Collateral pursuant to the Security Documents) irrevocably authorize each Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guarantee to which it is a party if such Person (i) ceases to be a Subsidiary of a Loan Party as a result of a transaction permitted hereunder or (ii) has been designated as an Unrestricted Subsidiary pursuant to the terms of this Agreement.
(d)    The Agents shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
(e)    Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.
10.11    The Joint Lead Arrangers; the Co-Documentation Agents; the Joint Bookrunners. None of the Joint Lead Arrangers, the Co-Documentation Agents or the Joint Bookrunners, in their respective capacities as such, shall have any duties or responsibilities, nor shall any such Person incur any liability in such capacity, under this Agreement or the other Loan Documents.
10.12    Collateral Sharing Provisions. Each Secured Party hereby acknowledges and agrees that their respective Lien priorities, the distribution of proceeds of Collateral, the exercise of remedies under the Security Documents, amendment and waivers of the Loan Documents and other matters relating to the Collateral are subject to and governed by Section 9 of this Agreement and Section 10 of the U.S. Security Agreement. Each Secured Party, by delivering its signature page hereto, to an Assignment and Acceptance or to a Qualified Counterparty Joinder and/or by accepting the grant by the Loan Parties of the security interest in the Collateral pursuant to the Security Documents (as the case may be), shall be deemed to have acknowledged receipt of, consented to and approved and agreed to be bound by Section 9 of the Agreement and Section 10 of the U.S. Security Agreement.
10.13    Quebec Security. To the extent that any Loan Party now or in the future is required to grant security pursuant to the laws of the Province of Quebec, each Agent (other than the Collateral Agent) and Secured Party acting for itself and on behalf of all present and future Affiliates of such Agent or Secured Party that are or become a Secured Party, hereby (or by delivering a Qualified Counterparty Joinder and/or accepting the grant by the Loan Parties of the security interest in the Collateral pursuant to the Security Documents, as applicable) irrevocably authorizes and appoints the Collateral Agent to act as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold any hypothec granted under the laws of the Province of Quebec as security for any debenture, bond or other title of indebtedness that may be issued by any Loan Party and to exercise such rights and duties as are conferred upon a fondé de pouvoir under the relevant deed of hypothec and applicable laws (with the power to delegate any such rights or duties). Moreover, in respect of any pledge by any such Loan Party of any such debenture, bond or other title of indebtedness as security in respect of any Obligations, the Collateral Agent shall also be authorized to hold such debenture, bond or other title of indebtedness as agent, mandatary, custodian and pledgee for the benefit of the Agents, the Lenders and the Secured Parties, the whole notwithstanding the provisions of Section 32 of the An Act respecting the Special Powers of Legal Persons (Quebec). The execution prior to the date hereof by the Collateral Agent of any deed of hypothec or other security documents made pursuant to the laws of the Province of Quebec, is hereby ratified and confirmed. Any person who becomes a Lender, an Agent or another Secured Party shall be deemed to have consented to and ratified the foregoing appointment of each of the Collateral Agent as fondé de pouvoir, agent, mandatary and custodian on behalf of all Agents, Lenders and other Secured Parties, including such person. For greater certainty, the Collateral Agent, when acting as the holder of an irrevocable power of attorney (fondé de pouvoir), shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Collateral Agent in this Agreement, which shall apply mutatis mutandis. In the event of the resignation and appointment of a successor Collateral

Agent, such successor of the Collateral Agent shall also act as the holder of an irrevocable power of attorney (fondé de pouvoir), and as agent, mandatary and custodian for the purposes set forth above.
10.14    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrowers, the Agents (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agents shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Section 11.6) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Agents and, in the event that the Agents shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and its agents and counsel, and any other amounts due the Agents under Section 11.6.
10.15    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, Uncommitted Tranche Portions or this Agreement,
(ii)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, Uncommitted Tranche Portions and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments, Uncommitted Tranche Portions and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, Uncommitted Tranche Portions and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, Uncommitted Tranche Portions and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that none of any Agent, any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, Uncommitted Tranche Portions and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
10.16    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies a Lender, an Issuing Lender, a Swing Line Lender, a Daylight Overdraft Lender or a Secured Party, or any Person who has received funds on behalf of a Lender, an Issuing Lender, a Swing Line Lender, a Daylight Overdraft Lender or a Secured Party (any such Lender, Issuing Lender, Swing Line Lender, Daylight Overdraft Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment

Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, Swing Line Lender, Daylight Overdraft Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.16 and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Lender, Swing Line Lender, Daylight Overdraft Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting the immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of the immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Payment Recipient shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.16(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.16(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.16(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender, Issuing Lender, Swing Line Lender, Daylight Overdraft Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Lender, Swing Line Lender, Daylight Overdraft Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Lender, Swing Line Lender, Daylight Overdraft Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Lender, Swing Line Lender, Daylight Overdraft Lender or Secured Party, to the rights and interests of such Lender, Issuing Lender, Swing Line Lender, Daylight Overdraft Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers; provided that this Section 10.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrowers for the purpose of a payment on the Obligations.
(e)    To the extent permitted by Requirements of Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
Each party’s obligations, agreements and waivers under this Section 10.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, Issuing Lender, Swing Line Lender, Daylight Overdraft Lender or Secured Party, the termination of the Commitments or Uncommitted Tranche Portions and/or

the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

SECTION 11. MISCELLANEOUS
11.1    Amendments and Waivers. Subject to Section 4.2(i) and 4.19, neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. Amendments, supplements and modifications to the Fee Letter and to any other Loan Documents that expressly require the consent of the Administrative Agent and do not require the consent of the Lenders or any subset of the Lenders may be entered into by the Administrative Agent and the Loan Parties party thereto without the consent of the Lenders. Otherwise, the Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (other than the Fee Letter) with the Loan Parties party thereto for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights and obligations of the Lenders or of the Loan Parties party thereto hereunder or thereunder or (b) waive or consent to any departure from, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver or consent and no such amendment, supplement or modification shall:
(i)    reduce the amount or extend the scheduled date of maturity of any Loan or payment Obligation hereunder or any installment thereof, or extend the due date for any Reimbursement Obligation, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment or Uncommitted Tranche Portion, in each case without the consent of each Lender affected thereby, or
(ii)    amend or modify the definition of “Applicable Termination Date”, “Committed Tranche Termination Date”, “Uncommitted Tranche Termination Date”, “Revolving Credit Maturity Date”, “Commitment Percentage”, “Uncommitted Tranche Percentage” or any other provisions of any Loan Document having the effect of modifying the pro rata treatment among the Lenders of each Tranche and among all Lenders generally thereunder, Section 4.9, Section 9.3 or Section 11.8, without the written consent of all of the Lenders, or
(iii)    amend or modify the definition of “Applicable Margin” or the definition of any component thereof, or reduce the stated rate of any interest or fee payable under this Agreement, without the written consent of all of the Lenders, or
(iv)    amend, modify or waive any provision of this Section 11.1 or change the definition of Required Lenders, Required Committed Lenders, Required Uncommitted Lenders or Supermajority Lenders, or consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all of the Lenders, or
(v)    amend or modify the definition of “Borrowing Base” or the definition of any component thereof, or reduce the amount or extend the due date for any mandatory prepayment required under Section 4.7(a), in each case without the written consent of the Supermajority Lenders, or

(vi)    change the uncommitted nature of the Uncommitted Tranche to a committed or partially committed facility without the written consent of each Uncommitted Lender, or
(vii)    amend or modify the definition of “Eligible Commodities” or any component definition thereof that has the effect of adding commodities thereto without the written consent of the Supermajority Lenders, or
(viii)    consent to any changes to the Risk Management Policy which are materially adverse to the Lenders without the written consent of the Supermajority Lenders, or
(ix)    consent to the release by the applicable Agent of all or substantially all of the Collateral or release any Guarantor from its Guarantee Obligations under the Guarantee or Borrower from its obligations under Section 11.20, or provide for the Collateral or the Guarantee to no longer secure or guarantee all Obligations ratably, without the written consent of all of the Lenders, except to the extent such release is permitted or required under this Agreement, or
(x)    amend, modify or waive any provision of Section 10, or any other provision affecting the rights, duties or obligations of any Agent, without the written consent of any Agent directly affected thereby, or
(xi)    amend, modify or waive any provision of Section 3, or any provision of Section 11.7(c) affecting the right of the Issuing Lenders to consent to certain assignments thereunder, without the written consent of the Issuing Lenders or any other provision affecting the rights, duties or obligations of any Issuing Lenders, without the additional written consent of any Issuing Lender directly affected thereby, or
(xii)    amend, modify or waive any provision of Section 4.20, without the written consent of Required Uncommitted Lenders, or
(xiii)    impose any greater restriction on the ability of any Committed Lender or Uncommitted Lender to assign any of its rights or obligations under a Tranche without the written consent of the Required Committed Lenders or Required Uncommitted Lenders of such Tranche.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans and other Obligations. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Notwithstanding the foregoing, (i) any Agent and any Loan Party that is a party thereto, may amend, modify or supplement any Loan Document without the consent of any Lender, the Required Committed Lenders, the Required Uncommitted Lenders or the Required Lenders in order to correct, amend or cure any manifest ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document and (ii) the Fee Letter may be amended, or the rights and privileges thereunder waived, only by the parties thereto.
11.2    Notices.

(a)    General. All notices, requests and demands to or upon the respective parties hereto to be effective (i) shall be in writing (including by facsimile transmission), (ii) (except as set forth in Section 11.2(b) below) shall be delivered by hand or overnight courier service, mailed by certified or registered mail or delivered by facsimile transmission, and (iii) unless otherwise expressly provided herein, shall be deemed to have been duly given or made (A) in the case of delivery by hand or overnight courier service, or mailed by certified or registered mail, when delivered, (B) in the case of electronic transmissions delivered pursuant to Section 11.2(b), as provided in said Section 11.2(b), (C) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient), addressed as follows in the case of Borrowers, the Borrowers’ Agent and the Administrative Agent, and as set forth in Schedule 1.0 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:
TERM:
Twin Eagle Resource Management, LLC
1700 City Plaza Drive, Suite 500
Spring, TX 77389
Attention: Larry Leverett

TERM Canada:
Twin Eagle Resource Management Canada, LLC
1700 City Plaza Drive, Suite 500
Spring, TX 77389
Attention: Larry Leverett

Borrowers’ Agent:
Twin Eagle Resource Management, LLC,
as Borrowers’ Agent
1700 City Plaza Drive, Suite 500
Spring, TX 77389
Attention: Larry Leverett

In each case, with a copy to:
Sidley Austin LLP
1000 Louisiana Street, Suite 6000
Houston, TX 77002
Attention: Robert Stephens
Fax: (713) 495-4560

The Administrative Agent:
For Purposes of Payment Only,
MUFG Bank, Ltd., as Administrative Agent
1251 Avenue of the Americas

New York, NY 10020-1104
Attention: Group Agency Desk
Email: [*]

Collateral Management Group Support:
Primary contact: Wilson Tang
Email: [*]
Phone: [*]
Secondary contact: Doris Segarra Larts
Email: [*]
Phone: [*]
Third Contact: Hirono Ota
Email: [*]
Phone: [*]

Loan Support:
MUFG Operations Office for the Americas
1251 Avenue of the Americas
New York, NY 10020-1104
Primary Contact: Takura Mushipe
Email: [*]
With a copy to:
Cadwalader, Wickersham & Taft LLP
650 South Tryon Street
Charlotte, North Carolina 28202
Attention: Jeffrey Nagle
Fax: 704-348-5200

provided that any notice, request or demand to or upon the Administrative Agent, the Issuing Lenders or the Lenders pursuant to Section 2.4, 3.2, 4.1, 4.3, 4.6, 4.7, or 4.9 shall not be effective until received.
(b)    Electronic Communications. Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, any Swing Line Lender, the Daylight Overdraft Lender or any Issuing Lender pursuant to Section 2.4 or Section 3.2 if such Lender, such Swing Line Lender, the Daylight Overdraft Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent, any Swing Line Lender, the Daylight Overdraft Lender, any Issuing Lender, any Borrower or the Borrowers’ Agent may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative

Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers jointly and severally shall indemnify each Agent and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower or the Borrowers’ Agent. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(d)    The Platform. EACH BORROWER HEREBY ACKNOWLEDGES THAT (A) THE ADMINISTRATIVE AGENT MAY, BUT SHALL NOT BE OBLIGATED TO, MAKE AVAILABLE TO THE ISSUING LENDERS AND LENDERS MATERIALS AND INFORMATION PROVIDED BY OR ON BEHALF OF A LOAN PARTY HEREUNDER AND UNDER THE LOAN DOCUMENTS (COLLECTIVELY, “BORROWER MATERIALS”) BY POSTING THE BORROWER MATERIALS ON INTRALINKS, DEBTDOMAIN OR ANOTHER SIMILAR ELECTRONIC SYSTEM (THE “PLATFORM”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NO AGENT OR RELATED PARTY WARRANTS THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EACH AGENT AND RELATED PARTY EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT OR RELATED PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or Related Party have any liability to any Loan Party, any Issuing Lender, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet. Certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their respective Affiliates and Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each

Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Loan Party or its securities for purposes of United States Federal or state securities laws.
11.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein and in the other Loan Documents provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
11.4    Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other Extensions of Credit hereunder.
11.5    Release of Collateral and Guarantee Obligations.
(a)    Upon any sale or other transfer of any Collateral that is permitted under the Loan Documents (except pursuant to an Approved Accounts Receivable Discounting Program) by any Loan Party or a sale of all of the assets of, or all of the Capital Stock of, a Subsidiary in a transaction that is permitted under the Loan Documents (other than a sale, transfer or other disposition to another Loan Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.10 hereof, the security interest in such Collateral or Capital Stock, but not the proceeds thereof, shall automatically terminate. Upon any sale or other transfer of all of the Capital Stock of a Restricted Subsidiary in a transaction that is permitted under the Loan Documents (other than a sale, transfer or other disposition to another Loan Party) or a Restricted Subsidiary becoming an Unrestricted Subsidiary in accordance with the terms of this Agreement, the security interest in all Collateral held by such Restricted Subsidiary, but not the proceeds thereof shall automatically terminate.
(b)    Upon any sale or other transfer of all of the Capital Stock of any Loan Party that is permitted or consented to under the Loan Documents (other than a sale or transfer to another Loan Party), or a Restricted Subsidiary becoming an Unrestricted Subsidiary in accordance with the terms of this Agreement, any Guarantee of such Loan Party shall automatically be released and terminated.
(c)    Upon termination of the Commitments and the Uncommitted Tranche Portions and payment in full of the Revolving Credit Loans and all other Obligations payable under this

Agreement or any other Loan Document (except indemnification obligations for which no claim has been made and of which no Responsible Person of any Loan Party has Actual Knowledge) and the termination or expiration of all Letters of Credit, the pledge and security interest granted pursuant to this Agreement and the other Loan Documents shall automatically terminate and all rights to the Collateral shall revert to the applicable Loan Party. Upon any such termination or pursuant to any termination or release as described in Section 11.5(a), the Collateral Agent will, at the applicable Loan Party’s expense, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.
(d)    Notwithstanding anything to the contrary in this Section 11.5, the Borrowers’ Agent shall be permitted from time to time to identify Accounts Receivable and Related Rights of any Loan Party to be released from the Liens under the Security Documents and such Accounts Receivable and Related Rights shall be automatically released from the Liens under the Security Documents upon the funding of the entire purchase price for such Accounts Receivable under an Approved Accounts Receivable Discounting Program (if such funding occurs), so long as (A) no Default or Event of Default has occurred and is continuing, or would exist after giving effect to the requested release, (B) the Total Extensions of Credit do not exceed the Borrowing Base, on a pro forma basis, after giving effect to the requested release and (C) (x) the proceeds arising from the disposition of any portion of any Account Receivable pursuant to an Approved Accounts Receivable Discounting Program shall be paid into a Controlled Account and (y) the proceeds of, or collections on, the portion of any Account Receivable with respect to which an undivided interest in such portion was retained by a Loan Party shall be paid into a Controlled Account; provided, that the Borrowers’ Agent shall have delivered to Administrative Agent, on or prior to the proposed date of such release, a pro forma Borrowing Base Report giving effect to the release of such Accounts Receivable and their exclusion from the Borrowing Base if the Borrowing Base Availability as of the then most recent Borrowing Base Date is less than or equal to $20,000,000. Each such identification and release of Accounts Receivable and Related Rights pursuant to this Section 11.5(d) shall be deemed a representation and warranty by the Borrowers’ Agent that each of the conditions specified in this Section 11.5(d) has been satisfied. The Collateral Agent shall execute and deliver such instruments and documents as shall be reasonably requested by the Borrowers’ Agent, and which instruments and documents shall be prepared by the applicable Borrower and shall be in all respects at the Borrowers’ sole expense, to evidence or record such release.
(e)    Notwithstanding anything to the contrary in this Section 11.5, the Borrowers’ Agent shall be permitted from time to time to identify certain Collateral of any Loan Party consisting solely of purchase contracts pre-financed under the applicable Permitted Prepayment Financing Bilateral Facility to be released from the Liens under the Security Documents (such released Collateral from and after the effectiveness of such release, “Permitted Prepayment Financing Bilateral Facility Collateral”) and such Collateral shall be automatically released from the Liens under the Security Documents upon the funding of the amount secured by such released Collateral under a Permitted Prepayment Financing Bilateral Facility (if such funding occurs), so long as (A) no Default or Event of Default has occurred and is continuing, or would exist after giving effect to the requested release, and (B) the Total Extensions of Credit do not exceed the Borrowing Base, on a pro forma basis, after giving effect to the requested release; provided, that the Borrowers’ Agent shall have delivered to Administrative Agent, on or prior to the proposed date of such release, a pro forma Borrowing Base Report giving effect to the release of such Collateral and their exclusion from the Borrowing Base. Each such identification and release of Collateral pursuant to this Section 11.5(e) shall be deemed a representation and warranty by the Borrowers’ Agent that each of the conditions specified in this Section 11.5(e) has been satisfied. The Collateral Agent shall execute and deliver such instruments and documents as shall be reasonably requested by the Borrowers’ Agent, and which instruments and documents shall be prepared by the applicable Borrower and shall be in all respects at the Borrowers’ sole expense, to evidence or record such release.
11.6    Payment of Expenses and Taxes; Indemnity. The Borrowers jointly and severally agree (a) to pay or reimburse each Agent and each Joint Lead Arranger for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, execution, delivery and administration of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent and the Joint Lead Arranger (which shall include the FERC counsel) (including the fees and expenses of Cadwalader, Wickersham & Taft LLP), (b) to pay or reimburse each Lender and each Agent and the Joint Lead Arranger, each Swing Line Lender, each Issuing Lender, each Agent and the Joint Lead Arranger, for all its documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the documented fees and disbursements of counsel (excluding the allocated fees and expenses of in-house counsel) to each Lender, the Joint Lead Arranger, each Swing Line Lender and each Issuing Lender and of counsel to the Administrative Agent (including the fees and expenses of Cadwalader, Wickersham & Taft LLP and FERC counsel), (c) to pay or reimburse the Administrative Agent and the Joint Lead Arranger for its documented costs and expenses incurred in connection with inspections performed pursuant to Section 7.9 and audits performed pursuant to Section 6.1(o), and any other due diligence performed in connection with this Agreement and the other Loan Documents, including the documented fees and disbursements of counsel to the Administrative Agent (including the fees and expenses of Cadwalader, Wickersham & Taft LLP), (d) to pay, indemnify, and hold each Lender, each Swing Line Lender, the Issuing Lenders and each Agent and the Joint Lead Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent (including the determination of whether or not any such waiver or consent is required) under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (e) to pay, indemnify, and hold each Lender, the Issuing Lenders and the Agents, and each of their respective officers, employees, directors, trustees, agents, advisors, partners, affiliates and controlling persons (each, an “Indemnitee”), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrowers, any of their respective Subsidiaries, or any of the Properties (all the foregoing in this clause (e), collectively, the “Indemnified Liabilities”); provided that, the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (i) are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, (ii) result from a claim brought by a Borrower against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations under the Loan Documents (as determined by a final, non-appealable judgment of a court of competent jurisdiction) or (iii) do not involve an act or omission of any Borrower and that are brought by an Indemnitee against another Indemnitee (other than against the Joint Lead Arrangers, any Co-Documentation Agent, the Joint Bookrunners or any Agent in any of their capacities as such). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Debtdomain or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation, or other proceeding to which the indemnity in this Section 11.6 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee to any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 11.6 shall be paid promptly. The agreements in this Section 11.6 shall survive repayment of the Loans, Reimbursement Obligations and all other amounts payable hereunder and the termination of this Agreement.
11.7    Successors and Assigns; Participations and Assignments.
(a)    This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Borrowers’ Agent, the Lenders, the Agents and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any purported such assignment or transfer by a Borrower without such consent of each Lender shall be null and void).
(b)    Any Lender may, in accordance with applicable Law, at any time sell to one or more banks, financial institutions or other entities (individually a “Participant” and, collectively, the “Participants”) participating interests in any Loan or Reimbursement Obligation (including all or a portion of its Commitment or Uncommitted Tranche Portion and the Loans owing to it) owing to such Lender or any other interest of such Lender hereunder and under the other Loan Documents (a “Participation”). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan, Reimbursement

Obligation or other interest for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, except with respect to Sections 4.10 and 4.11, under which the Participant has certain rights with respect thereto. In no event shall any Participant under any such participation have any right to approve any amendment to or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or the stated rate of interest on, the Loans, Reimbursement Obligation or any fees payable hereunder, or postpone the date of the final maturity of the Loans or Reimbursement Obligations, in each case to the extent subject to such Participation. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid during an Event of Default, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable Law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.8(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of, and bound by the obligations imposed on the Lenders in, Sections 4.10, 4.11, and 4.14 with respect to its participation in the Commitments and the Loans and other Extensions of Credit outstanding from time to time as if it were a Lender.
(c)    Any Lender may, in accordance with applicable Law, at any time and from time to time assign to any Lender (other than a Defaulting Lender), or, with the consent of the Issuing Lenders, any Subsidiary, Affiliate or Approved Fund thereof, or, with the consent of the (1) Administrative Agent, (2) as applicable, each Committed Issuing Lender, each Uncommitted Issuing Lender, the Daylight Overdraft Lender, each Committed Swing Line Lender, each Uncommitted Swing Line Lender and (3) so long as no Default or Event of Default has occurred and is continuing, the Borrowers’ Agent (which consent shall not be unreasonably withheld or delayed), to any other Person (other than any natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)) (the “Assignee”), all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, appropriately completed (an “Assignment and Acceptance”), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or any Subsidiary, Affiliate or Approved Fund thereof, by the Administrative Agent, the Issuing Lenders, the Daylight Overdraft Lender, the Swing Line Lenders and, so long as no Default or Event of Default has occurred and is continuing and the Borrowers’ Agent is not deemed to have consented to such assignment, the Borrowers’ Agent) and attaching the Assignee’s relevant tax forms, administrative details and wiring instructions, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) each such assignment to an Assignee (other than any Lender) shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (other than in the case of (A) an assignment of all of a Lender’s interests under this Agreement or (B) an assignment to another Lender, a Subsidiary, an Affiliate or an Approved Fund of such assigning Lender), unless otherwise agreed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers’ Agent (such amount to be aggregated in respect of assignments by to any Lender and the affiliates or Approved Funds thereof), (ii) in the case of an assignment by a Lender to a Bank CLO managed by such Lender or an affiliate of such Lender, unless such assignment to such Bank CLO has been consented to by the Administrative Agent, the Issuing Lenders, the Daylight Overdraft Lender, the Swing Line Lenders and the Borrowers’ Agent (such consent not to be unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, waiver or other modification of this Agreement or any other Loan Document; provided that, the Assignment and Acceptance between such Lender and such Bank CLO may provide that such Lender will not, without the consent of such Bank CLO, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to Section 11.1 and (iii) each Assignee shall comply with the provisions of Section 4.11. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with the Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this Section 11.7, the (x) consent of the Borrowers’ Agent shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrowers’ Agent, for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing and (y) the Borrowers’ Agent shall be deemed to have consented to any assignment that requires such consent pursuant to the terms thereof unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.7 shall be treated for purposes of this Agreement as a sale by such Lender of a Participation in such rights and obligations in accordance with clause (b) of this Section 11.7.
(d)    The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders (including all Assignees and successors) and the Commitments of, and principal amounts of the Loans and other Obligations owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other Obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary; provided, however, that the failure of the Administrative Agent to maintain the

Register, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans and other Extensions of Credit hereunder made to the Borrowers by such Lender in accordance with the terms of this Agreement. Any assignment of any Loan or other Obligation hereunder, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers’ Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. The parties intend for the Loans or other Obligations to be in registered form for tax purposes and this provision shall be construed in accordance with that intent.
(e)    Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender (or any Subsidiary, Affiliate or Approved Fund thereof), by the Administrative Agent, the Issuing Lenders and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers’ Agent), together with payment to the Administrative Agent by the assigning Lender of a registration and processing fee of $3,500 (other than in the case of an assignment to a Lender or an Affiliate of a Lender or any pledge by a Lender of any Loan or Note to any Federal Reserve Bank, the European Central Bank or any other central bank), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the applicable Register and give notice of such acceptance and recordation to the Lenders and the Borrowers’ Agent.
(f)    For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.7 concerning assignments of Loans and other Extensions of Credit and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, (i) any pledge or collateral assignment by a Lender of any Loan or Note to any Federal Reserve Bank, the European Central Bank or any other central bank in accordance with applicable Law and (ii) any pledge or collateral assignment by a Lender which is a fund to its trustee for the benefit of such trustee and/or its investors to secure its obligations under any indenture or Governing Documents to which it is a party; provided that no such pledge or collateral assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or collateral assignee for such Lender as a party hereto.
(g)    Notwithstanding the foregoing, any Lender may, with notice to, but without consent of, the Borrowers’ Agent and the Administrative Agent, and in accordance with the definition of “Conduit Lender” set forth in Section 1.1 hereof and the terms of this Section 11.7(g), designate a Conduit Lender and fund any of the Loans or Unreimbursed Amounts which such Lender is obligated to make or pay hereunder by causing such Conduit Lender to fund such Loans or Unreimbursed Amounts on behalf of such Lender. Any Conduit Lender may assign any or all of the Loans or Unreimbursed Amounts it may have funded hereunder to its designating Lender without the consent of the Borrowers’ Agent or the Administrative Agent and without regard to the limitations set forth in Section 11.7(c). Each Borrower, each Lender and each Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar Law in connection with any obligation of such

Conduit Lender under the Loan Documents, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. In addition, notwithstanding the foregoing, any Conduit Lender may (i) with notice to, but without the prior written consent of, the Borrowers’ Agent and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans or Reimbursement Obligations to any financial institutions (consented to by the Borrowers’ Agent and the Administrative Agent) providing liquidity and/or credit support to or for the account of such Conduit Lender to support the funding or maintenance of Loans or Reimbursement Obligations by such Conduit Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans and its Reimbursement Obligations to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such Conduit Lender. This clause (g) may not be amended without the written consent of any Conduit Lender directly affected thereby.
(h)    Each Lender that sells a Participation shall, acting solely for this purpose as a non-fiduciary agent of any Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments, Uncommitted Tranche Portions, Loans or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Uncommitted Tranche Portion, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register.
11.8    Adjustments; Set-off.
(a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans or Reimbursement Obligations, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or Reimbursement Obligations, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans or Reimbursement Obligations, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; except that with respect to any Lender that is a Defaulting Lender by virtue of such Lender failing to fund its Commitment Percentage or Uncommitted Tranche Percentage of any Revolving Credit Loan, Swing Line Loan, Refunded Swing Line Loan, Swing Line Participation Amount, Daylight Overdraft Loan, Refunded Daylight Overdraft Loan, Daylight Overdraft Participation Amount or an L/C Participation Obligation, such Defaulting Lender’s pro rata share of the excess payment shall be allocated to the Lender (or the Lenders, pro rata) that funded such Defaulting Lender’s Commitment Percentage or Uncommitted Tranche Percentage, as applicable; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans, Commitments, Uncommitted Tranche Portions or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.
(b) In addition to any rights and remedies of the Lenders provided by Law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable Law, during the existence of an Event of Default, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify the Borrowers’ Agent and the Administrative Agent after any such set-off and application made by such Lender; provided that, the failure to give such notice shall not affect the validity of such set-off and application.
11.9    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission or electronic mail transmission in portable document format of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic mail in portable document format shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers’ Agent and the Administrative Agent.
11.10    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.11    Integration. This Agreement and the other Loan Documents represent the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.12    Governing Law; Jurisdiction.
(a)    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Jurisdiction. Each of the Borrowers irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender, any Issuing Lender, any Joint Lead Arranger or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the Borrowers and each other Loan Party irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the Borrowers agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Agent, any Issuing Lender, any Joint Lead Arranger or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its respective properties in the courts of any jurisdiction.
(c)    Waiver of Venue. Each of the Borrowers hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the Borrowers hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
(e)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each of the Borrowers agrees that it shall not assert, and hereby waives, any claim against any Agent, any Lender, any Issuing Lender, any Joint Lead Arranger or any Related Party of the foregoing, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
11.13    Acknowledgements. Each Loan Party hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    none of the Agents nor any Lender has any fiduciary relationship with or duty to the Loan Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrowers and the other Loan Parties, on one hand, and Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.
11.14    WAIVERS OF JURY TRIAL. EACH OF THE LOAN PARTIES, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
11.15    Confidentiality.
(a)    Each Agent and Lender shall maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (i) to its Affiliates, Subsidiaries and to its Confidentiality Related Parties in connection with performing its obligations under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information); provided, that except as set forth in Section 11.15(b), in no event shall any Lender disclose (and each Lender shall cause its Affiliates, Subsidiaries and Confidentiality Related Parties not to disclose) Confidential Information to its Trading Business; (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Confidentiality Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (iv) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (v) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, any prospective assignee of or Participant in, any of its rights and obligations under this Agreement (or any Confidentiality Related Party in respect thereof), (B) any actual or prospective party (or its Confidentiality Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder or (C) any credit insurance provider with respect to any Borrower and its obligations; (vi) on a confidential basis to (A) any rating agency in connection with rating any Borrower or its Subsidiaries or the Commitments, Uncommitted

Tranche Portions or Loans, (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Commitments, Uncommitted Tranche Portions or Loans or (C) any service provider, disclosure to whom is reasonably necessary in connection with the performance of obligations and enforcement of rights hereunder; (vii) to a Federal Reserve Bank or a central bank in connection with a pledge by a Lender of its interests hereunder pursuant to Section 11.7(f), (viii) with the consent of the Borrowers’ Agent; or (ix) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to any Agent or any Lender, or any of their respective Affiliates, Subsidiaries or Confidentiality Related Parties, on a nonconfidential basis from a source other than a Loan Party that is not, to the knowledge of such Agent, Lender, Affiliate, Subsidiary or Confidentiality Related Party, subject to a duty of confidentiality to a Loan Party or (z) was developed by such Agent or Lender, or its Affiliate, Subsidiary or Confidentiality Related Party, without the use of Confidential Information provided by any Loan Party. In addition, an Agent or a Lender, or any of their respective Affiliates, Subsidiaries or Confidentiality Related Parties, may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to such Agent, Lender, Affiliate, Subsidiary or Confidentiality Related Party in connection with the administration of this Agreement, the other Loan Documents, the Commitments and the Uncommitted Tranche Portions.
For purposes of this Section, “Confidential Information” means all non-public information received from any Loan Party pursuant to the Loan Documents that is identified by any of the Loan Parties in writing as being confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.
(b)    Notwithstanding anything herein to the contrary any Agent or any Lender, or any of their respective Affiliates, Subsidiaries or Confidentiality Related Parties, may disclose Confidential Information to its Trading Business solely to the extent (i) such disclosure is (A) advisable, in the good faith discretion of such Person, to assist such Person in protecting and enforcing its rights under the Loan Documents and other credit facilities with which such Lender or such Agent, or any of their respective Affiliates, Subsidiaries or Confidentiality Related Parties, has with the applicable Loan Party (or any of its Subsidiaries or Affiliates) and (B) relevant to such assistance, (ii) such member of its Trading Business has been advised of the confidential nature, and restrictions on use, of such Confidential Information and need to know same in connection with providing such assistance and (iii) such Confidential Information is not used for any purpose other than that set forth in this Section 11.15.
11.16    Specified Laws. Each Lender, Issuing Lender and the Administrative Agent (for itself and not on behalf of any Lender or Issuing Lender) hereby notifies the Borrowers that pursuant to the requirements of the Specified Laws, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of each

Borrower and other information that will allow such Lender, Issuing Lender or Administrative Agent, as applicable, to identify the Borrowers in accordance with the Specified Laws.
11.17    Joinder. From and after the Closing Date, each financial institution, acceptable to the Agents and each Borrower, that executes and delivers a Qualified Counterparty Joinder, substantially in the form of Exhibit S (a “Qualified Counterparty Joinder”), shall become a party to this Agreement and have the rights and obligations of a Qualified Counterparty hereunder and under the other Loan Documents and shall be bound by the other provisions hereof and thereof.
11.18    Filing Authorization. Each Borrower hereby authorizes the Agents to file any such financing statements, financing change statements or amendments to financing statements or continuation statements without the signature of such Grantor to the extent permitted by applicable law. Any such financing statement may, at the option of the Agents describe the property covered thereby as “all assets” or “all personal property” of such Grantor, or may use a similar description; provided, however, that the Collateral Agent shall amend any such description to the extent reasonably necessary to accommodate Excluded Assets (as defined in the applicable Security Agreements) or any other excluded assets set forth in any other Security Agreement.
11.19    The Borrowers’ Agent.
(a)    Each Borrower hereby appoints TERM to act on its behalf as the agent for the Borrowers (in such capacity, the “Borrowers’ Agent”) hereunder and under the other Loan Documents and has authorized the Borrowers’ Agent to take such actions on its behalf and to exercise such powers as are delegated to the Borrowers’ Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, and that the Borrowers’ Agent hereby accepts such appointment. Such appointment shall not be terminated or revoked without the consent of the Administrative Agent and the Required Lenders.
(b)    The Borrowers’ Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. In addition, the Borrowers’ Agent in its capacity as agent shall not be liable to the Lenders, the Agents or any other Borrower for any action taken or not taken by it (i) with the consent or at the request of such Person or (ii) in the absence of its own gross negligence or willful misconduct.
11.20    Joint and Several Liability. All Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement for, all Obligations, regardless of the manner or amount in which proceeds of Loans are used, allocated, shared, or disbursed by or among the Borrowers themselves, or the manner in which an Agent and/or any Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower shall be liable for all amounts due to an Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other Extensions of Credit hereunder or the amount of such Loans and Extensions of Credit received or the manner in which such Agent and/or such Lender accounts for such Loans or other Extensions of Credit on its books and records. Each Borrower’s Obligations with respect to Loans and other Extensions of Credit made to it, and such Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans and other Extensions of Credit made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Agents and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of Extensions of Credit to such Borrower. Each Borrower’s obligations under this Agreement shall be separate and distinct obligations. Each Borrower’s obligations under this Agreement shall, to the fullest extent permitted by Law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any Note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, any Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by an Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower or any Guarantor, or any part thereof, or any other agreement now or hereafter executed by any other Borrower or any Guarantor and delivered to an Agent and/or any Lender, (iv) the failure by an Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower or any Guarantor, (v) an Agent’s and/or any Lender’s election, in any proceeding instituted under the United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the United States Bankruptcy Code, (vii) the disallowance of all or any portion of an Agent’s and/or any Lender’s claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the United States Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to any Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other Extensions of Credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which an Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to an Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to an Agent and/or any Lender. Upon any Event of Default, the Agents may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agents shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations. Each Borrower further acknowledges that credit extended to each Borrower hereunder will directly or indirectly benefit each other Borrower.

11.21    Contribution and Indemnification among the Borrowers; Subordination. Each Borrower is obligated to repay the Obligations as joint and several obligor under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the United States Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the United States Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the United States Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section 11.21 shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section 11.21 shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.
11.22    Express Waivers by Borrowers in Respect of Cross Guaranties and Cross Collateralization. Each Borrower agrees as follows:
(a)    Each Borrower hereby waives: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Loans, the issuance of any Letter of Credit or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such Borrower’s right to make inquiry of the Administrative Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase such Borrower’s risk with respect to such other Borrower under the Loan Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (vi) all other notices (except if such notice is specifically required to be given to such Borrower hereunder or under any of the other Loan Documents to which such Borrower is a party) and demands to which such Borrower might otherwise be entitled.
(b)    Each Borrower hereby waives the right by statute or otherwise to require an Agent or any other Secured Party to institute suit against any other Borrower or to exhaust any rights and remedies which an Agent or any other Secured Party has or may have against any other Borrower. Each Borrower further waives any defense arising by reason of any disability or other defense of any other Borrower (other than the defense that the Obligations shall have been fully and finally performed and paid) or by reason of the cessation from any cause whatsoever of the liability of any such Borrower in respect thereof.
(c)    Each Borrower hereby waives and agrees not to assert against an Agent or any Lender: (i) any defense (legal or equitable), set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against any other Borrower or any other party liable under the Loan Documents; (ii) any defense, set-off, counterclaim, or claim of any kind or nature available to any other Borrower against an Agent or any Lender, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by an Agent or any Lender under any applicable law; and (iv) the benefit of any statute of limitations affecting any other Borrower’s liability hereunder.
(d)    Each Borrower consents and agrees that, without notice to or by such Borrower and without affecting or impairing the obligations of such Borrower hereunder, the Agents may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (ii) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Borrower in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any Guarantee of the Obligations.
(e)    Each Borrower represents and warrants to the Agents and the Lenders that such Borrower is currently informed of the financial condition of all other Borrowers and all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower agrees that none of the Agents or any Lender has any responsibility to inform any Borrower of the financial condition of any other Borrower or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
11.23    Limitation on Obligations of Borrowers. In the event that in any action or proceeding involving any state or foreign corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, the obligations of any Borrower, including, without limitation, for the obligations of any other Borrower, under this Agreement shall be held or determined to be void, avoidable, invalid or unenforceable (including, without limitation, because of Section 548 of the United States Bankruptcy Code or any applicable state or Federal Law relating to fraudulent conveyances or transfers), then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability of a Borrower shall, without any further action by any Loan Party, Agent or Lender, be automatically limited and reduced to the highest amount that is valid and enforceable (such highest amount determined hereunder being the relevant Borrower’s “Maximum Liability”); provided that nothing contained in this Section 11.23 shall limit the liability of any Borrower to repay Loans made directly or indirectly to or for the benefit of that Borrower or any Subsidiary of that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower or any of its Subsidiaries), Obligations relating to Letters of Credit issued for the direct or indirect benefit of such Borrower or any of its Subsidiaries, and all interest, fees, expenses and other related Obligations under the Loan Documents with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. This Section 11.23 with respect to the Maximum Liability of each Borrower is intended solely to preserve the rights of the Agents and the Lenders to the maximum extent not subject to avoidance under applicable Law, and no Loan Party nor any other person or entity shall have any right or claim under this Section 11.23 with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Borrower hereunder shall not be rendered void, voidable, invalid or unenforceable under applicable Law.
11.24    Effect of Amendment and Restatement. On the Closing Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment or reborrowing, or termination of the Obligations under the Existing Credit Agreement as in effect prior to the Closing Date and (b) such Obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement. Each Loan Party hereby reaffirms its duties and obligations under each Loan Document to which it is a party (such reaffirmation is solely for the convenience of the parties hereto and is not required by the terms of the Existing Credit Agreement). Each reference to this Agreement in any Loan Document shall be deemed to be a reference to this Agreement as amended and restated hereby.
11.25    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement or any other Loan Document in respect of Swap Obligations; provided, however, that in the event that in any action or proceeding involving any state or foreign corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, the obligations of any Qualified ECP Guarantor under this Section 11.25 shall be held or determined to be void, avoidable, invalid or unenforceable (including, without limitation, because of Section 548 of the United States Bankruptcy Code or any applicable state or Federal Law relating to fraudulent conveyances or transfers), then, notwithstanding any other provision of this Section 11.25 to the contrary, the amount of such liability of such Qualified ECP Guarantor under this Section 11.25 shall, without any further action by any Loan Party, Agent or Secured Party, be automatically limited and reduced to the highest amount that is valid and enforceable. The obligations of each Qualified ECP Guarantor under this Section 11.25 shall remain in full force and effect until the termination of the Commitments and Uncommitted Tranche Portions and payment in full of the Loans and all other Obligations. Each Qualified ECP Guarantor intends that this Section 11.25 constitute, and this Section 11.25 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
11.26    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
11.27    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Loan Parties in respect of any such sum due from it to the Administrative Agent, any Issuing Lender, any Joint Lead Arranger or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Issuing Lender, such Joint Lead Arranger or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, such Issuing Lender, such Joint Lead Arranger or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, any Issuing Lender, any Joint Lead Arranger or any Lender from any Loan Party in the Agreement Currency, the Borrowers, jointly and severally, agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Issuing Lender, such Joint Lead Arranger or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, any Issuing Lender, any Joint Lead Arranger or any Lender in such currency, the Administrative Agent, such Issuing Lender, such Joint Lead Arranger or such Lender, as the case may be, agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

11.28    Service of Process; Appointment of Agent for Service of Process. Each Borrower organized under the Laws of a foreign jurisdiction or of any political sub-division thereof (such Borrower, a “Foreign Borrower”) hereby irrevocably designates and appoints the Borrowers’ Agent as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding in connection with the Loan Documents in any federal or New York State court sitting in New York City. Each Foreign Borrower represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent. Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable under this Agreement shall have been paid in full in accordance with the provisions hereof. If such agent shall cease so to act, such Foreign Borrower covenants and agrees to designate irrevocably and appoint without delay another such agent reasonably satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent’s acceptance of such appointment.
11.29    DISCRETIONARY FACILITY. THE BORROWERS ACKNOWLEDGE AND AGREE THAT THE UNCOMMITTED TRANCHE UNDER THIS AGREEMENT PROVIDES FOR A CREDIT FACILITY THAT IS COMPLETELY DISCRETIONARY ON THE PART OF THE UNCOMMITTED LENDERS AND THE UNCOMMITTED ISSUING LENDERS AND THAT THE UNCOMMITTED LENDERS AND THE UNCOMMITTED ISSUING LENDERS HAVE ABSOLUTELY NO DUTY OR OBLIGATION TO ADVANCE ANY LOANS UNDER THE UNCOMMITTED TRANCHE OR ISSUE OR PARTICIPATE IN ANY CREDITS UNDER THE UNCOMMITTED TRANCHE (EXCEPT AS EXPRESSLY PROVIDED HEREIN). THE BORROWERS UNDERSTAND THAT, WITHOUT REASON, CAUSE OR PRIOR NOTICE (EXCEPT AS EXPRESSLY PROVIDED HEREIN), THE UNCOMMITTED LENDERS AND UNCOMMITTED ISSUING LENDERS, AS APPLICABLE, AT ANY TIME, MAY CEASE ADVANCING LOANS OR ISSUING OR PARTICIPATING IN CREDITS UNDER THE UNCOMMITTED TRANCHE (IT BEING UNDERSTOOD THAT NOTWITHSTANDING SUCH CESSATION, PREVIOUSLY ADVANCED LOANS, PREVIOUSLY ISSUED CREDITS, AND OUTSTANDING PARTICIPATIONS SHALL CONTINUE IN ACCORDANCE WITH THEIR TERMS UNTIL THEIR RESPECTIVE MATURITIES). THE BORROWER REPRESENTS AND WARRANTS TO THE LENDERS AND THE ISSUING LENDERS THAT THE BORROWER AND THE OTHER LOAN PARTIES ARE AWARE OF THE RISKS ASSOCIATED WITH CONDUCTING BUSINESS UTILIZING AN UNCOMMITTED CREDIT FACILITY.
11.30    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Financial Hedging Agreements, Commodity OTC Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.30, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TWIN EAGLE RESOURCE MANAGEMENT, LLC,
as a Borrower

By: /s/ Larry Leverett
Name: Larry Leverett
Title: Executive Vice President and Chief Financial Officer

TWIN EAGLE RESOURCE MANAGEMENT CANADA, LLC,
as a Borrower

By: /s/ Larry Leverett
Name: Larry Leverett
Title: Executive Vice President and Chief Financial Officer

AGENTS AND LENDERS:

MUFG BANK, LTD.,
as Administrative Agent, Collateral Agent, a Committed Issuing Lender, an Uncommitted Issuing Lender, a Committed Swing Line Lender, an Uncommitted Swing Line Lender and a Lender

By: /s/ Christopher Taylor

Name: Christopher Taylor
Title: Managing Director

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as a Lender, a Committed Swing Line Lender, an Uncommitted Swing Line Lender, a Committed Issuing Lender and an Uncommitted Issuing Lender

By:     /s/ Brad Dingwall
Name: Brad Dingwall
Title: Managing Director

By:     /s/ Sean Teehan
Name: Sean Teehan
Title: Executive Director

ING CAPITAL LLC,
as a Lender, a Committed Swing Line Lender, an Uncommitted Swing Line Lender, a Committed Issuing Lender and an Uncommitted Issuing Lender

By: /s/ Caroline Vincent Deniau
Name: Caroline Vincent Deniau
Title: Director

By: /s/ Christopher Weik
Name: Christopher Weik
Title: Director

NATIXIS, NEW YORK BRANCH,
as a Lender, a Committed Swing Line Lender, an Uncommitted Swing Line Lender, a Committed Issuing Lender and an Uncommitted Issuing Lender

By: /s/ David Pershad
Name: David Pershad
Title: Managing Director

By: /s/ Alisa Trani
Name: Alisa Trani
Title: Managing Director

SOCIÉTÉ GÉNÉRALE,
as a Lender, a Committed Issuing Lender and an Uncommitted Issuing Lender

By: /s/ Barbara Paulsen
Name: Barbara Paulsen
Title: Managing Director

WELLS FARGO BANK, N.A.,
as a Lender, a Committed Swing Line Lender, an Uncommitted Swing Line Lender, a Committed Issuing Lender and an Uncommitted Issuing Lender

By: /s/ Braedon Eller
Name: Braedon Eller
Title: Executive Director

BANK OF CHINA, NEW YORK BRANCH,
as a Lender

By: /s/ Job Olakangil
Name: Job Olakangil
Title: Senior Vice President

By: /s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,
as a Lender

By: /s/ Chan K. Park
Name: Chan K. Park
Title: Executive Director

By: /s/ Jamie Matos
Name: Jamie Matos
Title: Director

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Sabrina Chen
Name: Sabrina Chen
Title: US Head of Commodity Client Sector (#23580)

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, NEW YORK BRANCH,
as a Lender

By: /s/ Michael Palumberi
Name: Michael Palumberi
Title: Vice President

By: /s/ Donata Mylius
Name: Donata Mylius
Title: Vice President

ROYAL BANK OF CANADA,
as a Lender

By: /s/ David Tomaro-Duchesneau
Name: David Tomaro-Duchesneau
Title: Vice-President, Mid Market Leveraged Finance

BROWN BROTHERS HARRIMAN & CO.,
as a Lender

By: /s/ Brandon R. Jackson
Name: Brandon R. Jackson
Title: Managing Director

TRUSTMARK NATIONAL BANK
as a Lender

By: /s/ Michael Londono
Name: Michael Londono
Title: Senior Vice President

Schedule 1.0
to Fifth Amended and Restated Credit Agreement

LENDERS, COMMITMENTS, UNCOMMITTED TRANCHE PORTIONS AND APPLICABLE LENDING OFFICES

Lender	Commitment	Uncommitted Tranche Portion	Applicable Lending Office
MUFG Bank, Ltd.	$81,750,000.00	$81,750,000.00	MUFG Bank, Ltd. [address] [city, state, zip]
Coöperatieve Rabobank U.A., New York Branch	$81,750,000.00	$81,750,000.00	Coöperatieve Rabobank U.A., New York Branch [address] [city, state, zip]
ING Capital LLC	$81,750,000.00	$81,750,000.00	ING Capital LLC [address] [city, state, zip]
Société Générale	$81,750,000.00	$81,750,000.00	Société Générale [address] [city, state, zip]
Wells Fargo Bank, N.A.	$81,750,000.00	$81,750,000.00	Wells Fargo Bank, N.A. [address] [city, state, zip]
Natixis, New York Branch	$81,750,000.00	$81,750,000.00	Natixis, New York Branch [address] [city, state, zip]
Bank of China, New York Branch	$58,500,000.00	$58,500,000.00	Bank of China, New York Branch [address] [city, state, zip]
Industrial and Commercial Bank of China Limited, New York Branch	$58,500,000.00	$58,500,000.00	Industrial and Commercial Bank of China Limited, New York Branch [address] [city, state, zip]

HSBC Bank USA, National Association	$32,500,000.00	$32,500,000.00	HSBC Bank USA, N.A. [address] [city, state, zip]
DZ Bank AG Deutsche Zentral-Genossenschaftsbank, New York Branch	$25,000,000.00	$25,000,000.00	DZ Bank AG [address] [city, state, zip]
Royal Bank of Canada	$17,500,000.00	$17,500,000.00	Royal Bank of Canada [address] [city, state, zip]
Brown Brothers Harriman & Co.	$12,500,000.00	$12,500,000.00	Brown Brothers Harriman & Co. [address] [city, state, zip]
Trustmark National Bank	$5,000,000.00	$5,000,000.00	Trustmark National Bank [address] [city, state, zip]